Exhibit 99.1

CONFORMED COPY

13 April 2004

£2,425,000,000 SENIOR FACILITIES AGREEMENT

between

NTL INCORPORATED
as Ultimate Parent

NTL INVESTMENT HOLDINGS LIMITED
as Borrower

CREDIT SUISSE FIRST BOSTON
DEUTSCHE BANK AG LONDON
GOLDMAN SACHS INTERNATIONAL
MORGAN STANLEY DEAN WITTER BANK LIMITED
BNP PARIBAS
CITIBANK N.A., LONDON
CREDIT LYONNAIS
FORTIS BANK S.A./N.V.
GE CAPITAL STRUCTURED FINANCE GROUP LIMITED
HSBC BANK PLC
SOCIETE GENERALE
as Mandated Lead Arrangers

CREDIT SUISSE FIRST BOSTON
as Facility Agent and Security Trustee

GE CAPITAL STRUCTURED FINANCE GROUP LIMITED
as Administrative Agent

and

THE LENDERS

7-11 Moorgate
London EC2R 6HH

TABLE OF CONTENTS

1. DEFINITIONS AND INTERPRETATION
1.1 Definitions
1.2 Definitions in the Separation Memorandum
1.3 Accounting Expressions
1.4 Construction
1.5 Currency
1.6 Statutes
1.7 Time
1.8 References to Agreements
1.9 Documentary Credits
1.10 Commitments of Morgan Stanley
1.11 Holding Company of Ultimate Parent
2. THE FACILITIES
2.1 The Facilities
2.2 Purpose
2.3 Several Obligations
2.4 Several Rights
3. CONDITIONS
3.1 Conditions Precedent
3.2 Condition Subsequent relating to Diamond Sub-Group and Triangle Sub-Group
3.3 General Conditions Subsequent
4. UTILISATION
4.1 Conditions to Utilisation
4.2 Lenders’ Participations
5. DOCUMENTARY CREDITS
5.1 Issue of Documentary Credits
5.2 Renewal of Documentary Credits
5.3 Revaluation of Documentary Credits
5.4 Immediately Payable
5.5 Claims under a Documentary Credit
5.6 Documentary Credit Indemnities
5.7 Rights of Contribution
5.8 Role of the L/C Bank
5.9 Exclusion of Liability
5.10 Credit Appraisal by the Indemnifying Lenders
5.11 Appointment and Change of L/C Bank
6. ANCILLARY FACILITIES
6.1 Utilisation of Ancillary Facilities
6.2 Operation of Ancillary Facilities
6.3 Ancillary Facility Default
7. OPTIONAL CURRENCIES
7.1 Selection of Currency
7.2 Unavailability of Optional Currency
8. REPAYMENT OF REVOLVING FACILITY OUTSTANDINGS
8.1 Repayment of Revolving Facility Advances
8.2 Rollover Advances
8.3 Cash Collateralisation of Documentary Credits
8.4 Cleandown
9. REPAYMENT OF TERM FACILITY OUTSTANDINGS
9.1 Repayment of A Facility Outstandings
9.2 Repayment of B Facility Outstandings

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9.3 No Reborrowing of Term Facility Advances
10. CANCELLATION
10.1 Voluntary Cancellation
10.2 Notice of Cancellation
10.3 Cancellation of Available Commitments
11. VOLUNTARY PREPAYMENT
11.1 Voluntary Prepayment
11.2 Right of Prepayment and Cancellation in relation to a single Lender
11.3 Application of Repayments
11.4 Release from Obligation to make Advances
11.5 Notice of Repayment
11.6 Restrictions on Repayment
11.7 Cancellation upon Repayment
12. MANDATORY PREPAYMENT AND CANCELLATION
12.1 Change of Control
12.2 Repayment from Net Proceeds
12.3 Blocked Accounts
12.4 Repayment from Excess Cash Flow
12.5 Repayment from Debt Proceeds
12.6 Repayment from Equity Proceeds
12.7 Repayment from Securitisations and Factoring
13. INTEREST ON REVOLVING FACILITY ADVANCES
13.1 Interest Payment Date for Revolving Facility Advances
13.2 Interest Rate for Revolving Facility Advances
13.3 Margin Ratchet for Revolving Facility Advances
14. INTEREST ON TERM FACILITY ADVANCES
14.1 Interest Periods for Term Facility Advances
14.2 Duration
14.3 Consolidation of Term Facility Advances
14.4 Division of Term Facility Advances
14.5 Payment of Interest for Term Facility Advances
14.6 Interest Rate for Term Facility Advances
14.7 Margin Ratchet for A Facility Advances
14.8 Notification
15. MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES
15.1 Market Disruption
15.2 Substitute Interest Period or Term and Interest Rate
15.3 Alternative Rate
16. COMMISSIONS AND FEES
16.1 Commitment Fees
16.2 Arrangement and Underwriting Fee
16.3 Agency Fee
16.4 Documentary Credit Fee
16.5 L/C Bank Fee
17. TAXES
17.1 Tax Gross-up
17.2 Tax Indemnity
17.3 Tax Credit
18. INCREASED COSTS
18.1 Increased Costs
18.2 Increased Costs Claims
18.3 Exceptions
19. ILLEGALITY
20. MITIGATION
20.1 Mitigation

20.2 Limitation of Liability
21. REPRESENTATIONS AND WARRANTIES
21.1 Due Organisation
21.2 No Deduction
21.3 Claims Pari Passu
21.4 No Immunity
21.5 Governing Law and Judgments
21.6 All Actions Taken
21.7 No Filing or Stamp Taxes
21.8 Binding Obligations
21.9 No Winding-up
21.10 No Event of Default
21.11 No Material Proceedings
21.12 Original Financial Statements
21.13 No Material Adverse Change
21.14 No Undisclosed Liabilities
21.15 Accuracy of Information
21.16 Indebtedness and Encumbrances
21.17 Execution of Finance Documents
21.18 Structure
21.19 Environmental Matters
21.20 Necessary Authorisations
21.21 Intellectual Property
21.22 Ownership of Assets
21.23 Payment of Taxes
21.24 Pension Plans
21.25 Security
21.26 Investment Company Act
21.27 Public Utility Holding Company Act
21.28 Insurance
21.29 Centre of Main Interests
21.30 Repetition
22. FINANCIAL INFORMATION
22.1 Financial Statements
22.2 Provisions relating to Bank Group Financial Information
22.3 Budget
22.4 Other Information
22.5 Compliance Certificates
22.6 Change in Accounting Practices
22.7 Notifications
22.8 Role of the Administrative Agent
23. FINANCIAL CONDITION
23.1 Financial Definitions
23.2 Ratios
23.3 Permitted Capital Expenditure
23.4 Currency calculations
23.5 Pro Forma Calculations
24. POSITIVE UNDERTAKINGS
24.1 Undertakings in respect of the Broadcast Business
24.2 Application of Advances
24.3 Financial Assistance and Fraudulent Conveyance
24.4 Necessary Authorisations
24.5 Compliance with Applicable Laws
24.6 Insurance
24.7 Intellectual Property

24.8 Ranking of Claims
24.9 Pay Taxes
24.10 Hedging
24.11 Pension Plans
24.12 Environmental Matters
24.13 Further Assurance
24.14 Centre of Main Interests
24.15 Group Structure Chart
24.16 Contributions to the Bank Group
24.17 “Know your client” checks
24.18 Change in Auditors
24.19 Syndication
24.20 Notice of Integrated Merger Event
25. NEGATIVE UNDERTAKINGS
25.1 Undertakings with respect to the Broadcast Business
25.2 Negative Pledge
25.3 Loans and Guarantees
25.4 Financial Indebtedness
25.5 Dividends, Distributions and Share Capital
25.6 Disposals
25.7 Change of Business
25.8 Mergers
25.9 Joint Ventures
25.10 Transactions with Affiliates
25.11 Change in Financial Year
25.12 Ownership
25.13 Limitations on Hedging
25.14 Acquisitions and Investments
25.15 High Yield Notes
25.16 No Restrictions on Payments
25.17 Cableco Covenants
25.18 Baskets
26. ACCEDING GUARANTORS AND ACCEDING HOLDING COMPANY
26.1 Acceding Guarantors
26.2 Acceding Holding Company
26.3 Assumption of Rights and Obligations
27. EVENTS OF DEFAULT
27.1 Events of Default Relating to the Broadcast Business
27.2 Non-Payment
27.3 Covenants
27.4 Other Obligations
27.5 Misrepresentation
27.6 Cross Default
27.7 Insolvency
27.8 Winding-up
27.9 Execution or Distress
27.10 Similar Events
27.11 Repudiation
27.12 Illegality
27.13 Intercreditor Default
27.14 Revocation of Necessary Authorisations
27.15 Material Adverse Effect
27.16 Material Proceedings
27.17 Acceleration
27.18 Repayment on Demand

28. SEPARATION OF THE BROADCAST BUSINESS
28.1 Transactions Prior to Separation
28.2 Separation of the Broadcast Business
28.3 Release of Guarantees and Security
28.4 Covenant to Procure Release
29. DEFAULT INTEREST
29.1 Consequences of Non-Payment
29.2 Default Rate
29.3 Maturity of Default Interest
29.4 Construction of Unpaid Sum
30. GUARANTEE AND INDEMNITY
30.1 Guarantee
30.2 Indemnity
30.3 Continuing and Independent Obligations
30.4 Avoidance of Payments
30.5 Immediate Recourse
30.6 Waiver of Defences
30.7 No Competition
30.8 Appropriation
30.9 Limitation of Liabilities of United States Guarantors
31. AGENTS
31.1 Appointment of the Facility Agent
31.2 Appointment of the Administrative Agent
31.3 Duties of the Facility Agent
31.4 Role of the Mandated Lead Arrangers and Administrative Agent
31.5 No Fiduciary Duties
31.6 Business with the Group
31.7 Discretion of the Agents
31.8 Instructing Group’s Instructions
31.9 No Responsibility
31.10 Exclusion of Liability
31.11 Lender’s Indemnity
31.12 Resignation
31.13 Confidentiality
31.14 Facility Office
31.15 Lenders’ Associated Costs Details
31.16 Credit Appraisal by the Lenders
31.17 Deduction from Amounts Payable by the Agents
31.18 Obligors’ Agent
31.19 Co-operation with the Agents
31.20 “Know your client” checks
32. BORROWER’S INDEMNITIES
32.1 General Indemnities
32.2 Break Costs
33. CURRENCY OF ACCOUNT
33.1 Currency
33.2 Currency Indemnity
34. PAYMENTS
34.1 Payment to the Facility Agent
34.2 Same Day Funds
34.3 Clear Payments
34.4 Partial Payments
34.5 Indemnity
34.6 Notification of Payment
34.7 Business Days

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35. SET-OFF
35.1 Right to Set-off
35.2 No Obligation
36. SHARING AMONG THE FINANCE PARTIES
36.1 Payments to Finance Parties
36.2 Redistribution of Payments
36.3 Recovering Finance Party’s Rights
36.4 Reversal of Redistribution
36.5 Exceptions
37. CALCULATIONS AND ACCOUNTS
37.1 Day Count Convention
37.2 Reductions
37.3 Reference Banks
37.4 Maintain Accounts
37.5 Control Accounts
37.6 Prima Facie Evidence
37.7 Certificate of Finance Party
37.8 Certificate of the Facility Agent
37.9 Certificate of L/C Bank
38. ASSIGNMENTS AND TRANSFERS
38.1 Successors and Assignees
38.2 Assignment or Transfers by Obligors
38.3 Assignments or Transfers by Lenders
38.4 Assignments
38.5 Transfer Deed
38.6 Transfer Fee
38.7 Disclosure of Information
38.8 No Increased Obligations
38.9 Notification
39. COSTS AND EXPENSES
39.1 Transaction Costs
39.2 Preservation and Enforcement Costs
39.3 Stamp Taxes
39.4 Amendments, Consents and Waivers
39.5 Lenders’ Indemnity
39.6 Value Added Tax
40. REMEDIES AND WAIVERS
41. NOTICES AND DELIVERY OF INFORMATION
41.1 Writing
41.2 Giving of Notice
41.3 Use of Websites/E-mail
41.4 Electronic Communication
41.5 Certificates of Officers
42. ENGLISH LANGUAGE
43. PARTIAL INVALIDITY
44. AMENDMENTS
44.1 Amendments
44.2 Consent
44.3 Technical Amendments
44.4 Guarantees and Security
44.5 Release of Guarantees and Security
44.6 Amendments affecting the Facility Agent
44.7 Amendments to the Pari Passu Intercreditor Agreement
45. THIRD PARTY RIGHTS
46. COUNTERPARTS

THIS AGREEMENT is dated 13 April 2004 and made between:

(1)           NTL INCORPORATED (“NTL”);

(2)           NTL INVESTMENT HOLDINGS LIMITED (the “Borrower”);

(3)           CREDIT SUISSE FIRST BOSTON, DEUTSCHE BANK AG LONDON, GOLDMAN SACHS INTERNATIONAL, MORGAN STANLEY DEAN WITTER BANK LIMITED., BNP PARIBAS, CITIBANK N.A., LONDON, CREDIT LYONNAIS, FORTIS BANK S.A./N.V., GE CAPITAL STRUCTURED FINANCE GROUP LIMITED, HSBC BANK PLC AND SOCIETE GENERALE (each a “Mandated Lead Arranger” and together, the “Mandated Lead Arrangers”);

(4)           CREDIT SUISSE FIRST BOSTON (as agent for and on behalf of the Finance Parties, the “Facility Agent”);

(5)           CREDIT SUISSE FIRST BOSTON (as security trustee for and on behalf of the Finance Parties, the “Security Trustee”);

(6)           GE CAPITAL STRUCTURED FINANCE GROUP LIMITED (as administrative agent for the Lenders under the B Facility, the “Administrative Agent”); and

(7)           THE LENDERS (as defined below).

1.             DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Agreement the following terms have the meanings set out below.

“95% Security Test” means the requirement that, save as otherwise provided in Clause 24.13 (Further Assurance), members of the Bank Group generating not less than 95% of the Bank Group Covenant Profit (excluding for the purposes of this definition any Bank Group Covenant Profit generated by members of the Triangle Sub-Group prior to such time that the Triangle Notes have been repaid in full and any Bank Group Covenant Profit generated by members of the Diamond Sub-Group prior to such time that the total issued share capital of Diamond Cable shall have been acquired by NTL Group Limited in accordance with the provisions of Clause 49 (Post-Execution Restructuring)) have acceded as Guarantors to this Agreement as tested by reference to (subject to the provisions of paragraph (b) of the definition of “Merger Event Conditions”) each set of quarterly financial information relating to the Bank Group delivered to the Facility Agent pursuant to Clause 22.1 (Financial Statements).

“Acceding Guarantor” means any member of the Bank Group (or immediately prior to the effective date of the Integrated Merger Event, any member of the Target Group) which has complied with the requirements of Clause 26.1 (Acceding Guarantors).

“Acceding Holding Company” means any person which becomes the Holding Company of the Ultimate Parent and which has complied with the requirements of Clause 26.2 (Acceding Holding Company).

“Acceleration Date” means the date on which notice has been served under Clause 27.17 (Acceleration).

“Acceptable Hedging Agreement” means a Hedging Agreement entered into on the terms of the International Swaps & Derivatives Association Inc. 1992 or 2002 Master Agreement (Multicurrency-Cross Border) under which:

(a)           if the 1992 Master Agreement is used, “Second Method” and “Market Quotation” are specified as the payment method applicable; and

(b)           the governing Law is English or New York Law.

“Accession Notice” means a duly completed notice of accession in the form of Part 1 of Schedule 7 (Form of Accession Notice).

“Act” means the Companies Act 1985 (as amended).

“Advance” means, save as otherwise provided in this Agreement, a Revolving Facility Advance, an A Facility Advance or a B Facility Advance, as the context may require.

“A Facility” means the term loan facility granted to the Borrower pursuant to Clause 2.1(b) (The Facilities).

“A Facility Advance” means an advance (as from time to time reduced by repayment) made or to be made by the Lenders under the A Facility or arising in respect of the A Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances).

“A Facility Commitment” means, in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Part 1 of Schedule 1 (Lenders and Commitments) or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement.

“A Facility Margin” means, in relation to A Facility Advances, and subject to Clause 14.7 (Margin Ratchet for A Facility Advances), 2.25% per annum.

“A Facility Outstandings” means, at any time, the aggregate principal amount of the A Facility Advances outstanding under this Agreement.

“Affiliate” means, in relation to a person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with that person, and for these purposes “control” shall be construed so as to mean the ownership, either directly or indirectly and legally or beneficially, of more than 50% of the issued share capital of a company or the ability to control, either directly or indirectly, the affairs or the composition of the board of directors (or equivalent of it) of a company and “controlling”, “controlled by” and “under common control with” shall be construed accordingly.

“Agents” means the Facility Agent and the Administrative Agent, and “Agent” means either of them.

“Agreed Allocation Principles” means the principles of cost allocation in respect of the services, facilities and other arrangements to be provided by members of the Core Group to members of the Broadcast Group or to a third party purchaser as contained in Section III of Part 3 of the Separation Memorandum, or otherwise as agreed between the Facility Agent (acting on the instructions of an Instructing Group) and the Borrower.

“Agreed Business Plan” means the business plan, financial model and analysis of the future funding requirements of the Borrower and the Bank Group (excluding the Broadcast Business) prepared by the Borrower and delivered to the Mandated Lead Arrangers prior to the date of this Agreement.

“Ancillary Facility” means any:

(a)           overdraft, automated payment, cheque drawing or other current account facility;

(b)           forward foreign exchange facility;

(c)           derivatives facility;

(d)           guarantee, bond issuance, documentary or stand-by letter of credit facility;

(e)           performance bond facility; and/or

(f)            such other facility or financial accommodation as may be required in connection with the Group Business and which is agreed in writing between the Borrower and the relevant Ancillary Facility Lender.

“Ancillary Facility Commitment” means, in relation to an Ancillary Facility Lender at any time, and save as otherwise provided in this Agreement, the maximum Sterling Amount to be made available under an Ancillary Facility granted by it, to the extent not cancelled or reduced or transferred pursuant to the terms of such Ancillary Facility or under this Agreement.

“Ancillary Facility Documents” means the documents and other instruments pursuant to which an Ancillary Facility is made available and the Ancillary Facility Outstandings under it are evidenced.

“Ancillary Facility Lender” means any Lender which has notified the Facility Agent that it has agreed to its nomination in a Conversion Notice to be an Ancillary Facility Lender in respect of an Ancillary Facility granted pursuant to the terms of this Agreement.

“Ancillary Facility Outstandings” means (without double counting), at any time with respect to an Ancillary Facility Lender and each Ancillary Facility provided by it, the aggregate of:

(a)           all amounts of principal then outstanding under any overdraft, automated payment, cheque drawing or other current account facility (determined in accordance with the applicable terms) as at such time; and

(b)           in respect of any other facility or financial accommodation, such other amount as fairly represents the aggregate potential exposure of that Ancillary Facility Lender with respect to it under its Ancillary Facility, as reasonably determined by that Ancillary Facility Lender from time to time in accordance with its usual banking practices for facilities or accommodation of the relevant type (including without limitation, the calculation of exposure under any derivatives facility by reference to the mark-to-market valuation of such transaction at the relevant time).

“Ancillary Facility Termination Date” has the meaning given to such term in paragraph (h) of Clause 6.1 (Utilisation of Ancillary Facilities).

“Applicable Margin” means the prevailing A Facility Margin, the B Facility Margin or the Revolving Facility Margin, as the context may require at the relevant time.

“Asset Adjustment Payments” means:

(a)           a payment made by a member of the Bank Group to a company carrying on the CWC DataCo Business, in respect of a transfer of assets from that company carrying on the CWC DataCo Business to such a member of the Bank Group; or

(b)           a payment made by a company carrying on the CWC DataCo Business to a member of the Bank Group, in respect of a transfer of assets from such a member of the Bank Group to that company carrying on the CWC DataCo Business, in each case, in accordance with the terms of the Transaction Agreement.

“Asset Passthrough” means a series of transactions between a Bank Holdco, one or more members of the Bank Group and an Asset Transferring Party where:

(a)           in the case of an asset being transferred by a Bank Holdco to the Asset Transferring Party that asset:

(i)            is first transferred by such Bank Holdco to a member of the Bank Group; and

(ii)           may then be transferred between various members of the Bank Group, and is finally transferred (insofar as such transaction relates to the Bank Group) to an Asset Transferring Party; or

(b)           in the case of an asset being transferred by an Asset Transferring Party to a Bank Holdco, that asset:

(i)            is first transferred by that Asset Transferring Party to a member of the Bank Group; and

(ii)           may then be transferred between various members of the Bank Group, and is finally transferred (insofar as such transaction relates to the Bank Group) to such Bank Holdco,

and where the purpose of each such asset transfer is, in the case of an Asset Passthrough of the type described in paragraph (a), to enable a Bank Holdco to indirectly transfer assets (other than cash) to that Asset Transferring Party and, in the case of an Asset Passthrough of the type described in paragraph (b), is to enable an Asset Transferring Party to indirectly transfer assets (other than cash) to a Bank Holdco, in either case, by way of transfers of those assets to and from (and, if necessary, between) one or more members of the Bank Group in such a manner as to be neutral to the Bank Group taken as a whole provided that:

(w)           the consideration payable (if any) by the first member of the Bank Group to acquire such assets comprises either (i) cash funded or to be funded directly or indirectly by a payment from (in the case of an Asset Passthrough of the type described in paragraph (a)) the Asset Transferring Party and (in the case of an Asset Passthrough of the type described in paragraph (b)) a Bank Holdco, in either case, in connection with that series of transactions or (ii) Subordinated Funding or (iii) the issue of one or more securities;

(x)           the consideration payable by (in the case of an Asset Passthrough of the type described in paragraph (a)) the Asset Transferring Party is equal to the consideration received or receivable by a Bank Holdco and (in the case of an Asset Passthrough of the type described in paragraph (b)) by a Bank Holdco is equal to the consideration received or receivable by the Asset Transferring Party (and for this purpose, a security issued by one company shall constitute equal consideration to a security issued by another company where such securities have been issued on substantially the same terms and subject to the same conditions);

(y)           all of the transactions comprising such a series of transactions (from and including the transfer of the assets by a Bank Holdco to and including the acquisition of those assets by the Asset Transferring Party or vice versa) are completed within two Business Days; and

(z)           upon completion of all of the transactions comprising such a series of transactions, no person (other than another member of the Bank Group) has any recourse to any member of the Bank Group and no member of the Bank Group which is not an Obligor may have any recourse to an Obligor, in each case in relation to such a series of transactions (other than in respect of (i) the Subordinated Funding or any rights and obligations under the securities, in each case, mentioned in paragraph (w) above and (ii) covenants as to title provided, in the case of an Asset Passthrough of the type described in paragraph (a), in favour of the Asset Transferring Party on the same terms as such covenants were provided by the Bank Holdco in respect of the relevant assets and, in the case of an Asset Passthrough of the type described in paragraph (b), in favour of the Bank Holdco on the same terms as such covenants were provided by the Asset Transferring Party in respect of the relevant assets).

“Asset Transferring Party” means the member of the Group (or any person in which a member of the Bank Group owns an interest but which is not a member of the Group), other than a member of the Bank Group (except where the asset being transferred is a security where such member of the Group may be a member of the Bank Group), who is the initial transferor or final transferee in respect of a transfer to or from a Bank Holdco, as the case may be, through one or more members of the Bank Group.

“Associated Costs Rate” means, in relation to any Advance or Unpaid Sum, the rate determined in accordance with Schedule 6 (Associated Costs Rate).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Available A Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its A Facility Commitment at such time less the Sterling Amount of its share of the A Facility Advances made under this Agreement, adjusted to take account of:

(a)           any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any A Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)           in the case of any proposed Advance, the Sterling Amount of its share of such A Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available Ancillary Facility Commitment” means, in relation to an Ancillary Facility Lender and an Ancillary Facility granted by it at any time, and save as otherwise provided in this Agreement or in the applicable Ancillary Facility Documents, its Ancillary Facility Commitment at such time, less the Sterling Amount of the relevant Ancillary Facility Outstandings at such time, provided always that such amount shall not be less than zero.

“Available B Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B Facility Commitment at such time less the Sterling Amount of its share of the B Facility Advances made under this Agreement, adjusted to take account of:

(a)           any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)           in the case of any proposed Advance, the Sterling Amount of its share of such B Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available Commitment” means, in relation to a Lender, the aggregate amount of its Available Revolving Facility Commitment, its Available Ancillary Facility Commitment and its Available Term Facility Commitments or, in the context of a particular Facility, its Available A Facility Commitment, its Available B Facility Commitment, its Available Revolving Facility Commitment or its Available Ancillary Facility Commitment, as the context may require.

“Available Facility” means, in relation to a Facility, at any time, the aggregate amount of the Available Commitments in respect of that Facility at that time.

“Available Revolving Facility” means, at any time, the aggregate amount of the Available Revolving Facility Commitments.

“Available Revolving Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its Revolving Facility Commitment at such time, less the Sterling Amount of its share of the Revolving Facility Outstandings, adjusted to take account of:

(a)           any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any Revolving Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)           in the case of any proposed Utilisation, the Sterling Amount of its share of (i) such Revolving Facility Advance and/or Documentary Credit which pursuant to any other Utilisation Request is to be made, or as the case may be, issued, and (ii) any Revolving Facility Advance and/or Documentary Credit which is due to be repaid or expire (as the case may be), in each case, on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available Term Facility Commitment” means, in relation to a Lender, the aggregate amount of its Available A Facility Commitment and its Available B Facility Commitment.

“BBA LIBOR” means in relation to a currency other than euro, the British Bankers’ Association Interest Settlement Rate for the relevant currency and specified period.

“B Facility” means the term loan facility granted to the Borrower pursuant to Clause 2.1(c) (The Facilities).

“B Facility Advance” means an advance (as from time to time reduced by repayment) made or to be made by the Lenders under the B Facility or arising in respect of the B Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances).

“B Facility Commitment” means, in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Part 1 of Schedule 1 (Lenders and Commitments) or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement.

“B Facility Margin” means, in relation to B Facility Advances, 2.75% per annum.

“B Facility Outstandings” means, at any time, the aggregate principal amount of the B Facility Advances outstanding under this Agreement.

“Bank Group” means:

(a)           for the purposes of the definition of “Bank Group Consolidated Revenues”, Clause 22.1 (Financial Statements), Clause 22.3 (Budget) and Clause 23 (Financial Condition) and any other provisions of this Agreement using the terms defined in Clause 23 (Financial Condition):

(i)            the Borrower;

(ii)           NTL South Herts, for so long as a member of the Bank Group is the general partner of South Hertfordshire United Kingdom Fund, Ltd or if it becomes a wholly-owned Subsidiary of the Borrower;

(iii)         Moleseye Limited, for so long as it is a Subsidiary of the Borrower;

(iv)          Fawnspring Limited, for so long as it is a Subsidiary of the Borrower;

(v)            each member of the Diamond Sub-Group;

(vi)          following an Integrated Merger Event, each Target Group Obligor and each other person which was a Subsidiary or Holding Company of the Target immediately prior to the Integrated Merger Event which is designated as a member of the Bank Group by the Borrower pursuant to Clause 24.20 (Notice of Integrated Merger Event) or by notice to the Facility Agent from time to time and for so long as such company is a member of the Group;

(vii)         each of the Borrower’s other direct and indirect Subsidiaries from time to time, excluding the Bank Group Excluded Subsidiaries (other than Moleseye Limited, Fawnspring Limited and NTL South Herts); and

(viii)        without prejudice to sub-paragraph (vii) above, each of the direct and indirect Subsidiaries from time to time of NTL Communications Limited, excluding prior to the accession of Cableco to this Agreement, the Borrower and its direct and indirect Subsidiaries and thereafter, Cableco and its direct and indirect Subsidiaries;

(b)           for all other purposes:

(i)            the Borrower and each of its direct and indirect Subsidiaries from time to time, other than (A) the Bank Group Excluded Subsidiaries and (B) each member of the Triangle Sub-Group, until such time that the Triangle Notes have been repaid in full, as contemplated by the provisions of Clause 3.2 (Condition Subsequent relating to Diamond Sub-Group and Triangle Sub-Group);

(ii)           without prejudice to sub-paragraph (i) above, each of the direct and indirect Subsidiaries from time to time of NTL Communications Limited, excluding prior to the accession of Cableco to this Agreement, the Borrower and its direct and indirect Subsidiaries and thereafter, Cableco and its direct and indirect Subsidiaries; and

(iii)         following an Integrated Merger Event, each Target Group Obligor and each other person which was a Subsidiary or Holding Company of the Target immediately prior to the Integrated Merger Event which is designated as a member of the Bank Group by the Borrower pursuant to Clause 24.20 (Notice of Integrated Merger Event) or by notice to the Facility Agent from time to time and for so long as such company is a member of the Group.

For information purposes only, the members of the Bank Group as at the date of this Agreement for the purposes of this paragraph (b) are listed in Part 1 of Schedule 9 (Members of the Bank Group).

“Bank Group Cash Flow” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Bank Group Consolidated Revenues” means, in respect of any period, the consolidated revenues for the Bank Group (excluding the Broadcast Business) for that period as evidenced by the financial information provided in respect of that period pursuant to Clause 22.1 (Financial Statements).

“Bank Group Covenant Profit” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

 “Bank Group Excluded Subsidiary” means:

(a)           any Subsidiary of the Borrower, NTL Communications Limited or following an Integrated Merger Event, a Subsidiary of the Target Group which is a Dormant Subsidiary and which (i) has assets (save for loans existing on the date of this Agreement owed to it by other members of the Bank Group) with an aggregate value of £10,000 or less; and (ii) is not a Guarantor;

(b)           Moleseye Limited;

(c)           Fawnspring Limited;

(d)           NTL South Herts and its Subsidiaries, until such time as NTL South Herts becomes a wholly-owned Subsidiary of the Borrower;

(e)           any Subsidiary of the Borrower, NTL Communications Limited or, following an Integrated Merger Event, a Subsidiary of the Target Group which is a Project Company;

(f)            any company which becomes a Subsidiary of the Borrower, NTL Communications Limited or, following an Integrated Merger Event, a Subsidiary of the Target Group, in each case, after the date of this Agreement pursuant to an Asset Passthrough; and

(g)           after Principal Separation shall have occurred in accordance with the provisions of Clause 28 (Separation of the Broadcast Business), any company which is a member of the Broadcast Group,

provided that any Bank Group Excluded Subsidiary (other than after Principal Separation has occurred, any member of the Broadcast Group) may, at the election of the Borrower and upon not less than 10 Business Days’ prior written notice to the Facility Agent, cease to be a Bank Group Excluded Subsidiary and become a member of the Bank Group.

“Bank Holdco” means a direct Holding Company of a member of the Bank Group which is not a member of the Bank Group.

“Beneficiary” means the beneficiary in respect of a Documentary Credit.

“Blocked Account” means each interest bearing account maintained with the Facility Agent in the name of an Obligor for the purposes of Clause 12.3 (Blocked Accounts) which is secured in favour of the Security Trustee pursuant to the Security Documents, or as otherwise required by the terms of this Agreement.

“Break Costs” means the amount (if any) by which:

(a)           the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period or Term in respect of that Advance or Unpaid Sum, had the amount so received been paid on the last day of that Interest Period or Term;

exceeds:

(b)           the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of such Advance or Unpaid Sum received or recovered by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of the current Interest Period or Term.

“Broadcast Business” means that part of the Group constituting “ntl:broadcast” relating to the provision of digital and analogue television and radio broadcast transmission services, studio play-out facilities, network design, construction and maintenance, tower site rental and satellite and media services as well as the design and operation of radio networks and voice and data services to public safety organisations as more particularly described in paragraph 2 of Part 1 of the Separation Memorandum.

“Broadcast Group” has the meaning ascribed to it in the Separation Memorandum.  The members of the Broadcast Group as at the date of this Agreement are set out in Part 4 of Schedule 9 (Members of the Broadcast Group).

“Broadcast Group Covenant Profit” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Budget” means in respect of any financial year the budget for such financial year and for the first Financial Quarter of the immediately succeeding financial year (provided that the Budget to be delivered under Clause 3.1 (Conditions Precedent) need only be for the financial year ending 31 December 2004), in the form and including the information required to be delivered by the Borrower to the Facility Agent pursuant to Clause 22.3 (Budget).

“Budgeted Capital Expenditure” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Business Day” means a day (other than a Saturday or Sunday) on which (a) banks generally are open for business in London and (b) if such reference relates to a date for the payment or purchase of any sum denominated in:

(a)           euro (A) is a TARGET Day and (B) is a day on which banks generally are open for business in the financial centre selected by the Facility Agent for receipt of payments in euro; or

(b)           in a currency other than euro, banks generally are open for business in the principal financial centre of the country of such currency.

“Cable & Wireless” means Cable & Wireless plc, a company incorporated in England & Wales with company number 238525.

“Cableco” means NTL Cable PLC, a company incorporated in England & Wales with company number 5061787 which shall accede to the terms of this Agreement on or prior to the Closing Date as a Guarantor.

“Capital Expenditure” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Captive Insurance Company” means any captive insurance company for the Group (or any part thereof which includes the Bank Group).

“Cash” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Cash Equivalent Investment” means:

(a)           debt securities denominated in Dollars, Sterling or euro issued or fully guaranteed or fully insured by any member state of the European Union or the United States of America (or any agency of it) rated at least A-2 by Standard & Poor’s and P-2 by Moody’s and having maturities of 12 months or less from the date of acquisition;

(b)           certificates of deposit of, or time deposits or overnight bank deposits with, any commercial bank whose short-term securities are rated at least A-2 by Standard and Poor’s and P-2 by Moody’s and having maturities of 12 months or less from the date of acquisition;

(c)           commercial paper of, or money market accounts or funds with or issued by, an issuer rated at least A-2 by Standard & Poor’s and P-2 by Moody’s and having an original tenor of 12 months or less;

(d)           medium term fixed or floating rate notes of an issuer rated at least AA by Standard & Poor’s and/or Aa2 by Moody’s at the time of acquisition and having a remaining term of 12 months or less from the date of acquisition; or

(e)           any investment in a money market fund (i) whose aggregate assets exceed £500 million and (ii) at least 90% of whose assets constitute Cash Equivalent Investments of the type described in paragraphs (a) to (d) of this definition.

“Centre of Main Interests” has the meaning given to it in Article 3(1) of Council Regulation (EC) NO 1346/2000 of 29 May 2000 on Insolvency Proceedings.

“Change in Tax Law” means the introduction, implementation, repeal, withdrawal or change in, or in the interpretation, administration or application of any Law relating to taxation after the date of this Agreement.

“Change of Control” means:

(a)           any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than any Permitted Holder or a group of Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this paragraph (a) such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Ultimate Parent (for the purposes of this paragraph (a), such person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the “parent entity”), if such other entity is the beneficial owner (as defined in this paragraph (a)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

(b)           during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Ultimate Parent (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of such company was approved by a vote of a majority of the directors of such company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Ultimate Parent, then in the office; or

(c)           any “Change of Control” occurs under the High Yield Notes or (if applicable) any High Yield Refinancing, in each case, for so long as any principal amount remains owing under the same and to the extent such High Yield Notes or (if applicable) High Yield Refinancing are not defeased, provided it shall not constitute a Change of Control under paragraph (a) above in the event that the Ultimate Parent becomes a wholly-owned Subsidiary of a Holding Company and the stockholders of such Holding Company are substantially the same as the stockholders of the Ultimate Parent prior to such acquisition.

“Closing Date” means the date on which the first Utilisation is made pursuant to and in accordance with the terms of this Agreement.

“Commitment” means, in relation to a Lender, its A Facility Commitment, its B Facility Commitment, its Revolving Facility Commitment and/or its Ancillary Facility Commitment, as the context may require.

“Commitment Letter” means the letter dated on or about the date of this Agreement from the Mandated Lead Arrangers to the Ultimate Parent and the Borrower in relation to the commitment of the Mandated Lead Arrangers to arrange and underwrite the Facilities.

“Compliance Certificate” means:

(a)           in the case of a Compliance Certificate required to be delivered under paragraph (a) of Clause 22.5 (Compliance Certificates), a certificate substantially in the form set out in Part 1 of Schedule 8 (Form of Quarterly Compliance Certificate); or

(b)           in the case of a Compliance Certificate required to be delivered under paragraph (b) of Clause 22.5 (Compliance Certificates), a certificate substantially in the form set out in Part 2 of Schedule 8 (Form of Compliance Certificate following Integrated Merger Event), or in each case, such other similar form as the Facility Agent shall agree with the Borrower.

“Consolidated Debt Service” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Consolidated Net Borrowings” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Consolidated Net Income” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Consolidated Senior Debt” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Consolidated Total Debt” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Consolidated Total Net Cash Interest Payable” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Content” means any rights to broadcast, transmit, distribute or otherwise make available for viewing, exhibition or reception (whether in analogue or digital format and whether as a channel or an Internet service, a teletext-type service, an interactive service, or an enhanced television service or any part of any of the foregoing, or on a pay-per-view basis, or near video-on-demand, or video-on-demand basis or otherwise) any one or more of audio and/or visual images, audio content, or interactive content (including hyperlinks, re-purposed web-site content, database content plus associated templates, formatting information and other data including any interactive applications or functionality), text, data, graphics, or other content, by means of any means of distribution, transmission or delivery system or technology (whether now known or herein after invented).

“Conversion Notice” has the meaning given to such term in paragraph (a) of Clause 6.1 (Utilisation of Ancillary Facilities).

“Core Group” has the meaning ascribed to it in the Separation Memorandum.

“Cost” means the cost estimated in good faith by the relevant member of the Bank Group to have been incurred or to be received by that member of the Bank Group in the provision or receipt of the relevant service, facility or arrangement, including, without limitation, a reasonable proportion of the employment, property, information technology, administration, utilities, transport and materials costs incurred or received in the provision or receipt of such service, facility or arrangement, but excluding costs which are either not material or not directly attributable to the provision or receipt of the relevant service, facility or arrangement.

“Current Assets” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Current Liabilities” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“CWC” means NTL (CWC) Limited (formerly known as Cable & Wireless Communications Limited), a company registered in England & Wales with company number 3288998.

“CWC ConsumerCo Business” means the residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses owned and operated by CWC and its Subsidiaries and acquired by the Group on 30 May 2000.

“CWC DataCo Business” means the corporate, business, internet protocol and wholesale operations previously carried on by CWC and its Subsidiaries and acquired by Cable & Wireless on 30 May 2000.

“Debt Proceeds” means the cash proceeds received in respect of any Financial Indebtedness raised by any member of the Group (after deducting all reasonable fees, commissions, costs and expenses incurred by any member of the Group in connection with such raising) whether raised by way of bilateral or syndicated credit facilities, in the international or domestic debt capital markets or otherwise and including, for the avoidance of doubt, any debt which at any time following issuance is capable of being converted or exchanged into equity.

“Default” means an Event of Default or any event or circumstance which (with the expiry of a grace period, the giving of notice, the making of any determination under any of the Finance Documents or any combination of any of the foregoing) would be an Event of Default provided that in relation to any event which is subject to a materiality threshold or condition before such event would constitute an Event of Default, such default shall not constitute a Default until such materiality threshold or condition has been satisfied.

“Designated Broadcast Assets” has the meaning ascribed to it in the Separation Memorandum.

“Diamond Cable” means Diamond Cable Communications Limited, a company registered in England and Wales with company number 02965241.

“Diamond Holdings” means Diamond Holdings Limited, a company registered in England and Wales with company number 03483724.

“Diamond Notes” means, collectively, the (a) 10% Senior Notes due 2008 issued by Diamond Holdings (and guaranteed by Diamond Cable) under an indenture dated 6 February 1998 and (b) 9 1/8% Senior Notes due 2008 issued by Diamond Holdings (and guaranteed by Diamond Cable) under an indenture dated 6 February 1998.

“Diamond Sub-Group” means Diamond Cable (for so long as it remains a member of the Group) and its Subsidiaries from time to time.  For information purposes only, members of the Diamond Sub-Group as at the date of this Agreement are set out in Part 2 of Schedule 9 (Members of the Diamond Sub-Group).

“Documentary Credit” means a letter of credit, bank guarantee, indemnity, performance bond or other documentary credit issued or to be issued by an L/C Bank pursuant to Clause 4.1 (Conditions to Utilisation).

“Dormant Subsidiary” means, at any time, with respect to any company, any Subsidiary of such company which is “dormant” as defined in section 249AA of the Act (or the equivalent under the laws of the jurisdiction of incorporation of the relevant company).

“Double Taxation Treaty” means in relation to a payment of interest on an Advance made to the Borrower, any convention or agreement between the government of the Relevant Tax Jurisdiction of the Borrower and any other government for the avoidance of double taxation with respect to taxes on income and capital gains which makes provision for exemption from tax imposed by the Relevant Tax jurisdiction of the Borrower on interest.

“Effective Date” has the meaning given to such term in paragraph (a) of Clause 6.1 (Utilisation of Ancillary Facilities).

“Eligible Deposit Bank” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“EMU” means Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states, being in part legislative measures to implement the third stage of EMU.

“Encumbrance” means:

(a)           a mortgage, charge, pledge, lien, encumbrance or other security interest securing any obligation of any person;

(b)           any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person; or

(c)           any other type of agreement or preferential arrangement (including title transfer and retention arrangements) having a similar effect.

“Environment” means living organisms including the ecological systems of which they form part and the following media:

(a)           air (including air within natural or man-made structures, whether above or below ground);

(b)           water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)           land (including land under water).

“Environmental Claim” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating to any Environmental Law or Environmental Licence.

“Environmental Law” means all laws and regulations of any relevant jurisdiction which:

(a)           have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

(b)           provide remedies or compensation for harm or damage to the Environment; or

(c)           relate to Hazardous Substances or health or safety matters.

“Environmental Licence” means any Authorisations required at any time under Environmental Law.

“Equity Equivalent Funding” means a loan made to, or any Financial Indebtedness owed by, any person where the Indebtedness incurred thereby:

(a)           may not be repaid at any time prior to the repayment in full of all Outstandings;

(b)           carries no interest or carries interest which is payable only on non-cash pay terms or following repayment in full of all Outstandings and cancellation of all Available Commitments; and

(c)           is either (i) structurally and contractually subordinated to the Facilities or (ii) contractually subordinated to the Facilities, in each case, pursuant to the Group Intercreditor Agreement.

“Equity Proceeds” means the cash proceeds raised by any member of the Group by way of equity securities offerings in the international or domestic equity capital markets (after deducting all reasonable fees, commissions, costs and expenses incurred by any member of the Group in connection with such raising) and which do not constitute Debt Proceeds.

“EURIBOR” means, in relation to any amount to be advanced to or owed by an Obligor under this Agreement in euro on which interest for a given period is to accrue:

(a)           the rate per annum for deposits in euro which appears on the Relevant Page for such period at or about 11.00 am (Brussels time) on the Quotation Date for such period; or

(b)           if no such rate is displayed and the Facility Agent shall not have selected an alternative service on which such rate is displayed as contemplated by the definition of “Relevant Page”, the arithmetic mean (rounded upwards, if not already such a multiple, to 5 decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the European Interbank Market deposits in euro for such period at or about 11.00 am (Brussels time) on the Quotation Date for such period.

“European Interbank Market” means the interbank market for euro operating in Participating Member States.

“Event of Default” means any of the events or circumstances described as such in Clause 27 (Events of Default).

“Excess Capacity Network Service” means the provision of network services, or agreement to provide network services, by a member of the Bank Group in favour of one or more other members of the Group (or following Principal Separation, any member of the Broadcast Group) where such network services are only provided in respect of the capacity available to such member of the Bank Group in excess of that network capacity it requires to continue to provide current services to its existing and projected future customers and to allow it to provide further services to both its existing and projected future customers in accordance with the Agreed Business Plan.

“Excess Cash Flow” means in relation to any financial year of the Borrower, Bank Group Cash Flow less Consolidated Debt Service for such financial year, provided that for the purposes of such calculation, no amount shall be included or excluded more than once.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Group” means each member of the Group which is not a member of the Bank Group or the Broadcast Group.

“Existing Performance Bonds” means each of the performance bonds existing as at the date of this Agreement, details of which are set out in Part 4 of Schedule 10 (Existing Performance Bonds).

“Excluded Group Covenant Profit” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Existing Encumbrance” means any Encumbrance existing at the date of this Agreement, details of which are set out in Part 1 of Schedule 10 (Existing Encumbrances).

“Existing Financial Indebtedness” means the Financial Indebtedness existing at the date of this Agreement, details of which are set out in Part 3 of Schedule 10 (Existing Financial Indebtedness).

“Existing Loans” means the loans granted by members of the Bank Group existing at the date of this Agreement, details of which are set out in Part 2 of Schedule 10 (Existing Loans).

“Existing Senior Credit Facilities Agreement” means that certain senior credit facility dated 30 May 2000 made between NTL Incorporated, NTL Communications Limited, the Borrower, the Guarantors listed therein, J.P. Morgan plc and Morgan Stanley Senior Funding, Inc. as arrangers and joint book managers of the revolving facilities, J.P. Morgan Europe Limited as agent and security trustee and the banks listed therein, as the same may have been amended and restated from time to time.

“Expiry Date” means, in relation to any Documentary Credit granted under this Agreement, the date stated in it to be its expiry date or the latest date on which demand may be made under it being a date falling on or prior to the Final Maturity Date in respect of the Revolving Facility.

“Facilities” means the Term Facilities, the Revolving Facility, any Ancillary Facility and any Documentary Credit granted to the Borrower under this Agreement, and “Facility” means any of them, as the context may require.

“Facility Agent’s Spot Rate of Exchange” means, in relation to 2 currencies, the Facility Agent’s spot rate of exchange for the purchase of the first-mentioned currency with the second-mentioned currency in the London foreign exchange market at or about 11 a.m. on a particular day.

“Facility Office” means the office notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, (i) by not less than five Business Days’ written notice) as the office through which it will perform its obligations under this Agreement where the office is situated in Financial Action Task Force countries, or (ii) with the prior written consent of the Facility Agent, an office through which it will perform its obligations under this Agreement situated in non-Financial Action Task Force countries.

“Financial Action Task Force” means the Financial Action Task Force on Money Laundering, an inter-governmental body, the purpose of which is the development and promotion of policies, at both national and international levels, to combat money laundering.

“Fee Letters” means the fee letters referred to in Clauses 16.2 (Arrangement and Underwriting Fee), 16.3 (Agency Fee) and 16.5 (L/C Bank Fee).

 “Final Maturity Date” means:

(a)           in respect of the Revolving Facility, the date falling 84 months after the date of this Agreement;

(b)           in respect of the A Facility, the date falling 84 months after the date of this Agreement; and

(c)           in respect of the B Facility, the date falling 96 months after the date of this Agreement.

“Finance Documents” means:

(a)           this Agreement, any Documentary Credit, any Accession Notices and any Transfer Deeds;

(b)           the Fee Letters;

(c)           any Ancillary Facility Documents;

(d)           the Security Documents;

(e)           the Group Intercreditor Agreement;

(f)            the HYD Intercreditor Agreement;

(g)           following an Integrated Merger Event, the Pari Passu Intercreditor Agreement;

(h)           the Hedging Agreements entered into pursuant to Clause 24.10 (Hedging);

(i)            any other agreement or document entered into or executed by a member of the Bank Group pursuant to any of the foregoing documents; and

(j)            any other agreement or document designated a “Finance Document” in writing by the Facility Agent and the Borrower.

“Finance Parties” means the Agents, the Mandated Lead Arrangers, the Security Trustee, the Lenders and each Hedge Counterparty and “Finance Party” means any of them.

“Financial Indebtedness” means, without double counting, any Indebtedness for or in respect of:

(a)           moneys borrowed;

(b)           any amount raised by acceptance under any acceptance credit facility;

(c)           any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (for the avoidance of doubt excluding any loan notes or similar instruments issued solely by way of consideration for the acquisition of assets in order to defer capital gains or equivalent taxes where such loan notes or similar instruments are not issued for the purpose of raising finance);

(d)           the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with applicable GAAP, be treated as a finance or capital lease;

(e)           receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)            the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 120 days in order to raise finance or to finance the acquisition of those assets or services;

(g)           any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(h)           any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(i)            any amount raised pursuant to any issue of shares which are expressed to be redeemable in cash (other than redeemable shares in respect of which the redemption is prohibited until after repayment in full of all Outstandings under the Facilities);

(j)            any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial or other institution; or

(k)           the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“Financial Officer” means the Chief Financial Officer, the Vice President – Finance, the Controller or the Group Treasurer, in each case, of the Borrower or of the Group, or any similar officer of the Borrower or of the Group.

“Financial Quarter” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Funded Excluded Subsidiary” means, in respect of a Funding Passthrough, a Bank Group Excluded Subsidiary or any person in which a member of the Bank Group owns an interest but which is not a member of the Bank Group which:

(a)           indirectly receives funding from a Bank Holdco; and/or

(b)           by way of dividend or other distribution, loan or payment of interest on or the repayment of the principal amount of any indebtedness owed by it, directly or indirectly, makes a payment to a Bank Holdco.

“Funding Passthrough” means a series of transactions between a Bank Holdco, one or more members of the Bank Group and a Funded Excluded Subsidiary where:

(a)           in the case of funding being provided by a Bank Holdco to the Funded Excluded Subsidiary, that funding is:

(i)            first made available by the Bank Holdco to (in the case of Cableco) the Borrower or, (in the case of NTL Communications Limited or the company which is the Holding Company for the Target Group), one of its Subsidiaries (other than in the case of NTL Communications Limited, Cableco or any of its Subsidiaries) by way of the subscription for new securities, capital contribution or Subordinated Funding;

(ii)           secondly (if relevant) made available by the recipient of the Funding Passthrough under (i) above, to a member of the Bank Group (other than the Borrower) which may be followed by one or more transactions between members of the Bank Group (other than the Borrower) and finally made available by a member of the Bank Group (other than the Borrower) to the Funded Excluded Subsidiary in all such cases by way of either the subscription for new securities, the advancing of loans or capital contribution; or

(b)           in the case of a payment to be made by the Funded Excluded Subsidiary to a Bank Holdco that payment is:

(i)            first made by the Funded Excluded Subsidiary to a member of the Bank Group, and thereafter is made between members of the Bank Group (as relevant), by way of dividend or other distribution, loan or payment of interest on or the repayment of the principal amount of any indebtedness owed by such Funded Excluded Subsidiary or relevant member of the Bank Group; and

(ii)           finally made by the Borrower to Cableco or by one of the Subsidiaries of NTL Communications Limited (other than Cableco or any of its Subsidiaries) to NTL Communications Limited or by a member of the Target Group to the company which is the Holding Company for the Target Group by way of dividend or other distribution, loan or the payment of interest on or the repayment of the principal amount of any loan made by way of Subordinated Funding.

“GAAP” means accounting principles generally accepted in the United States of America.

“Group” means:

(a)           for the purposes of Clause 22.1 (Financial Statements), Clause 22.3 (Budget) and Clause 23 (Financial Condition) and any other provisions in this Agreement using the terms defined in Clause 23 (Financial Condition):

(i)            the Ultimate Parent and its Subsidiaries for the time being;

(ii)           NTL South Herts, for so long as a member of the Group is the general partner of South Hertfordshire United Kingdom Fund, Ltd. or if it becomes a wholly-owned Subsidiary of the Group; and

(iii)         following a Merger Event, each member of the Target Group (for so long as it remains a Subsidiary of the Group); and

(b)           for all other purposes, the Ultimate Parent and its Subsidiaries from time to time including, following a Merger Event, each member of the Target Group, but excluding upon and following Principal Separation having occurred in accordance with the provisions of Clause 28 (Separation of the Broadcast Business), each member of the Broadcast Group.

“Group Business” means the provision of broadband and communications services, including:

(a)                                  residential telephone, mobile telephone, cable television and Internet services, including wholesale Internet access solutions to Internet service providers;

(b)                                  data, voice and Internet services to large businesses, public sector organisations and small and medium sized enterprises;

(c)                                  national and international communications transport services to communications companies; and

(d)                                  to the extent permitted by this Agreement, the provision of Content,

and any related ancillary or complementary business to any of the services described above in the United Kingdom, Ireland, the Isle of Man and the Channel Islands provided that “Group Business” may include the provision of any such services outside the United Kingdom, Ireland, the Isle of Man and the Channel Islands which either (i) relate to the Broadcast Business or (ii) which constitute a non-material part of the Group Business and which are acquired pursuant to an acquisition permitted under the terms of this Agreement.

“Group Intercreditor Agreement” means the intercreditor agreement dated on or about the Closing Date between certain of the Obligors, other members of the Group or the Broadcast Group and the Finance Parties.

“Group Structure Chart” means the group structure chart delivered to the Facility Agent pursuant to paragraph 6 of Part 1 of Schedule 4 (Conditions Precedent to First Utilisation) or any updated group structure chart which is delivered to the Facility Agent pursuant to Clause 24.15 (Group Structure Chart) from time to time.

“Guarantors” means

(a)                                  for the purposes of Clause 30 (Guarantee and Indemnity), Cableco, the Original Guarantors and any Acceding Guarantors; and

(b)                                  for the purposes of any other provision of the Finance Documents, the Original Guarantors and any Acceding Guarantors;

and “Guarantor” means any one of them as the context requires, provided that in either case, such person has not been released from its rights and obligations as a Guarantor hereunder pursuant to Clause 28 (Separation of the Broadcast Business) or Clause 44.5 (Release of Guarantees or Security).

“Hazardous Substance” means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment.

“Hedge Counterparty” means each Lender or Affiliate of a Lender which is a party to a Hedging Agreement entered into for the purposes of Clause 24.10 (Hedging) and “Hedge Counterparties” means all such Lenders or Affiliates.

“Hedging Agreement” means any agreement in respect of an interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any other treasury transaction or any combination of it or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“High Yield Offering” means the offering of the High Yield Notes by Cableco pursuant to an exemption from registration under the United States Securities Act of 1933 including pursuant to Rule 144A and/or Regulation S of the United States Securities Act of 1933.

“High Yield Notes” means the senior unsecured high yield notes issued by Cableco pursuant to the High Yield Offering, the proceeds of which are to be applied in accordance with paragraph 8(c) of Part 1 to Schedule 4 (Conditions Precedent to First Utilisation), including without limitation, any floating rate high yield notes (the “Floating Rate Notes”) issued as part of the High Yield Offering.

“High Yield Refinancing” means any Financial Indebtedness incurred for the purposes of refinancing all or a portion of the High Yield Notes, or for the purposes of refinancing the Financial Indebtedness incurred to refinance the Floating Rate Notes (the “Refinancing High Yield Notes”) including any Financial Indebtedness incurred for the purpose of the payment of all principal, interest, fees, expenses, commissions, make-whole and any other contractual premium payable under the High Yield Notes or Refinancing High Yield Notes being refinanced and any reasonable fees, costs and expenses incurred in connection with such refinancing, in respect of which the following terms apply:

(a)                                  the final maturity date or redemption date of such refinancing (including without limitation, the payment of any accreting principal in respect of any make-whole premium payable on any Refinancing High Yield Notes issued at a discount) occurs on or after the scheduled redemption date in respect of the high yield notes being refinanced;

(b)                                  the average life of the High Yield Refinancing is longer than (or in respect of a refinancing in part, is equal to) the remaining average life of the high yield notes which are being refinanced, as at the time of such refinancing;

(c)                                  taking into account any hedging arrangements for the principal and interest on the High Yield Refinancing, the interest rate per annum payable in cash on such Financial Indebtedness:

(i)                                    in respect of any High Yield Refinancing of the Floating Rate Notes, shall be at a fixed rate which does not exceed the higher of (x) 8.75% per annum and (y) the aggregate of (A) LIBOR for Dollars for a period of three months at the relevant time that the High Yield Refinancing is priced, (B) the original margin on the Floating Rate Notes being refinanced and (C) 50 basis points; and

(ii)                                in respect of any High Yield Refinancing other than as specified in sub-paragraph (i) above, (A) which is completed in the first five years after the original issuance of such high yield notes, shall not exceed the higher of interest payable in cash on such high yield notes or 10% per annum, or (B) which is completed at any time thereafter, shall not exceed 10% per annum; and

(d)                                  the Financial Indebtedness constituted by any High Yield Refinancing is structurally subordinated to the Facilities on a basis no less favourable to the Facilities than the basis on which the High Yield Notes are subordinated to the Facilities.

“Holding Company” of a company means a company of which the first-mentioned company is a Subsidiary.

“HYD Intercreditor Agreement” means (a) the intercreditor agreement dated on or about the Closing Date between certain of the Obligors, the Finance Parties and the indenture trustee in respect of the High Yield Notes and any High Yield Refinancings, and (b) to the extent a High Yield Refinancing occurs and an intercreditor agreement is entered into on substantially similar terms to the intercreditor agreement referred to in paragraph (a) in connection with such High Yield Refinancing, that intercreditor agreement, in each case, as the same may be amended, supplemented, novated or restated from time to time.

“Increased Cost” means:

(a)                                  any reduction in the rate of return from a Facility or on a Finance Party’s (or an Affiliate’s) overall capital;

(b)                                  any additional or increased cost; or

(c)                                  any reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having agreed to make available its Commitment or having funded or performed its obligations under any Finance Document.

“Indebtedness” means any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent (including interest and other charges relating to it).

“Indemnifying Lender” has the meaning set out in Clause 5.1(b) (Issue of Documentary Credits).

“Information Memorandum” means the information memorandum to be dated April 2004 in a form approved by the Borrower (such approval not to be unreasonably withheld or delayed) concerning the Obligors which, at the request of the Borrower and on its behalf, is prepared in relation to the Facilities and the business, assets, financial condition and prospects of the Group and which is made available by the Mandated Lead Arrangers to selected banks and other institutions for the purpose of syndication of the Facilities.

“Initial Security Documents” means the documents listed in Part 3 of Schedule 4 (Initial Security Documents).

“Instructing Group” means:

(a)                                  before any Utilisation of the Facilities under this Agreement, a Lender or group of Lenders whose Available Commitments amount in aggregate to more than 66 2/3% of the Available Facilities; and

(b)                                  thereafter, a Lender or group of Lenders to whom in aggregate more than 66 2/3% of the aggregate amount of the Outstandings are (or if there are no Outstandings at such time, immediately prior to their repayment, were then) owed.

“Integrated Merger Event” means the designation by the Borrower of an Integrated Merger Event and the notification to the Facility Agent pursuant to Clause 24.20 (Notice of Integrated Merger Event) (subject to satisfaction of the Merger Event Conditions) of the proposed effective date of such Integrated Merger Event, the purpose of which is to enable the Borrower to better integrate the businesses of the Bank Group and the businesses of the Target Group.

“Integrated Merger Projected Debt Coverage Ratio” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

 “Integrated Merger Senior Leverage Ratio” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Integrated Merger Trailing Debt Coverage Ratio” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

 “Intellectual Property Rights” means any patent, trade mark, service mark, registered design, trade name or copyright or any license to use any of the same.

“Interest” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Interest Period” means, save as otherwise provided in this Agreement, any of those periods mentioned in Clause 14.1 (Interest Periods for Term Facility Advances).

“Intra-Group Services” means:

(a)                                  the provision of services, facilities or other arrangements not the subject of paragraph (d) below, by a member of the Bank Group to a member of the Group (other than a member of the Bank Group) or a member of the Broadcast Group or by a member of the Group (other than a member of the Bank Group) or a member of the Broadcast Group to a member of the Bank Group, provided that the consideration for the provision thereof is in the reasonable opinion of the Borrower, no less than Cost;

(b)                                  the provision of services constituted by NTL Group Limited employing personnel, acting as agent to buy equipment or other assets or services or trade with residential customers on behalf of other members of the Group or following Principal Separation, any member of the Broadcast Group, provided that the consideration for the provision thereof is, in the reasonable opinion of the Borrower, no less than Cost;

(c)                                  the provision of services constituted by NTL Business Limited acting as agent to trade with business customers on behalf of other members of the Group or following Principal Separation, any member of the Broadcast Group, provided that the consideration for the provision thereof is, in the reasonable opinion of the Borrower, no less than Cost; and

(d)                                  the provision of services, facilities or other arrangements (i) contemplated by Part 3 of the Separation Memorandum provided that in the case of the provision of services, facilities or other arrangements by a member of the Core Group, the consideration for the provision thereof by any member of the Core Group to the Broadcast Group or to a third party purchaser is not less than the amounts prescribed by the Agreed Allocation Principles or, at the Borrower’s election, Cost, or (ii) as contemplated by Part 6 of the Separation Memorandum.

“Joint Venture” means any joint venture, partnership or similar arrangement that is not a member of the Group.

“Law” means:

(a)                                  common or customary law;

(b)                                  any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction; and

(c)                                  any directive, regulation, practice, requirement which has the force of law and which is issued by any governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self-regulatory or other authority or agency.

“L/C Bank” means Credit Suisse First Boston or any other Lender which has been appointed as L/C Bank in accordance with Clause 5.11 (Appointment and Change of L/C Bank) and which has not resigned in accordance with paragraph (c) of Clause 5.11 (Appointment and Change of L/C Bank).

“L/C Bank Accession Certificate” means a duly completed accession certificate in the form set out in Schedule 11 (Form of L/C Bank Accession Certificate).

“L/C Proportion” means, in relation to a Lender in respect of any Documentary Credit and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by such Lender’s Available Revolving Facility Commitment to the Available Revolving Facility immediately prior to the issue of such Documentary Credit.

“Legal Opinions” means any of the legal opinions referred to in paragraph 10 of Part 1 to Schedule 4 (Conditions Precedent to First Utilisation) and paragraph 2 of Part 2 to Schedule 7 (Accession Documents) required to be delivered pursuant to Clause 3.1 (Conditions Precedent) and Clause 26 (Acceding Guarantors and Acceding Holding Company), respectively.

“Lender” means a person (including each L/C Bank and each Ancillary Facility Lender) which:

(a)                                  is named in Part 1 of Schedule 1 (Lenders and Commitments); or

(b)                                  has become a party to this Agreement in accordance with the provisions of Clause 38 (Assignments and Transfers),

which in each case has not ceased to be a party to this Agreement in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any amount to be advanced to or owed by an Obligor under this Agreement in a currency (other than euro) on which interest for a given period is to accrue:

(a)                                  the rate per annum which appears on the Relevant Page for such period at or about 11.00 am on the Quotation Date for such period; or

(b)                                  if no such rate is displayed and the Facility Agent shall not have selected an alternative service on which such rate is displayed as contemplated by the definition of “Relevant Page”, the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest 5 decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the London interbank market deposits in the relevant currency for such period at or about 11.00 am on the Quotation Date for such period.

“Marketable Securities” means any security which is listed on any publicly recognised stock exchange and which has, or is issued by a company which has, a capitalisation of not less than £1 billion (or its equivalent in other currencies) as at the time such Marketable Securities are acquired by any member of the Bank Group by way of consideration for any disposal permitted under Clause 25.6 (Disposals).

“Material Adverse Effect” means a material adverse change in:

(a)                                  the financial condition, assets or business of the Obligors (taken as a whole) (excluding for these purposes, any member of the Broadcast Group insofar as it relates to the Broadcast Business); or

(b)                                  the ability of any Obligor (excluding for these purposes, any member of the Broadcast Group insofar as it relates to the Broadcast Business) to perform and comply with its payment or other material obligations under any Finance Document (taking into account the resources available to such Obligor from any other member of the Group or the Broadcast Group).

“Material Subsidiary” means, at any time, a member of the Bank Group (other than a member of the Broadcast Group) whose contribution to Bank Group Covenant Profit (on a consolidated basis if it has Subsidiaries) represents at least 5% of the Bank Group Covenant Profit.

“Member State” means a member of the European Community.

“Merger Event” means:

(a)                                  the merger, amalgamation or consolidation of the Ultimate Parent, or any Holding Company or wholly-owned Subsidiary of the Ultimate Parent, with a Target or any Holding Company or wholly-owned Subsidiary of a Target which results in the Group and the Target Group forming one and the same group of companies;

(b)                                  the acquisition by the Ultimate Parent, or any Holding Company or wholly-owned Subsidiary of the Ultimate Parent, of the total issued share capital of, a Target or any Holding Company or wholly-owned Subsidiary of a Target and which results in all or substantially all of the assets and business of the Target Group being acquired by, and forming a part of, the Group; or

(c)                                  the acquisition by a Target or any Holding Company or wholly-owned Subsidiary of the Target of the total issued share capital of, the Ultimate Parent, or any Holding Company or wholly-owned Subsidiary of the Ultimate Parent and which results in all or substantially all of the assets and business of the Group being acquired by, and forming a part of, the Target Group, and which the Borrower designates by written notice to the Facility Agent as the “Merger Event” for the purposes of this Agreement, provided that only one such designation may be permitted during the term of the Facilities.

“Merger Event Conditions” means, in relation to an Integrated Merger Event:

(a)                                  either:

(i)                                    the Borrower shall have satisfied each of the Merger Event Integration Tests as at close of business on the effective date of the Integrated Merger Event; or

(ii)                                the prior consent of an Instructing Group shall have been obtained to such Integrated Merger Event;

(b)                                  save as permitted pursuant to the proviso to Clause 24.13 (Further Assurance), such members of the Target Group who are to become members of the Bank Group upon the Integrated Merger Event shall have acceded to this Agreement as Acceding Guarantors pursuant to Clause 26.1 (Acceding Guarantors), as are necessary to ensure that immediately following the Integrated Merger Event, the 95% Security Test would be satisfied, where the 95% Security Test is calculated by reference to the aggregate of (i) Bank Group Covenant Profit for the Financial Quarter ending on the most recent Quarter Date prior to the effective date of the Integrated Merger Event and (ii) Target Group Covenant Profit for the most recent quarter period ending on the date prior to the effective date of the Integrated Merger Event for which the most recent quarterly financial information is available for the Target Group; and

(c)                                  the Security Trustee is granted first ranking security interests over (i) all or substantially all of the assets and undertakings of each Target Group Obligor (other than any asset which the security trustee or security agent in respect of the Target Group Financial Indebtedness or Target Group Refinancing Indebtedness has agreed may be excluded from the corresponding security documents granted or to be granted in respect of the Target Group Financial Indebtedness and/or Target Group Refinancing Indebtedness and which is in existence on and following the effective date of the Integrated Merger Event, or which the Security Trustee agrees may be excluded from such security (provided that the Security Trustee shall not agree to exclude any asset of a Target Group Obligor from such security where the net book value of such asset exceeds £3 million (or its equivalent in other currencies) without the prior consent of an Instructing Group (not to be unreasonably withheld or delayed)) on terms substantially similar to the relevant Security Documents executed by members of the Bank Group prior to such Integrated Merger Event; and (ii) all of the issued share capital of each Target Group Obligor from the prospective shareholders of such Target Group Obligor after the Integrated Merger Event, in each case, for the purposes of securing the guarantees given by each such Target Group Obligor under paragraph (b) above.

“Merger Event Integration Tests” means:

(a)                                  the aggregate principal amount of any Target Group Financial Indebtedness and any Target Group Refinancing Indebtedness (without double counting) incurred on a senior secured basis and ranking pari passu with the obligations under this Agreement does not exceed £1,250,000,000 (or its equivalent in other currencies);

(b)                                  there is no decrease in the credit ratings of the Facilities assigned by Standard and Poor’s and Moody’s to such debt (if any) immediately prior to the Integrated Merger Event and there is no change in outlook for such credit ratings;

(c)                                  the Integrated Merger Senior Leverage Ratio does not exceed 2.95:1;

(d)	(i)

the Integrated Merger Trailing Debt Coverage Ratio shall not be less than the ratio set out in the table below opposite the Quarter Date immediately prior to the proposed effective date of the Integrated Merger Event; and

(ii)

the Integrated Merger Projected Debt Coverage Ratio as at (A) the Quarter Date falling at the end of the first full Financial Quarter after the effective date of the Integrated Merger Event, and (B) as at each subsequent Quarter Date thereafter, shall be projected in the combined business plan of the Bank Group and Target Group to not be less than the ratio set forth in the table below opposite such Quarter Date, in each case, calculated on a rolling twelve month basis, provided that in respect of each Quarter Date falling at the end of each of the first three full Financial Quarters from the effective date of the Integrated Merger Event, such calculations shall be made on an annualised basis for the period between the Quarter Date at the beginning of the first full Financial Quarter arising after the Integrated Merger Event and ending on such Quarter Date;

Quarter Date	Ratio

30 June 2004	1.46	x

30 September 2004	1.42	x

31 December 2004	1.54	x

31 March 2005	1.52	x

30 June 2005	1.55	x

30 September 2005	1.51	x

31 December 2005	1.53	x

31 March 2006	1.46	x

30 June 2006	1.51	x

31 March 2008	1.45	x

30 June 2008	1.51	x

30 September 2008	1.34	x

31 December 2008	1.37	x

31 March 2009	1.37	x

30 June 2009	1.40	x

30 September 2009	1.50	x

31 December 2009	1.54	x

31 March 2010	1.57	x

Quarter Date	Ratio

30 September 2006	1.43	x

31 December 2006	1.50	x

31 March 2007	1.42	x

30 June 2007	1.47	x

30 September 2007	1.43	x

31 December 2007	1.48	x

30 June 2010	1.61	x

30 September 2010	1.65	x

31 December 2010	1.69	x

31 March 2011 and thereafter	1.72	x

(e)                                  subject to paragraph (f) below, the ratio of (i) the aggregate of (A) projected Consolidated Net Borrowings as of the close of business on the proposed effective date of the Integrated Merger Event plus (without double counting) (B) Pro Forma Target Group Debt (provided that for the purposes of calculating the aggregate figure for this sub-paragraph (i), if the aggregate of the Cash balances deducted from Consolidated Total Debt in arriving at Consolidated Net Borrowings is less than £200 million (or its equivalent in other currencies), an amount of cash and the value of any Cash Equivalent Investments held by the Target Group may be deducted from Pro Forma Target Group Debt, provided further that in no event may the aggregate of all such amounts deducted for the purposes of this sub-paragraph (i) exceed £200 million (or its equivalent in other currencies)), to (ii) the aggregate of (A) Bank Group Covenant Profit calculated on an annualised basis for the Semi-Annual Period ending on the Quarter Date of the Bank Group immediately prior to the proposed effective date of the Integrated Merger Event and (B) Target Group Covenant Profit calculated on an annualised basis for the Semi-Annual Period ending on the Quarter Date for the Target Group immediately prior to the proposed effective date of the Integrated Merger Event shall not be more than X (where X has the value indicated opposite the Quarter Date immediately prior to the proposed effective date of the Integrated Merger Event in the table set out in paragraph (d) to Clause 23.2 (Ratios) under the caption “Net Debt Leverage Ratio”);

(f)                                    if:

(i)                                    the Borrower has designated any Target Group Acquisition Indebtedness to be serviced from the Bank Group pursuant to a written notice delivered to the Facility Agent prior to the proposed effective date of the Integrated Merger Event; and/or

(ii)                                (A) the amount of Target Group Interim Indebtedness plus Target Group Financial Indebtedness included for the purposes of the Merger Event Integration Tests exceeds the amount of Target Group Financial Indebtedness as of the date of the Unintegrated Merger Event; and (B) during the period between the effective date of the Unintegrated Merger Event and the proposed effective date of the Integrated Merger Event, the Target Group has entered into or made acquisitions of businesses or investments in joint ventures outside the ordinary course of business (in each case excluding businesses or joint ventures acquired from or entered into with any other member of the Group and excluding acquisitions of assets made in exchange for similar assets) or paid any dividends or distributions to any member of the Group other than to another member of the Target Group or to a member of the Bank Group where the consideration paid, the investments contractually committed and the dividends and distributions paid in aggregate exceed £250 million (or its equivalent in other currencies), then the provisions of paragraph (e) above shall not apply and in replacement thereof, the ratio of (i) the aggregate of (A) projected Consolidated Net Borrowings, as of the close of business on the proposed effective date of the Integrated Merger Event, calculated on a pro forma basis to include the aggregate principal amount of Target Group Acquisition Indebtedness to be serviced from the Bank Group plus (without double counting) (B) Pro Forma Target Group Debt (provided that for the purposes of calculating the aggregate figure for this sub-paragraph (i), if the aggregate of the Cash balances deducted from Consolidated Total Debt in arriving at Consolidated Net Borrowings is less than £200 million (or its equivalent in other currencies), an amount of cash and the value of Cash Equivalent Investments held by the Target Group may be deducted from Pro Forma Target Group Debt, provided further that in no event may the aggregate of all such amounts deducted for the purposes of this sub-paragraph (i) exceed £200 million (or its equivalent in other currencies)) to (ii) the aggregate of (A) Bank Group Covenant Profit calculated on an annualised basis for the Semi-Annual Period ending on the Quarter Date of the Bank Group immediately prior to the proposed effective date of the Integrated Merger Event and (B) Target Group Covenant Profit calculated on an annualised basis for the Semi-Annual Period ending on the Quarter Date for the Target Group immediately prior to the proposed effective date of the Integrated Merger Event, shall not be more than the ratio which is the higher of the following ratios:

(x)                                  the ratio set forth in the table below opposite the Quarter Date immediately prior to the proposed effective date of the Integrated Merger Event; and

Quarter Date	Ratio

30 June 2004	4.40	x

30 September 2004	4.05	x

31 December 2004	3.60	x

31 March 2005	3.49	x

30 June 2005	3.45	x

30 September 2005	3.42	x

31 December 2005	3.37	x

31 March 2006	3.21	x

30 June 2006	3.12	x

30 September 2006	2.96	x

31 December 2006	2.90	x

31 March 2007	2.73	x

30 June 2007	2.66	x

30 September 2007	2.51	x

31 December 2007	2.46	x

31 March 2008	2.30	x

30 June 2008	2.27	x

30 September 2008	2.10	x

31 December 2008	2.08	x

31 March 2009	1.92	x

30 June 2009	1.88	x

30 September 2009	1.76	x

31 December 2009	1.75	x

31 March 2010	1.61	x

30 June 2010	1.59	x

30 September 2010	1.47	x

31 December 2010	1.47

31 March 2011 and thereafter	1.34	x

(y)                                  the actual ratio of Consolidated Net Borrowings to Bank Group Covenant Profit for the Quarter Date immediately prior to the proposed effective date of the Integrated Merger Event calculated with respect to the Bank Group only (without including any members of the Target Group) and in the manner set forth in paragraph (a) of Clause 23.2 (Ratios), provided that the ratio in this paragraph (y) shall in no event be higher than X (where X has the value indicated opposite the Quarter Date immediately prior to the proposed effective date of the Integrated Merger Event, in the table set out in paragraph (d) of Clause 23.2 (Ratios) under the caption “Net Debt Leverage Ratio”) and

(g)                                 the ratio of (i) (A) Bank Group Covenant Profit calculated on an annualised basis for the Semi-Annual Period ending on the Quarter Date of the Bank Group immediately prior to the proposed effective date of the Integrated Merger Event plus (B) Target Group Covenant Profit calculated on an annualised basis for the Semi-Annual Period ending on the Quarter Date of the Target Group immediately prior to the proposed effective date of the Integrated Merger Event, to (ii) (A) Consolidated Total Net Cash Interest Payable calculated on an annualised basis for such Semi-Annual Period relating to the Bank Group (as constituted immediately prior to the effective date of the Integrated Merger Event) plus (without double counting) (B) Pro Forma Target Group Net Cash Interest Payable, calculated on an annualised basis for such Semi-Annual Period relating to the Target Group, shall be not less than Y (where Y has the value indicated opposite the Quarter Date immediately prior to the proposed effective date of the Integrated Merger Event in the table set out in paragraph (d) to Clause 23.2 (Ratios) under the caption “Net Interest Coverage Ratio”)), provided that:

(i)                                    no Target Group Financial Indebtedness or Target Group Refinancing Indebtedness which is to be repaid by close of business on the proposed effective date of the Integrated Merger Event (or any amounts of Interest payable thereon) shall be taken into account in assessing compliance with any of the tests set out in this definition; and

(ii)                                for the purposes of assessing satisfaction with the Merger Event Integration Tests and the Merger Event Conditions, the calculations relating to the trailing Target Group Cash Flow and Target Group Covenant Profit shall be by reference to the financial information for Target Group for the relevant period, adjusted for GAAP and to reflect the accounting policies, practices and procedures of the Bank Group then in effect in accordance with Clause 22.1 (Financial Information).

“Moody’s” means Moody’s Investor Services, Inc. or any successor thereof.

“Necessary Authorisations” means all Authorisations (including Environmental Licences and any Authorisations issued pursuant to or any deemed Authorisations under any Statutory Requirements) of any person including any government or other regulatory authority required by applicable Law to enable it to:

(a)                                  lawfully enter into and perform its obligations under the Finance Documents to which it is party;

(b)                                  ensure the legality, validity, enforceability or admissibility in evidence in England and, if different, its jurisdiction of incorporation or establishment, of such Finance Documents to which it is party; and

(c)                                  carry on its business from time to time.

“Net Proceeds” means:

(a)                                  any cash proceeds received by any member of the Bank Group (including, when received, any cash proceeds received by way of deferred instalment of purchase price or from the sale of

Cash Equivalent Investments or Marketable Securities acquired by any member of the Bank Group in consideration for any disposal as contemplated under Clause 25.6 (Disposals)) in connection with the sale, transfer, lease, surrender, loan or other disposal of an asset by any member of the Bank Group after deducting:

(i)                                    all taxes paid or reasonably estimated by the Borrower to be payable as a result of that disposal;

(ii)                                all reasonable fees, commissions costs and expenses incurred by any member of the Bank Group in arranging or effecting that disposal; and

(iii)                            any cash proceeds which are to be applied towards discharging any Encumbrance over such asset; and

(b)                                  the cash proceeds received by any member of the Bank Group of any claim for loss or destruction of or damage to the property of a member of the Bank Group under any insurance policy after deducting any such proceeds relating to the third party claims which are applied towards meeting such claims and any reasonable costs incurred in recovering the same.

“Non-Bank Group Serviceable Debt” means:

(a)                                  Financial Indebtedness arising under the High Yield Notes and any High Yield Refinancings;

(b)                                  upon the occurrence of an Integrated Merger Event, and subject to satisfaction of the test set out in paragraph (f) of the definition of “Merger Event Integration Tests”, any Target Group Acquisition Indebtedness and at any time thereafter, any Target Group Acquisition Refinancing Indebtedness which, in any case, the Borrower has designated as Non-Bank Group Serviceable Debt by notice in writing to the Facility Agent delivered not less than 5 Business Days’ prior to the Integrated Merger Event or the incurrence of the Target Group Acquisition Refinancing Indebtedness, as the case may be;

(c)                                upon the occurrence of a Merger Event or if later, at the time such Financial Indebtedness was incurred, any Target Group Financial Indebtedness and any Target Group Refinancing Indebtedness which the Borrower has designated as Non-Bank Group Serviceable Debt by notice in writing to the Facility Agent delivered not less than 5 Business Days’ prior to the Merger Event or the incurrence of such Financial Indebtedness, as the case may be;

(d)                                  upon or at any time after an Integrated Merger Event, any Post Merger Target Group Refinancing which the Borrower has designated as Non-Bank Group Serviceable Debt by notice in writing to the Facility Agent delivered not less than 5 Business Days’ prior to the incurrence of such Post Merger Target Group Refinancing; and

(e)                                  any Financial Indebtedness not described in paragraphs (a) to (d) above which is raised by any member of the Group which is not a member of the Bank Group, (i) where the Borrower has provided not less than 5 Business Days’ prior written notice to the Facility Agent designating such Financial Indebtedness as Non-Bank Group Serviceable Debt, and (ii) the proceeds of which are contributed into the Bank Group in accordance with the provisions of Clause 24.16 (Contributions to the Bank Group),

in the case of paragraphs (b), (c), (d) and (e), to the extent only of the principal amounts so designated at the relevant time and provided that any Non-Bank Group Serviceable Debt shall thereafter at all times remain Non-Bank Group Serviceable Debt.

“NTL South Herts” means NTL (South Hertfordshire) Limited (formerly known as Cable & Wireless Communications (South Hertfordshire) Limited), a company incorporated in England & Wales with registered number 2401044.

“Obligors” means the Borrower, the Original Guarantors and any Acceding Guarantors (including, following an Integrated Merger Event, the Target Group Obligors) and “Obligor” means any of them.

“Obligors’ Agent” means the Borrower in its capacity as agent for Cableco and the Obligors, pursuant to Clause 31.17 (Obligors’ Agent).

“Optional Currency” means, in relation to any Advance, any currency other than euro, Dollars and Sterling which:

(a)                                  is readily available to banks in the London interbank market, and is freely convertible into Sterling on the Quotation Date and the Utilisation Date for the relevant Advance; and

(b)                                  has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the relevant Utilisation Request.

“Original Financial Statements” means the audited consolidated financial statements of the Group for the financial year ended 31 December 2003.

“Original Guarantor” means each of the companies listed in Part 1 of Schedule 2 (The Original Guarantors), each of which shall accede to this Agreement on or prior to the Closing Date.

“Original Obligors” means the Borrower and the Original Guarantors.

“Outstanding L/C Amount” means:

(a)                                  each sum paid or payable by an L/C Bank to a Beneficiary pursuant to the terms of a Documentary Credit; and

(b)                                  all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from an L/C Bank under a Documentary Credit), claims, losses and expenses which an L/C Bank (or any of the Indemnifying Lenders) incurs or sustains in connection with a Documentary Credit, in each case which has not been reimbursed or in respect of which cash cover has not been provided by or on behalf of the Borrower.

“Outstandings” means, at any time, the Term Facility Outstandings, the Revolving Facility Outstandings and any Ancillary Facility Outstandings.

“Parent Intercompany Debt” means any Indebtedness owed by the Borrower to Cableco from time to time, including without limitation, arising under the Parent Intercompany Loan Agreements or any convertible unsecured loan stock issued by the Borrower to Cableco and which is subordinated to the Facilities pursuant to the terms of the HYD Intercreditor Agreement.

“Parent Intercompany Loan Agreements” means:

(a)           the loan agreements dated 7 November 2003, 28 November 2003 and 9 January 2004; and

(b)           any subsequent loan agreements,

in each case, made between Cableco and the Borrower (but in the case of the agreements referred to in paragraph (a) originally made between the Borrower and NTL Communications Limited) relating to the Parent Intercompany Debt.

“Pari Passu Intercreditor Agreement” means (a) the intercreditor agreement to be dated on or about the effective date of an Integrated Merger Event, entered into between certain of the Obligors, certain members of the Target Group, certain of the Finance Parties and certain other parties for the purpose of allowing, upon and following an Integrated Merger Event, up to £1,250,000,000 (or its equivalent in other currencies) in aggregate principal amount of the Target Group Financial Indebtedness and any Target Group Refinancing Indebtedness to be incurred on a senior secured basis ranking pari passu with all amounts outstanding under the Facilities, the form of which is set out in Schedule 14 (Pro Forma Pari Passu Intercreditor Agreement) or (b) to the extent that any Post Merger Target Group Refinancing occurs to refinance any of the Target Group Financial Indebtedness and/or Target Group Refinancing Indebtedness referred to in paragraph (a) in a manner which is not prohibited by this Agreement, the intercreditor agreement entered into on substantially similar terms to the intercreditor agreement referred to in paragraph (a) in connection with such Post Merger Target Group Refinancing.

“Participating Member State” means any member of the European Community that at the relevant time has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Permitted Auditors” means any of Pricewaterhouse Coopers, Ernst & Young, Deloitte & Touche or KPMG or any of their respective successors or any other internationally recognised firm of accountants.

“Permitted Capital Expenditure” has the meaning ascribed to it in Clause 23.3 (Permitted Capital Expenditure).

“Permitted Holders” shall mean any person who, together with any of its Affiliates, holds 5% or more of the outstanding capital stock of the Ultimate Parent on the date of this Agreement (as such persons are set out in the Offering Memorandum distributed in respect of the High Yield Notes) and any Affiliates of such person from time to time.

“Permitted Payments” means:

(a)                                  the payment of any dividend, payment, loan or other distribution, or the repayment of a loan or the redemption of loan stock or redeemable equity:

(i)            to implement any part of Separation;

(ii)                                made, at any time, to fund the payment of corporate expenses (including taxes and the buy back of stock from employees) by any member of the Group the aggregate amount of such payments being no greater than £30 million per annum (or its equivalent in other currencies) or following an Integrated Merger Event, being no greater than £50 million per annum (or its equivalent in other currencies), of which no more than £2 million per annum (or its equivalent in other currencies) may be incurred in the buy back of stock from employees; or

(iii)                            to the extent that any amounts constituting proceeds of the High Yield Offering are contributed to the Borrower on or before the Closing Date pursuant to paragraph 8(c) of Part 1 to Schedule 4 (Conditions Precedent to First Utilisation) (the “High Yield Contributed Amount”), one or more payments to or on behalf of Cableco which in aggregate do not exceed the High Yield Contributed Amount, in order to satisfy the reasonable costs and expenses incurred by Cableco and any other member of the

Group (other than any member of the Bank Group) in connection with the High Yield Offering, the termination of the Existing Senior Credit Facilities Agreement and the Finance Documents, and/or for the purposes of ensuring that the issuer of the Diamond Notes shall have sufficient funds to repay the Diamond Notes in full, as contemplated by Clause 3.2 (Conditions subsequent relating to Diamond Sub-Group and Triangle Sub-Group);

(b)                                  the payment of any dividend, payment, loan or other distribution, or the repayment of a loan, or the redemption of loan stock or redeemable equity, in each case, which is required in order to facilitate the making of payments by any member of the Group required pursuant to:

(i)                                    the terms of the Finance Documents;

(ii)                                upon and following the occurrence of a Merger Event and only if and to the extent the Borrower shall have designated such Financial Indebtedness as Non-Bank Group Serviceable Debt, the terms of any Target Group Financial Indebtedness, any Target Group Refinancing Indebtedness and any Post Merger Target Group Refinancing;

(iii)                            the terms of the High Yield Notes and any High Yield Refinancings (or in each case, any guarantee of the obligations thereunder), to the extent such payment is permitted by the terms of the HYD Intercreditor Agreement, other than any payments in relation to any fees, costs, expenses, commissions or other payments required to be made in respect of any amendment, consent or waiver in respect of the High Yield Notes or any such High Yield Refinancings (or in each case, any guarantee of the obligations thereunder);

(iv)                               upon and following an Integrated Merger Event, subject to satisfaction of the test set out in paragraph (f) of the definition of “Merger Event Integration Tests” and only if and to the extent that the Borrower shall have designated such Financial Indebtedness as Non-Bank Group Serviceable Debt, the terms of any Target Group Acquisition Indebtedness, and at any time thereafter, the terms of any Target Group Acquisition Refinancing Indebtedness;

(v)                                   the terms of any agreements for Financial Indebtedness which constitutes Non-Bank Group Serviceable Debt falling within paragraph (e) of the definition thereof;

(vi)                               any Hedging Agreement entered into by a member of the Group relating to currency or interest rate hedging of Financial Indebtedness referred to in sub-paragraphs (i) to (v) above and which is not entered into for investment or speculative purposes; or

(vii)                           the terms of any Subordinated Funding within the meaning of paragraphs (a), (c), (f)(i) or (f)(iii) of the definition thereof, to the extent required to facilitate any Permitted Payments allowed under sub-paragraphs (i) to (vi) above, where, in the case of sub-paragraphs (i) to (vi), the payment under the relevant indebtedness or obligation referred to therein has fallen due or will fall due within five Business Days of such Permitted Payment being made;

(c)                                  payments made to Cableco or NTL Communications Limited in respect of amounts owing under loans granted to any member of the Bank Group by way of Subordinated Funding, provided that:

(i)                                    an amount equal to such payment is re-invested by Cableco or NTL Communications Limited into a member of the Bank Group subject to or potentially liable to US Federal Income Taxes or whose members or shareholders are liable or potentially liable to US Federal Income Taxes in respect of its net income or profits, immediately after such payment;

(ii)                                the aggregate principal amount of such payments and re-invested amounts on any day does not exceed £25 million (or its equivalent in other currencies); and

(iii)                            to the extent any such payments are made in cash, any re-invested amounts are also made in cash;

(d)                                  any payment of any dividend, payment, loan or other distribution, or the repayment of a loan, or the redemption of loan stock or redeemable equity made pursuant to an Asset Passthrough or a Funding Passthrough, in each case, funded solely from cash generated by entities outside of the Bank Group; or

(e)                                  any payment of any dividend, payment, loan or other distribution, or the repayment of a loan, or the redemption of loan stock or redeemable equity made out of proceeds of an Asset Adjustment Payment referred to in paragraph (b) of the definition thereof received by a member of the Bank Group, provided that notwithstanding any of the foregoing, no dividends, payments, loans, distributions, repayments or redemption shall be permitted in respect of any loans which constitute Equity Equivalent Funding.

“Post Merger Target Group Refinancing” means any Financial Indebtedness incurred at any time after an Integrated Merger Event (other than Target Group Refinancing Indebtedness), for the purposes of refinancing any Target Group Financial Indebtedness or any Target Group Refinancing Indebtedness, including any Financial Indebtedness incurred for the purpose of the payment of all principal, interest, fees, expenses, commissions, make-whole and any other contractual premium payable which is not inconsistent with standard market practice, in respect of such refinancing and any reasonable fees, costs and expenses incurred in connection with such refinancing, and in respect of which the following terms will apply:

(a)                                  the final maturity date or redemption of such refinancing occurs after the scheduled final maturity date or redemption date of the Target Group Financial Indebtedness or the Target Group Refinancing Indebtedness being refinanced;

(b)                                  the average life of the Post Merger Target Group Refinancing is longer than the remaining average life of the Target Group Financial Indebtedness or the Target Group Refinancing Indebtedness being refinanced at the time of such refinancing;

(c)                                  taking into account any hedging arrangements for the principal and interest on the Post Merger Target Group Refinancing, the interest rate per annum payable in cash on the Post Merger Target Group Refinancing or in the case of a floating rate loan, the applicable margin, shall not exceed the interest payable in cash, or as the case may be, the applicable margin, on the Target Group Financial Indebtedness or any Target Group Refinancing Indebtedness which is being refinanced; and

(d)                                  such Post Merger Target Group Refinancing is raised by (i) any member of the Bank Group provided that such Post Merger Target Group Refinancing is not (in the reasonable opinion of the Facility Agent having taken legal advice from counsel where appropriate) raised at a level which is structurally superior to the level at which the Target Group Financial Indebtedness or Target Group Refinancing Indebtedness being refinanced was raised or (ii) any other member of the Group which is not a member of the Bank Group.

“Principal Separation” means the transfers of the Designated Core Business and the Designated Broadcast Business (as such terms are defined in the Separation Memorandum) as contemplated by Parts 4 and 5 respectively of the Separation Memorandum and the implementation of arrangements for Shared Assets (as such term is defined in the Separation Memorandum) as contemplated by Part 6 of the Separation Memorandum, in each case, on substantially the terms set out in the Separation Memorandum (or on such other terms as may be approved by the Facility Agent acting on the instructions of an Instructing Group).

“Pro Forma Debt Service of Target” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

 “Pro Forma Target Group Debt” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Pro Forma Target Group Net Cash Interest Payable” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

 “Pro Forma Target Group Senior Debt” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Project Company” means a Subsidiary of a company (or a person in which such company has an interest) which has a special purpose and whose creditors have no recourse to any member of the Bank Group in respect of Financial Indebtedness of that Subsidiary or person, as the case may be, or any of such Subsidiary’s or person’s Subsidiaries (other than recourse to such member of the Bank Group who had granted an Encumbrance over its shares or other interests in such Project Company beneficially owned by it provided that such recourse is limited to an enforcement of such an Encumbrance).

“Proportion” in relation to a Lender, means:

(a)                                  in relation to an Advance to be made under this Agreement, the proportion borne by such Lender’s Available Commitment in respect of the relevant Facility to the relevant Available Facility;

(b)                                  in relation to an Advance or Advances outstanding under this Agreement, the proportion borne by such Lender’s share of the Sterling Amount of such Advance or Advances to the total Sterling Amount thereof;

(c)                                  if paragraph (a) does not apply and there are no Outstandings, the proportion borne by the aggregate of such Lender’s Available Commitment to the Available Facilities (or if the Available Facilities are then zero, by its Available Commitment to the Available Facilities immediately prior to their reduction to zero); and

(d)                                  if paragraph (b) does not apply and there are any Outstandings, the proportion borne by such Lender’s share of the Sterling Amount of the Outstandings to the Sterling Amount of all the Outstandings for the time being.

“Protected Party” means a Finance Party or any Affiliate of a Finance Party which is or will be, subject to any Tax Liability in relation to any amount payable under or in relation to a Finance Document.

“Qualifying Lender” means in relation to a payment of interest on a participation in an Advance to the Borrower, a Lender which is:

(a)                                  a UK Bank Lender;

(b)                                  a Treaty Lender; or

(c)                                  a UK Non-Bank Lender.

“Quarter Date” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Quotation Date” means, in relation to any currency and any period for which an interest rate is to be determined:

(a)                                  if the relevant currency is Sterling, the first day of that period;

(b)                                  if the relevant currency is euro, 2 TARGET Days before the first day of that period; or

(c)                                  in relation to any other currency, 2 Business Days before the first day of that period,

provided that if market practice differs in the Relevant Interbank Market for a currency, the Quotation Date for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Date will be the last of those days).

“Reference Banks” means the principal London offices of Credit Suisse First Boston, Deutsche Bank AG and Barclays Bank PLC or such other bank or banks as may be appointed as such by the Facility Agent after consultation with the Borrower.

“Relevant Interbank Market” means, in relation to euro, the European Interbank Market and in relation to any other currency, the London interbank market therefor.

“Relevant Page” means the page of the Reuters or Telerate screen on which is displayed in relation to LIBOR, BBA LIBOR for the relevant currency, or, in relation to EURIBOR, the European offered rates for euro, or, if such page or service shall cease to be available, such other page or service which displays the London interbank offered rates for the relevant currency as the Facility Agent, after consultation with the Lenders and the Borrower, shall select.

“Relevant Tax Jurisdiction” means:

(a)                                  the United Kingdom, in relation to the Borrower; and

(b)                                  any jurisdiction in which any person is liable to tax by reason of its domicile, residence, place of management or other similar criteria (but not any jurisdiction in respect of which that person is liable to tax by reason only of its having a source of income in that jurisdiction).

“Renewal Request” means, in relation to a Documentary Credit, a Utilisation Request therefor, in respect of which the proposed Utilisation Date stated in it is the Expiry Date of an existing Documentary Credit and the proposed Sterling Amount is the same or less than the Sterling Amount of that existing Documentary Credit.

“Repayment Date” means:

(a)                                  in relation to any Revolving Facility Advance, the last day of its Term; and

(b)                                  in respect of the Term Facility Outstandings, each of the dates specified in Clause 9 (Repayment of Term Facility Outstandings) as a Repayment Date in respect of the relevant Term Facility Outstandings, provided that if any such day is not a Business Day in the relevant jurisdiction for payment, the Repayment Date will be the next succeeding Business Day in the then current calendar month (if there is one) or the preceding Business Day (if there is not).

“Repayment Instalment” means, in respect of the Term Facility Outstandings, the amounts required to be paid by way of repayment on each Repayment Date, as specified in Clause 9 (Repayment of Term Facility Outstandings).

“Repeating Representations” means the representations and warranties set out in Clauses 21.1 (Due Organisation), 21.4 (No Immunity), 21.5 (Governing Law and Judgments), 21.6 (All Actions Taken), 21.8 (Binding Obligations), 21.17 (Execution of Finance Documents), paragraphs (a), (b) and (c) of 21.18 (Group Structure), 21.26 (Investment Company Act), 21.27 (Public Utility Holding Company Act) and 21.29 (Centre of Main Interests).

“Reservations” means:

(a)                                  the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under any applicable law, the possibility that an undertaking to assume liability for or to indemnify against non-payment of any stamp duty or other tax may be void, defences of set-off or counterclaim and similar principles;

(b)                                  anything analogous to any of the matters set out in paragraph (a) above under any laws of any applicable jurisdiction;

(c)                                  the reservations in or anything disclosed by any of the Legal Opinions;

(d)                                  any circumstance arising through a failure to obtain any consent from the lenders under the Existing Senior Credit Facilities Agreement to (i) the execution of the Finance Documents, (ii) the exercise of any rights or the performance of any obligations under the Finance Documents or (iii) the application of the proceeds of the High Yield Notes in a manner which is contrary to the Existing Senior Credit Facilities Agreement, or (iv) any other matter contemplated by the Finance Documents; and

(e)                                  any circumstance arising through a failure to obtain any consent from any lessor, licensor or other counterparty whose consent is required to the grant of any Security over any lease, licence or other agreement or contract on or before the execution of a Security Document.

“Restricted Guarantors” means each of the Original Guarantors listed in Part 2 of Schedule 2 (The Restricted Guarantors) and any other Guarantor that accedes to this Agreement pursuant to Clause 26.1 (Acceding Guarantors), in each case, which is subject to or potentially liable to US Federal Income Taxes or whose members or shareholders are liable or potentially liable to US Federal Income Taxes in respect of its net income or profit.

“Revolving Facility” means the revolving loan facility (including any Ancillary Facility and the Documentary Credit facility) granted to the Borrower pursuant to Clause 2.1(a) (The Facilities).

“Revolving Facility Advance” means an advance (including a Rollover Advance) as from time to time reduced by repayment made or to be made by the Lenders under the Revolving Facility (but excluding for the purposes of this definition, any utilisation of the Revolving Facility by way of Ancillary Facility or Documentary Credit).

“Revolving Facility Commitment” means, in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Schedule 1 (Lenders and Commitments) or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement less the Ancillary Facility Commitment (if any) of such Lender.

“Revolving Facility Margin” means, in relation to Revolving Facility Advances and subject to Clause 13.3 (Margin Ratchet for Revolving Facility Advances), 2.25% per annum.

“Revolving Facility Outstandings” means, at any time, the aggregate outstanding amount of each Revolving Facility Advance and of each Outstanding L/C Amount.

“Rollover Advance” means a Rollover Advance as defined in Clause 8.2 (Rollover Advances).

“Security” means the Encumbrances created or purported to be created pursuant to the Security Documents.

“Security Documents” means:

(a)                                  each of the Initial Security Documents and the Subsequent Security Documents;

(b)                                  any security documents required to be delivered by an Acceding Guarantor pursuant to Clause 26.1 (Acceding Guarantors);

(c)                                  in relation to any Integrated Merger Event, any security documents granted in favour of the Security Trustee by any member of the Target Group pursuant to the Merger Event Conditions;

(d)                                  any other document executed at any time by any member of the Group conferring or evidencing any Encumbrance for or in respect of any of the obligations of the Obligors under this Agreement whether or not specifically required by this Agreement; and

(e)                                  any other document executed at any time pursuant to Clause 24.13 (Further Assurance) or any similar covenant in any of the Security Documents referred to in paragraph (a) to (d) above.

“Semi-Annual Period” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Separation” means the Principal Separation and any transfers of assets, liabilities or other arrangements necessary in order to implement and give effect to the Principal Separation (whether the same occur before, on or after Principal Separation).

“Separation Memorandum” means that memorandum entitled “NTL Broadcast Separation Memorandum” dated 24 March 2004 relating to the separation of the Broadcast Business and prepared by Messrs. Travers Smith Braithwaite as set out in the Annex (Separation Memorandum), as such memorandum may be amended and supplemented from time to time in a manner satisfactory to the Facility Agent (acting on the instructions of an Instructing Group).

 “Standard & Poor’s” means Standard & Poor’s Ratings Group or any successor thereof.

“Statutory Requirements” means any applicable provision or requirement of any Act of Parliament (including without limitation, the Communications Act 2003 and the Broadcasting Acts 1990 and 1996) or any instrument, rule or order made under any Act of Parliament or any regulation or by-law of any local or other competent authority or any statutory undertaking or statutory company which has jurisdiction in relation to the carrying out, use, occupation, operation of the properties or the businesses of any member of the Bank Group carried out thereon.

“Sterling Amount” means at any time:

(a)                                  in relation to an Advance, the amount specified in the Utilisation Request for that Advance as adjusted, if necessary, in accordance with the terms of this Agreement and to reflect any repayment, consolidation or division of that Advance;

(b)                                  in relation to a Documentary Credit, (i) if such Documentary Credit is denominated in Sterling, the Outstanding L/C Amount in relation to it at such time or (ii) if such Documentary Credit is not denominated in Sterling, the equivalent in Sterling of the Outstanding L/C Amount at such time, calculated as at the later of (1) the date which falls 2 Business Days before its issue date or any renewal date or (2) the date of any revaluation pursuant to Clause 5.3 (Revaluation of Documentary Credits);

(c)                                  in relation to any Ancillary Facility granted by a Lender, the amount of its Revolving Facility Commitment converted to provide its Ancillary Facility Commitment as at the time of such conversion; and

(d)                                  in relation to any Outstandings, the aggregate of the Sterling Amounts (calculated in accordance with paragraphs (a), (b) and (c) above) of each outstanding Advance and/or Outstanding L/C Amount, made under the relevant Facility or Facilities (as the case may be) and/or in relation to Ancillary Facility Outstandings, (i) if such Outstandings are denominated in Sterling, the aggregate amount of it at such time and (ii) if such Outstandings are not denominated in Sterling, the equivalent in Sterling of the aggregate amount of it at such time.

“Subordinated Funding” means any loan made to any Obligor by any member of the Group or after Principal Separation, any member of the Broadcast Group, that is not an Obligor which:

(a)                                  constitutes Parent Intercompany Debt;

(b)                                  is an intercompany loan arising under the arrangements referred to in paragraph (c) of the definition of “Permitted Payments”;

(c)                                  is an intercompany loan existing as at the date of this Agreement (including any inter-company loan the benefit of which has, at any time after the date of this agreement, been assigned to any other member of the Group, or after Principal Separation, any member of the Broadcast Group where such assignment is not otherwise prohibited by this Agreement);

(d)                                  is an intercompany loan arising out of, or in connection with, Separation (or any part of it) which is owed by a member of the Core Group to a member of the Broadcast Group for so long as it remains a Subsidiary of the Ultimate Parent, and which constitutes Equity Equivalent Funding;

(e)                                  constitutes Equity Equivalent Funding; or

(f)                                    in circumstances where, upon and following an Integrated Merger Event, the members of the Target Group do not constitute Subsidiaries of the Borrower:

(i)                                    constitutes a loan made by a member of the Group which is not an Obligor to a Target Group Obligor which exists as at the effective date of the Integrated Merger Event;

(ii)                                constitutes Equity Equivalent Funding; or

(iii)                            is made by a Bank Holdco to Target and which may or may not thereafter be contributed into or invested in the Target Group,

provided that, in the case of paragraphs (b), (c), (d), (e) and (f), the relevant debtor and creditor are party to the Group Intercreditor Agreement as an Intergroup Debtor or Intergroup Creditor (as such terms are defined in the Group Intercreditor Agreement), respectively, or where the relevant debtor and creditor are party to such other subordination arrangements as may be satisfactory to the Facility Agent, acting reasonably.

“Subsequent Security Documents” means the security documents listed in Part 4 of Schedule 4 (Conditions Subsequent Documents).

“Subsidiary” of a company shall be construed as a reference to:

(a)                                  any company:

(i)                                    more than 50% of the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company; or

(ii)                                where the first-mentioned company has the right or ability to control directly or indirectly the affairs or the composition of the board of directors (or equivalent of it) of such company; or

(iii)                            which is a Subsidiary of another Subsidiary of the first-mentioned company; or

(b)                                  for the purposes of Clause 22 (Financial Information) and Clause 23 (Financial Condition) and any provision of this Agreement where the financial terms defined in Clause 23 (Financial Condition) are used,  any legal entity which is accounted for under applicable GAAP as a Subsidiary of the first-mentioned company.

“Successful Syndication” has the meaning given to it in the Commitment Letter.

“Syndication Date” means the date specified by the Mandated Lead Arrangers (and notified to the Facility Agent and the Borrower) as the day on which Successful Syndication has occurred.

“Target” means a person whose principal area of business is substantially the Group Business (or any part of it) and whose operations are based predominantly in the United Kingdom.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

“Target Group” means Target (or to the extent applicable, any Holding Company of the Target) and its Subsidiaries as at the date on which the Merger Event has or is deemed to have occurred and thereafter shall mean, Target (or to the extent applicable, any Holding Company of the Target) and its Subsidiaries from time to time.

“Target Group Acquisition Indebtedness” means any Financial Indebtedness raised by any member of the Group (other than a member of the Bank Group) the proceeds of which have been or are to be used to finance the acquisition of the Target Group and any reasonable fees, costs and expenses incurred in relation to the same.

“Target Group Acquisition Refinancing Indebtedness” means any Financial Indebtedness incurred by any member of the Group (other than a member of the Bank Group) to refinance all or any part of the Target Group Acquisition Indebtedness, including any Financial Indebtedness incurred for the purpose of the payment of all principal, interest, fees, expenses, commissions, make-whole and any other contractual premium payable in respect thereof which is not inconsistent with standard market practice, in respect of such refinancing and any reasonable fees , costs and expenses incurred in connection with such refinancing, and in respect of which the following terms apply:

(a)                                  the final maturity date or redemption of such refinancing occurs after the scheduled final maturity date or redemption date of the Target Group Acquisition Indebtedness being refinanced;

(b)                                  the average life of the Target Group Acquisition Refinancing Indebtedness is longer than the remaining average life of the Target Group Acquisition Indebtedness being refinanced at the time of such refinancing;

(c)                                  taking into account any hedging arrangements for the principal and interest on the Target Group Acquisition Refinancing Indebtedness, the interest rate per annum payable in cash, or in the case of a floating rate loan, the applicable margin, on such Target Group Acquisition Refinancing Indebtedness shall not exceed the interest payable in cash, or as the case may be, the applicable margin, on Target Group Acquisition Indebtedness which is being refinanced; and

(d)                                  such Target Group Acquisition Refinancing Indebtedness is structurally subordinated to the Facilities.

“Target Group Cash Flow” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Target Group Consolidated Revenues” means, in respect of any period, the consolidated revenues for the Target Group for that period as evidenced by the financial statements of the Target Group for such period.

“Target Group Covenant Profit” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Target Group Financial Indebtedness” means:

(a)                                  Financial Indebtedness of the Target Group existing as at the date on which a Merger Event has or is deemed to have occurred to the extent not incurred in contemplation of the Merger Event; and

(b)                                  Financial Indebtedness constituting Target Group Interim Indebtedness,

but excluding any Financial Indebtedness owed by one member of the Target Group to another member of the Target Group and following an Integrated Merger Event, any Financial Indebtedness owed by one member of the Target Group to a member of the Bank Group, any Financial Indebtedness constituted by guarantees of the Facilities and any Subordinated Funding.

“Target Group Interim Indebtedness” means Financial Indebtedness incurred by the Target Group between the effective date of an Unintegrated Merger Event and the effective date of an Integrated Merger Event.

“Target Group Obligors” means any member of the Target Group that becomes an Obligor under this Agreement, pursuant to the provisions of Clause 26.1 (Acceding Guarantors).

“Target Group Refinancing Indebtedness” means any Financial Indebtedness incurred at any time prior to an Integrated Merger Event by any member of the Group other than a member of the Bank Group or upon or immediately following an Integrated Merger Event, incurred by any member of the Group (other than any member of the Bank Group which was also a member of the Bank Group immediately prior to the Integrated Merger Event), in each case, to refinance all or any part of the Target Group Financial Indebtedness, including any Financial Indebtedness incurred for the purpose of the payment of all principal, interest, fees, expenses, commissions, make-whole and any other contractual premium payable in respect thereof which is not inconsistent with standard market practice, in respect of such Target Group Financial Indebtedness and any reasonable fees, costs and expenses incurred in connection with such refinancing.

“Target Group Senior Debt” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Tax Credit” means a credit against, relief or remission for, or repayment of any tax.

“Tax Deduction” means a deduction or withholding for or on account of tax from a payment made or to be made under a Finance Document.

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Tax Liability” has the meaning set out in paragraph (e) of Clause 17.2 (Tax Indemnity).

“Tax Payment” means the increase in any payment made by an Obligor to a Finance Party under paragraph (c) of Clause 17.1 (Tax Gross-up) or any amount payable under paragraph (d) of Clause 17.1 (Tax Gross-up) or under Clause 17.2 (Tax Indemnity).

“Term” means:

(a)                                  in relation to a Revolving Facility Advance, the period for which such Advance is borrowed as specified in the relevant Utilisation Request; and

(b)                                  in relation to any Documentary Credit, the period from the date of its issue until its Expiry Date.

“Term Facilities” means the A Facility or the B Facility and “Term Facility” means either of them, as the context may require.

“Term Facility Advance” means any A Facility Advance or a B Facility Advance and “Term Facility Advances” shall be construed accordingly.

“Term Facility Outstandings” means, at any time, the aggregate of the A Facility Outstandings and the B Facility Outstandings at such time.

“Termination Date” means:

(a)                                  in relation to the Revolving Facility, the date which is 30 days prior to the Final Maturity Date in respect of the Revolving Facility;

(b)                                  in relation to each Term Facility, the date falling 30 days after the date of this Agreement; and

(c)                                  in relation to each Ancillary Facility the date which is specified as such in the applicable Ancillary Facility Documents provided such date shall not be later than the Termination Date in respect of the Revolving Facility.

“Transaction Agreement” means the restated agreement dated as of 26 July 1999 between Bell Atlantic Corporation, Cable & Wireless, CWC and NTL Europe Inc (as amended from time to time).

“Transfer Date” means, in relation to any Transfer Deed, the effective date of such transfer as specified in such Transfer Deed.

“Transfer Deed” means a duly completed deed of transfer and accession in the form set out in Schedule 3 (Form of Deed of Transfer and Accession) which has been executed as a deed by a Lender and a Transferee whereby such Lender seeks to transfer to such Transferee all or a part of such Lender’s rights, benefits and obligations under this Agreement as contemplated in Clause 38

(Assignments and Transfers) and such Transferee agrees to accept such transfer and to be bound by this Agreement and to accede to the HYD Intercreditor Agreement, the Group Intercreditor Agreement and, if applicable, the Pari Passu Intercreditor Agreement.

“Transferee” means a bank or other institution to which a Lender seeks to transfer all or part of its rights, benefits and obligations under this Agreement pursuant to and in accordance with Clause 38 (Assignments and Transfers).

“Treaty Lender” means in relation to a payment of interest on an Advance to the Borrower, a Lender which is entitled to claim full relief from liability to taxation otherwise imposed by the Borrower’s Relevant Tax Jurisdiction (in relation to that Lender’s participation in Advances made to the Borrower) on interest under a Double Taxation Treaty and which does not carry on business in that Relevant Tax Jurisdiction through a permanent establishment with which that Lender’s participation in that Advance is effectively connected and, in relation to any payment of interest on any Advance made by that Lender, such Obligor has received notification in writing from the Board of the Inland Revenue authorising such Obligor to pay interest on such Advances without any Tax Deduction.

“Triangle Notes” means the 11.2% senior discount debentures due 2007 issued by NTL (Triangle) LLC (formerly known as Comcast UK Cable Partners Limited).

“Triangle Sub-Group” means NTL (Triangle) LLC (for so long as it remains a member of the Group) and its Subsidiaries from time to time.  For information purposes only, members of the Triangle Sub-Group as at the date of this Agreement are set out in Part 3 of Schedule 9 (Members of the Triangle Sub-Group).

“UK Bank Lender” means, in relation to a payment of interest on a participation in an Advance to the Borrower, a Lender which is beneficially entitled to and within the charge to United Kingdom corporation tax as regards that payment and (a) if the participation in that Advance was made by it, is a Lender which is a “bank” (as defined for the purposes of section 349 of the Taxes Act in section 840A of the Taxes Act) or (b) if the participation in that Advance was made by a different person, such person was a “bank” (as defined for the purposes of section 349 of the Taxes Act in section 840A of the Taxes Act) at the time that Advance was made.

“UK Non-Bank Lender” means, in relation to a payment of interest on an Advance to the Borrower:

(a)                                  a Lender which is beneficially entitled to the income in respect of which that payment is made and is a UK Resident company (the first condition set out in section 349B of the Taxes Act); or

(b)                                  a Lender which satisfies one of the other conditions set out in section 349B of the Taxes Act,

where the Board of the Inland Revenue has not given a direction under section 349C of the Taxes Act which relates to that payment of interest on an Advance to the Borrower.

“UK Resident” means a person who is resident in the United Kingdom for the purposes of the Taxes Act and “non-UK Resident” shall be construed accordingly.

“Ultimate Parent” means, on the date of this Agreement, NTL, and at any time thereafter, any person that accedes to this Agreement as the Ultimate Parent pursuant to Clause 26.2 (Acceding Holding Company).

“Unintegrated Merger Event” means a Merger Event has occurred but an Integrated Merger Event has not occurred.

“Unpaid Sum” means any sum due and payable by an Obligor under any Finance Document (other than any Ancillary Facility Document) but unpaid.

“Utilisation” means the utilisation of a Facility under this Agreement, whether by way of an Advance, the issue of a Documentary Credit or the establishment of any Ancillary Facility.

“Utilisation Date” means (a) in relation to an Advance, the date on which such Advance is (or is requested) to be made (b) in relation to a utilisation by way of Ancillary Facility, the date on which such Ancillary Facility is established, and (c) in relation to a utilisation by way of Documentary Credit, the date on which such Documentary Credit is to be issued, in each case, in accordance with the terms of this Agreement.

“Utilisation Request” means:

(a)                                  in relation to an Advance a duly completed notice in the form set out in Part 1 to Schedule 5 (Form of Utilisation Request (Advances)); or

(b)                                  in relation to a Documentary Credit, a duly completed notice in the form set out in Part 2 to Schedule 5 (Form of Utilisation Request (Documentary Credits)).

“Voting Stock” of a person means all classes of capital stock, share capital or other interests (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Working Capital” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

1.2                               Definitions in the Separation Memorandum

Unless otherwise defined in Clause 1.1 (Definitions) or Clause 23.1 (Financial Definitions), capitalised terms used in this Agreement relating to the Broadcast Business and Separation, shall have the meanings ascribed to those terms in Part 8 of the Separation Memorandum.

1.3                               Accounting Expressions

All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with accounting principles generally accepted in the United States of America.

1.4                               Construction

Unless a contrary indication appears, any reference in this Agreement to:

the “Facility Agent”, the “Administrative Agent”, a “Mandated Lead Arranger”, the “Security Trustee”, a “Hedge Counterparty”, the “L/C Bank”, an “Ancillary Facility Lender” or a “Lender” shall be construed so as to include their respective and any subsequent successors, Transferees and permitted assigns in accordance with their respective interests;

“agreed form” means, in relation to any document, in the form agreed by or on behalf of the Mandated Lead Arrangers and the Borrower prior to the date of this Agreement;

“company” includes any body corporate;

“continuing” in relation to an Event of Default, or a Default shall be construed as meaning that (a) the circumstances constituting such Event of Default or Default continue or (b) neither the Facility Agent (being duly authorised to do so) nor the Lenders have waived in accordance with this Agreement, such of its or their rights under this Agreement as arise as a result of that event;

“determines” or “determined” means a determination made in the absolute discretion of the person making the determination;

the “equivalent” on any given date in one currency (the “first currency”) of an amount denominated in another currency (the “second currency”) is a reference to the amount of the first currency which could be purchased with the second currency at the Facility Agent’s Spot Rate of Exchange at or about 11:00 a.m. on the relevant date for the purchase of the first currency with the second currency or for the purposes of determining any amounts testing any covenant or determining whether an Event of Default has occurred under this Agreement:

(a)                                  in the case of any basket or threshold amount qualifying a covenant:

(i)                                    in order to determine how much of such basket has been used at any time, on each date upon which a transaction was entered into in reliance upon the utilisation of such basket or in reliance upon such threshold not being reached prior to such time; and

(ii)                                in order to determine the permissibility of a proposed transaction, on the date upon which the permissibility of that transaction is being tested for the purposes of determining compliance with that covenant; and

(b)                                  in the case of any basket or threshold amount relating to an Event of Default, the date on which the relevant event is being assessed for the purposes of determining whether such Event of Default has occurred;

“month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (provided that in any reference to “months” only the last month in a period shall be construed in the aforementioned manner);

a “repayment” shall include a “prepayment” and references to “repay” or “prepay” shall be construed accordingly;

a “person” shall be construed as a reference to any person, firm, company, whether with limited liability or otherwise, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

“tax” shall be construed so as to include all present and future taxes, charges, imposts, duties, levies, deductions or withholdings of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed together with any penalties, additions, fines, surcharges or interest relating to it; and “taxes” and “taxation” shall be construed accordingly;

“VAT” shall be construed as value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or European Union or any official body or agency of the European Community or European Union, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same;

“wholly-owned Subsidiary” of a company shall be construed as a reference to any company which has no other members except that other company and that other company’s wholly-owned Subsidiaries or nominees for that other company or its wholly-owned Subsidiaries; and

the “winding-up”, “dissolution” or “administration” of a company shall be construed so as to include any equivalent or analogous proceedings under the Law of the jurisdiction in which such company is incorporated, established or organised or any jurisdiction in which such company carries on business, including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection from creditors or relief of debtors.

1.5                               Currency

“€” and “euro” denote the lawful currency of each Participating Member State, “£” and “Sterling” denote the lawful currency of the United Kingdom and “$” and “Dollars” denote the lawful currency of the United States of America.

1.6                               Statutes

Any reference in this Agreement to a statute or a statutory provision shall, save where a contrary intention is specified, be construed as a reference to such statute or statutory provision as the same shall have been, or may be, amended or re-enacted.

1.7                               Time

Any reference in this Agreement to a time shall, unless otherwise specified, be construed as a reference to London time.

1.8                               References to Agreements

Unless otherwise stated, any reference in this Agreement to any agreement or document (including any reference to this Agreement) shall be construed as a reference to:

(a)                                  such agreement or document as amended, varied, novated or supplemented from time to time;

(b)                                  any other agreement or document whereby such agreement or document is so amended, varied, supplemented or novated; and

(c)                                  any other agreement or document entered into pursuant to or in accordance with any such agreement or document.

1.9                               Documentary Credits

Any reference in this Agreement to:

(a)                                  an amount borrowed includes any amount utilised by way of Documentary Credit;

(b)                                  a Lender funding its participation in a Utilisation includes an Indemnifying Lender participating in a Documentary Credit;

(c)                                  amounts outstanding under this Agreement include amounts outstanding under, or in relation to, any Documentary Credit;

(d)                                  an outstanding amount of a Documentary Credit at any time is the maximum amount that is or may be payable by the L/C Bank in respect of that Documentary Credit at that time;

(e)                                  the Borrower “repaying” a Documentary Credit or an Ancillary Facility utilised by way of performance bond means:

(i)                                    the Borrower providing cash cover for that Documentary Credit or performance bond;

(ii)                                the maximum amount payable under the Documentary Credit or performance bond being reduced in accordance with its terms or otherwise in a manner satisfactory to the L/C or Ancillary Facility Lender, as the case be, in each case, acting reasonably; or

(iii)                            the L/C Bank or Ancillary Facility Lender, as the case be, being satisfied that it has no further liability under that Documentary Credit or performance bond,

and that the amount by which a Documentary Credit or performance bond is repaid under sub-paragraph (e)(i) or reduced under sub-paragraph (e)(ii) above is the amount of the relevant cash cover or reduction; and

(f)                                    the Borrower providing “cash cover” for a Documentary Credit or an Ancillary Facility utilised by way of performance bond means the Borrower paying an amount in the currency of the Documentary Credit or performance bond to an interest-bearing account in the name of the Borrower and the following conditions are met:

(i)                                    the account is with the Facility Agent (if the cash cover is to be provided for all the Indemnifying Lenders) or with an Indemnifying Lender or the L/C Bank or the Ancillary Facility Lender (if the cash cover is to be provided for that Indemnifying Lender or the L/C Bank or Ancillary Facility Lender, as the case may be);

(ii)                                in the case of cash deposited as cash cover for a Documentary Credit, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Documentary Credit until no amount is or may be outstanding under that Documentary Credit; and

(iii)                            the Borrower has executed a security document over that account, in form and substance satisfactory to the Facility Agent or the Finance Party with which that account is held, creating a first ranking security interest over that account, or on such other terms as may be satisfactory to the Facility Agent, the relevant Indemnifying Lender, the relevant Ancillary Facility Lender or the L/C Bank.

1.10                        Commitments of Morgan Stanley

References to the Commitment of Morgan Stanley Dean Witter Bank Limited in relation to the Facilities shall be construed as references to the aggregate Commitment in relation to the Facilities of Morgan Stanley Dean Witter Bank Limited and Morgan Stanley Senior Funding, Inc. (in such proportions as Morgan Stanley Dean Bank Limited notifies to the Facility Agent from time to time) and Morgan Stanley Senior Funding, Inc. is a party to this Agreement as a Lender to give effect to such Commitment (as so notified).

1.11                        Holding Company of Ultimate Parent

If at any time the Ultimate Parent becomes the Subsidiary of any Holding Company as contemplated by, inter alia, the definition of “Change of Control”, the provisions of Clause 26.2 (Acceding Holding Company) shall apply and upon satisfaction of the provisions thereof, any references in the Finance Documents to “Ultimate Parent” shall thereafter be deemed to be references to such Holding Company.

2.             THE FACILITIES

2.1          The Facilities

The Lenders grant to the Borrower, upon the terms and subject to the conditions of this Agreement:

(a)           a revolving loan facility in a maximum aggregate amount of £250,000,000 (the “Revolving Facility”) which shall be available for drawing in euro, Dollars, Sterling or any Optional Currency subject to the utilisation in full of the Term Facilities;

(b)           a term loan facility in a maximum amount of £1,275,000,000 (the “A Facility”) which shall be available in Sterling in a single drawing; and

(c)           a term loan facility in a maximum aggregate amount of £900,000,000 (the “B Facility”) which shall be available in Sterling in a single drawing on the Closing Date and thereafter, following prior consultation with the Borrower and in accordance with the terms of the Commitment Letter, shall be divided into sub-tranches denominated in euro (the “B1 Sub-Tranche”), Dollars (the “B2 Sub-Tranche”) and Sterling (the “B3 Sub-Tranche”) (in the case of Dollars and euro, calculated at the Facility Agent’s Spot Rate of Exchange for such currency) on a date falling no later than 3 months following the Closing Date.

2.2          Purpose

(a)           The Term Facilities are intended to finance the repayment in full of all amounts due and payable under the Existing Senior Credit Facilities Agreement (including without limitation, by way of principal, interest, break costs, fees and expenses, commission and any other premiums), any fees, costs and expenses due and payable under the Finance Documents and any other fees, costs and expenses incurred by the Obligors in connection with the negotiation and preparation of the Finance Documents and the High Yield Offering.

(b)           The Revolving Facility is intended to finance the purposes set out in paragraph (a) above to the extent that the utilisation in full of the Term Facilities is insufficient to satisfy such purposes, to finance the general working capital requirements and the general corporate purposes of the Bank Group or for the purposes of complying with the obligations of the Borrower under the Pari Passu Intercreditor Agreement and may be utilised by way of Revolving Facility Advances, Documentary Credits or, subject to the provisions of Clause 6 (Ancillary Facilities), Ancillary Facilities.

(c)           The Borrower shall apply all amounts borrowed under this Agreement in or towards satisfaction of the purposes referred to in paragraphs (a) and (b) and none of the Finance Parties shall be obliged to concern themselves with such application.

2.3          Several Obligations

The obligations of each Finance Party under this Agreement are several and the failure by a Finance Party to perform any of its obligations under this Agreement shall not affect the obligations of any of the Obligors towards any other party to this Agreement nor shall any other party be liable for the failure by such Finance Party to perform its obligations under this Agreement.

2.4          Several Rights

The rights of each Finance Party are several and any debt arising under this Agreement at any time from an Obligor to any Finance Party to this Agreement shall be a separate and independent debt.  Each Finance Party may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.

3.             CONDITIONS

3.1          Conditions Precedent

The obligations of the Lenders to make the Facilities available shall be conditional upon the Facility Agent having confirmed to the Borrower that it has received (or has waived in accordance with this Agreement, the requirement to receive) the documents listed in Part 1 of Schedule 4 (Conditions Precedent to First Utilisation) and that each is satisfactory, in form and substance, to the Facility Agent, acting reasonably.  The Facility Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

3.2          Condition Subsequent relating to Diamond Sub-Group and Triangle Sub-Group

(a)           The Borrower, in relation to the Triangle Sub-Group, and, the Ultimate Parent, in relation to the Diamond Sub-Group, shall each procure that as soon as practicable after the Closing Date and in any event within 90 days from the Closing Date:

(i)            all amounts outstanding under and in connection with the Diamond Notes (in the case of the Ultimate Parent) and the Triangle Notes (in the case of the Borrower) shall have been repaid in full (including without limitation, all amounts due and payable by way of principal, interest, fees and expenses, commission, make-whole payments and any other premiums) as a result of which, the Diamond Notes and Triangle Notes are cancelled;

(ii)           the total issued share capital of Diamond Cable shall have been acquired by NTL Group Limited in accordance with the provisions of Clause 49 (Post-Execution Restructuring) as a result of which the Diamond Sub-Group shall form a part of the Bank Group and Diamond Cable and such members of the Diamond Sub-Group as shall be necessary to ensure that the 95% Security Test is satisfied (assuming for the purpose of calculating compliance with the 95% Security Test, that the Diamond Sub-Group and the Triangle Sub-Group are part of the Bank Group and that the members of the Triangle Sub-Group which the Borrower has indicated will accede to this Agreement as Acceding Guarantors have done so) shall have acceded to this Agreement as Acceding Guarantors and provided all necessary documentation in connection with such accession in accordance with the provisions of Clause 26.1 (Acceding Guarantors); and

(iii)         (following redemption in full of the Triangle Notes) NTL (Triangle) LLC and such other members of the Triangle Sub-Group as shall be necessary to ensure that the 95% Security Test is satisfied (assuming for the purpose of calculating compliance with the 95% Security Test, that the Triangle Sub-Group and the Diamond Sub-Group are part of the Bank Group and that the members of the Diamond Sub-Group which the Borrower has indicated will accede to this Agreement as Acceding Guarantors have done so) shall have acceded to this Agreement as Acceding Guarantors and provided all necessary documentation in connection with such accession in accordance with the provisions of Clause 26.1 (Acceding Guarantors), provided that no member of the Diamond Sub-Group or Triangle Sub-Group shall become an Obligor under this Clause 3.2 unless its direct Holding Company is or becomes an Obligor.

(b)           The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied as to the matters referred to in paragraph (a).

3.3          General Conditions Subsequent

The Borrower shall procure (and each relevant Obligor shall ensure) that within 30 days after the Closing Date (or earlier, to the extent required by any time-limit prescribed by law) all Initial Security Documents shall have been registered or filed with all appropriate authorities to the extent necessary for the purposes of perfecting the Security created thereunder and there shall have been delivered to the Facility Agent each of the documents listed in Part 4 of Schedule 4 (Conditions Subsequent Documents) each in form and substance satisfactory to the Facility Agent, acting reasonably.  The Facility Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.             UTILISATION

4.1          Conditions to Utilisation

Save as otherwise provided in this Agreement, an Advance will be made by the Lenders to the Borrower or a Documentary Credit will be issued by an L/C Bank at the Borrower’s request if:

(a)           in the case of an Advance, the Facility Agent has received from the Borrower a duly completed Utilisation Request in the relevant form, and in the case of a Documentary Credit, both the Facility Agent and the L/C Bank have received from the Borrower a duly completed Utilisation Request in the relevant form, in each case, no earlier than the day which is 10 Business Days and no later than 2:00 p.m. on the day which is 3 Business Days (or in the case of any Documentary Credit which is not or will not be in the form of Schedule 12 (Form of Documentary Credit), no later than 2:00 p.m. on the day which is 5 Business Days) prior to the proposed Utilisation Date for such Advance or Documentary Credit, receipt of which shall oblige the Borrower to utilise the amount requested on the Utilisation Date stated therein upon the terms and subject to the conditions contained in this Agreement;

(b)           the proposed Utilisation Date is a Business Day for the proposed currency of the Advance or Documentary Credit, as the case may be, which is or precedes the relevant Termination Date;

(c)           in the case of a Utilisation by way of Term Facility Advance, such Utilisation would result in the maximum principal amount of each Term Facility Advance being utilised, or in the case of a Utilisation by way of a Revolving Facility Advance, the proposed Sterling Amount of such Revolving Facility Advance is (i) equal to the amount of the Available Revolving Facility Commitment at such time, or (ii) less than such amount but equal to, or an integral multiple of £10 million;

(d)           in the case of a Utilisation by way of Documentary Credit, the proposed Sterling Amount of such Documentary Credit is (i) equal to the amount of the Available Revolving Facility or (ii) less than such amount but equal to or more than £1 million or such lesser amount as the L/C Bank may agree;

(e)           in the case of a Utilisation by way of a Revolving Facility Advance, immediately after the making of such Advance there will be no more than 10 Revolving Facility Advances;

(f)            in the case of a Utilisation by way of a Documentary Credit, the proposed Term of the Documentary Credit ends on or before the Termination Date in respect of the Revolving Facility;

(g)           in the case of a Utilisation by way of a Revolving Facility Advance, the proposed Term of such Advance is a period of 1, 2, 3 or 6 months or such other period as the Facility Agent may agree (provided that in respect of any period of more than 6 months, the Facility Agent shall obtain the prior consent of the Lenders), and ends on or before the Final Maturity Date in respect of the Revolving Facility provided that, save as the Mandated Lead Arrangers may otherwise agree, prior to the Syndication Date, the Term of each Revolving Facility Advance shall be 1 month (or, if less, such duration as is necessary to ensure that such Term ends on the Syndication Date);

(h)           in the case of a Utilisation by way of an Advance (other than a Rollover Advance), the interest rate applicable to such Advance’s first Interest Period or Term (as the case may be) will not have to be determined under Clause 15 (Market Disruption and Alternative Interest Rates);

(i)            in the case of a Utilisation by way of a Documentary Credit which is not substantially in the form set out in Schedule 12 (Form of Documentary Credit), the L/C Bank and the Facility Agent shall each have approved the terms of such Documentary Credit;

(j)            in the case of a Utilisation by way of a Revolving Facility Advance upon and following an Integrated Merger Event, such Utilisation is made in accordance with the provisions of the Pari Passu Intercreditor Agreement; and

(k)           in the case of any Utilisation, on the date of the Utilisation Request, the date of any Conversion Notice and the proposed Utilisation Date:

(i)            in the case of a Rollover Advance or a Documentary Credit which is being renewed pursuant to Clause 5.2 (Renewal of Documentary Credits), the Facility Agent shall not have received instructions from an Instructing Group requiring the Facility Agent to refuse such rollover or renewal of a Documentary Credit by reason of an Event of Default having occurred which is continuing or would result from the proposed Rollover Advance or the renewal of that Documentary Credit; or

(ii)           in the case of any Utilisation other than that referred to in sub-paragraph (i):

(A)          in the case of the first Utilisation (except to the extent such first Utilisation occurs on the date immediately after the date of this Agreement), all representations set out in Clause 21 (Representations and Warranties) made by each of the persons identified as making those representations are true in all material respects by reference to the circumstances then existing and no Default is continuing or would result from the proposed Utilisation; or

(B)          in the case of any other Utilisation, the Repeating Representations made by the persons identified as making those representations are true in all material respects by reference to the circumstances then existing and no Default is continuing or would result from the proposed Utilisation.

4.2          Lenders’ Participations

Each Lender will participate through its Facility Office in each Advance made pursuant to Clause 4.1 (Conditions to Utilisation) in its respective Proportion.

5.             DOCUMENTARY CREDITS

5.1          Issue of Documentary Credits

(a)           Each L/C Bank shall issue Documentary Credits pursuant to Clause 4.1 (Conditions to Utilisation) by:

(i)            completing the issue date and the proposed Expiry Date of any Documentary Credit to be issued by it; and

(ii)           executing and delivering such Documentary Credit to the relevant Beneficiary on the relevant Utilisation Date.

(b)           Each Lender having a Revolving Facility Commitment (an “Indemnifying Lender”) will participate by way of indemnity in each Documentary Credit in an amount equal to its L/C Proportion.

(c)           The Facility Agent shall notify each Indemnifying Lender and the L/C Bank of the details of any requested Documentary Credit (including the Sterling Amount of it, and, if such Documentary Credit is not to be denominated in Sterling, the relevant currency in which it will be denominated and the amount of it) and its participation in that Documentary Credit.

5.2          Renewal of Documentary Credits

(a)           The Borrower may request that a Documentary Credit issued on its behalf be renewed by delivering to the Facility Agent and the L/C Bank a Renewal Request which complies with Clause 4.1 (Conditions to Utilisation).

(b)           The terms of each renewed Documentary Credit shall be the same as those of the relevant Documentary Credit immediately prior to its renewal, except that (as stated in the Renewal Request therefor):

(i)            its amount may be less than the amount of such Documentary Credit immediately prior to its renewal; and

(ii)           its Term shall start on the date which was the Expiry Date of that Documentary Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(c)           If the conditions set out in this Clause 5.2 have been met, the L/C Bank shall amend and re-issue the relevant Documentary Credit pursuant to a Renewal Request.

5.3          Revaluation of Documentary Credits

(a)           If any Documentary Credit is denominated in a currency other than Sterling and has a Term of more than 6 months, the Facility Agent shall at six month intervals after the date of such Documentary Credit recalculate the Sterling Amount of that Documentary Credit by notionally converting into the relevant currency, the outstanding amount of that Documentary Credit on the basis of the Facility Agent’s Spot Rate of Exchange on the date of calculation.

(b)           The Borrower shall, if requested by the Facility Agent within 2 days of any calculation under paragraph (a) above, ensure that within 3 Business Days sufficient Revolving Facility Outstandings are repaid to prevent the Sterling Amount of the Revolving Facility Outstandings exceeding the aggregate amount of all of the Revolving Facility Commitments adjusted to reflect any cancellations or reductions, following any adjustment under paragraph (a) above.

5.4          Immediately Payable

If a Documentary Credit or any amount outstanding under a Documentary Credit is expressed to be immediately payable, the Borrower shall repay that amount immediately.

5.5          Claims under a Documentary Credit

(a)           The Borrower irrevocably and unconditionally authorises the L/C Bank to pay any claim made or purporting to be made under a Documentary Credit requested by it and which appears on its face to be in order (a “claim”).

(b)           The Borrower shall within 3 Business Days of a demand pay to the Facility Agent for the L/C Bank an amount equal to the amount of any claim.

(c)           The Borrower acknowledges that the L/C Bank:

(i)            is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)           deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)           The obligations of the Borrower under this Clause 5.5 will not be affected by:

(i)            the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)           any incapacity of, or limitation on the powers of, any person signing a claim or other document.

(e)           Without prejudice to any other matter contained in this Clause 5.5, the L/C Bank shall notify the Borrower as soon as reasonably practicable after receiving a claim.

5.6          Documentary Credit Indemnities

(a)           The Borrower shall within 3 Business Days of demand indemnify the L/C Bank against any cost, loss or liability incurred by the L/C Bank (otherwise than by reason of the L/C Bank’s gross negligence or wilful misconduct) in acting as the L/C Bank under any Documentary Credit requested by the Borrower provided that this indemnity shall not take effect until the Closing Date.

(b)           Each Indemnifying Lender shall (according to its L/C Proportion) promptly on demand indemnify the L/C Bank against any cost, loss or liability incurred by the L/C Bank (otherwise than by reason of the L/C Bank’s gross negligence or wilful misconduct) in acting as the L/C Bank under any Documentary Credit (except to the extent that the L/C Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)           If any Indemnifying Lender is not permitted (by its constitutional documents or any applicable Law) to comply with paragraph (b) above, then that Indemnifying Lender will not be obliged to comply with paragraph (b) and shall instead be deemed to have taken, on the date the relevant Documentary Credit is issued (or if later, on the date that Indemnifying Lender’s participation in the Documentary Credit is transferred or assigned to that Indemnifying Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Documentary Credit in an amount equal to its L/C Proportion of that Documentary Credit.  On receipt of demand from the Facility Agent, that Indemnifying Lender shall pay to the Facility Agent (for the account of the L/C Bank) an amount equal to its L/C Proportion of the amount demanded under paragraph (b) above.

(d)           The Borrower shall within 3 Business Days of demand reimburse any Indemnifying Lender for any payment it makes to the L/C Bank under this Clause 5.6 in respect of that

Documentary Credit unless an Obligor has already reimbursed the L/C Bank in respect of that payment.

(e)           The obligations of each Indemnifying Lender under this Clause 5.6 are continuing obligations and will extend to the ultimate balance of sums payable by that Indemnifying Lender in respect of any Documentary Credit, regardless of any intermediate payment or discharge in whole or in part.

(f)            The obligations of any Indemnifying Lender under this Clause 5.6 will not be affected by any act, omission, matter or thing which, but for this Clause 5.6 would reduce, release or prejudice any of its obligations under this Clause 5.6 (without limitation and whether or not known to it or any other person) including:

(i)            any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Documentary Credit or any other person;

(ii)           the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)         the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Documentary Credit or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)          any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Documentary Credit or any other person;

(v)            any amendment or restatement (however fundamental) or replacement of a Finance Document, any Documentary Credit or any other document or security;

(vi)          any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Documentary Credit or any other document or security; or

(vii)         any insolvency or similar proceedings.

5.7          Rights of Contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 5 (Documentary Credits).

5.8          Role of the L/C Bank

(a)           Nothing in this Agreement constitutes the L/C Bank as a trustee or fiduciary of any other person.

(b)           The L/C Bank shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

(c)           The L/C Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

(d)           The L/C Bank may rely on:

(i)            any representation, notice of document believed by it to be genuine, correct and appropriately authorised; and

(ii)           any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(e)           The L/C Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(f)            The L/C Bank may act in relation to the Finance Documents through its personnel and agents.

(g)           The L/C Bank is not responsible for:

(i)            the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the L/C Bank, the Facility Agent, the Mandated Lead Arrangers, an Obligor or any other person given in or in connection with any Finance Document; or

(ii)           the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

5.9          Exclusion of Liability

(a)           Without limiting paragraph (b) below, the L/C Bank will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)           No Finance Party (other than the L/C Bank) may take any proceedings against any officer, employee or agent of the L/C Bank in respect of any claim it might have against the L/C Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document.

5.10        Credit Appraisal by the Indemnifying Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Indemnifying Lender confirms to the L/C Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of the risks arising under or in connection with any Finance Document, including but not limited to, those listed in paragraphs (a) to (d) of Clause 31.15 (Credit Appraisal by the Lenders).

5.11        Appointment and Change of L/C Bank

(a)           The Borrower, with the prior written consent of the relevant Lender, may designate any Lender with a Revolving Facility Commitment as an L/C Bank or as a replacement therefor, but not with respect to Documentary Credits already issued by any other L/C Bank.

(b)           Any Lender so designated shall become an L/C Bank under this Agreement by delivering to the Facility Agent an executed L/C Bank Accession Certificate.

(c)           An L/C Bank may resign as issuer of further Documentary Credits at any time if (i) the Borrower and an Instructing Group consent to such resignation or so require; (ii) there is, in the reasonable opinion of the L/C Bank, an actual or potential conflict of interest in it continuing to act as L/C Bank; or (iii) its Revolving Facility Commitment is reduced to zero, provided that the L/C Bank shall not resign until a replacement L/C Bank is appointed.

6.             ANCILLARY FACILITIES

6.1          Utilisation of Ancillary Facilities

(a)           The Borrower may, subject to paragraphs (b) and (c) below, at any time at least 35 days prior to the Termination Date in respect of the Revolving Facility by delivery of a notice (a “Conversion Notice”) to the Facility Agent, request an Ancillary Facility to be established by the conversion of any Lender’s Available Revolving Facility Commitment (or any part of it) into an Ancillary Facility Commitment with effect from the date (in this Clause 6, the “Effective Date”) specified in the Conversion Notice (being a date not less than 3 Business Days after the date such Conversion Notice is received by the Facility Agent).

(b)           Each Conversion Notice shall specify:

(i)            the nominated Ancillary Facility Lender;

(ii)           the type of Ancillary Facility and the currency or currencies in which the Borrower wishes such Ancillary Facility to be available;

(iii)         the proposed Sterling Amount of the original Ancillary Facility Commitment (subject always to paragraph (c) below), being an amount equal to (i) the Available Revolving Facility Commitment of the nominated Ancillary Facility Lender or, if less, (ii) equal to or more than £5 million;

(iv)          the commencement and expiry date for the relevant Ancillary Facility (such expiry date not to extend beyond the Final Maturity Date in respect of the Revolving Facility); and

(v)            such other details as to the nature, amount, fees for and operation of the proposed Ancillary Facility as the Facility Agent and the nominated Ancillary Facility Lender may reasonably require.

(c)           The aggregate Sterling Amount of the Revolving Facility Commitments which may at any time be utilised by way of Ancillary Facilities shall not exceed £100 million and the aggregate Sterling Amount of Ancillary Facilities which may at any time be utilised by way of performance bond facilities shall not exceed £100 million.

(d)           The Facility Agent shall promptly notify the Lenders of each Conversion Notice received pursuant to paragraph (a) above.

(e)           Any Lender nominated as an Ancillary Facility Lender which has notified the Facility Agent of its consent to such nomination shall, subject to the Facility Agent’s consent (not to be unreasonably withheld or delayed), be authorised to make the proposed Ancillary Facility available in accordance with the Conversion Notice (as approved by the Facility Agent) with effect on and from the Effective Date.  No other Lender shall be obliged to consent to the nomination of the Ancillary Facility Lender.

(f)            Any material variation from the terms of the Ancillary Facility or any proposed increase or reduction of the Ancillary Facility Commitment shall be effected on and subject to the provisions of this Clause 6 mutatis mutandis as if such Ancillary Facility were newly requested, provided that the Sterling Amount of the Ancillary Facility Outstandings under each Ancillary Facility shall at no time exceed the related Ancillary Facility Commitment.

(g)           The Borrower may (subject to compliance with the applicable terms of the relevant Ancillary Facility) at any time by giving written notice to the Facility Agent and the relevant Ancillary Facility Lender cancel any Ancillary Facility Commitment pursuant to and in accordance with Clause 10.1 (Voluntary Cancellation), provided that on the date of such cancellation, that part of such Ancillary Facility Commitment as shall have been so cancelled shall be converted back into the Revolving Facility Commitment of the relevant Lender unless the Revolving Facility Commitments are also cancelled on such date.

(h)           The Ancillary Facility Commitment of any Ancillary Facility Lender shall terminate and be cancelled on the date agreed therefor between the relevant Ancillary Facility Lender and the Borrower, provided such date shall be no later than the Termination Date in respect of the Revolving Facility (the “Ancillary Facility Termination Date”).  Any Ancillary Facility Outstandings on the applicable Ancillary Facility Termination Date shall be repaid in full by the Borrower on such date.

(i)            The Revolving Facility Commitment of each Lender at any time shall be reduced by the amount of any Ancillary Facility Commitment of such Lender at such time but shall, subject to any other provisions of this Agreement, automatically be increased by the amount of any portion of its Ancillary Facility Commitment which ceases to be made available to the Borrower for any reason (other than as a result of Utilisation of it) in accordance with the terms of such Ancillary Facility or is cancelled pursuant to paragraphs (g) or (h) above.

6.2          Operation of Ancillary Facilities

(a)           Subject to paragraph (b) below, the terms governing the operation of any Ancillary Facility (including the rate of interest (including default interest), fees, commission and other remuneration in respect of such Ancillary Facility) shall be those determined by agreement between the Ancillary Facility Lender and the Borrower, provided that such terms shall be based upon the normal commercial terms and market rates of the relevant Ancillary Facility Lender.

(b)           In the case of any inconsistency or conflict between the terms of any Ancillary Facility, the applicable Ancillary Facility Documents and this Agreement, the terms and provisions of the applicable Ancillary Facility Document shall prevail unless the contrary intention is expressly provided for in this Agreement.

(c)           The Borrower and Ancillary Facility Lender will promptly upon request by the Facility Agent, supply the Facility Agent with such information relating to the operation of each Ancillary Facility (including without limitation details of the Ancillary Facility Outstandings and the Sterling Amount thereof) as the Facility Agent may from time to time reasonably request (and the Borrower consents to such documents and information being provided to the Facility Agent and the other Lenders).

6.3          Ancillary Facility Default

(a)           If a default occurs under any Ancillary Facility, no Ancillary Facility Lender may demand repayment of any monies or demand cash cover for any Ancillary Facility Outstandings, or take any analogous action in respect of any Ancillary Facility, until the Acceleration Date.

(b)           If an Acceleration Date occurs, the claims of each Lender with a Revolving Facility Commitment and each Ancillary Facility Lender in respect of amounts outstanding to them under the Revolving Facility and Ancillary Facilities respectively shall be adjusted in accordance with this Clause 6.3 by making all necessary transfers of such portions of such claims such that following such transfers the Revolving Facility Outstandings and Ancillary Facility Outstandings (together with the rights to receive interest, fees and charges in relation thereto) of (i) each Lender with a Revolving Facility Commitment and (ii) each Ancillary Facility Lender, in each case as at the Acceleration Date shall be an amount corresponding pro rata to the proportion that the sum of such Lender’s Revolving Facility Commitment and/or (as the case may be) Ancillary Facility Commitment bears to the sum of all of the Revolving Facility Commitments and the Ancillary Commitments, each as at the Acceleration Date.

(c)           No later than the third Business Day following the Acceleration Date each of the Ancillary Facility Lenders shall notify the Facility Agent in writing of the Sterling Amount of its Ancillary Facility Outstandings as at the close of business on the Acceleration Date, such amount to take account of any clearing of debits which were entered into the clearing system of such Ancillary Facility Lenders prior to the Acceleration Date and any amounts credited to the relevant accounts prior to close of business on the Acceleration Date.

(d)           On receipt of the information referred to in paragraph (c) above, the Facility Agent will promptly determine what adjustment payments (if any) are necessary as between the Lenders participating in the Revolving Facility and each Ancillary Facility Lender in order to ensure that, following such adjustment payments, the requirements of paragraph (b) above are complied with.

(e)           The Facility Agent will notify all the Lenders as soon as practicable of its determinations pursuant to paragraph (d) above, giving details of the adjustment payments required to be made.  Such adjustment payments shall be payable by the relevant Lenders and shall be made to the Facility Agent within 3 Business Days following receipt of such notification from the Facility Agent.  The Facility Agent shall distribute the adjustment payments received, among the Ancillary Facility Lenders and the Lenders participating in the Revolving Facility in order to satisfy the requirements of paragraph (b) above.

(f)            If at any time following the Acceleration Date, the amount of Revolving Facility Outstandings of any Lender or Ancillary Facility Outstandings of any Ancillary Facility Lender used in the Facility Agent’s calculation of the adjustments required under paragraph (d) above should vary for any reason (other than as a result of currency exchange fluctuation or other reason which affects all relevant Lenders equally), further adjustment payments shall be made on the same basis (mutatis mutandis) provided for in this Clause 6.3.

(g)           In respect of any amount paid by any Lender (a “Paying Lender”) pursuant to either of paragraphs (e) or (f) above, as between the Borrower and the Paying Lender, the amount so paid shall be immediately due and payable by the Borrower to the Paying Lender and the payment obligations of the Borrower to the Lender(s) which received such payment shall be treated as correspondingly reduced by the amount of such payment.

(h)           Each Lender shall promptly supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of giving effect to this Clause 6.3.

(i)            If an Ancillary Facility Lender has the benefit of any Encumbrance securing any of its Ancillary Facilities, the realisations from such security when enforced will be treated as an amount recovered by such Ancillary Facility Lender in its capacity as a Lender which is subject to the sharing arrangements in Clause 36 (Sharing Among the Finance Parties) to the intent that such realisation should benefit all Lenders pro rata.

7.             OPTIONAL CURRENCIES

7.1          Selection of Currency

The Borrower shall select the currency of a Revolving Facility Advance made to it (which shall be Sterling, Dollars, euro or an Optional Currency) in the Utilisation Request relating to the relevant Revolving Facility Advance.

7.2          Unavailability of Optional Currency

If before 10.00 a.m. on the Quotation Date for the relevant Revolving Facility Advance:

(a)           a Lender notifies the Facility Agent that the relevant Optional Currency is not readily available to it in the amount required; or

(b)           a Lender notifies the Facility Agent that compliance with its obligation to participate in the Revolving Facility Advance in the proposed Optional Currency would contravene a Law or regulation applicable to it, the Facility Agent will promptly give notice to the Borrower to that effect.  In this event, any Lender that gives notice pursuant to this Clause 7.2 will be required to participate in the relevant Revolving Facility Advance in Sterling (in an amount equal to that Lender’s Proportion of the Sterling Amount of the relevant Revolving Facility Advance or, in respect of a Rollover Advance, an amount equal to that Lender’s Proportion of the Sterling Amount of any amount that the Lenders are actually required to advance in accordance with Clause 8.2 (Rollover Advances)), and its participation will be treated as a separate Advance denominated in Sterling during that Term.

8.             REPAYMENT OF REVOLVING FACILITY OUTSTANDINGS

8.1          Repayment of Revolving Facility Advances

Subject to the provisions of the Pari Passu Intercreditor Agreement upon and following an Integrated Merger Event, the Borrower shall (subject to Clause 8.2 (Rollover Advances)) repay the full amount of each Revolving Facility Advance on its Repayment Date.

8.2          Rollover Advances

Without prejudice to the Borrower’s obligation to repay the full amount of each Revolving Facility Advance made to it on the applicable Repayment Date, where, on the same day on which the Borrower is due to repay a Revolving Facility Advance (a “Maturing Advance”) the Borrower has also requested that a Revolving Facility Advance in the same currency as and in an amount which is equal to or less than the Maturing Advance be made to it (a “Rollover Advance”), subject to the Lenders being obliged to make such Rollover Advance under Clause 4.1 (Conditions to Utilisation), the amount to be so repaid and the amount to be so drawn down shall be netted off against each other so that the amount which the Borrower is actually required to repay on the applicable Repayment Date shall be the net amount remaining after such netting off.

8.3          Cash Collateralisation of Documentary Credits

The Borrower may give the Facility Agent not less than 5 Business Days’ prior written notice of its intention to repay a Documentary Credit and, having given such notice, shall procure that the relevant Outstanding L/C Amount in respect of such Documentary Credit is reduced to zero and repaid in full by providing cash cover therefor in accordance with Clause 1.9 (Documentary Credits) (in each case,) or by reducing the Outstanding L/C Amount of such Documentary Credit or by cancelling such

Documentary Credit and returning the original to the L/C Bank or the Facility Agent on behalf of the Lenders.

8.4          Cleandown

Notwithstanding any other provision of this Agreement, the Borrower shall procure that (other than in respect of any Ancillary Facility Outstandings or Documentary Credits) Revolving Facility Outstandings are reduced to zero for a period of at least 5 consecutive Business Days in each annual period during which the Revolving Facility is available for drawing under this Agreement.

9.             REPAYMENT OF TERM FACILITY OUTSTANDINGS

9.1          Repayment of A Facility Outstandings

The Borrower shall make such repayments as may be necessary to ensure that on each of the dates set out in the table below (each a “Repayment Date”) the aggregate Sterling Amount of the A Facility Outstandings (as at the close of business in London on the Closing Date) is reduced by an amount equal to the amount set out in the table below (each, a “Repayment Instalment”).

Repayment Date	Amount Repayable

30 September 2004	£8,000,000

31 March 2005	£30,000,000

30 September 2005	£30,000,000

31 March 2006	£59,800,000

30 September 2006	£59,800,000

31 March 2007	£95,300,000

30 September 2007	£95,300,000

31 March 2008	£110,900,000

30 September 2008	£148,500,000

31 March 2009	£127,500,000

30 September 2009	£127,500,000

31 March 2010	£127,500,000

30 September 2010	£127,500,000

31 March 2011	£127,400,000

9.2          Repayment of B Facility Outstandings

The Borrower shall repay the B Facility Advance by making such repayments (each, a “Repayment Instalment”) as may be necessary to ensure that on each of the dates falling 90 months and 96 months (each a “Repayment Date”) after the date of this Agreement, the aggregate Sterling Amount of the B Facility Outstandings (as at the close of business in London on the Closing Date) on a pro rata basis across each of the B1 Sub-Tranche, B2 Sub-Tranche and B3 Sub-Tranche, is reduced by 50% of such B Facility Outstandings.

9.3          No Reborrowing of Term Facility Advances

The Borrower may not reborrow any part of any Term Facility Advance which is repaid.

10.          CANCELLATION

10.1        Voluntary Cancellation

Subject to the provisions of the Pari Passu Intercreditor Agreement upon and following an Integrated Merger Event, the Borrower may, by giving to the Facility Agent not less than 3 Business Days’ prior written notice to that effect (unless an Instructing Group has given its prior consent to a shorter period) cancel any Available Facility in whole or any part (but if in part, in an amount that reduces the Sterling Amount of such Facility by a minimum amount of £10,000,000 and an integral multiple of £5,000,000) and any such cancellation shall (subject to the provisions of Clause 6.1(g) (Utilisation of Ancillary Facilities), reduce the relevant Available Commitments of the Lenders rateably.

10.2        Notice of Cancellation

Any notice of cancellation given by the Borrower pursuant to Clause 10.1 (Voluntary Cancellation) shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

10.3        Cancellation of Available Commitments

(a)           On each Termination Date any Available Commitments in respect of the Facility to which such Termination Date relates shall automatically be cancelled and the Commitment of each Lender in relation to such Facility shall automatically be reduced to zero.

(b)           No Available Commitments which have been cancelled hereunder may thereafter be reinstated.

11.          VOLUNTARY PREPAYMENT

11.1        Voluntary Prepayment

The Borrower may be giving to the Facility Agent not less than 5 Business Days’ prior written notice to that effect (unless an Instructing Group has given its prior consent to a shorter period), repay any Advance in whole or in part (but if in part, in an amount that reduces the Sterling Amount of the relevant Advance by a minimum amount of £10,000,000 and an integral multiple of £5,000,000) together with accrued interest on the amount repaid without premium or penalty but subject to the payment of any Break Costs, provided that no such notice may be given under this Clause 11.1 in respect of a Revolving Facility Advance, while any Term Facility Advance is outstanding unless such Revolving Facility Advance and all the Term Facility Advances are to be repaid on the same date.

11.2        Right of Prepayment and Cancellation in relation to a single Lender

If any sum payable to any Lender by an Obligor is required to be increased under Clause 17.1 (Tax Gross-up) or a Lender claims indemnification from the Borrower under the provisions of Clause 17.2 (Tax Indemnity) or Clause 18.1 (Increased Costs) and the Facility Agent receives from the Borrower and while the circumstances giving rise to such increase or indemnification continue, at least 5 Business Days’ prior notice of its intention to repay or to cause to be repaid such Lender’s share of the Outstandings, the Borrower shall on the last day of each of the then current Interest Periods or Terms (as the case may be) repay such Lender’s portion of each Advance to which such Interest Periods or Terms relate and if the relevant Lender is also an L/C Bank, the Borrower shall procure that the relevant Outstanding L/C Amount(s) are reduced to zero and if the relevant Lender is also an Ancillary Facility Lender, the Borrower shall repay the relevant Ancillary Facility Outstandings in full.

11.3        Application of Repayments

(a)           Subject to the provisions of the Pari Passu Intercreditor Agreement upon and following an Integrated Merger Event and to the extent applicable, any repayment made pursuant to Clauses 11.1 (Voluntary Prepayment), 12.2 (Repayment from Net Proceeds), 12.4 (Repayment from Excess Cash Flow), 12.5 (Repayment from Debt Proceeds) and 12.6 (Repayment from Equity Proceeds) and, to the extent applicable, any repayment made under Clause 12.7 (Repayments from Securitisations and Factoring) under the circumstances set out therein, shall be applied at the end of the Interest Period or Term current at the time of receipt of such proceeds, firstly, subject to paragraph (d) below, in repayment of the Term Facility Outstandings pro rata to the aggregate amount of A Facility Outstandings and B Facility Outstandings on the date of such repayment until all A Facility Outstandings and all B Facility Outstandings have been repaid in full and, secondly, in repayment of Revolving Facility Outstandings on the date of such repayment.

(b)           Any repayment of Facility A Outstandings made pursuant to paragraph (a) shall either:

(i)            reduce each of the remaining Repayment Instalments for Facility A on a pro rata basis; or

(ii)           at the election of the Borrower made on or prior to the date upon which such repayment of Facility A Outstandings is made pursuant to paragraph (a) above, repay the immediately succeeding two Repayment Instalments for Facility A in chronological order of maturity, and thereafter in respect of any excess, reduce each of the remaining Repayment Instalments for Facility A on a pro rata basis.

(c)           Subject to the provisions of paragraph (d) below, any repayment of Facility B Outstandings made pursuant to paragraph (a) shall reduce each of the Repayment Instalments for Facility B on a pro rata basis.

(d)           Without prejudice to the provisions of paragraph (a) above, any Lender under the B Facility may, at its sole discretion, notify the Facility Agent at least 3 Business Days in advance that it does not wish to receive its share of the prepayment of the B Facility Outstandings to be made pursuant to paragraph (a), at the time such prepayment is to be made.  In the event of such notification, the amount which would have been applied in prepaying such Lender of the B Facility shall instead be applied in prepayment to the Lenders of the A Facility, on the basis set out in paragraphs (a) and (b) above.

(e)           Any repayment of any Revolving Facility Outstandings under this Agreement shall be applied first against Revolving Facility Advances and when all Revolving Facility Advances have been repaid in full, to provide cash collateral in respect of any Outstanding L/C Amounts.

11.4        Release from Obligation to make Advances

A Lender for whose account a repayment is to be made under Clause 11.2 (Right of Prepayment and Cancellation in relation to a single Lender) shall not be obliged to participate in the making of Advances (including Revolving Facility Advances) or in the issue or counter-guarantee in respect of Documentary Credits or in the provision of Ancillary Facilities on or after the date upon which the Facility Agent receives the relevant notice of intention to repay such Lender’s share of the Outstandings, on which date all of such Lender’s Available Commitments shall be cancelled and all of its Commitments shall be reduced to zero.

11.5        Notice of Repayment

Any notice of repayment given by the Borrower pursuant to Clauses 11.1 (Voluntary Prepayment) or 11.2 (Right of Prepayment and Cancellation in relation to a single Lender) shall be irrevocable, shall specify the date upon which such repayment is to be made and the amount of such repayment and shall oblige the Borrower to make such repayment on such date.

11.6        Restrictions on Repayment

The Borrower may not repay all or any part of any Advance  (including, at any time, a Revolving Facility Advance) except at the times and in the manner expressly provided for in this Agreement.

11.7        Cancellation upon Repayment

No amount repaid under this Agreement may subsequently be reborrowed other than any amount of a Revolving Facility Advance repaid in accordance with Clause 8.1 (Repayment of Revolving Facility Advances) or any Documentary Credit repaid in accordance with this Agreement on or prior to the Final Maturity Date in respect of the Revolving Facility and upon any repayment (other than in respect of a Revolving Facility Advance, as aforesaid) the availability of the relevant Facility shall be reduced by an amount corresponding to the amount of such repayment and the Available Commitment of each Lender in relation to that Facility shall be cancelled in an amount equal to such Lender’s Proportion of the amount repaid.  For the avoidance of doubt, unless expressly agreed to the contrary in the relevant Ancillary Facility Documents, this Clause 11.7 shall not apply to any Ancillary Facility.

12.          MANDATORY PREPAYMENT AND CANCELLATION

12.1        Change of Control

If, other than to the extent arising from or in connection with a Merger Event:

(a)           there occurs a sale of all or substantially all of the assets and/or business of the Bank Group, (other than a sale of (or any part of) the Broadcast Business);

(b)           at any time after Cableco has acceded to this Agreement, Cableco ceases to be a direct or indirect wholly-owned Subsidiary of the Ultimate Parent;

(c)           at any time after Cableco has acceded to this Agreement, the Borrower ceases to be a direct wholly-owned Subsidiary of Cableco; or

(d)           a Change of Control occurs,

all of the Available Commitments shall immediately be cancelled, the Commitments of each Lender in respect of each Facility shall be reduced to zero and the Borrower shall procure that the Outstandings are immediately repaid in full together with unpaid interest accrued thereon and all other amounts payable pursuant to Clause 32 (Borrower’s Indemnities) and any other provision of this Agreement.

12.2        Repayment from Net Proceeds

(a)           Subject to the provisions of the Pari Passu Intercreditor Agreement upon and following an Integrated Merger Event, the Borrower shall procure that, subject to paragraph (b) below, an amount equal to the Net Proceeds received:

(i)            by any member of the Bank Group in respect of any sale, transfer, lease, surrender or other disposal of any member’s assets or business in aggregate in excess of £10 million (or its equivalent in other currencies) in any financial year of the Borrower; or

(ii)           by any member of the Bank Group in respect of any insurance policy in aggregate exceeding £10 million (or its equivalent in other currencies) in any financial year of the Borrower,

is applied in or towards repayment of the Outstandings in accordance with Clause 11.3 (Application of Repayments).

(b)           Paragraph (a) shall not apply to Net Proceeds arising:

(i)            from a disposal of assets where such Net Proceeds are used for the acquisition of or reinvestment in assets required for use in the Group Business or directly related to the Group Business or are applied towards Capital Expenditure of the Bank Group, in each case, within 12 months of the date of the relevant disposal and to the extent permitted by the provisions of this Agreement;

(ii)           from any disposal referred to in paragraphs (a), (b), (c) (other than to the extent such Net Proceeds relate to the disposal of Cash Equivalent Investments or Marketable Securities acquired in consideration of any disposal which is subject to the proviso to Clause 25.6 (Disposals)), (d), (e), (f), (h), (i), (j), (k), (l), (m), (o), (q), and (r)(i) of Clause 25.6 (Disposals);

(iii)         from any insurance recovery, where the Net Proceeds arising out of the same are to be applied in replacing, reinstating or repairing the relevant damaged or destroyed assets or in refinancing any expenditure incurred in the replacement, reinstatement and/or repair of such assets and such damaged or destroyed assets are replaced, reinstated or repaired within 12 months of receipt of such Net Proceeds;

(iv)          out of or in connection with Separation (or any part of it) as carried out in accordance with Clause 28 (Separation of the Broadcast Business); or

(v)            following or at or about the same time as Principal Separation, from any sale, transfer, lease, surrender, loan or other disposal of any interest in any member of the Broadcast Group, any Broadcast Assets or the assignment of any Indebtedness owed by any member of the Broadcast Group, provided that to the extent that any Net Proceeds are not applied in accordance with sub-paragraphs (i) or (iii) above (as applicable) such amounts shall, subject to Clause 12.3 (Blocked Accounts), be applied in or towards repayment of Outstandings in accordance with Clause 11.3 (Application of Repayments).

12.3        Blocked Accounts

(a)           In relation to any amount of Net Proceeds referred to in paragraphs (b)(i) and (b)(iii) of Clause 12.2(a) (Repayment from Net Proceeds), any amount of Debt Proceeds contributed to the Bank Group under sub-paragraphs (b)(viii) or (b)(ix) of Clause 12.5 (Repayment from Debt Proceeds) and any amount of Equity Proceeds contributed to the Bank Group under sub-paragraphs (b)(i) or (b)(ii) of Clause 12.6 (Repayment from Equity Proceeds) pending the acquisition, reinvestment, replacement, reinstatement or repair or application towards Capital Expenditure contemplated in Clause 12.2(b), or the application towards any acquisition, investment or Capital Expenditure contemplated in Clause 12.5(b) or Clause 12.6(b), all such amounts shall be deposited in a Blocked Account.

(b)           While there are any Outstandings or any of the Commitments are available for drawing, no amount shall be withdrawn from any Blocked Account by any member of the Group or the Facility Agent except for (i) amounts applied in accordance with sub-paragraphs (b)(i) and (b)(iii) of Clause 12.2 (Repayment from Net Proceeds), sub-paragraphs (b)(viii) and (b)(ix) of Clause 12.5 (Repayment from Debt Proceeds) and sub-paragraphs (b)(i) and (b)(ii) of Clause 12.6 (Repayment from Equity Proceeds), (ii) amounts applied in or towards repayment of Outstandings in accordance with Clause 12.2 (Repayment from Net Proceeds), Clause 12.5 (Repayment from Debt Proceeds) or Clause 12.6 (Repayment from Equity Proceeds) or (iii) following the Acceleration Date, applications by the Facility Agent of the whole or any part of the sums standing to the credit of a Blocked Account in or towards payment of any sums due and unpaid at any time from any Obligor under any Finance Document.

12.4        Repayment from Excess Cash Flow

(a)           Subject to the provisions of the Pari Passu Intercreditor Agreement upon and following an Integrated Merger Event, the Borrower shall ensure that subject to paragraphs (b) and (c) below, an amount equal to:

(i)            75% of Excess Cash Flow in each financial year of the Borrower, in the event that the Compliance Certificate delivered pursuant to Clause 22.5 (Compliance Certificates) and the annual financial information delivered pursuant to Clause 22.1 (Financial Statements) demonstrate that the ratio of Consolidated Total Debt as at the end of such financial year to Bank Group Covenant Profit for such financial year is greater than 4:1; or

(ii)           50% of Excess Cash Flow in each financial year of the Borrower, in the event that the Compliance Certificate delivered pursuant to Clause 22.5 (Compliance Certificates) and the annual financial information delivered pursuant to Clause 22.1 (Financial Statements) demonstrate that the ratio of Consolidated Total Debt as at the end of such financial year to Bank Group Covenant Profit for such financial year, is 4:1 or less but more than 3.5:1; or

(iii)         25% of Excess Cash Flow in each financial year of the Borrower, in the event that the Compliance Certificate delivered pursuant to Clause 22.5 (Compliance Certificates) and the annual financial information delivered pursuant to Clause 22.1 (Financial Statements) demonstrate that the ratio of Consolidated Total Debt as at the end of such financial year to Bank Group Covenant Profit for such financial year, is 3.5:1 or less but is more than 3:1, is applied within 10 Business Days of the delivery to the Facility Agent of the annual financial information of the Bank Group for such financial year in or towards repayment of Outstandings in accordance with Clause 11.3 (Application of Repayments).

(b)           Subject to paragraph (c) below, no repayments shall be required under paragraph (a) above in the event that the Compliance Certificate most recently delivered pursuant to Clause 22.5 (Compliance Certificates) and the annual financial information delivered pursuant to Clause 22.1 (Financial Statements) demonstrate that the ratio of Consolidated Total Debt as at the end of such financial year to Bank Group Covenant Profit for the relevant financial year, is 3:1 or less.

(c)           In respect of the financial year ended 31 December 2004, the calculation of any Excess Cash Flow which may be required to be prepaid pursuant to paragraphs (a) and (b) above, shall be calculated by reference to the ratio of Consolidated Total Debt as at the end of such financial year to Bank Group Covenant Profit for the last three Financial Quarters of such financial year, multiplied by four and divided by three.

12.5        Repayment from Debt Proceeds

(a)           Subject to the provisions of the Pari Passu Intercreditor Agreement upon and following an Integrated Merger Event, the Ultimate Parent shall, subject to paragraph (b) below, procure that 50% of Debt Proceeds raised by any member of the Group in connection with any single raising of Debt Proceeds which exceeds £10 million shall be applied in prepayment of Outstandings in accordance with Clause 11.3 (Application of Repayments).

(b)           Paragraph (a) above shall not apply to:

(i)            any Financial Indebtedness raised in respect of the High Yield Notes or, to the extent applicable, any High Yield Refinancing (provided that any amount received in connection with any High Yield Refinancing which exceeds the aggregate of (A) the aggregate principal amount of the High Yield Notes or Refinancing High Yield Notes being refinanced, (B) any accrued interest thereon, (C) any make-whole and any other contractual premium payable in respect thereof and (D) any fees, costs, expenses, commissions and other similar charges reasonably incurred in connection with such refinancing, shall be required to be repaid in accordance with paragraph (a) above except to the extent such excess would be excluded from the application of paragraph (a) above under the terms of any other provision in this paragraph (b));

(ii)           in connection with an Unintegrated Merger Event or at any time prior to an Integrated Merger Event, any Target Group Refinancing Indebtedness raised by any member of the Group other than a member of the Bank Group or any other Financial Indebtedness raised by any member of the Target Group;

(iii)         in connection with or at any time after an Integrated Merger Event, Target Group Refinancing Indebtedness and any Post Merger Target Group Refinancing raised by any member of the Group, which is not otherwise prohibited by this Agreement, (provided in each case, that any amount received in connection with any Target Group Refinancing Indebtedness or any Post Merger Target Group Refinancing which exceeds the aggregate of (A) the aggregate principal amount of the Target Group Financial Indebtedness and/or Target Group Refinancing Indebtedness (as the case may be) which is being refinanced, (B) any accrued interest thereon, (C) make-whole and any other contractual premium payable in respect thereof which is not inconsistent with standard market practice, and (D) any fees, costs, expenses, commissions and other similar charges reasonably incurred in connection with such refinancing, shall be required to be repaid in accordance with paragraph (a) above, except to the extent such excess would be excluded from the application of paragraph (a) above under the terms of any other provision in this paragraph (b));

(iv)          any Financial Indebtedness in respect of any Hedging Agreement entered into by any member of the Group;

(v)            any Financial Indebtedness raised by any member of the Group from (A) any other member of the Group or (B) any member of the Broadcast Group to the extent not prohibited by this Agreement;

(vi)          any Financial Indebtedness raised by any member of the Broadcast Group where such Financial Indebtedness is not supported by way of guarantee, indemnity or otherwise by the Core Group;

(vii)         any Financial Indebtedness to the extent raised by any member of the Bank Group which is permitted by Clause 25.4 (Financial Indebtedness);

(viii)        any Financial Indebtedness to the extent raised by any member of the Group (other than a member of the Bank Group) which is contributed to the Bank Group in accordance with Clause 24.16 (Contributions to the Bank Group) and thereafter applied by the ultimate recipient thereof towards the purchase price of any acquisition or investment permitted by Clause 25.14 (Acquisitions and Investments);

(ix)          any Financial Indebtedness to the extent raised by any member of the Group (other than a member of the Bank Group) which is contributed to the Bank Group in accordance with Clause 24.16 (Contributions to the Bank Group) and thereafter applied by the ultimate recipient thereof towards Capital Expenditure in compliance with the provisions of Clause 23.3 (Capital Expenditure);

(x)           any Financial Indebtedness raised by any member of the Group which is not a member of the Bank Group, which constitutes Target Group Acquisition Indebtedness or Target Group Acquisition Refinancing Indebtedness (provided that any amount received in connection with any Target Group Acquisition Refinancing Indebtedness which exceeds the aggregate of (A) the aggregate principal amount of the Target Group Acquisition Indebtedness being refinanced, (B) any accrued interest thereon, (C) make-whole and any other contractual premium payable in respect thereof which is not inconsistent with standard market practice, and (D) any fees, costs, expenses, commissions and other similar charges reasonably incurred in connection with such refinancing, shall be required to be repaid in accordance with paragraph (a) above, except to the extent such excess would be excluded from the application of paragraph (a) above under the terms of any other provision in this paragraph (b)); or

(xi)          with the prior written consent of an Instructing Group, any Financial Indebtedness raised by any member of the Group which is not a member of the Bank Group, the proceeds of which shall be applied towards the financing of an acquisition to be made by such person or any other member of the Group which is not a member of the Bank Group, provided that in the case of sub-paragraphs (viii) and (ix) above, such Debt Proceeds shall within 90 days of receipt thereof, be contributed into the Bank Group and deposited into a Blocked Account as contemplated by Clause 12.3 (Blocked Accounts) and if not applied within 90 days after such deposit shall be applied in or towards repayment of Outstandings in accordance with Clause 11.3 (Application of Repayments).

12.6        Repayment from Equity Proceeds

(a)           Subject to the provisions of the Pari Passu Intercreditor Agreement upon and following an Integrated Merger Event, the Ultimate Parent shall procure that subject to paragraph (b) below, an amount equal to:

(i)            50% of Equity Proceeds, in the event that the Compliance Certificate most recently delivered pursuant to Clause 22.5 (Compliance Certificates) and the quarterly financial information delivered pursuant to Clause 22.1 (Financial Statements) for each Financial Quarter in the Semi-Annual Period ending on the Quarter Date to which such Compliance Certificate relates demonstrate that the ratio of Consolidated Total Debt as at such Quarter Date to Bank Group Covenant Profit for the Semi-Annual Period ending on such Quarter Date, calculated on an annualised basis, is more than 3.5:1; or

(ii)           25% of Equity Proceeds, in the event that the Compliance Certificate most recently delivered pursuant to Clause 22.5 (Compliance Certificates) and the quarterly financial information delivered pursuant to Clause 22.1 (Financial Statements) for each Financial Quarter in the Semi-Annual Period ending on the Quarter Date to which such Compliance Certificate relates demonstrate that the ratio of Consolidated Total Debt as at such Quarter Date to Bank Group Covenant Profit for the Semi-Annual Period ending on such Quarter Date calculated on an annualised basis, is 3.5:1 or less but is more than 3:1, shall be contributed to a member of the Bank Group in accordance with Clause 24.16 (Contributions to the Bank Group) and applied in or towards repayment of Outstandings in accordance with Clause 11.3 (Application of Repayments) provided that no amount of Equity Proceeds shall be required to be prepaid under this paragraph (a) unless the amount of Equity Proceeds received by the Group in connection with any single raising of Equity Proceeds exceeds £10 million (or its equivalent in other currencies).

(b)           Paragraph (a) shall not apply to any Equity Proceeds:

(i)            to the extent contributed to or invested in the Bank Group in accordance with Clause 24.16 (Contributions to the Bank Group) and thereafter applied by the ultimate recipient thereof towards the purchase price of any acquisition or investment to the extent permitted by Clause 25.14 (Acquisitions and Investments);

(ii)           to the extent contributed to or invested in the Bank Group in accordance with Clause 24.16 (Contributions to the Bank Group) and thereafter applied by the ultimate recipient thereof towards Capital Expenditure in compliance with the provisions of Clause 23.3 (Capital Expenditure);

(iii)         to the extent raised by any member of the Group relating to any offering of securities of, or in respect of any securities of, any member of the Broadcast Group;

(iv)          in the event that the Compliance Certificate most recently delivered pursuant to Clause 22.5 (Compliance Certificates) and the quarterly financial information delivered pursuant to Clause 22.1 (Financial Statements) for each Financial Quarter in the Semi-Annual Period ending on the Quarter Date to which such Compliance Certificate relates demonstrate that the ratio of Consolidated Total Debt as at such Quarter Date to Bank Group Covenant Profit for the Semi-Annual Period ending on such Quarter Date, calculated on an annualised basis, is 3:1 or less;

(v)            to the extent raised by any member of the Group and applied towards consideration payable in connection with and any reasonable fees, commissions, expenses or other similar charges incurred by the Group in relation to, a Merger Event;

(vi)          to the extent raised by any member of the Group which is a Joint Venture but which is not a member of the Bank Group and applied for its own purposes;

(vii)         arising from the exercise of stock options or any similar securities issued to directors, officers or employees of any member of the Group;

(viii)        at any time prior to or in connection with an Integrated Merger Event, any Equity Proceeds raised by any member of the Group (which is not a member of the Bank Group or a member of the Target Group) for the purposes of refinancing any Target Group Financial Indebtedness or any Target Group Refinancing Indebtedness not otherwise prohibited by this Agreement, (provided that any amount received by way of Equity Proceeds which exceeds the aggregate of (A) the aggregate principal amount of the Target Group Financing Indebtedness or the Target Group Refinancing Indebtedness which is being refinanced, (B) any accrued interest thereon, (C) make-whole and any other contractual premium payable in respect thereof which is not inconsistent with standard market practice, and (D) any fees, costs, expenses, commissions and other similar charges reasonably incurred in connection with such refinancing, shall be required to be repaid in accordance with paragraph (a) above, except to the extent such excess would be excluded from the application of paragraph (a) above under the terms of any other provision in this paragraph (b)); or

(ix)          at any time after a Merger Event, any Equity Proceeds raised by any member of the Target Group for the purposes of refinancing any Target Group Financial Indebtedness or any Target Group Refinancing Indebtedness not otherwise prohibited by this Agreement, provided that in the case of sub-paragraphs (i) and (ii) above, such Equity Proceeds shall immediately upon their contribution into the Bank Group, be deposited into a Blocked Account and if not applied in accordance with sub-paragraphs (i) or (ii), as the case may be, within 180 days of such receipt, shall be applied in or towards repayment of Outstandings in accordance with Clause 11.3 (Application of Repayments).

12.7        Repayment from Securitisations and Factoring

Subject to the provisions of the Pari Passu Intercreditor Agreement upon and following an Integrated Merger Event, all net cash proceeds received by any member of the Bank Group in respect of any asset securitisation programme or any receivables factoring transaction involving receivables of such member of the Bank Group permitted under paragraph (k) of Clause 25.6 (Disposals), up to an aggregate amount of £100 million (or its equivalent in other currencies) shall, first, permanently cancel the Available Revolving Facility Commitment in an amount equal to such net cash proceeds received (with corresponding amount of cash proceeds to be retained for use by any member of the Bank Group towards any purpose determined by it) and, thereafter, shall be applied in permanent prepayment of any Revolving Facility Outstandings or, to the extent that there are no Revolving Facility Outstandings and the Available Revolving Facility Commitments have been reduced to zero, in prepayment in accordance with Clause 11.3 (Application of Repayments).

13.          INTEREST ON REVOLVING FACILITY ADVANCES

13.1        Interest Payment Date for Revolving Facility Advances

On each Repayment Date (and, if the Term of any Revolving Facility Advance exceeds 6 months, on the expiry of each period of 6 months during such Term) the Borrower shall pay accrued interest on each Revolving Facility Advance made to it.

13.2        Interest Rate for Revolving Facility Advances

The rate of interest applicable to each Revolving Facility Advance during its Term shall be the rate per annum which is the sum of the Revolving Facility Margin, the Associated Costs Rate for such Advance at such time (if applicable) and, in relation to any Revolving Facility Advance denominated in euro, EURIBOR, or in relation to any Revolving Facility denominated in any other currency, LIBOR, for the relevant Term.

13.3        Margin Ratchet for Revolving Facility Advances

(a)           Subject to paragraph (c) of this Clause 13.3, if in respect of any Quarter Date falling not less than 6 months after the date of this Agreement, the ratio of Consolidated Net Borrowings to Bank Group Covenant Profit computed on the same basis as the ratio set out in paragraph (a) of Clause 23.2 (Ratios) is within the range of ratios set out in column 1 of the table set out below, then the Revolving Facility Margin shall be reduced or increased to the percentage rate per annum set out opposite the relevant range in column 2.

Margin Ratchet Table

Column 1	Column 2
Greater than or equal to 4:1	2.25%
Less than 4:1 but greater than or equal to 3.5:1	2.00%
Less than 3.5:1 but greater than or equal to 3:1	1.75%
Less than 3:1	1.50%

(b)           Any reduction or increase to the Revolving Facility Margin in accordance with paragraph (a) above shall take effect in relation to Revolving Facility Advances with effect from the date of receipt by the Facility Agent in respect of the relevant Quarter Date of:

(i)            the quarterly financial information required to be delivered in accordance with Clause 22.1 (Financial Statements); and

(ii)           a Compliance Certificate required to be delivered in accordance with paragraph (a) of Clause 22.5 (Compliance Certificates) setting out the relevant ratio of Consolidated Net Borrowings to Bank Group Covenant Profit,

and shall apply until the date of receipt by the Facility Agent of the quarterly financial information and Compliance Certificate in respect of the next succeeding Quarter Date (or if such financial information and Compliance Certificate are not so delivered, the last day upon which such financial information and Compliance Certificate should have been so delivered in accordance with Clause 22.1 (Financial Statements) and paragraph (a) of Clause 22.5 (Compliance Certificates)) whereupon the Revolving Facility Margin shall be recalculated on the basis of such financial information and Compliance Certificate;

(c)           Upon the occurrence of any Event of Default, the Revolving Facility Margin shall revert to 2.25% and shall remain at such rate for so long as such Event of Default is continuing and when such Event of Default ceases to be continuing it shall revert:

(i)            in the case of an Event of Default set out in paragraph (c) of Clause 27.3 (Covenants), upon the date on which the Facility Agent has received a Compliance Certificate confirming compliance with the financial covenants set out in Clause 23 (Financial Condition); or

(ii)           in the case of any Event of Default not referred to in sub-paragraph (i) above either (A) upon the date on which the Facility Agent has received a certificate of a duly authorised officer of the Borrower certifying that such Event of Default has been remedied, in which case, immediately upon receipt of such certificate or (B) where the Lenders have waived such Event of Default in accordance with the terms of this Agreement, in which case, immediately upon the Facility Agent having confirmed to the Borrower that such Event of Default has been waived, in each case, to the applicable rate provided in paragraph (a) above by reference to:

(x)           in the case of an Event of Default of the type referred to in paragraph (c)(i) above, the ratio of Consolidated Net Borrowings to Bank Group Covenant Profit set out in the Compliance Certificate referred to therein; or

(y)           in the case of any other Event of Default, by reference to the ratio of Consolidated Net Borrowings to Bank Group Covenant Profit set out in the Compliance Certificate most recently delivered to the Facility Agent prior to the remedy or waiver of such Event of Default.

14.          INTEREST ON TERM FACILITY ADVANCES

14.1        Interest Periods for Term Facility Advances

The period for which a Term Facility Advance is outstanding shall be divided into successive periods (each an “Interest Period”) each of which (other than the first) shall start on the last day of the preceding such period.

14.2        Duration

The duration of each Interest Period shall, save as otherwise provided in this Agreement, be 1, 2, 3 or 6 months, or such other period as the Facility Agent may agree (provided that in respect of any period of more than 6 months, the Facility Agent shall obtain the prior consent of the Lenders), in each case, as the Borrower may select by no later than 2:00 p.m. on the date falling 3 Business Days before the first day of the relevant Interest Period, provided that:

(a)           if the Borrower fails to give such notice of selection in relation to an Interest Period, the duration of that Interest Period shall, subject to the other provisions of this Clause 14, be 3 months;

(b)           prior to the Syndication Date, unless the Facility Agent otherwise agrees, the duration of each Interest Period shall be 1 month (or, if less, such duration as may be necessary to ensure that such Interest Period ends on the Syndication Date); and

(c)           any Interest Period that would otherwise end during the month preceding or extend beyond a Repayment Date relating to the relevant Term Facility Outstandings shall be of such duration that it shall end on that Repayment Date if necessary to ensure that there are Advances under the relevant Term Facility with Interest Periods ending on the relevant Repayment Date in a sufficient aggregate amount to make the repayment due on that Repayment Date.

14.3        Consolidation of Term Facility Advances

If 2 or more Interest Periods in respect of Term Facility Advances denominated in the same currency under the same Term Facility end at the same time, then on the last day of those Interest Periods, the Term Facility Advances to which those Interest Periods relate shall be consolidated into and treated as a single Term Facility Advance.

14.4        Division of Term Facility Advances

Subject to the requirements of Clause 14.2 (Duration) the Borrower may, by no later than 2:00 p.m. on the date falling 3 Business Days before the first day of the relevant Interest Period, direct that any Term Facility Advance borrowed by it shall, at the beginning of the next Interest Period relating to it, be divided into (and thereafter, save as otherwise provided in this Agreement, be treated in all respects as) 2 or more Advances in such amounts (equal in aggregate to the Sterling Amount of the Term Facility Advance being so divided) as shall be specified by the Borrower in such notice provided that the Borrower shall not be entitled to make such a direction if:

(a)           as a result of so doing, there would be outstanding more than 10 Advances under the relevant Term Facility; or

(b)           any Term Facility Advance thereby coming into existence would have a Sterling Amount of less than £25 million.

14.5        Payment of Interest for Term Facility Advances

On the last day of each Interest Period (or if such day is not a Business Day, on the immediately succeeding Business Day in the then current month (if there is one) or the preceding Business Day (if there is not)), and if the relevant Interest Period exceeds 6 months, on the expiry of each 6 month period during that Interest Period, the Borrower shall pay accrued interest on the Term Facility Advance to which such Interest Period relates.

14.6        Interest Rate for Term Facility Advances

The rate of interest applicable to a Term Facility Advance at any time during an Interest Period relating to it shall be the rate per annum which is the sum of the Applicable Margin, the Associated Costs Rate for such Advance at such time (if applicable) and, in relation to any Term Facility Advance denominated in euro, EURIBOR, or in relation to any Term Facility Advance denominated in any other currency, LIBOR, for such Interest Period.

14.7        Margin Ratchet for A Facility Advances

(a)           Subject to paragraph (c) of this Clause 14.7, if in respect of any Quarter Date falling not less than 6 months after the date of this Agreement the ratio of Consolidated Net Borrowings to Bank Group Covenant Profit computed on the same basis as the ratio set out in paragraph (a) of Clause 23.2 (Ratios) is within the range of ratios set out in column 1 of the table set out below, then the A Facility Margin shall be reduced or increased to the percentage rate per annum set out opposite the relevant range in column 2.

Margin Ratchet Table

Column 1	Column 2
Greater than or equal to 4:1	2.25%
Less than 4:1 but greater than or equal to 3.5:1	2.00%
Less than 3.5:1 but greater than or equal to 3:1	1.75%
Less than 3:1	1.50%

(b)           Any reduction or increase to the A Facility Margin in accordance with paragraph (a) above shall take effect in relation to A Facility Advances with effect from the date of receipt by the Facility Agent in respect of the relevant Quarter Date of:

(i)            the quarterly financial information required to be delivered in accordance with Clause 22.1 (Financial Statements); and

(ii)           a Compliance Certificate required to be delivered in accordance with paragraph (a) of Clause 22.5 (Compliance Certificates) setting out the relevant ratio of Consolidated Net Borrowings to Bank Group Covenant Profit,

and shall apply until the date of receipt by the Facility Agent of the quarterly financial information and Compliance Certificate in respect of the next succeeding Quarter Date (or if such financial information and Compliance Certificate are not so delivered, the last day upon which such financial information and Compliance Certificate should have been so delivered in accordance with Clause 22.1 (Financial Statements) and paragraph (a) of Clause 22.5 (Compliance Certificates)) whereupon the A Facility Margin shall be recalculated on the basis of such financial information and Compliance Certificate;.

(c)           Upon the occurrence of any Event of Default, the A Facility Margin shall revert to 2.25% and shall remain at such rate for so long as the Event of Default is continuing and when such Event of Default ceases to be continuing it shall revert:

(i)            in the case of an Event of Default set out in paragraph (c) of Clause 27.3 (Covenants), upon the date on which the Facility Agent has received a Compliance Certificate confirming compliance with the financial covenants set out in Clause 23 (Financial Condition); or

(ii)           in the case of any Event of Default not referred to in sub-paragraph (i) above either (A) upon the date on which the Facility Agent has received a certificate of a duly authorised officer of the Borrower certifying that such Event of Default has been remedied, immediately upon receipt of such certificate or (B) where the Lenders have waived such Event of Default in accordance with the terms of this Agreement, immediately upon the Facility Agent having confirmed to the Borrower that such Event of Default has been waived, in each case, to the applicable rate provided in paragraph (a) above by reference to:

(x)           in the case of an Event of Default of the type referred to in paragraph (c)(i) above, the ratio of Consolidated Net Borrowings to Bank Group Covenant Profit set out in the Compliance Certificate referred to therein; or

(y)           in the case of any other Event of Default, by reference to the ratio of Consolidated Net Borrowings to Bank Group Covenant Profit set out in the Compliance Certificate

most recently delivered to the Facility Agent prior to the remedy or waiver of such Event of Default.

14.8        Notification

The Facility Agent shall promptly notify the Borrower and the Lenders of each determination of LIBOR, EURIBOR, the Associated Costs Rate, and any change to the proposed length of a Term or Interest Period or any interest rate occasioned by the operation of Clause 15 (Market Disruptions and Alternative Interest Rates).

15.          MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

15.1        Market Disruption

If, in relation to any Interest Period or Term:

(a)           EURIBOR or LIBOR, as the case may be, is to be determined by reference to the Reference Banks and, at or about 11.00 a.m. (Brussels time in the case of EURIBOR or London time in the case of LIBOR) on the Quotation Date for such Interest Period or Term, none or only one of the Reference Banks supplies a rate for the purpose of determining EURIBOR or LIBOR, as the case may be, for the relevant period; or

(b)           before the close of business in London on the Quotation Date for such Interest Period or Term, the Facility Agent has been notified by a Lender or each of a group of Lenders to whom in aggregate 40% or more of the relevant Advance is owed (or, in the case of an undrawn Advance, if made, would be owed) that the cost to it of obtaining matching deposits for the relevant Advance in the Relevant Interbank Market would be in excess of EURIBOR or LIBOR, as the case may be, then the Facility Agent shall notify the Borrower and the Lenders of such event and, notwithstanding anything to the contrary in this Agreement, Clause 15.2 (Substitute Interest Period or Term and Interest Rate) shall apply (if the relevant Advance is a Term Facility Advance which is already outstanding or a Rollover Advance).  If either paragraph (a) or (b) applies to a proposed Advance other than a Rollover Advance, such Advance shall not be made.

15.2        Substitute Interest Period or Term and Interest Rate

(a)           If paragraph (a) of Clause 15.1 (Market Disruption) applies, the duration of the relevant Interest Period or Term shall be 1 month or, if less, such that it shall end on the Termination Date in respect of the Revolving Facility (in the case of a Rollover Advance) or the next succeeding Repayment Date (in the case of a Term Facility Advance).

(b)           If either paragraph of Clause 15.1 (Market Disruption) applies to an Advance, the rate of interest applicable to each Lender’s portion of such Advance during the relevant Interest Period or Term shall (subject to any agreement reached pursuant to Clause 15.3 (Alternative Rate)) be the rate per annum which is the sum of:

(i)            the Applicable Margin;

(ii)           the rate per annum notified to the Facility Agent by such Lender before the last day of such Interest Period or Term to be that which expresses as a percentage rate per annum the cost to such Lender of funding from whatever sources it may reasonably select its portion of such Advance during such Interest Period or Term; and

(iii)         the Associated Costs Rate, if any, applicable to such Lender’s participation in the relevant Advance.

15.3        Alternative Rate

If Clause 15.1 (Market Disruption) applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations with a view to agreeing an alternative basis:

(a)           for determining the rate of interest from time to time applicable to such Advances; and/or

(b)           upon which such Advances may be maintained (whether in Sterling or some other currency) thereafter,

and any such alternative basis that is agreed shall take effect in accordance with its terms and be binding on each party to this Agreement, provided that the Facility Agent may not agree any such alternative basis without the prior consent of each Lender, acting reasonably.

16.          COMMISSIONS AND FEES

16.1        Commitment Fees

The Borrower shall pay to the Facility Agent for the account of each Lender (other than an Ancillary Facility Lender) a commitment commission on the aggregate amount of such Lender’s Available Commitment in respect of each Facility made available by it (other than any Ancillary Facility) from day to day during the period beginning on the date of this Agreement and ending on the relevant Termination Date, such commitment commission to be calculated at the lower of (a) a rate of 0.75% per annum and (b) 50% of the Applicable Margin in respect of the relevant Facility on the date on which such commission is to be paid, payable in arrears on the last day of each successive period of 3 months which ends during such period and on the Termination Date for the relevant Facility.

16.2        Arrangement and Underwriting Fee

The Borrower shall pay to the Initial MLAs (as defined in the Commitment Letter) the fees specified in the letter dated 2 March, 2004 from the Initial MLAs to the Ultimate Parent and the Borrower at the times and in the amounts specified in such letter.

16.3        Agency Fee

The Borrower shall pay to the Facility Agent for its own account the fees specified in the letter dated 2 March, 2004 from the Facility Agent to the Ultimate Parent and the Borrower at the times and in the amounts specified in such letter.

16.4        Documentary Credit Fee

The Borrower shall, in respect of each Documentary Credit, pay to the Facility Agent for the account of each Indemnifying Lender (for distribution in proportion to each Indemnifying Lender’s L/C Proportion of such Documentary Credit) a documentary credit fee in the currency in which the relevant Documentary Credit is denominated at a rate equal to the applicable Revolving Facility Margin applied on the Outstanding L/C Amount in relation to such Documentary Credit.  Such documentary credit fee shall be paid in arrears on the last day of each successive period of 3 months which begins during the Term of the relevant Documentary Credit and on the relevant Expiry Date.  Accrued Documentary Credit fees shall also be payable on the cancelled amount of any Revolving Facility Commitment attributable to a Documentary Credit which is repaid in full at the time such cancellation is effective, if the Revolving Facility Commitment is cancelled in full and a Documentary Credit is repaid in full.

16.5        L/C Bank Fee

The Borrower shall pay to the L/C Bank a fronting fee in respect of each Documentary Credit requested by it in the amount and at the times agreed in the letter dated on or about the date of this Agreement between the L/C Bank and the Borrower.

17.          TAXES

17.1        Tax Gross-up

(a)           Each payment made by Cableco or an Obligor under a Finance Document shall be made by it without any Tax Deduction, unless a Tax Deduction is required by Law.

(b)           As soon as it becomes aware that Cableco or an Obligor is or will be required by Law to make a Tax Deduction (or that there is any change in the rate at which or the basis on which such Tax Deduction is to be made) Cableco or the relevant Obligor shall notify the Facility Agent accordingly.

(c)           If a Tax Deduction is required by Law to be made by Cableco or an Obligor, the amount of the payment due shall, unless paragraph (f) below applies, be increased to an amount so that, after the required Tax Deduction is made, the payee receives an amount equal to the amount it would have received had no Tax Deduction been required.

(d)           If a Tax Deduction is required by Law to be made by the Facility Agent or the Security Trustee from any payment to any Finance Party which represents an amount or amounts received from Cableco or an Obligor, either Cableco or that Obligor, as the case may be, shall, unless paragraph (f) below applies, pay directly to that Finance Party an amount which, after making the required Tax Deduction enables the payee of that amount to receive an amount equal to the payment which it would have received if no Tax Deduction had been required

(e)           If a Tax Deduction is required by Law to be made by the Facility Agent or the Security Trustee from any payment to any Finance Party under paragraph (d) above, the Facility Agent or the Security Trustee as appropriate shall, unless paragraph (g) below applies, make that Tax Deduction and any payment required in connection with that Tax Deduction to the relevant taxing authority within the time allowed and in the minimum amount required by Law and within 30 days of making either a Tax Deduction of any payment in connection with that Tax Deduction, the Facility Agent or the Security Trustee as appropriate making that Tax Deduction or other payment shall deliver to the Borrower evidence that the Tax Deduction or other payment has been made or accounted for to the relevant tax authority.

(f)            Neither Cableco nor any Obligor is required to make a Tax Payment to a Lender under paragraphs (c) or (d) above for a Tax Deduction in respect of tax imposed by the Relevant Tax Jurisdiction of either Cableco or that Obligor on a payment of interest in respect of a participation in an Advance by that Lender to the Borrower where that Lender is not a Qualifying Lender on the date on which the relevant payment of interest is due (otherwise than as a consequence of a Change in Tax Law) to the extent that payment could have been made without a Tax Deduction if that Lender had been a Qualifying Lender on that date.

(g)           Either Cableco or the relevant Obligor which is required to make a Tax Deduction shall make that Tax Deduction and any payment required in connection with that Tax Deduction to the relevant taxing authority within the time allowed and in the minimum amount required by Law.

(h)           Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, either Cableco or the relevant Obligor making that Tax Deduction or other payment shall deliver to the Facility Agent for the Finance Party entitled to the interest to which such Tax Deduction or payment relates evidence that the Tax Deduction or other payment has been made or accounted for to the relevant tax authority.

(i)            Each Lender expressed to be a “UK Non-Bank Lender” in Part 2 of Schedule 1 (UK Non-Bank Lenders) or in the Transfer Deed pursuant to which it becomes a Lender represents and warrants to:

(i)            the Facility Agent and to the Borrower, on the date of this Agreement, or on the relevant Transfer Date (as the case may be) that it is within paragraph (a) of the definition of UK Non-Bank Lender on that date (unless, if it is not within paragraph (a), it is within paragraph (b) of the definition of UK Non-Bank Lender on that date, and has notified the Facility Agent of the circumstances by virtue of which it falls within such paragraph (b) and has provided evidence of the same to the Borrower if and to the extent requested to do so, the Facility Agent; and

(ii)           the Facility Agent and to the Borrower, that unless it notifies the Facility Agent and the Borrower to the contrary in writing prior to any such date, its representation and warranty in paragraph (i) of this Clause 17.1(i) is true in relation to that Lender’s participation in each Advance made to the Borrower, on each date that the Borrower makes a payment of interest in relation to such Advance.

(j)            Any Lender which was a Qualifying Lender when it became party to this Agreement but subsequently ceases to be a Qualifying Lender (other than by reason of a Change in Tax Law in the United Kingdom) shall promptly notify the Borrower of that event, provided that if there is a Change in Tax Law in the United Kingdom which in the reasonable opinion of the Borrower may result in any Lender which was a Qualifying Lender when it became a party to this Agreement ceasing to be a Qualifying Lender, such Qualifying Lender shall co-operate with the Borrower and provide reasonable evidence requested by the Borrower in order for the Borrower to determine whether such Lender has ceased to be a Qualifying Lender.

(k)           A Treaty Lender and either Cableco or the relevant Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for either Cableco or the relevant Obligor to obtain authorisation to make that payment without a Tax Deduction.

17.2        Tax Indemnity

(a)           Subject to paragraph (b) of this Clause, the Borrower shall (within 5 Business Days of demand by the Facility Agent) pay (or procure that either Cableco or the relevant Obligor pays) for the account of a Protected Party an amount equal to any Tax Liability which that Protected Party reasonably determines has been or will be suffered by that Protected Party (directly or indirectly) in connection with any Finance Document.

(b)           Paragraph (a) of this Clause shall not apply:

(i)            with respect to any Tax Liability of a Protected Party in respect of Tax on Overall Net Income of that Protected Party;

(ii)                                to the extent that any Tax Liability has been compensated for by an increased payment or other payment under paragraphs (c) or (d) of Clause 17.1 (Tax Gross-up) or would have been compensated for by such an increased payment or other payment, but for the application of paragraph (f) of Clause 17.1 (Tax Gross-up); or

(iii)                            until the Closing Date has occurred.

(c)                                  A Protected Party making, or intending to make, a claim pursuant to paragraph (a) of this Clause 17.2 shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim together with supporting evidence, following which the Facility Agent shall notify the Borrower and provide such evidence to it.

(d)                                  A Protected Party shall, on receiving a payment from either Cableco or an Obligor under this Clause 17.2, notify the Facility Agent.

(e)                                  In this Clause 17.2:

“Tax Liability” means, in respect of any Protected Party:

(i)                                    any liability or any increase in the liability of that person to make any payment of or in respect of tax;

(ii)                                any loss of any relief, allowance, deduction or credit in respect of tax which would otherwise have been available to that person;

(iii)                            any setting off against income, profits or gains or against any tax liability of any relief, allowance, deduction or credit in respect of tax which would otherwise have been available to that person; and

(iv)                               any loss or setting off against any tax liability of a right to repayment of tax which would otherwise have been available to that person.

For this purpose, any question of whether or not any relief, allowance, deduction, credit or right to repayment of tax has been lost or set off in relation to any person, and if so, the date on which that loss or set-off took place, shall be conclusively determined by that person and such determination shall be binding on the relevant parties to this Agreement, acting reasonably and in good faith.

“Tax on Overall Net Income” means, in relation to a Protected Party, tax (other than tax deducted or withheld from any payment) imposed on the net income of that Protected Party by the jurisdiction in which the relevant Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Finance Party is treated as residing for tax purposes or in which the relevant Finance Party’s Facility Office or head office is situated.

(f)                                    A Protected Party making or intending to make a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim together with supporting evidence, following which the Facility Agent shall notify the Borrower and provide such evidence to it.

(g)                                 A Protected Party shall, on receiving a payment from an Obligor under this Clause 17.2, notify the Facility Agent.

17.3                        Tax Credit

(a)                                  If either Cableco or an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(i)                                    a Tax Credit is attributable to that Tax Payment; and

(ii)                                that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall (subject to paragraph (b) below and to the extent that such Finance Party can do so without prejudicing the availability and/or the amount of the Tax Credit and the right of that Finance Party to obtain any other benefit, relief or allowance which may be available to it) pay to either Cableco or the relevant Obligor such amount which that Finance Party determines, acting reasonably and in good faith, will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been made by Cableco or the relevant Obligor.

(b)                                  (i)                                    Each Finance Party shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax Credits and shall not be obliged to arrange its business or its tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit.

(ii)                                No Finance Party shall be obliged to disclose to any other person any information regarding its business, tax affairs or tax computations.

(iii)                            If a Finance Party has made a payment to Cableco or an Obligor pursuant to this Clause 17.3 on account of a Tax Credit and it subsequently transpires that that Finance Party did not receive that Tax Credit, either Cableco or such Obligor, as the case may be, shall, on demand, pay to that Finance Party the amount which that Finance Party determines, acting reasonably and in good faith, will put it (after that payment is received) in the same after-tax position as it would have been in had no such payment been made to Cableco or such Obligor.

(c)                                  No Finance Party shall be obliged to make any payment under this Clause 17.3 if, by doing so, it would contravene the terms of any applicable Law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

18.                               INCREASED COSTS

18.1                        Increased Costs

Subject to Clause 18.3, (Exceptions) the Borrower shall, within 3 Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result (direct or indirect) of:

(a)                                  the introduction or implementation of or any change in (or any change in the interpretation, administration or application of) any Law, regulation, practice or concession or any directive, requirement, request or guideline (whether or not having the force of law but where such law, regulation, practice, concession, directive, requirement, request or guideline does not have the force of law, it is one with which banks or financial institutions subject to the same are generally accustomed to comply) of any central bank, including the European Central Bank, the Financial Services Authority or any other fiscal, monetary, regulatory or other authority after the date of this Agreement;

(b)                                  compliance with any Law, regulation, practice, concession or any such directive, requirement, request or guideline made after the date of this Agreement; or

(c)                                  the implementation of economic or monetary union by any Member State which is not already a Participating Member State.

18.2                        Increased Costs Claims

(a)                                  A Finance Party intending to make a claim pursuant to Clause 18.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)                                  Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its or if applicable, its Affiliate’s Increased Costs setting out in reasonable detail its calculations in relation to such Increased Costs.

18.3                        Exceptions

Clause 18.1 (Increased Costs) does not apply to the extent any Increased Cost which is:

(a)                                  attributable to a Tax Deduction required by Law to be made by Cableco or an Obligor, as the case may be;

(b)                                  compensated for by Clause 17.2 (Tax Indemnity) (or would have been compensated for by Clause 17.2 but was not so compensated solely because paragraph (b) of Clause 17.2 applied);

(c)                                  compensated for by the payment of the Associated Costs Rate; or

(d)                                  attributable to the gross negligence of, or wilful breach by, the relevant Finance Party or if applicable, any of its Affiliates of any law, regulation, practice, concession, directive, requirement, request or guideline, to which the imposition of such Increased Cost relates.

19.                               ILLEGALITY

If it becomes unlawful in any relevant jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance or to issue a Documentary Credit or provide a guarantee in relation to it as envisaged hereby/or in any Ancillary Facility:

(a)                                  that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                                  upon the Facility Agent notifying the Borrower, the Available Commitments of that Lender will immediately be cancelled and its Commitments reduced to zero and such Lender shall not thereafter be obliged to participate in any Advance or issue or guarantee any Documentary Credit/or make available any Ancillary Facility; and

(c)                                  if so required by the Facility Agent on behalf of the relevant Lender, the Borrower shall repay that Lender’s participation in the Advances made to it on the last day of the current Interest Period or Term for each Advance occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by Law) and, if applicable, shall promptly reduce that Lender’s L/C Proportion of the Outstanding L/C Amount in respect of any outstanding Documentary Credit issued by it to zero and, if applicable, shall promptly reduce the Ancillary Facility Outstandings in respect of that Lender to zero, together with accrued interest and all other amounts owing to that Lender under the Finance Documents.

20.                               MITIGATION

20.1                        Mitigation

(a)                                  Each Finance Party shall in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or pursuant to, or cancelled pursuant to, any of Clause 17 (Taxes), Clause 18 (Increased Costs) or Clause 19 (Illegality) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office or financial institution acceptable to the Borrower which is willing to participate in any Facility in which such Lender has participated.

(b)                                  Paragraph (a) of this Clause does not in any way limit the obligations of Cableco or any Obligor under the Finance Documents.

20.2                        Limitation of Liability

(a)                                  With effect from the Closing Date, the Borrower agrees to indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 20.1 (Mitigation).

(b)                                  A Finance Party is not obliged to take any steps under Clause 20.1 if, in the opinion of that Finance Party (acting reasonably), to do so might in any way be prejudicial to it.

21.                               REPRESENTATIONS AND WARRANTIES

(a)                                  The Ultimate Parent makes each of the representations and warranties set out in Clauses 21.1 (Due Organisation), 21.4 (No Immunity), 21.5 (Governing Law and Judgments), 21.6 (All Actions Taken), 21.7 (No Filing or Stamp Taxes), 21.8 (Binding Obligations), 21.9 (No Winding- up), 21.12 (Original Financial Statements), 21.13 (No Material Adverse Change), 21.14 (No Undisclosed Liabilities), 21.17 (Execution of Finance Documents), paragraph (d) of Clause 21.18 (Structure), 21.20 (Necessary Authorisations), 21.26 (Investment Company Act) and 21.27 (Public Utility Holding Company Act) to each Finance Party on the date of this Agreement and on the Closing Date (except where the Closing Date falls on the date immediately after the date of this Agreement) with respect to itself.  Any Holding Company of the Ultimate Parent who accedes to this Agreement pursuant to Clause 26.2 (Acceding Holding Company) makes each of the Repeating Representations (other than the representations and warranties set out in paragraphs (a), (b) and (c) of Clause 21.18 (Structure) and Clause 21.29 (Centre of Main Interests)) with respect to itself on the date on which it accedes to this Agreement.

(b)                                  Cableco makes each of the representations and warranties set out in Clauses 21.1 (Due Organisation), 21.2 (No Deduction), 21.3 (Claims Pari Passu), 21.4 (No Immunity), 21.5 (Governing Law and Judgments), 21.6 (All Actions Taken), 21.7 (No Filing or Stamp Taxes), 21.8 (Binding Obligations), 21.9 (No Winding- up), paragraph (c) of Clause 21.16 (Indebtedness and Encumbrances), 21.17 (Execution of Finance Documents), paragraphs (c) and (e) of Clause 21.18 (Structure), 21.20 (Necessary Authorisations), 21.25 (Security) and 21.29 (Centre of Main Interests), to each Finance Party on the date upon which it accedes to this Agreement and (if different) on the Closing Date (except where the Closing Date falls on the date immediately after the date of this Agreement) with respect to itself.

(c)           The Borrower makes each of the representations and warranties:

(i)                                    set out in this Clause 21, other than Clauses 21.12 (Original Financial Statements), 21.14 (No Undisclosed Liabilities), 21.15 (Accuracy of Information), paragraphs (c), (d) and (e) of Clause 21.18 (Structure), 21.26 (Investment Company Act) and 21.27 (Public Utility Holding Company) with respect to itself as at the date of this Agreement and on the Closing Date (except where the Closing Date falls on the date immediately after the date of this Agreement);

(ii)                                set out in Clauses 21.9 (No Winding Up), 21.10 (No Event of Default), 21.11 (No Material Proceedings), paragraphs (a) and (b) of Clause 21.16 (Indebtedness and Encumbrances), paragraph (a) of Clause 21.24 (Pension Plans) and  21.28 (Insurance) with respect to each member of the Bank Group as at the date of this Agreement and on the Closing Date (except where the Closing Date falls on the date immediately after the date of this Agreement);

(iii)                            set out in Clause 21.15 (Accuracy of Information), with respect to the Bank Group taken as a whole as at the respective dates on which the Information Memorandum, Agreed Business Plan or Budget were prepared; and

(iv)                               set out in paragraphs (a) and (b) of Clause 21.18 (Structure) as at the Closing Date.

(d)                                  Each Original Guarantor makes each of the representations and warranties set out in this Clause 21 other than Clauses 21.12 (Original Financial Statements), 21.13 (No Material Adverse Change), 21.14 (Undisclosed Liabilities), 21.15 (Accuracy of Information), 21.18 (Structure), 21.26 (Investment Company Act) and 21.27 (Public Utility Holding Company), with respect to itself on the date on which it accedes to this Agreement and on the Closing Date (except where the Closing Date falls on the date immediately after the date of this Agreement).  Each Acceding Guarantor (other than an Original Guarantor) which accedes to this Agreement makes each of the Repeating Representations other than each of the representations and warranties set out in Clauses 21.18 (Structure), 21.26 (Investment Company Act) and 21.27 (Public Utility Holding Company) with respect to itself on the date on which it accedes to this Agreement.

(e)                                  Notwithstanding the foregoing, other than in relation to the representations and warranties set out in Clauses 21.1 (Due Organisation) to Clause 21.8 (Binding Obligations), no Obligor shall give any representation or warranty set out in this Clause 21 to the extent such representation or warranty relates to the Broadcast Business.

21.1                        Due Organisation

It is a company or partnership duly organised under the laws of its jurisdiction of incorporation or establishment with power to enter into those of the Finance Documents to which it is party and to exercise its rights and perform its obligations thereunder and all corporate and (subject to paragraphs (d) and (e) of Reservations) other action required to authorise its execution of those of the Finance Documents to which it is party and its performance of its obligations have been duly taken.

21.2                        No Deduction

Under the laws of its Relevant Tax Jurisdiction in force at the date of this Agreement, it will not be required to make any deduction for or withholding on account of tax from any payment it may make under any of the Finance Documents to any Lender which is a Qualifying Lender.

21.3                        Claims Pari Passu

Subject to the Reservations, under the laws of its jurisdiction of incorporation or establishment, and, if different, England, in force at the date of this Agreement, the claims of the Finance Parties against it under the Finance Documents to which it is party rank and will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or similar laws of general application.

21.4                        No Immunity

In any legal proceedings taken in its jurisdiction of incorporation or establishment and, if different, England in relation to any of the Finance Documents to which it is party it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

21.5                        Governing Law and Judgments

Subject to the Reservations, in any legal proceedings taken in its jurisdiction of incorporation or establishment in relation to any of the Finance Documents to which it is party, the choice of law expressed in such documents to be the governing law of it and any judgment obtained in such jurisdiction will be recognised and enforced.

21.6                        All Actions Taken

All acts, conditions and things required to be done, fulfilled and performed in order:

(a)                                  to enable it lawfully to enter into, exercise its rights under and perform and comply with all material obligations expressed to be assumed by it in the Finance Documents to which it is party;

(b)                                  subject to the Reservations, to ensure that all material obligations expressed to be assumed by it in the Finance Documents to which it is party are legal, valid and binding; and

(c)                                  subject to the Reservations, to make the Finance Documents to which it is party admissible in evidence in its jurisdiction of incorporation or establishment and, if different, the United Kingdom, have been done, fulfilled and performed.

21.7                        No Filing or Stamp Taxes

Under the laws of its Relevant Tax Jurisdiction and, if different, the United Kingdom, in force at the date of this Agreement, it is not necessary that any of the Finance Documents to which it is party be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any of them other than those filings which are necessary to perfect the Security and save as stated in the Reservations.

21.8                        Binding Obligations

Subject to the Reservations, the obligations expressed to be assumed by it in the Finance Documents to which it is party, are legal, valid and binding and enforceable against it in accordance with the terms thereof and no limit on its powers will be exceeded as a result of the borrowings, grant of security or giving of guarantees contemplated by such Finance Documents or the performance by it of any of its obligations thereunder.

21.9                        No Winding-up

None of the Ultimate Parent, Cableco or any member of the Bank Group is taking any corporate action nor are any other steps being taken (including the commencement of any legal proceedings) against the Ultimate Parent, Cableco or any member of the Bank Group, for its winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues save as disclosed to the Facility Agent prior to the date of this Agreement.

21.10                 No Event of Default

No Event of Default is continuing or might reasonably be expected to result from the making of any Advance.

21.11                 No Material Proceedings

No litigation, arbitration or administrative proceeding of or before any court, arbitral body, or agency which could reasonably be expected to have a Material Adverse Effect has been started or, to the best of its knowledge, is threatened or is pending against it or any member of the Bank Group, other than litigation, arbitration or administrative proceedings commenced prior to the date of this Agreement, details of which are set out in the Offering Memorandum issued in respect of the High Yield Notes dated April 2004.

21.12                 Original Financial Statements

Its Original Financial Statements were prepared in accordance with applicable GAAP which have been consistently applied (unless and to the extent expressly disclosed to the Facility Agent in writing to the contrary before the date of this Agreement) and fairly present in all material respects the consolidated financial position of the Group at the date as of which they were prepared and/or (as appropriate) the results of operations and changes in financial position during the period for which they were prepared.

21.13                 No Material Adverse Change

Since publication of its Original Financial Statements and, in the case of the Borrower only, the date of the Agreed Business Plan, no event or series of events has occurred, in each case which has or could reasonably be expected to have a Material Adverse Effect.

21.14                 No Undisclosed Liabilities

As at 31 December 2003, neither the Ultimate Parent nor any of its Subsidiaries had any material liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein and the Group had no material unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against, in each case, to the extent required to be disclosed by applicable GAAP.

21.15                 Accuracy of Information

In the case of the Borrower only:

(a)                                  to the best of its knowledge and belief having made all reasonable and proper enquiries, all statements of fact relating to the business, assets, financial condition and operations of the Group contained in the Information Memorandum are true, complete and accurate in all material respects as at the date on which the Information Memorandum was published;

(b)                                  the opinions and views expressed in the Information Memorandum, the Agreed Business Plan and the current Budget represent the honestly held opinions and views of the Borrower and were arrived at after careful consideration and were based on reasonable grounds as at the dates on which they were prepared;

(c)                                  all projections and forecasts made by any member of the Group in the Information Memorandum, the Agreed Business Plan and the current Budget are based upon assumptions (including, without limitation, assumptions as to the future performance of the business, inflation, price increases and efficiency gains) which the Borrower has carefully considered and considers to be fair and reasonable in all material respects as at the dates on which they were prepared; and

(d)                                  the Information Memorandum, the Agreed Business Plan and the current Budget did not omit to disclose or take into account any matter known to the Borrower after due and careful enquiry where failure to disclose or take into account such matter would result in any of the Information Memorandum, the Agreed Business Plan or the current Budget (or any information or projection contained therein) being misleading in any material respect as at the date thereof and which might, if disclosed, adversely affect the decision of a person considering whether to provide finance to the Group.

21.16                 Indebtedness and Encumbrances

(a)                                  Save as permitted under this Agreement, neither it nor any member of the Bank Group has incurred any Financial Indebtedness which is outstanding.

(b)                                  Save as permitted under this Agreement, no Encumbrance exists over all or any of the present or future revenues or assets of any member of the Bank Group.

(c)                                  In relation to Cableco only, save as provided in the Security Documents or granted in respect of the Existing Senior Credit Facilities Agreement, no Encumbrance exists over any of its rights, title or interest in the shares of the Borrower or the Parent Intercompany Debt.

21.17                 Execution of Finance Documents

Its execution of the Finance Documents to which it is party and the exercise of its rights and performance of its obligations thereunder do not and will not:

(a)                                  conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets (save as contemplated by paragraphs (d) and (e) of the Reservations) in a manner that could reasonably be expected to have a Material Adverse Effect;

(b)                                  conflict with any matter contained in its constitutional documents;

(c)                                  conflict with any applicable law.

21.18                 Structure

(a)                                  The Group Structure Chart is a complete and accurate representation of the structure of the Bank Group and the Holding Companies of the Borrower in all material respects.

(b)                                  The Borrower is a wholly owned Subsidiary of Cableco.

(c)                                  Cableco is an indirect wholly owned Subsidiary of the Ultimate Parent.

(d)                                  In the case of the Ultimate Parent, it is a Holding Company of the Group.

(e)                                  In the case of Cableco, it does not carry on any business or conduct any activities (other than in respect of the High Yield Offering, and any on lending of the proceeds thereof).

21.19                 Environmental Matters

(a)                                  It has to the best of its knowledge and belief:

(i)                                    complied with all Environmental Laws to which it is subject;

(ii)                                obtained all Environmental Licences required in connection with its business; and

(iii)                            complied with the terms of all such Environmental Licences,

in each case where failure to do so could reasonably be expected to have a Material Adverse Effect.

(b)                                  To the best of its knowledge and belief, there is no Environmental Claim pending or threatened against it, which could reasonably be expected to have a Material Adverse Effect.

(c)                                  No:

(i)                                    property currently or previously owned, leased, occupied or controlled by it is contaminated with any Hazardous Substance; and

(ii)                                discharge, release, leaking, migration or escape of any Hazardous Substance into the Environment has occurred or is occurring on, under or from that property,

in each case in circumstances where the same could reasonably be expected to have a Material Adverse Effect.

21.20                 Necessary Authorisations

(a)                                  The Necessary Authorisations required by it are in full force and effect;

(b)                                  it is in compliance with the material provisions of each Necessary Authorisation relating to it; and

(c)                                  to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation;

in each case, except where any failure to maintain such Necessary Authorisations in full force and effect, any non-compliance or any proceedings or revocation could not reasonably be expected to have a Material Adverse Effect and subject to the Reservations.

21.21                 Intellectual Property

The Intellectual Property Rights owned by or licensed to it are all the material Intellectual Property Rights required by it in order to carry out, maintain and operate its business, properties and assets, and so far as it is aware, it does not infringe, in any way any Intellectual Property Rights of any third party save, in each case, where the failure to own or license the relevant Intellectual Property Rights or any infringement thereof will not have a Material Adverse Effect.

21.22                 Ownership of Assets

Save to the extent disposed of in a manner permitted by the terms of any of the Finance Documents with effect from and after the Closing Date, it has good title to or valid leases or licences of or is otherwise entitled to use all material assets necessary to conduct the Group Business taken as a whole in a manner consistent with the Agreed Business Plan except to the extent that the failure to have such title, leases or licences or to be so entitled could not be reasonably expected to have a Material Adverse Effect.

21.23                 Payment of Taxes

It has no claims or liabilities which are being, or are reasonably likely to be, asserted against it with respect to taxes which, if adversely determined, could reasonably be expected to have a Material Adverse Effect save to the extent it (or the Borrower) having set aside proper reserves for such claims or liabilities, can demonstrate that the same are being contested in good faith on the basis of appropriate professional advice.

21.24                 Pension Plans

(a)                                  Each defined benefit pension plan operated by it generally for the benefit of the employees of any member of the Bank Group has been valued by an actuary appointed by the trustees of such plan in all material respects in accordance with all laws applicable to it and using actuarial assumptions and recommendations complying with statutory requirements or approved by the actuary and since the most recent valuation the relevant employers have paid contributions to the plan in accordance with the schedule of contributions in force from time to time in relation to the plan, save to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)                                  It is in compliance in all material respects with all applicable laws relating to any pension plan operated by it or in which it participates, save to the extent that any failure to comply could not reasonably be expected to have a Material Adverse Effect.

(c)                                  It does not maintain or contribute to, and is not obliged to maintain or contribute to, any pension plan that is required by Title IV of the United States Employee Retirement Income Security Act of 1974, as amended from time to time including without limitation, the regulations promulgated and the rulings issued under it.

21.25                 Security

Subject to the Reservations, it is the legal or beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and (subject to their registration or filing at appropriate registries for the purposes of perfecting the Security created thereunder and the Reservations) those Security Documents to which it is a party create and give rise to valid and effective Security having the ranking expressed in those Security Documents.

21.26                 Investment Company Act

In the case of the Ultimate Parent only, neither it nor any of its Subsidiaries is an “investment company” which is registered or required to be registered under the United States Investment Company Act of 1940 or a company “controlled” by such an “investment company”.

21.27                 Public Utility Holding Company Act

In the case of the Ultimate Parent only, neither it nor any of its Subsidiaries is a “holding company” or a “Subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “Subsidiary company” of a “holding company” within the meaning of the United States Public Utility Holding Company Act of 1935.

21.28                 Insurance

Each member of the Bank Group (other than any Captive Insurance Company) is adequately insured for the purposes of its business with reputable underwriters or insurance companies or the Captive Insurance Company against such risks and to such extent as is necessary or usual for prudent companies carrying on such a business (other than insurance in respect of the underground portion of the cable network and various pavement-based electronics associated with the cable network as disclosed in the Group’s public disclosure documents) and except to the extent that the failure to so insure could not reasonably be expected to have a Material Adverse Effect.  The Captive Insurance Company has taken out all appropriate reinsurance policies with reputable underwriters or reinsurance companies as are necessary and usual to ensure that each member of the Bank Group is adequately insured in the manner provided in the foregoing sentence.

21.29                 Centre of Main Interests

Its Centre of Main Interests is the place in which its registered office is situated or, if different, another place in the country in which its registered office is situated, or England.

21.30                 Repetition

Each Repeating Representation is deemed to be made by the party identified as making such Repeating Representation above in relation to itself, or in the case of the Borrower in relation to itself or each member of the Bank Group or the Bank Group as a whole (as applicable), by reference to the facts and circumstances then existing on:

(a)                                  each Utilisation Date (save for a Utilisation Date in respect of a Rollover Advance or a Documentary Credit which is being renewed pursuant to Clause 5.2 (Renewal of Documentary Credit) and on the first day of each Interest Period; and

(b)                                  in the case of any Acceding Guarantor on the day the same becomes an Acceding Guarantor.

22.                               FINANCIAL INFORMATION

22.1                        Financial Statements

(a)                                  Group Financial Information: The Borrower shall provide to the Agents in sufficient copies for all the Lenders, the following financial information relating to the Group:

(i)                                    as soon as the same become available, but in any event within 120 days after the end of each of the Ultimate Parent’s financial years, the consolidated financial statements for such financial year in respect of the Group, audited by a firm of auditors meeting the requirements of Clause 24.18 (Change in Auditors), and accompanied by the related auditor’s report;

(ii)                                as soon as they become available but in any event within 45 days after the end of each Financial Quarter, the unaudited consolidated quarterly financial statements of the Group commencing with the Financial Quarter ending on 31 March 2004 (other than the last Financial Quarter in each of the Ultimate Parent’s financial years), provided that the unaudited consolidated quarterly financial statements for the Financial Quarter during which a Merger Event occurs, an Integrated Merger Event occurs or Principal Separation occurs shall be required to be delivered within 90 days after the end of such Financial Quarter;

(iii)                            as soon as they become available but in any event within 45 days after the end of the last Financial Quarter in each of the Ultimate Parent’s financial years, the unaudited consolidated management accounts of the Group in respect of the last management accounting period in such Financial Quarter;

(b)                                  Borrower, Bank Group or Obligor Financial Information: Subject to Clause 22.2 (Provisions relating to the Bank Group Financial Information), the Borrower shall provide to the Agents in sufficient copies for all the Lenders, the following financial information relating to the Borrower, the Bank Group or the Obligors, as the case may be:

(i)                                    as soon as they become available but in any event within 120 days after the end of each of the Borrower’s financial years ending on or after 31 December 2004, in addition to the financial information required to be delivered pursuant to sub-paragraph (iv) below, audited consolidated financial statements for such financial year for the Borrower;

(ii)                                as soon as they become available but in any event within 45 days after the end of each Financial Quarter ending after 31 December 2004, in addition to the financial information required to be delivered pursuant to sub-paragraph (v) below, the unaudited consolidated condensed quarterly balance sheet, statement of operations and statement of cashflows for the Borrower, such financial information to be reviewed by the Ultimate Parent’s auditors;

(iii)                            if, in respect of any Quarter Date prior to (and excluding) 31 December 2004, the aggregate of the revenues of the Obligors for the Financial Quarter ending on such Quarter Date is less than 80% of the consolidated revenues of the Ultimate Parent for that Financial Quarter, the Borrower shall provide to the Agents, in addition to the financial information required to be delivered pursuant to sub-paragraph (v) below, sufficient copies for all the Lenders of quarterly unaudited condensed consolidated balance sheet, statement of operations and statement of cashflows for the Borrower for that Financial Quarter, such financial information to be reviewed by the Ultimate Parent’s auditors; such financial information shall be provided as soon as it becomes available but in any event within 45 days after the end of the Financial Quarter following the Financial Quarter in which such event has occurred;

(iv)                               as soon as they become available but in any event within 120 days after the end of each of the Borrower’s financial years, the unaudited pro forma balance sheet, statement of cash flows and statement of operations for such financial year in respect of the Bank Group (but excluding any financial information relating to the Broadcast Business) substantially in the form set out in Schedule 13 (Pro Forma Bank Group Financial Statements) or with such amendments as may be necessary to reflect changes made to the Group’s public financial information as agreed by the Facility Agent (acting reasonably), together with a commentary from the management in relation to the key drivers for the financial performance of the Bank Group (excluding the Broadcast Business) for such financial year;

(v)                                   as soon as they become available but in any event within 45 days after the end of each Financial Quarter, the unaudited pro forma balance sheet, statement of cash flows and statement of operations for such Financial Quarter in respect of the Bank Group (but excluding any financial information relating to the Broadcast Business) substantially in the form set out in Schedule 13 (Pro Forma Bank Group Financial Statements) or with such amendments as may be necessary to reflect changes made to the Group’s public financial information as agreed by the Facility Agent (acting reasonably), provided that such statements for the Financial Quarter during which an Integrated Merger Event occurs or Principal Separation occurs, shall be required to be delivered within 90 days after the end of such Financial Quarter, provided that in the case of paragraphs (i) and (ii) above, in respect of the financial year ending 31 December 2004 and the Financial Quarter ending 31 March 2005, such consolidated financial information need not be delivered until 30 June 2005, unless such financial information has become publicly available prior to such date in which case, such information shall be delivered promptly upon such information becoming publicly available, and provided further that any such information for a Financial Quarter ending after 31 March 2005 during which an Integrated Merger Event occurs or Principal Separation occurs, shall be required to be delivered within 90 (rather than 45) days after the end of such Financial Quarter.

(c)                                  The Borrower shall provide, to the extent such information is required by any Lender to enable it to comply with any law, regulation or other requirement of any central bank or other fiscal, monetary or other authority, promptly following request by such Lender, the Borrower’s most recent annual audited financial statements to the extent the same are in final form.

22.2                        Provisions relating to Bank Group Financial Information

(a)                                  The financial information of the Bank Group delivered pursuant to sub-paragraphs (b)(iv) and (b)(v) of Clause 22.1 (Financial Statements) shall be prepared in good faith using the same methodologies applied in preparing the audited consolidated financial statements of the Ultimate Parent delivered to the Agents pursuant to sub-paragraph (a)(i) of Clause 22.1 (Financial Statements).

(b)                                  To the extent possible, all financial data used in preparing the financial information of the Bank Group will be derived from:

(i)                                    in the case of financial information in respect of a full financial year of the Bank Group, the balance sheet, statement of cash flows, statement of operations and notes to the audited consolidated financial statements of the Ultimate Parent in respect of that financial year, including without limitation, the notes entitled “Industry Segments”;

(ii)                                in respect of financial information in respect of any of the first three Financial Quarters of any financial year of the Bank Group, from the balance sheet, statement of cash flows, statement of operations and notes to the unaudited consolidated quarterly financial statements of the Ultimate Parent for the corresponding Financial Quarter, including without limitation, the notes entitled “Industry Segments”; and

(iii)                            in respect of financial information in respect of the last Financial Quarter of any financial year of the Bank Group, the unaudited consolidated management accounts of the Group in respect of the last management accounting period in such Financial Quarter, provided that in the event that it shall not be possible to apply the financial data used in the financial statements or management accounts of the Ultimate Parent, as the case may be, such financial information will be determined in good faith based on allocation methodologies approved by the Board of Directors of the Borrower.

(c)                                  If Principal Separation occurs in any period to which sub-paragraphs (i), (ii) or (iii) of paragraph (b) to Clause 22.1 (Financial Statements) relates, the information required to be delivered under any such paragraph will include (whilst the members of the Broadcast Group remain Subsidiaries of the Borrower) a presentation, either on the face of the financial information, in the footnotes thereto, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in another comparable section of such information or in a separate document, of the financial condition and results of operations of the members of the Broadcast Group undertaking the Broadcast Business separate from the financial condition and results of operations of the Borrower and its other Subsidiaries.

22.3                        Budget

In respect of each financial year, as soon as the same becomes available and in any event by no later than 60 days after the beginning of each financial year of the Bank Group (other than in respect of the financial year ended 31 December 2004 which shall be delivered in accordance with the provisions of Clause 3.1 (Conditions Precedent)), the Borrower shall deliver to the Agents, in sufficient copies for the Lenders, the annual operating budget, which as regards paragraphs (b) and (c) below shall be in the format set out in Schedule 15 (Pro Forma Budget Information) or with such amendments as may be necessary to reflect changes made to the Group’s public financial information as agreed by the Facility Agent (acting reasonably) and prepared by reference to each Financial Quarter in respect of such financial year and projections for the first Financial Quarter (the “immediately succeeding Financial Quarter”) in respect of the immediately succeeding financial year of the Bank Group.  The annual operating budget and the projections for the immediately succeeding Financial Quarter shall include:

(a)                                  forecasts of any projected material disposals (including timing and anticipated Net Proceeds thereof) on a consolidated basis for the Bank Group (other than in relation to the Broadcast Business);

(b)                                  projected annual statements of operations (including projected revenue and operating costs) on a consolidated basis for the Bank Group (other than in relation to the Broadcast Business) in the format set out in Schedule 15 (Pro Forma Budget Information) or with such amendments as may be necessary to reflect changes made to the Group’s public financial information as agreed by the Facility Agent (acting reasonably);

(c)                                  projected estimated pro forma balance sheets and estimated pro forma statements of cash flows on a consolidated basis for the Bank Group (other than in relation to the Broadcast Business) in the format set out in Schedule 15 (Pro Forma Budget Information) or with such amendments as may be necessary to reflect changes made to the Group’s public financial information as agreed by the Facility Agent (acting reasonably);

(d)                                  projected Capital Expenditure to be included for each Financial Quarter of such financial year and for the immediately succeeding Financial Quarter on a consolidated basis for the Bank Group (other than in relation to the Broadcast Business);

(e)                                  projected ratios in respect of each of the financial covenants set out in Clause 23.2 (Ratios) for each Financial Quarter in such financial year and for the immediately succeeding Financial Quarter;

(f)                                    projected revenue, operating cost, segment profit and Capital Expenditure for the Broadcast Business; and

(g)                                 a commentary from the management in relation to the key drivers for the Bank Group (other than in relation to the Broadcast Business) for such financial year and for the immediately succeeding Financial Quarter.

The Borrower shall provide the Agents with any details of material changes in the projections set out in any Budget delivered under this Clause 22.3 as soon as reasonably practicable after it becomes aware of any such change.

22.4                        Other Information

The Borrower shall and shall procure that each of the Obligors shall from time to time on the request of the Facility Agent and/or the Administrative Agent:

(a)                                  provide the Facility Agent and/or the Administrative Agent with such information about the business and financial condition of the Bank Group or any member of the Bank Group (including such member’s business) as the Facility Agent and/or the Administrative Agent may reasonably require, provided that the Borrower shall not be under any obligation to provide, or procure the providing of, any information the supply of which would be contrary to any confidentiality obligation binding on any member of the Bank Group or where the supply of such information could prejudice the retention of legal privilege in such information and provided further that no Obligor shall (and the Borrower shall procure that no member of the Bank Group shall) be able to deny the Facility Agent and/or the Administrative Agent any such information by reason of it having entered into a confidentiality undertaking which would prevent it from disclosing, or be able to claim any legal privilege in respect of, any financial information relating to itself or the Group; and

(b)                                  provide all then existing information about the business and financial condition of the Bank Group or any member of the Bank Group (including such member’s business) as Standard & Poor’s or Moody’s may reasonably require and extend all reasonable co-operation for the purpose of determining or assessing the credit ratings (if any) assigned to the Facilities or the High Yield Notes or any High Yield Refinancing, and the Borrower shall use all reasonable efforts to meet with representatives of Standard & Poor’s and Moody’s no less frequently than once in each calendar year and in connection with an Integrated Merger Event, provided that with respect to any information relating to the Broadcast Business, the Borrower shall only be obliged to provide information reasonably requested by the Facility Agent in relation to any member of the Broadcast Group to the extent such member of the Broadcast Group is an Obligor and information relating to the Separation (or any part thereof).

22.5                        Compliance Certificates

(a)                                  The Borrower shall ensure that each set of financial information delivered by it pursuant to sub-paragraphs (b)(iv) and (b)(v) of Clause 22.1 (Financial Statements) is accompanied by a working paper (the “Attached Working Paper”) setting out the calculations showing compliance with the financial covenants set out in Clause 23 (Financial Condition) and the information from which such calculations are derived (including the calculations for the components of such covenants defined in Clause 23.1 (Financial Definitions) on a line by line basis) and a Compliance Certificate signed by two of its authorised signatories (at least one of whom shall be a Financial Officer) confirming:

(i)                                    compliance with the relevant financial covenants set out in Clause 23 (Financial Condition) and showing figures representing the actual financial ratios then in effect and the amount of Capital Expenditure spent in the relevant period;

(ii)                                the ratio of Consolidated Total Debt to Bank Group Covenant Profit;

(iii)                            the ratio of Consolidated Senior Debt to Bank Group Covenant Profit;

(iv)                               in relation to a Compliance Certificate delivered with the Bank Group’s annual financial information only, the Bank Group Consolidated Revenues;

(v)                                   compliance with the 95% Security Test;

(vi)                               the absence of any Default; and

(vii)                           that the information contained in the Attached Working Paper has been prepared on the basis of the same information and methodology used to prepare the appropriate financial information, in each case, as at the end of such financial year or Financial Quarter to which such financial information relates or detailing any non-compliance.

(b)                                  Upon the occurrence of an Integrated Merger Event, the Borrower shall deliver:

(i)                                    a Compliance Certificate signed by two of its authorised signatories (at least one of whom shall be a Financial Officer) confirming that as at the effective date of such Integrated Merger Event, the Merger Event Condition set out in paragraph (b) of the definition thereof and the Merger Event Integration Tests set out in paragraphs (c), (d), (e) or (f) (as applicable) and (g) of the definition thereof have been satisfied, such certificate to set out (in the case of such Merger Event Integration Tests) the relevant ratios, the calculations showing compliance with such ratios and the information from which such calculations were derived (including the calculations for the components of such ratios on a line by line basis); and

(ii)                                a business plan for the combined businesses of the Bank Group and the Target Group for the period up to the Final Maturity Date in respect of Facility B.

(c)                                  If:

(i)                                    an Event of Default has occurred, but only while such Event of Default is continuing, (provided that with respect to an Event of Default relating to a breach of any covenant in Clause 23 (Financial Condition), such Event of Default shall be deemed to be continuing until such time that the Borrower has delivered a Compliance Certificate pursuant to Clause 22.5 (Compliance Certificates) demonstrating that the Borrower is in compliance with each of the covenants set out in Clause 23 (Financial Condition)); or

(ii)                                in the reasonable opinion of an Instructing Group, a breach of any covenant in Clause 23 (Financial Condition) is reasonably likely to occur,

in each such circumstance, at the Borrower’s expense (in the case of sub-paragraph (i)) and at the Lenders’ expense (in the case of sub-paragraph (ii)), but without causing any undue interruption to the normal business operations of such Obligor or any member of the Bank Group:

(x)                                  the Facility Agent shall be entitled to call for an independent audit and investigation which is reasonable in scope and degree having regard to the nature of the Event of Default or suspected breach (as the case may be) of the financial position of the Bank Group; and

(y)                                  the Facility Agent, any Finance Party, or representative of the Facility Agent or such Finance Party (an “Inspecting Party”) shall be entitled to have access, together with its accountants or other professional advisers, during normal business hours, to inspect or observe such part of the Group Business as is owned or operated by any Obligor or any member of the Bank Group, and to have access to books, records, accounts, documents, computer programmes, data or other information in the possession of or available to such Obligor or member of the Bank Group and to take such copies as may be considered appropriate by such Inspecting Party, provided that no Obligor shall (and the Borrower shall not be obliged to procure that any member of the Bank Group shall) be under any obligation to allow any person to have access to any books, records, accounts, documents, computer programmes, data or other information or to take copies thereof where to do so would breach any confidentiality obligation binding on any member of the Group or would prejudice the retention of legal privilege to which such Obligor or member of the Group is then entitled in respect of such books, records, accounts, documents, computer programmes, data or other information and provided further that no Obligor shall (and the Borrower shall procure that no member of the Bank Group shall) be able to deny the Facility Agent any such information by reason of it having entered into a confidentiality undertaking which would prevent it from disclosing, or be able to claim any legal privilege in respect of, any financial information relating to itself or the Group, provided that with respect to any information relating to the Broadcast Business, the Borrower shall only be obliged to provide information reasonably requested by the Facility Agent in relation to any member of the Broadcast Group to the extent such member of the Broadcast Group is an Obligor and information relating to the Separation (or any part thereof).

22.6                        Change in Accounting Practices

The Borrower shall ensure that:

(a)                                  each set of financial information delivered to the Agents pursuant to paragraph (a) and sub-paragraphs (b)(iv) and (b)(v) of Clause 22.1 (Financial Statements) (other than the unaudited consolidated management accounts of the Group) is prepared using accounting policies, practices and procedures consistent with that applied in the preparation of the Original Financial Statements; and

(b)                                  each set of unaudited consolidated management accounts of the Group delivered pursuant to sub-paragraph (a)(iii) of Clause 22.1 (Financial Statements) is prepared on a basis consistent with the basis on which the unaudited consolidated management accounts of the Group for the management accounting period ending on 31 December 2003 were prepared, unless in relation to any such set of financial information (other than the unaudited consolidated management accounts of the Group), the Borrower elects to notify the Agents that there have been one or more changes in any such accounting policies, practices or procedures (including, without limitation, any change in the basis upon which costs are capitalised) or, in relation to any such set of unaudited consolidated management accounts of the Group, the Borrower elects to notify the Agents that there have been one or more changes in the basis upon which such unaudited consolidated management accounts have been prepared and:

(i)                                    in respect of any change in the basis upon which the information required to be delivered pursuant to sub-paragraphs (a)(i) or (a)(ii) of Clause 22.1 (Financial Statements) is prepared, the Ultimate Parent provides:

(x)                                  a description of the changes and the adjustments which would be required to be made to that financial information in order to cause them to reflect the accounting policies, practices or procedures upon which such Original Financial Statements were prepared; and

(y)                                  sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Lenders to make an accurate comparison between the financial positions indicated by that financial information and by such Original Financial Statements, and any reference in this Agreement to that financial information shall be construed as a reference to that financial information as adjusted to reflect the basis upon which the Original Financial Statements were prepared; or

(ii)                                in respect of any change in the basis upon which unaudited consolidated management accounts were prepared pursuant to sub-paragraph (a)(iii) of Clause 22.1 (Financial Statements), the Ultimate Parent provides:

(x)                                  a description of the changes and the adjustments which would be made to those unaudited consolidated management accounts in order to cause them to be prepared on the basis on which the consolidated management accounts of the Group for the management accounting period ending on 31 December 2003 were prepared; and

(y)                                  sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Lenders to make an accurate comparison between the financial position indicated by those consolidated management accounts and the consolidated management accounts of the Group for the management accounting period ending on 31 December 2003;

in which case any reference in this Agreement to those unaudited consolidated management accounts shall be construed as a reference to those unaudited consolidated management accounts as adjusted to reflect the basis upon which the consolidated management accounts of the Group for the management accounting period ending on 31 December 2003 were prepared; or

(iii)                            in respect of any change in the basis upon which the information to be delivered pursuant to sub-paragraphs (b)(iv) or (b)(v) of Clause 22.1 (Financial Statements) is prepared, the Borrower provides:

(x)                                  a description of the changes and the adjustments which would be made to that financial information in order to cause it to reflect the accounting policies, practices or procedures upon which the Original Financial Statements were prepared; and

(y)                                  sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Lenders to make an accurate comparison between the financial positions indicated by that financial information and the first set of financial information delivered under sub-paragraphs (b)(iv) or (b)(v) of Clause 22.1 (Financial Statements);

and any reference in this Agreement to that financial information shall be construed as a reference to that financial information as adjusted to reflect the basis upon which the Original Financial Statements were prepared; or

(iv)                               the Borrower notifies the Facility Agent that it is not longer practicable to test compliance with the financial covenants set out in Clause 23 (Financial Condition) against the financial information required to be delivered pursuant to this Clause 22 or that it wishes to cease preparing the additional information required by sub-paragraphs (i), (ii) and (iii) above, in which case:

(x)                                  the Facility Agent and the Borrower shall enter into negotiations with a view to agreeing alternative financial covenants to replace those contained in Clause 23 (Financial Condition) in order to maintain a consistent basis for such financial covenants (and for approval by an Instructing Group); and

(y)                                  if the Facility Agent and the Borrower agree alternative financial covenants to replace those contained in Clause 23 (Financial Condition) which are acceptable to an Instructing Group, such alternative financial covenants shall be binding on all parties hereto; and

(z)                                  if, after three months following the date of the notice given to the Facility Agent pursuant to this sub-paragraph (iv), the Facility Agent and the Borrower cannot agree alternative financial covenants which are acceptable to an Instructing Group, the Facility Agent shall refer the matter to any of the Permitted Auditors as may be agreed between the Borrower and the Facility Agent for determination of the adjustments required to be made to such financial information or the calculation of such ratios to take account of such change, such determination to be binding on the parties hereto, provided that pending such determination (but not thereafter) the Borrower shall continue to prepare financial information and calculate such covenants in accordance with paragraphs (i), (ii) and (iii) above.

22.7                        Notifications

The Borrower shall furnish or procure that there shall be furnished to the Agents in sufficient copies for each of the Lenders:

(a)                                  as soon as reasonably practicable, documents required to be despatched by the Ultimate Parent to its shareholders generally (or any class of them) in their capacity as such and all documents relating to the financial obligations of any Obligor despatched by or on behalf of any Obligor to its creditors generally (in their capacity as creditors);

(b)                                  as soon as reasonably practicable after the same are instituted or, to its knowledge, threatened, details of any litigation, arbitration or administrative proceedings involving any member of the Bank Group which, is reasonably likely to be adversely determined and if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)                                  written details of any Default promptly upon becoming aware of the same, and of all remedial steps being taken and proposed to be taken in respect of that Default; and

(d)                                  as soon as reasonably practicable after receipt of a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by a director or its Chief Financial Officer (given without personal liability) on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy the same).

22.8                        Role of the Administrative Agent

Notwithstanding the right of the Administrative Agent to receive or request certain documentation and other information as set out in this Clause 22 (Financial Information), the other Finance Parties hereby expressly acknowledge and agree that the Administrative Agent (a) is under no obligation to ensure that any such documentation or other information is made available to all or any of them, (b) may (in its sole discretion) determine whether or not to exercise any of its rights as set out in this Clause 22 (Financial Information) and (c) shall have no liability whatsoever to any other Finance Party for the failure to exercise, or any delay in exercising, any of its rights set out in this Clause 22 (Financial Information).

23.                               FINANCIAL CONDITION

23.1                        Financial Definitions

In this Agreement the following terms have the following meanings:

“Bank Group Cash Flow” means, in respect of any period, Bank Group Covenant Profit for that period after:

(a)                                  adding back:

(i)                                    any decrease in the amount of Working Capital at the end of such period compared against the Working Capital at the start of such period;

(ii)                                all cash extraordinary or non-recurring gains during that period to the extent not included in Bank Group Covenant Profit; and

(iii)                            any amount received in cash in that period by members of the Bank Group (other than in relation to the Broadcast Business) in respect of income and related taxes;

(b)                                  deducting:

(i)                                    the actual Capital Expenditure of members of the Bank Group (other than in relation to the Broadcast Business) during such period;

(ii)                                any increase in the amount of Working Capital at the end of such period compared against the Working Capital at the start of that period;

(iii)                            any amount paid in cash in that period by any member of the Bank Group (other than in relation to the Broadcast Business) in respect of income and related taxes;

(iv)                               all cash extraordinary or non-recurring losses during that period to the extent not included in Bank Group Covenant Profit;

(v)                                   in calculating Bank Group Cash Flow for the purposes of Clause 12.4 (Repayment from Excess Cash Flow) only, any amount paid in cash in that period in respect of the items included in the calculation of net income or loss in the definition of Bank Group Covenant Profit and any amounts paid in cash in respect of payments made or paid during such period by any member of the Bank Group to any person who is not a member of the Bank Group including without limitation, the payment of all costs and expenses in connection with transactions contemplated by the High Yield Offering and the Finance Documents; and

(vi)                               any amount paid in cash in that period in respect of dividends, distributions, loans, investments or other similar payments made or paid during such period by any member of the Bank Group (other than a member of the Broadcast Group in relation to Broadcast Business) to any person who is not a member of the Bank Group and any cash charges falling under sub-paragraph (a)(ix) of “Bank Group Covenant Profit” which have been added back for the purposes of calculating such definition;

provided that in no event shall amounts constituting Consolidated Debt Service be deducted from Bank Group Cash Flow, and no amount shall be included or excluded more than once and provided that, for the avoidance of doubt, in calculating Bank Group Cash Flow for the purposes of Clause 12.4 (Repayment from Excess Cash Flow), Equity Proceeds, Debt Proceeds and Net Proceeds and the proceeds of any Subordinated Funding shall be excluded.

“Bank Group Covenant Profit” means, in respect of any period:

(a)                                  Consolidated Net Income for such period, in accordance with GAAP as then in effect adding back (or deducting as the case may be) (only to the extent used in arriving at net income or loss of the Group, including the Broadcast Group for so long as the members of the Broadcast Group are Subsidiaries of the Ultimate Parent):

(i)                                    non-cash gains or losses, whether extraordinary, recurring or otherwise (excluding however any non-cash charge to the extent that it represents amortisation of a prepaid expense that was paid in a prior period or an accrual of, or a reserve for, cash charges or expenses in any future period), and including without limitation non-cash expenses for compensation relating to the granting of options and restricted stock, sale of stock and similar arrangements;

(ii)                                income tax expense or benefit;

(iii)                            foreign currency transaction gains and losses and foreign currency translation differences;

(iv)                               other non-operating gains and losses, including the costs of, and accounting for, financial instruments and gains and losses on disposals of fixed assets;

(v)                                   share of income or losses from equity investments and minority interests;

(vi)                               interest expense and interest income including, without limitation, amortisation of debt issuance cost and debt discount;

(vii)                           depreciation and amortisation;

(viii)                       extraordinary items;

(ix)                              at the election of the Borrower, cash charges resulting from any third party professional, advisory, legal and accounting fees and out-of-pocket expenses reasonably incurred in connection with, an acquisition or investment, any financing, any disposal, Separation or Merger Event (in any such case, whether completed or not) provided that (A) in connection with a Merger Event or Separation, the aggregate amount added back in respect of such fees and expenses shall not exceed £10 million  (or to the extent the aggregate of such fees and expenses do exceed £10 million, any amount above such limit provided that a corresponding amount shall be deducted from any availability under, at the Borrower’s option, either or both of the baskets set out in paragraph (x) below) and (B) in connection with any other transactions contemplated under this sub-paragraph (ix), the aggregate amount added back in respect of such fees and expenses shall not exceed £20 million;

(x)                                  cash charges resulting from severance, integration and other adjustments made as a result of:

(A)                               Separation (or any part of it) up to £15 million in aggregate (where such charges have been certified by a duly authorised officer of the Borrower as being directly attributable to Separation); and

(B)                               a Merger Event, but only to the extent that such charges do not exceed £125,000,000 in the First Period and £75,000,000 in the Second Period where the term “First Period” means the period (1) commencing on the later of (x) four months prior to the closing of the Merger Event and (y) the public announcement by the Ultimate Parent that the parties to the Merger Event have signed a merger agreement (or similar agreement) (or in the case of a Merger Event governed by the Takeover Code of the United Kingdom, that there is a firm intention to effect a Merger Event), and ending on (2) the date which is twelve months after the closing of the Merger Event, and the term “Second Period” means the twelve month period after such First Period (in each case, where such charges have been certified by a duly authorised officer of the Borrower as being directly attributable to the Merger Event);

(xi)                              any amounts arising in respect of fresh start accounting in the Target Group Covenant Profit to the extent deducted (or added) in arriving at Consolidated Net Income;

(xii)                          any cash costs incurred by the Target Group during such period (if any) and payable to any third party in relation to any scheme of arrangement, restructuring or recapitalisation which was initiated prior to the date of this Agreement; and

(xiii)                      cumulative changes in GAAP from and including the accounting principles applied in the preparation of the Original Financial Statements,

minus

(b)                                  the aggregate of Broadcast Group Covenant Profit and Excluded Group Covenant Profit for that period.

“Broadcast Group Covenant Profit” means, (for so long as the results of the Broadcast Group are consolidated in the financial statements of the Group) in respect of any period, segment profit or loss attributable to the Broadcast Business for that period as adjusted for non-cash items relating to the Broadcast Business after adding back (or deducting as the case may be) (to the extent taken into account in the calculation of such segment profit or loss), net amounts payable by the Broadcast Group for the relevant period in respect of the Intra Group Services referred to in paragraph (d) of the definition of Intra Group Services and any cumulative changes in GAAP from and including the accounting principles applied in the preparation of the Original Financial Statements.

“Budgeted Capital Expenditure” means, in respect of any period, the figure opposite that period in the table set out in paragraph (b) of Clause 23.3 (Permitted Capital Expenditure).

 “Capital Expenditure” means, in respect of any period, the aggregate amount of all expenditures on property, plant and equipment, excluding for the purposes of paragraph (b)(i) of the definition of Bank Group Cash Flow (and Target Group Cash Flow) only, as used in Clause 23.2 (Ratios) and (in respect of paragraphs (a) and (b) only) for the purposes of calculating compliance with Clause 23.3 (Permitted Capital Expenditure):

(a)                                  any such expenditure on the replacement or restoration of assets to the extent paid for by any insurance award or condemnation award with respect to the assets being replaced or restored;

(b)                                  any such capital expenditure for acquisitions, investments or Joint Ventures that are incurred in accordance with Clause 25.9 (Joint Ventures) and 25.14 (Acquisitions and Investments); and

(c)                                  any such capital expenditure made with Debt Proceeds, Equity Proceeds or Net Proceeds contributed into the Bank Group in accordance with Clause 12 (Mandatory Prepayment and Cancellation) or any Subordinated Funding.

“Cash” means at any time:

(a)                                  all Cash Equivalent Investments; and

(b)                                  cash (in cleared balances) denominated in Sterling (or any other currency freely convertible into Sterling) and credited to an account in the name of a member of the Bank Group with an Eligible Deposit Bank and to which such a member of the Bank Group is alone beneficially entitled (excluding cash relating to the Broadcast Business) and for so long as:

(i)                                    such cash is repayable on demand (including any cash held on time deposit which is capable of being broken and the balance received on same day notice provided that any such cash shall only be taken into account net of any penalties or costs which would be incurred in breaking the relevant time deposit) and repayment of such cash is not contingent on the prior discharge of any other indebtedness of any member of the Bank Group or of any other person whatsoever or on the satisfaction of any other condition; or

(ii)                                such cash has been deposited with an Eligible Deposit Bank as security for any performance bond, guarantee, standby letter of credit or similar facility the contingent liabilities relating to such having been included in the calculation of Consolidated Total Debt.

“Consolidated Debt Service” means, in respect of any period, the aggregate of:

(a)                                  the Consolidated Total Net Cash Interest Payable in respect of such period; and

(b)                                  save to the extent immediately reborrowed, the aggregate of all scheduled payments in such period of principal, capital or nominal amounts in respect of Consolidated Total Debt.

“Consolidated Net Borrowings” means, at any time, the Consolidated Total Debt at such time less Cash, in cleared balances at such time, credited to any account in the name of a member of the Bank Group subject to a maximum aggregate Cash amount of £200,000,000 (or its equivalent in other currencies).

“Consolidated Net Income” means for any period net income (or loss) after taxes for such period of the Group, including net income (or loss) after taxes for such period of any member of the Broadcast Group so long as it continues to be a Subsidiary of the Ultimate Parent for such period determined in accordance with GAAP.

“Consolidated Senior Debt” means, at any time (without double counting), the aggregate principal, capital or nominal amounts (including any Interest capitalised as principal) of Financial Indebtedness of any member of the Bank Group (excluding any indebtedness of the Broadcast Group relating to the Broadcast Business) incurred on a senior unsubordinated basis but excluding Financial Indebtedness of any member of the Bank Group to another member of the Bank Group or the Target Group or under any Subordinated Funding, in each case, to the extent not prohibited under this Agreement.

“Consolidated Total Debt” means, at any time (without double counting):

(a)                                  the aggregate principal, capital or nominal amounts (including any Interest capitalised as principal) of Financial Indebtedness of any member of the Bank Group (including, without limitation, Financial Indebtedness arising under or pursuant to the Finance Documents) excluding any indebtedness of the Broadcast Group relating to the Broadcast Business; plus

(b)                                  the aggregate principal, capital or nominal amounts (including any Interest capitalised as principal) of Financial Indebtedness of any member of the Group to the extent it is Non-Bank Group Serviceable Debt;

excluding any Financial Indebtedness of any member of the Group to another member of the Group or under any Subordinated Funding, to the extent not prohibited under this Agreement.

“Consolidated Total Net Cash Interest Payable” means, in respect of any period, the aggregate amount of the Interest which has accrued on the Consolidated Total Debt during such period (but excluding for the avoidance of doubt any fees payable in or amortised during such period) but deducting any Interest actually received in cash by any member of the Bank Group,

“Current Assets” means the aggregate of trade and other receivables (net of allowances for doubtful debts), prepayments and all other current assets of the Bank Group (excluding the Broadcast Business) (which until such time as balance sheets are prepared for the Bank Group shall be allocated from the relevant consolidated financial statements of the Group to the Bank Group by the board of directors of the Borrower acting in good faith) maturing within twelve months from the date of computation, as required to be accounted for as current assets under GAAP but excluding cash and Cash Equivalent Investments.

“Current Liabilities” means the aggregate of all liabilities (including accounts payable, accruals and provisions) of the Bank Group (other than liabilities of the Broadcast Group relating to the Broadcast Business) (which until such time as balance sheets are prepared for the Bank Group shall be allocated to the Bank Group from the relevant consolidated financial statements of the Group by the board of directors of the Borrower acting in good faith) falling due within twelve months from the date of computation and required to be accounted for as current liabilities under GAAP but excluding Financial Indebtedness of the Bank Group falling due within such period and any interest on such Financial Indebtedness due in such period.

“Eligible Deposit Bank” means any bank or financial institution which has a short term rating of at least A1 granted by Standard & Poor’s or P1 granted by Moody’s.

“Excluded Group Covenant Profit” means, in respect of any period, segment profit or loss attributable to the Excluded Group for that period adding back (or deducting as the case may be) (to the extent used in arriving at segment profit or loss) non-cash items relating to the Excluded Group and any cumulative changes in GAAP from and including the accounting principles applied in the preparation of the Original Financial Statements.

“Financial Quarter” means the period commencing on the day immediately following any Quarter Date in each year, and ending on the next succeeding Quarter Date.

“Integrated Merger Projected Debt Coverage Ratio” means the ratio of (a) the projected Bank Group Cash Flow to (b) projected Consolidated Debt Service of the Bank Group, calculated on a pro forma basis adjusted to give effect to the Integrated Merger Event.

“Integrated Merger Senior Leverage Ratio” means the ratio of (i) the aggregate of (A) Consolidated Senior Debt (as at close of business on the proposed effective date of the Integrated Merger Event) of the Bank Group (as constituted immediately prior to the proposed effective date of the Integrated Merger Event) plus (without double counting) (B) Pro Forma Target Group Senior Debt, to (ii) the aggregate of (A) Bank Group Covenant Profit plus (B) Target Group Covenant Profit, in each case, calculated on an annualised basis for each Semi-Annual Period ending on the most recent Quarter Date for each of the Bank Group or the Target Group (as applicable) prior to the proposed effective date of the Integrated Merger Event.

“Integrated Merger Trailing Debt Coverage Ratio” means the ratio of (i) the aggregate of (A) Bank Group Cash Flow calculated on an annualised basis for the Semi-Annual Period ending on the most recent Quarter Date for the Bank Group immediately prior to the proposed effective date of the Integrated Merger Event plus (B) Target Group Cash Flow calculated on an annualised basis for the Semi-Annual Period ending on the most recent Quarter Date for the Target Group immediately prior to the proposed effective date of the Integrated Merger Event to (ii) (A) Consolidated Debt Service of the Bank Group adjusted on a pro forma basis to include any Consolidated Total Net Cash Interest Payable by the Bank Group (as constituted immediately prior to the Integrated Merger Event) with respect to Indebtedness of such Bank Group as at the close of business on the proposed effective date of the Integrated Merger Event for such Semi-Annual Period of the Bank Group plus (without double counting)  (B) Pro Forma Debt Service of Target.

“Interest” means:

(a)                                  interest and amounts in the nature of interest accrued in respect of any Financial Indebtedness (including without limitation, in respect of obligations under finance or capital leases or hire purchase payments);

(b)                                  discounts suffered and repayment premiums payable in respect of Financial Indebtedness, in each case to the extent applicable GAAP requires that such discounts and premiums be treated as or in like manner to interest;

(c)                                  discount fees and acceptance fees payable or deducted in respect of any Financial Indebtedness (including all fees payable in connection with any Documentary Credit, any other letters of credit or guarantees and any Ancillary Facility);

(d)                                  any other costs, expenses and deductions of the like effect and any net payment (or, if appropriate in the context, receipt) under any Hedging Agreement or like instrument, taking into account any premiums payable for the same, and the interest element of any net payment under any Hedging Agreement; and

(e)                                  commitment and non-utilisation fees (including, without limitation, those payable under this Agreement) but excluding agent’s fees, front-end, management, arrangement and participation fees and repayment premiums with respect to any Financial Indebtedness (including, without limitation, all those payable under the Finance Documents).

“Pro Forma Debt Service of Target” means the aggregate of:

(a)                                  Pro Forma Target Group Net Cash Interest Payable in respect of the Semi-Annual Period ending on the Quarter Date immediately prior to the Integrated Merger Event; and

(b)                                 save to the extent projected to be immediately reborrowed, all projected scheduled payments of principal, capital or nominal amounts in respect of Pro Forma Target Group Debt which fall due during the twelve month period after the effective date of the Integrated Merger Event divided by two but excluding, for the avoidance of doubt, any amounts prepaid on the effective date of the Integrated Merger Event.

“Pro Forma Target Group Debt” means (without double counting) the projected aggregate principal, capital or nominal amount (including any Interest capitalised as principal) of Target Group Financial Indebtedness and Target Group Refinancing Indebtedness which in each case, will remain owing by any member of the Target Group as at the close of business on the proposed effective date of the Integrated Merger Event excluding any Financial Indebtedness owed by any member of the Target Group to another member of the Target Group or the Bank Group and any Subordinated Funding (for the purposes of this definition, “Target Group” excludes any member of the Target Group that is not a Target Group Obligor and any other member of the Target Group which has not been designated as a member of the Bank Group).

“Pro Forma Target Group Net Cash Interest Payable” means, in respect of any period, the aggregate amount of Interest (but excluding for the avoidance of doubt, any fees payable or amortised during such period) which would have accrued during that period on the Pro Forma Target Group

Debt as at the close of business on the proposed effective date of the Integrated Merger Event, at the rates of interest and commitment commission which would have applied to Pro Forma Target Group Debt but deducting any Interest which would have been receivable by any member of the Target Group during such period (for the purposes of this definition, “Target Group” excludes any member of the Target Group that is not a Target Group Obligor and any other member of the Target Group which has not been designated as a member of the Bank Group).

“Pro Forma Target Group Senior Debt” means (without double counting) the projected aggregate principal, capital or nominal amount (including any Interest capitalised as principal) of Target Group Financial Indebtedness and Target Group Refinancing Indebtedness incurred on a senior unsubordinated basis which in each case, will remain owing by any member of the Target Group as at the close of business of the proposed effective date of the Integrated Merger Event but excluding any Financial Indebtedness owed by any member of the Target Group to another member of the Target Group or the Bank Group and any Subordinated Funding (for the purposes of this definition, “Target Group” excludes any member of the Target Group that is not a Target Group Obligor and any other member of the Target Group which has not been designated as a member of the Bank Group).

“Quarter Date” means (i) in relation to the Bank Group, each of 31 March, 30 June, 30 September and 31 December in each year and (ii) in relation to the Target Group for any period prior to an Integrated Merger Event, each of the quarter dates in the financial year of the Target Group as at which quarterly financial information is prepared for Target Group.

“Semi-Annual Period” means each period of six months ending on a Quarter Date.

“Target Group Cash Flow” means, in respect of any period, Target Group Covenant Profit for that period:

(a)                                  adding back:

(i)                                    all cash extraordinary or non-recurring gains during that period to the extent not included in Target Group Covenant Profit;

(ii)                                any amount received in cash in that period by members of the Target Group in respect of income and related taxes;

(b)                                  deducting:

(i)                                    the actual Capital Expenditure of members of the Target Group during such period;

(ii)                                any amount paid in cash in that period in respect of taxes of any member of the Target Group;

(iii)                            all cash extraordinary or non-recurring losses during that period to the extent not included in Target Group Covenant Profit;

and no amount shall be included or excluded more than once.

“Target Group Covenant Profit” means, in respect of any period and excluding for this purpose, any member of the Target Group that is not a Target Group Obligor and has not been designated by the Borrower as a member of the Bank Group, net income (or loss) after taxes of the Target Group for such period determined in accordance with GAAP and in accordance with the Borrower’s accounting policies, practices and procedures then in effect for the purposes of Clause 22.1 (Financial Statements) adding back (or deducting as the case may be) (only to the extent used in arriving at net income or loss of the Target Group):

(a)                                  non-cash gains or losses, whether extraordinary, recurring or otherwise (excluding however any non-cash charge to the extent that it represents amortisation of a prepaid expense that was paid in a prior period or an accrual of, or a reserve for, cash charges or expenses in any future period), and including without limitation non-cash expenses for compensation relating to the granting of options and restricted stock, sale of stock and similar arrangements;

(b)                                  income tax expense or benefit;

(c)                                  foreign currency transaction gains and losses and foreign currency translation differences;

(d)                                  other non-operating gains and losses, including the costs of, and accounting for, financial instruments and gains and losses on disposals of fixed assets;

(e)                                  share of income or losses from equity investments and minority interests;

(f)                                    interest expense and interest income including, without limitation, amortisation of debt issuance cost and debt discount;

(g)                                 depreciation and amortisation;

(h)                                 extraordinary items;

(i)                                    cash charges resulting from any third party professional, advisory, legal and accounting fees and out-of-pocket expenses incurred in connection with, an acquisition or investment, any financing, a disposal, a Merger Event or any other corporate transaction (whether, in any such case, completed or not);

(j)                                    cash charges resulting from severance, integration and other adjustments;

(k)                                any amounts arising in respect of fresh start accounting in the Target Group Covenant Profit to the extent deducted (or added back) in calculating net income or loss;

(l)                                    any cash costs incurred by the Target Group during such period (if any) and payable to any third party in relation to any scheme of arrangement, restructuring or recapitalisation initiated prior to the date of this Agreement; and

(m)                              any cumulative changes in GAAP from and including the accounting principles applied in the preparation of the Original Financial Statements.

 “Working Capital” means on any date Current Assets less Current Liabilities.

23.2                        Ratios

At all times, the financial condition of the Group or the Bank Group, as the case may be, as evidenced by the financial information provided pursuant to paragraph (a) and sub-paragraphs (b)(iv) and (b)(v) of Clause 22.1 (Financial Statements) and the Attached Working Paper referred to in paragraph (a) of Clause 22.5 (Compliance Certificates) shall be such that:

(a)                                  Net Debt Leverage Ratio: Consolidated Net Borrowings to Bank Group Covenant Profit

Consolidated Net Borrowings as at any Quarter Date specified in the table in paragraph (d) of this Clause 23.1, shall not be more than X times Bank Group Covenant Profit calculated on an annualised basis for a Semi-Annual Period ending on such Quarter Date, where X has the value indicated for such Quarter Date in such table.

(b)           Net Interest Coverage Ratio: Bank Group Covenant Profit to Consolidated Total Net Cash Interest Payable

Bank Group Covenant Profit calculated on an annualised basis for a Semi-Annual Period ending on any Quarter Date specified in the table in paragraph (d) of this Clause 23.2, shall not be less than Y times Consolidated Total Net Cash Interest Payable calculated on an annualised basis for such period, where Y has the value indicated for such period in such table Provided that in the case of the test on 30 June 2004 Bank Group Covenant Profit shall be calculated on an annualised basis for the Semi-Annual Period ending on such date and Consolidated Total Net Cash Interest Payable shall be calculated by multiplying the Consolidated Total Net Cash Interest Payable for the Financial Quarter ending on 30 June 2004 by two then annualising such figure.

(c)           Debt Service Coverage Ratio: Bank Group Cash Flow to Consolidated Debt Service

Bank Group Cash Flow calculated for each rolling twelve month period ending on each Quarter Date specified in the table in paragraph (d) of this Clause 23.1, shall not be less than Z times Consolidated Debt Service for such period where Z has the value indicated for such period in such table Provided that:

(i)            in the case of the test on 30 June 2004, Bank Group Cash Flow shall be calculated for the Semi-Annual Period ending on such date and Consolidated Debt Service shall be calculated by multiplying the Consolidated Debt Service by two for the Financial Quarter ending on such date;

(ii)           in the case of the test on 30 September 2004, Bank Group Cash Flow shall be calculated for the three Financial Quarters ending on such date and Consolidated Debt Service shall be calculated by aggregating the Consolidated Debt Service for the Financial Quarter ending on 30 June 2004 multiplied by two and the Consolidated Debt Service for the Financial Quarter ending on 30 September 2004; and

(iii)         in the case of the test on 31 December 2004, Bank Group Cash Flow shall be calculated for the twelve month period ending on such date and the Consolidated Debt Service shall be calculated by aggregating the Consolidated Debt Service for the Financial Quarter ending on 30 June 2004 multiplied by two and the Consolidated Debt Service for each of the Financial Quarters ending on 30 September 2004 and 31 December 2004.

(d)           Ratio Table

This is the table referred to in paragraphs (a) to (c) above.

	Net Debt Leverage Ratio	Net Interest Coverage Ratio	Debt Service Coverage Ratio
Quarter Date	X	Y	Z

30 June 2004	5.50	2.35	1.00

30 September 2004	5.10	2.55	1.00

31 December 2004	4.50	2.80	1.00

31 March 2005	4.40	2.85	1.00

30 June 2005	4.35	2.85	1.00

	Net Debt Leverage Ratio	Net Interest Coverage Ratio	Debt Service Coverage Ratio
Quarter Date	X	Y	Z

30 September 2005	4.30	2.85	1.00

31 December 2005	4.25	2.90	1.00

31 March 2006	4.05	3.05	1.00

30 June 2006	3.90	3.20	1.00

30 September 2006	3.75	3.40	1.00

31 December 2006	3.65	3.50	1.00

31 March 2007	3.45	3.65	1.00

30 June 2007	3.35	3.85	1.00

30 September 2007	3.15	4.05	1.00

31 December 2007	3.10	4.25	1.00

31 March 2008	2.90	4.45	1.00

30 June 2008	2.85	4.50	1.00

30 September 2008	2.65	4.50	1.00

31 December 2008	2.65	4.50	1.00

31 March 2009	2.40	4.50	1.00

30 June 2009	2.35	4.50	1.00

30 September 2009	2.20	4.50	1.00

31 December 2009	2.20	4.50	1.00

31 March 2010	2.05	4.50	1.00

30 June 2010	2.00	4.50	1.00

30 September 2010	2.00	4.50	1.00

31 December 2010	2.00	4.50	1.00

31 March 2011 and thereafter	2.00	4.50	1.00

23.3        Permitted Capital Expenditure

(a)           Capital Expenditure during each financial year of the Bank Group shall not exceed the aggregate of:

(i)            the Budgeted Capital Expenditure for such financial year;

(ii)           up to 25% of Budgeted Capital Expenditure not utilised in the immediately preceding financial year (“Carried Forward Capex”),

(together, the “Permitted Capital Expenditure”) provided that:

(A)          for the purposes of calculating Permitted Capital Expenditure for the then current financial year, any Carried Forward Capex shall be deemed to have been utilised first;

(B)          in relation to the financial year ending 31 December 2004, Permitted Capital Expenditure shall be calculated by reference to the period commencing on 1 April 2004 and ending on 31 December 2004;

(C)          subject to section (D) below, in no circumstances may Permitted Capital Expenditure in any financial year exceed 125% of the Budgeted Capital Expenditure for such financial year; and

(D)          in respect of Equity Proceeds which are raised by any member of the Group from time to time and contributed to the Bank Group to be applied from time to time towards Capital Expenditure as contemplated by sub-paragraph (b)(ii) of Clause 12.6 (Equity Proceeds), the Bank Group shall be permitted to apply (in addition to any Permitted Capital Expenditure allowed under this Clause 23.3) an aggregate amount of such Equity Proceeds not exceeding £75 million (or its equivalent in other currencies).

(b)           The Budgeted Capital Expenditure (prior to its adjustment in accordance with the definition of that term) in respect of each financial year is as follows:

Financial Year ending	Budgeted Capital Expenditure (£)

31 December 2004	318,000,000

31 December 2005	415,000,000

31 December 2006	445,000,000

31 December 2007	482,000,000

31 December 2008	522,000,000

31 December 2009	557,000,000

31 December 2010	577,000,000

31 December 2011	594,000,000

(c)           Following an Integrated Merger Event, the amounts set out in the table in paragraph (b) above under the column entitled “Budgeted Capital Expenditure” shall be adjusted so that such amounts after an Integrated Merger Event shall bear the same relation to such amounts prior to the Integrated Merger Event, as the combined Bank Group Consolidated Revenues for the Semi-Annual Period ending on the most recent Quarter Date for the Bank Group for which quarterly financial information is available for the Bank Group and Target Group Consolidated Revenues for the Semi-Annual Period ending on the last Quarter Date for which quarterly financial information is available for the Target Group bears to the Bank Group Consolidated Revenues for the Semi-Annual Period ending on the most recent Quarter Date for the Bank Group immediately prior to the Integrated Merger Event.

23.4        Currency calculations

Where any financial information with reference to which any of the covenants in Clause 23.2 (Ratios) are tested states amounts in a currency other than Sterling such amounts shall, for the purposes of testing such covenants be converted from such currency into Sterling at the rate used in such financial information for the purpose of converting such amounts from Sterling into the currency in which they are stated in such financial information or where no such rate is stated in such financial information at an appropriate rate selected by the Borrower, acting reasonably.

23.5        Pro Forma Calculations

For the purposes of testing compliance with the financial covenants set out in Clause 23.2 (Ratios), the calculation of such ratios shall be made on a pro forma basis giving effect to all material acquisitions and disposals made by the Bank Group during the relevant period of calculation based on historical financial results of the items being acquired or disposed of, provided that for the purpose of calculating Bank Group Covenant Profit, any direct or indirect disposals of Broadcast Assets shall not give rise to any adjustments.

24.          POSITIVE UNDERTAKINGS

24.1        Undertakings in respect of the Broadcast Business

The covenants contained in this Clause 24 (Positive Undertakings) shall not apply to any member of the Bank Group to the extent that the subject matter of such covenant relates to the Broadcast Business, other than the covenants set out in Clauses 24.3 (Financial Assistance and Fraudulent Conveyance), 24.4 (Necessary Authorisations), 24.5 (Compliance with Applicable Laws), 24.6 (Insurance), 24.8 (Ranking of Claims), 24.9 (Pay Taxes), 24.13 (Further Assurance), 24.14 (Centre of Main Interests) and 24.17 (“Know your Client” Checks).

24.2        Application of Advances

The Ultimate Parent and the Borrower shall each ensure that the proceeds of each Advance made under this Agreement are applied exclusively for the applicable purposes specified in Clause 2.2 (Purpose).

24.3        Financial Assistance and Fraudulent Conveyance

Cableco and each Obligor shall (and the Borrower shall procure that each member of the Bank Group shall) ensure that its execution of the Finance Documents to which it is a party and the performance of its obligations thereunder does not contravene any applicable local laws and regulations concerning fraudulent conveyance, financial assistance by a company for the acquisition of or subscription for its own shares or the shares of its parent or any other company or concerning the protection of shareholders’ capital.

24.4        Necessary Authorisations

Cableco and each Obligor shall (and the Borrower shall procure that each member of the Bank Group shall):

(a)           obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b)           promptly upon request of the Facility Agent, supply certified copies to the Facility Agent of any such Necessary Authorisations so requested.

24.5        Compliance with Applicable Laws

Cableco and each Obligor shall (and the Borrower shall procure that each member of the Bank Group shall) comply with all applicable laws to which it is subject in respect of the conduct of its business and the ownership of its assets (including, without limitation, all Statutory Requirements), in each case, where a failure so to comply could reasonably be expected to have a Material Adverse Effect.

24.6        Insurance

(a)           Each Obligor shall (and the Borrower shall procure that each member of the Bank Group shall) effect and maintain insurances on and in relation to its business and assets against such risks and to such extent as is necessary or usual for prudent companies carrying on a business such as that carried on by such Obligor or member of the Bank Group with either the Captive Insurance Company or with a reputable underwriter or insurance company except to the extent disclosed in the Group’s public disclosure documents or to the extent that the failure to so insure could not reasonably be expected to have a Material Adverse Effect.

(b)           The Borrower shall (upon the reasonable request of the Facility Agent) supply the Facility Agent with copies of all such insurance policies or certificates of insurance in respect thereof or (in the absence of the same) such other evidence of the existence of such policies as may be reasonably acceptable to the Facility Agent.

24.7        Intellectual Property

Each Obligor shall (and the Borrower shall procure that each member of the Bank Group shall):

(a)           take all necessary action to safeguard and maintain its rights, present and future, in or relating to all Intellectual Property Rights owned, used or exploited by it and which are material to the Group Business (including, without limitation, paying all applicable renewal fees, licence fees and other outgoings) save where a failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b)           notify the Facility Agent promptly of any infringement or suspected infringement or any challenge to the validity of any of the present or future Intellectual Property Rights owned, used or exploited by it and which are material to the Group Business which may come to its notice and it will supply the Facility Agent with all information in its possession relating thereto if the same could reasonably be expected to have a Material Adverse Effect and take all necessary steps (including, without limitation, the institution of legal proceedings) to prevent third parties infringing such Intellectual Property Rights to the extent that failure to do so could reasonably be expected to have a Material Adverse Effect.

24.8        Ranking of Claims

Subject to the Reservations, Cableco and each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents to which it is a party rank at least pari passu with the claims of all its unsecured, unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or similar laws of general application.

24.9        Pay Taxes

Each Obligor shall (and the Borrower shall procure that each member of the Bank Group shall), ensure that at all times, there are no material claims or liabilities which are asserted against it in respect of tax, save to the extent the relevant Obligor or in the case of any other member of the Bank Group, the Borrower (as the case may be) can demonstrate that the same are being contested in good faith on the basis of appropriate professional advice and that proper reserves have been established therefor to the extent required by applicable generally accepted accounting principles.

24.10      Hedging

The Borrower shall:

(a)           within 6 months of the date of this Agreement enter into and maintain hedging arrangements with Hedge Counterparties, by way of interest rate swap transaction, basis swap, forward rate transaction, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any similar derivative transaction, or any combination of the foregoing, for the purpose of limiting the Bank Group’s exposure to adverse movements in interest rates or foreign exchange in relation to the Facilities and the High Yield Notes as follows:

(i)            interest rate hedging required to ensure that interest is payable at fixed rates on not less than 66 2/3% of the combined aggregate principal amount outstanding as at the Closing Date, under the Facilities and the High Yield Notes, for a period commencing on the date on which such Hedging Agreements are executed and ending on the third anniversary of the Closing Date; and

(ii)           currency rate hedging in respect of (A) all amounts of principal and interest payable under the B2 Sub-Tranche and (B) all amounts of interest payable in Dollars under the High Yield Notes (provided that for the purposes of hedging the interest portion of the Floating Rate Note, the interest rate of the Floating Rate Notes shall be deemed to be fixed at the rate which is equal to LIBOR for a three month period as at the time the relevant hedging arrangements are entered into plus 5%), in each case, for a period commencing on the date on which such Hedging Agreements are executed and ending on the fifth anniversary of the Closing Date;

(b)           within 6 months of the date of any High Yield Refinancing, enter into and maintain hedging arrangements with Hedge Counterparties for the purpose of limiting the Bank Group’s exposure to adverse movements in interest rates or foreign exchange in relation to such High Yield Refinancing for the relevant remaining period specified in paragraph (a) above to the extent that the Borrower would have been obliged to enter into hedging arrangements in respect of such High Yield Refinancing under paragraph (a) above if the notes comprising such High Yield Refinancing had constituted High Yield Notes at the Closing Date;

(c)           ensure that the hedging arrangements required pursuant to paragraphs (a) and (b) in are entered into in the form of Acceptable Hedging Agreements; and

(d)           as soon as reasonably practicable following request by the Facility Agent provide the Facility Agent with certified true copies of each such Hedging Agreement entered into,

provided that the Borrower shall not be in breach of this Clause 24.10 if the Borrower fails to enter into the hedging arrangements required under paragraphs (a) and (b) by the relevant times specified in paragraphs (a) and (b) and, in the case of paragraph (a), during the time between the date of this Agreement and the date falling six months thereafter or, in the case of paragraph (b), during the time between the date of such High Yield Refinancing and the date falling six months thereafter, either:

(i)            none of the Lenders or their Affiliates is willing to enter into Hedging Agreements to effect the hedging arrangements required by paragraphs (a) or (b), as the case may be; or

(ii)           where a Lender or its Affiliate is willing to enter into such hedging arrangements, the terms of such hedging arrangements are, in the reasonable opinion of the Administrative Agent and the Initial MLAs (as defined in the Commitment Letter) and having regard to the creditworthiness of the Borrower and current market conditions, considered to be unreasonable, or where in the opinion of the Administrative Agent and the Initial MLAs, acting reasonably, such hedging arrangements would cause material adverse tax-related implications for any member of the Group.

24.11      Pension Plans

The Borrower shall use reasonable endeavours to ensure that all pension plans maintained and operated by it generally for the benefit of employees of any member of the Bank Group are maintained and operated in all material respects in accordance with all applicable laws from time to time and that the employer contributions are assessed and paid in all material respects in accordance with the governing provisions of such schemes and all laws applicable thereto save to the extent that any failure to fund such pension plan on that basis could not reasonably be expected to have a Material Adverse Effect.

24.12      Environmental Matters

(a)           Each Obligor shall (and the Borrower shall procure that each member of the Bank Group shall):

(i)            comply with all Environmental Laws to which it is subject;

(ii)           obtain all Environmental Licences required or desirable in connection with the business it carries on; and

(iii)         comply with the terms of all such Environmental Licences,

in each case where failure to do so could reasonably be expected to have a Material Adverse Effect.

(b)           Each Obligor shall (and the Borrower shall procure that each member of the Bank Group shall) promptly notify the Facility Agent of any Environmental Claim (to the best of such Obligor’s or member of the Bank Group’s knowledge and belief) pending or threatened against it which, if substantiated, could reasonably be expected to have a Material Adverse Effect.

(c)           No Obligor shall (and the Borrower shall procure that no member of the Bank Group shall) permit or allow to occur any discharge, release, leak, migration or other escape of any Hazardous Substance into the Environment on, under or from any property owned, leased, occupied or controlled by it, where such discharge, release, leak, migration or escape could reasonably be expected to have a Material Adverse Effect.

24.13      Further Assurance

(a)           Cableco and each Obligor shall (and the Borrower shall procure that each member of the Bank Group shall) at its own expense, promptly take all such reasonable action as the Facility Agent or the Security Trustee may require for the purpose of complying with the provisions of paragraph (b) and for the registration or filing of any Security Documents delivered pursuant thereto with all appropriate authorities to the extent necessary for the purposes of perfecting the Security created thereunder.

(b)           The Borrower shall:

(i)            subject to the proviso below and except as otherwise provided in this Clause 24.13, procure that the 95% Security Test is satisfied, on each Quarter Date during the term of the Facilities where such percentage is calculated by reference to the quarterly financial information relating to the Bank Group most recently delivered pursuant to Clause 22.1 (Financial Statements) and certified in the relevant Compliance Certificate accompanying the same;

(ii)           procure that in relation to any member of the Bank Group which becomes an Obligor for the purposes of ensuring compliance with sub-paragraph (i) above, each intermediate Holding Company of such member of the Bank Group within the Bank Group shall also become an Obligor hereunder; and

(iii)         procure that each Obligor which is or becomes a party to this Agreement in such capacity under sub-paragraph (i) above shall have delivered to the Security Trustee, one or more Security Documents granting security over all or substantially all of its assets other than any shares in, receivables owed by or any other interest in any Bank Group Excluded Subsidiary, Project Company or Joint Venture or any other asset which is of a type excluded from existing corresponding Security Documents or has been excluded for the reasons provided in paragraph (c) of Merger Event Conditions, or which the Security Trustee agrees may be excluded from the Security granted under the Security Documents (provided that the Security Trustee shall not agree to exclude any asset of an Obligor from the Security where the net book value of such asset exceeds £3 million (or its equivalent in other currencies) without the prior consent of an Instructing Group (not to be unreasonably withheld or delayed)), provided that it shall not constitute a breach of this paragraph (b) if any Obligor is prevented by any legal restriction from complying with the provisions of sub-paragraphs (i) and (iii) and provided further that in no event shall the Obligors represent less than 90% of the Bank Group Covenant Profit.

(c)           A breach of sub-paragraph (b) shall not constitute a Default if:

(i)            one or more members of the Bank Group become Obligors in accordance with Clause 26.1 (Acceding Guarantors) within 5 Business Days of the delivery of a Compliance Certificate by the Borrower demonstrating that the 95% Security Test is not satisfied; and

(ii)           the Facility Agent (acting reasonably) is satisfied that the 95% Security Test would have been satisfied on the relevant Quarter Date if such Compliance Certificate had been prepared on the basis that such members of the Bank Group had been Obligors as at that Quarter Date.

(d)           In relation to any provision of this Agreement or after an Integrated Merger Event, the Pari Passu Intercreditor Agreement which requires the Obligors or any member of the Bank Group to deliver a Security Document for the purposes of granting any guarantee or Security for the benefit of the Finance Parties, the Security Trustee agrees to execute as soon as reasonably practicable, any such guarantee or Security Document which is presented to it for execution.

(e)           Each of the Finance Parties hereby agrees that it will, upon the request of the Borrower made following delivery of the written notice referred to in Clause 24.20 (Notice of Integrated Merger Event), execute a Pari Passu Intercreditor Agreement substantially in the form set out in Schedule 14 (Pro Forma Pari Passu Intercreditor Agreement). To the extent that any amendments are requested as contemplated by Clause 44.7 (Amendments to the Pari Passu

Intercreditor Agreement), each Finance Party agrees that the provisions of Clause 44.7 (Amendments to the Pari Passu Intercreditor Agreement) shall apply.

(f)            In anticipation of the incurrence of any Target Group Refinancing Indebtedness or Post Merger Target Group Refinancing after the occurrence of an Integrated Merger Event, each of the Finance Parties hereby agrees that it will, upon the request of the Borrower execute a new Pari Passu Intercreditor Agreement substantially in the form set out in Schedule 14 (Pro Forma Pari Passu Intercreditor Agreement). To the extent that any amendments are requested as contemplated by Clause 44.7 (Amendments to the Pari Passu Intercreditor Agreement), each Finance Party agrees that the provisions of Clause 44.7 (Amendments to the Pari Passu Intercreditor Agreement) shall apply.

(g)           Each of the Finance Parties hereby agrees that it will, upon request of the Borrower made upon reasonable notice prior to the proposed effective date of any High Yield Refinancing, execute a HYD Intercreditor Agreement or accept an accession deed by which parties will accede to the HYD Intercreditor Agreement in relation to such High Yield Refinancing.  To the extent that any amendments are requested by any person party to such agreement, each Finance Party agrees to negotiate such amendments in good faith.

(h)           At any time after an Event of Default has occurred and whilst such Event of Default is continuing, each Obligor shall, at its own expense, take any and all action as the Security Trustee may deem necessary for the purposes of perfecting or otherwise protecting the Lenders’ interests in the Security constituted by the Security Documents.

24.14      Centre of Main Interests

Neither Cableco nor any Obligor shall (and the Borrower shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group, cause or allow its Centre of Main Interests to change to a country other than England.

24.15      Group Structure Chart

If there is a material change or inaccuracy in the corporate structure of the Bank Group or any Holding Companies of the Borrower from that set out in the Group Structure Chart most recently delivered to the Facility Agent, the Borrower shall deliver or procure that there is delivered to the Facility Agent, as soon as practicable upon becoming available, an updated Group Structure Chart containing information sufficient to evidence the matters set out in paragraphs (b) and (c) of Clause 21.18 (Structure) and showing such change or correcting such inaccuracy.

24.16      Contributions to the Bank Group

Each of the Ultimate Parent and Cableco shall procure that any monies which are at any time contributed by any member of the Group to any member of the Bank Group shall be contributed by way of Subordinated Funding, by way of an investment through capital contribution or a subscription of securities or convertible unsecured loan stock in the relevant member of the Bank Group.

24.17      “Know your client” checks

(a)           Cableco and each Obligor shall promptly upon the request of the Facility Agent or any Lender and each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective Transferee in order for the Facility Agent, such Lender or any prospective Transferee to carry out and be satisfied with the results of all necessary “know your client” or other applicable anti-money laundering checks in relation to the identity of any person that it is required to carry out in relation to the transactions contemplated in the Finance Documents.

(b)           The Borrower shall, by not less than 3 Business Days written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its wholly-owned Subsidiaries becomes an Acceding Guarantor pursuant to Clause 26.1 (Acceding Guarantors) (provided that no such notice shall be required to be given in respect of any Original Guarantor or any member of the Diamond Sub-Group or Triangle Sub-Group where any such person is required or intends to accede to this Agreement pursuant to Clause 3.1 (Conditions Precedent) or Clause 3.2 (Conditions Subsequent relating to Diamond Sub-Group and Triangle Sub-Group)).

(c)           Following the giving of any notice pursuant to paragraph (b) above, the Borrower shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective Transferee to carry out and be satisfied with the results of all necessary “know your client” or other applicable anti-money laundering checks in relation to the identity of any person that it is required to carry out in relation to the accession of such Additional Guarantor to this Agreement.

24.18      Change in Auditors

The Obligors shall ensure that its auditors are (and in the case of the Borrower, the Bank Group’s auditors are) any one of the Permitted Auditors provided that in the event of any change in such auditors, the relevant Obligor (or the Borrower, in the case of any change to the Bank Group’s auditors) shall promptly notify the Facility Agent of such change.

24.19      Syndication

(a)           Each of Cableco and the Obligors shall (and the Borrower shall procure that each member of the Bank Group shall) co-operate with and assist the Mandated Lead Arrangers in connection with the primary syndication of the Facilities in a manner consistent with normal market practice including (but not limited to) by:

(i)            providing such financial and other information relating to the Group as the Mandated Lead Arrangers, acting reasonably, may deem necessary to achieve Successful Syndication;

(ii)           in line with normal market practice, assisting the Mandated Lead Arrangers in the preparation of the Information Memorandum;

(iii)         allow attendance by senior management of the Ultimate Parent and the Borrower at one or more bank presentations or meeting with potential lenders at such times and places as the Mandated Lead Arrangers may agree with the Ultimate Parent and the Borrower; and

(iv)          use reasonable efforts to ensure that the syndication efforts benefit from the Group’s existing lending relationships,

provided that neither Cableco nor any Obligor shall be required to provide any information where, having regard to the relevance of that information to the achievement of Successful Syndication, it would be unreasonable to do so.

(b)           Without prejudice to the provisions of paragraph (a), neither Cableco nor any Obligor shall be required to take any action or to deliver any information that would conflict with any applicable Law to which it is bound, or cause it or any of its Subsidiaries to breach any applicable confidentiality undertaking to which it is bound or which might prejudice its entitlement to or retention of legal privilege in any document, provided further that neither Cableco nor any Obligor shall (and the Borrower shall procure that no member of the Bank Group shall) be able to deny the Facility Agent any such information by reason of it having entered into a confidentiality undertaking which would prevent it from disclosing, or be able to claim any legal privilege in respect of, any financial information relating to itself or the Group. In the event that the Mandated Lead Arrangers request any information to be disclosed or action to be taken which is subject to a confidentiality undertaking, Cableco or the relevant Obligor as the case may be, shall use its reasonable endeavours to obtain the consent of the relevant beneficiary of such confidentiality undertaking to such action in order to allow such disclosure or action to be taken.

24.20      Notice of Integrated Merger Event

The Borrower may designate an Integrated Merger Event by providing not less than 30 days’ written notice before the proposed effective date thereof to the Facility Agent.  Such notice shall specify the following matters as projected by the Borrower in its reasonable judgment, as at the date of such notice:

(a)           the proposed provisional effective date of the Integrated Merger Event;

(b)           which members of the Target Group shall become Target Group Obligors and which other members of the Target Group are being designated as members of the Bank Group at the date of the Integrated Merger Event for the purposes of sub-paragraph (a)(vi) of the definition of “Bank Group”; and

(c)           what (if any) corporate reorganisations will be implemented in connection with the Integrated Merger Event; for the avoidance of doubt, any reorganisation involving the Target Group (including without limitation, the acquisition of one or more members of the Target Group by the Borrower or one or more Subsidiaries of the Borrower) for the purposes of an Integrated Merger Event shall constitute a permitted acquisition for the purposes of paragraph (a) of Clause 25.14 (Acquisitions and Investments),

provided that, upon reasonable request of the Facility Agent following delivery of the notice referred to above and from time to time, the Borrower shall keep the Facility Agent appraised of all material developments with respect to the Integrated Merger Event and provided further that no less than 3 Business Days before the effective date of the Integrated Merger Event, the Borrower shall provide written confirmation of the matters referred to in paragraphs (a) to (c) to the Facility Agent.

25.          NEGATIVE UNDERTAKINGS

25.1        Undertakings with respect to the Broadcast Business

The covenants contained in this Clause 25 (Negative Undertakings) shall not apply to any member of the Bank Group insofar as the subject matter of such covenant relates to the Broadcast Business, other than Clause 25.2 (Negative Pledge), Clause 25.3 (Loans and Guarantees), Clause 25.5 (Dividends, Distributions and Share Capital), Clause 25.7 (Disposals), Clause 25.8 (Mergers), Clause 25.10 (Transactions with Affiliates) and Clause 25.14 (Acquisitions and Investments), provided that any action undertaken, or any transaction entered into, by any member of the Bank Group and any circumstances arising in connection with or as a result of Separation (or any part of it) shall not be restricted by (nor be deemed to constitute a utilisation of any of the permitted exceptions to) any of the provisions of this Clause 25 (and any such action, transaction or circumstance shall not constitute a breach of any of the Finance Documents or an Event of Default or an event which would trigger a mandatory prepayment under Clause 12 (Mandatory Prepayment and Cancellation)) to the extent such action, transaction or circumstance is in accordance with the provisions of Clause 28 (Separation of the Broadcast Business) and has been undertaken or entered into for the purposes of or in connection with effecting Separation (or any part of it) or has resulted from implementation of the Separation (or any part of it).

25.2        Negative Pledge

Subject to Clause 25.1 (Undertakings with respect to the Broadcast Business), no Obligor shall (and the Borrower shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group, create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets other than an Encumbrance:

(a)           which is an Existing Encumbrance set out in:

(i)            Part 1A of Schedule 10 (Existing Encumbrances) provided that such Encumbrance is released on the Closing Date; or

(ii)           Part 1B of Schedule 10 (Existing Encumbrances) provided that the principal amount secured thereby may not be increased unless any Encumbrance in respect of such increased amount would be permitted under another paragraph of this Clause 25.2;

(b)           which arises by operation of Law or by a contract having a similar effect or under an escrow arrangement required by a trading counterparty of any member of the Bank Group and in each case arising or entered into the ordinary course of business of the relevant member of the Bank Group;

(c)           which is created pursuant to any of the Finance Documents;

(d)           which arises in respect of any right of set-off, netting arrangement, title transfer or title retention arrangements which:

(i)            arises by operation of Law;

(ii)           is entered into by any member of the Bank Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances on bank accounts of members of the Bank Group operated on a net balance basis;

(iii)         arises in respect of netting or set off arrangements contained in any Hedging Agreement or other contract permitted under Clause 25.13 (Limitations on Hedging); or

(iv)          is entered into by any member of the Bank Group on terms which are generally no worse than the counterparty’s standard or usual terms and entered into in the ordinary course of business of the relevant member of the Bank Group;

(e)           which arises in respect of any judgment, award or order or any tax liability for which an appeal or proceedings for review are being diligently pursued in good faith, provided that the affected member of the Bank Group shall have or will establish such reserves as may be required under applicable generally accepted accounting principles in respect of such judgment, award, order or tax liability;

(f)            over or affecting any asset acquired by a member of the Bank Group after the date of this Agreement and subject to which such asset is acquired, if:

(i)            such Encumbrance was not created in contemplation of the acquisition of such asset by a member of the Bank Group; and

(ii)           the Financial Indebtedness secured thereby is Financial Indebtedness of, or is assumed by, the relevant acquiring member of the Bank Group, is Financial Indebtedness which at all times falls within paragraph (k) or (m) of Clause 25.4 (Financial Indebtedness) and the amount of Financial Indebtedness so secured is not increased at any time;

(g)           over or affecting any asset of any company which becomes a member of the Bank Group after the date of this Agreement, where such Encumbrance is created prior to the date on which such company becomes a member of the Bank Group, if:

(i)            such Encumbrance was not created in contemplation of the acquisition of such company; and

(ii)           to the extent not repaid by close of business on the date upon which such company became a member of the Bank Group, the Financial Indebtedness secured by such Encumbrance at all times falls within paragraph (k) or (m) of Clause 25.4 (Financial Indebtedness);

(h)           constituted by a rent deposit deed:

(i)            entered into on arm’s length commercial terms and in the ordinary course of business securing the obligations of a member of the Bank Group in relation to property leased to a member of the Bank Group; or

(ii)           securing the obligations of a member of the Broadcast Group in relation to property leased to a member of the Broadcast Group provided that such rent deposit deed is entered into prior to the Closing Date;

(i)            created by an arrangement referred to in paragraphs (d) or (f) of the definition of Financial Indebtedness;

(j)            which is granted by a member of the Bank Group over the shares of, Indebtedness owed by or other interests it holds in, or over the assets attributable to, a Project Company, a Bank Group Excluded Subsidiary or a Joint Venture;

(k)           over cash deposited as security for the obligations of a member of the Bank Group in respect of a performance bond, guarantee, standby letter of credit or similar facility entered into in the ordinary course of business of the Bank Group;

(l)            is an Encumbrance over the assets and undertakings of any member of the Bank Group which secures Target Group Financial Indebtedness and/or Target Group Refinancing Indebtedness as at close of business on the effective date of the Integrated Merger Event up to an aggregate principal amount of £1,250,000,000 (or its equivalent in other currencies) or which secures Post Merger Target Group Refinancing up to an aggregate principal amount not exceeding the principal amount of the Financial Indebtedness being refinanced and which, in each case, ranks on a pari passu basis with the Facilities;

(m)          following Principal Separation, which is created over any interest in any Designated Broadcast Asset still held by the Core Group or over the securities or receivables in any member of the Broadcast Group to secure any Indebtedness owed by any member of the Broadcast Group; or

(n)           securing Financial Indebtedness the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness which has the benefit of an Encumbrance other than as permitted pursuant to paragraphs (a) to (m) above) does not exceed £125 million (or its equivalent in other currencies):

(i)            of which up to £40 million (or its equivalent in other currencies) may be secured on assets not subject to the Security; and

(ii)           which may be secured on a second ranking basis over assets subject to the Security, provided that such second ranking security shall be granted on terms where the rights of the relevant mortgagee, chargee or other beneficiary of such security in respect of any payment will be subordinated to the rights of the Finance Parties under the HYD Intercreditor Agreement, the Pari Passu Intercreditor Agreement or any other intercreditor arrangement which is either:

(A)          on terms satisfactory to the Finance Parties; or

(B)          on terms where the relevant mortgagee, chargee or other beneficiary of such security shall not be entitled to exercise any voting rights (or shall transfer any voting rights to which it may be entitled (whether such voting rights are granted by contract or applicable law) to the Security Trustee), shall agree to turnover any monies it receives in respect of such security, shall not enforce any rights to which it may be entitled in respect of the Indebtedness secured by such security, dispose of, enforce any Encumbrance over, and shall not appoint any receiver, manager, attorney or any similar officer over, or otherwise exercise any rights in respect of, all or any part of the assets subject to such security until such time that all amounts outstanding under the Finance Documents have been repaid and discharged in full, provided that in either case, each of the Finance Parties agrees to execute such intercreditor agreement as soon as practicable following request from the Borrower,

and provided further that any Encumbrances securing Target Group Financial Indebtedness, Target Group Refinancing Indebtedness and/or Post Merger Target Group Refinancing Indebtedness shall be limited as provided in paragraph (l) of this Clause 25.2.

25.3        Loans and Guarantees

Subject to Clause 25.1 (Undertakings with respect to the Broadcast Business), no Obligor shall (and the Borrower shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group, grant any loan or credit or give any guarantee in any such case in respect of Financial Indebtedness, other than:

(a)           any extension of trade credit or guarantees granted in the ordinary course of business on usual and customary terms;

(b)           any credit given by a member of the Bank Group to another member of the Bank Group which arises by reason of cash-pooling, set-off or other cash management arrangement of the Bank Group;

(c)           the Existing Loans, provided that the aggregate principal amount outstanding thereunder may not be increased from that existing at the date of this Agreement in reliance on this paragraph (c);

(d)           any loans or credit granted:

(i)            by a member of the Bank Group which is not an Obligor to an Obligor by way of Subordinated Funding;

(ii)           by one Obligor to another Obligor; or

(iii)         by a member of the Bank Group which is not an Obligor to any other member of the Bank Group which is not an Obligor;

(e)           any loans made by any member of the Bank Group to its employees either:

(i)            in the ordinary course of its employees’ employment; or

(ii)           to fund the exercise of share options by its employees,

                provided that the aggregate principal amount of all such loans shall not at any time exceed £2.5 million (or its equivalent in other currencies);

(f)            any loan made by a member of the Bank Group pursuant to either an Asset Passthrough or a Funding Passthrough;

(g)           any loan made by a member of the Bank Group to a member of the Group, where the proceeds of such loan are, or are to be (whether directly or indirectly) used:

(i)            to make payments to the High Yield Trustee in respect of High Yield Trustee Amounts (as such terms are defined in the HYD Intercreditor Agreement);

(ii)           provided that no Event of Default has occurred and is continuing or is likely to occur as a result thereof, to fund Permitted Payments; or

(iii)         at any time after the occurrence of an Event of Default, to fund Permitted Payments to the extent permitted by the HYD Intercreditor Agreement or the Group Intercreditor Agreement;

(h)           credit granted by any member of the Bank Group to a member of the Group or the Broadcast Group, where the Indebtedness outstanding thereunder relates to Intra-Group Services provided that where such credit relates to services falling within paragraphs (b) or (c) of the definition of Intra-Group Services the settlement of any such credit estimated by the Borrower to be owed by members of the Group which are not Obligors (other than members of the Diamond Sub-Group or the Triangle Sub-Group) shall take place no later than the first Business Day falling 45 days after the end of each Financial Quarter provided that any such settlement may occur by way of set-off and further provided that any overpayment or underpayment arising as a result of the settlement of all such credit may be returned to the overpaying party or paid by the underpaying party (and any credit or Financial Indebtedness arising as a result of such overpayment or underpayment pending repayment to the overpaying party or payment by the underpaying party is hereby permitted);

(i)            following an Integrated Merger Event, any guarantee given by a member of the Target Group or the Bank Group in respect of Financial Indebtedness permitted under paragraph (d) of Clause 25.4 (Financial Indebtedness);

(j)            any guarantee given in respect of membership interests in any company limited by guarantee where the acquisition of such membership interest is permitted under Clause 25.14 (Acquisitions and Investments);

(k)           any guarantee given by a member of the Bank Group in respect of or constituted by any Financial Indebtedness permitted under Clause 25.4 (Financial Indebtedness), or other obligation not restricted by the terms of the Finance Documents, of another member of the Bank Group;

(l)            any customary title guarantee given in connection with the assignment of leases where such assignment is permitted under Clause 25.6 (Disposals);

(m)          any performance guarantees not relating to borrowed monies, granted by any member of the Core Group at any time prior to the Closing Date in respect of the obligations of any member of the Broadcast Group;

(n)           any guarantees or similar undertakings granted by any member of the Bank Group in favour of the Inland Revenue in respect of any obligations of NTL (UK) Group, Inc. in respect of UK tax in order to facilitate the winding up of NTL (UK) Group, Inc. provided that the Facility Agent shall have first received confirmation from the Borrower that based on discussions with the Inland Revenue and the Borrower’s reasonable assumptions, the Borrower does not believe that the liability under such guarantee will exceed £10 million (such confirmation to be supported by a letter from the Borrower’s auditors for the time being, confirming that based on the Borrower’s calculations of such tax liability the Borrower’s confirmation is a reasonable assessment of such tax liability);

(o)           any loan or credit (i) which has arisen in consideration of the transfer by any member of the Core Group to any member of the Broadcast Group of Designated Broadcast Assets where such transfer has been made in accordance with the Separation Memorandum, (ii) which is made to any member of the Broadcast Group but which is not recorded as an asset of the Core Group in any financial information delivered in respect of the Bank Group pursuant to Clause 22.1(d) and (e) (Financial Statements) or (iii) loans made to any person (other than a member of the Bank Group) from monies generated from the Broadcast Group; or

(p)           loans made, credit granted or guarantees given by any member of the Bank Group not falling within paragraphs (a) to (o) above, in an aggregate amount not exceeding £20 million (or its equivalent in other currencies), provided that notwithstanding any of the foregoing, the Borrower shall not grant any guarantee in respect of the Financial Indebtedness of any person other than as expressly provided in paragraphs (a), (d) and (e) of Clause 25.4 (Financial Indebtedness).

25.4        Financial Indebtedness

No Obligor shall (and the Borrower shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than in either case:

(a)           Financial Indebtedness arising under or pursuant to the Finance Documents (including in respect of any outstanding Documentary Credit);

(b)           Existing Financial Indebtedness provided that the same shall be repaid immediately upon the making of the first Advance under this Agreement;

(c)           Financial Indebtedness arising under the Triangle Notes, until such time that the Triangle Notes have been repaid in full pursuant to Clause 3.2 (Condition Subsequent relating to Diamond Sub-Group and Triangle Sub-Group);

(d)           in relation to an Integrated Merger Event:

(i)            any Target Group Financial Indebtedness existing as at the effective date of the Integrated Merger Event;

(ii)           any Target Group Refinancing Indebtedness existing as at or immediately following the effective date of the Integrated Merger Event; and

(iii)         any Post Merger Target Group Refinancing;

(e)           Financial Indebtedness arising in respect of any guarantee given by the Borrower in respect of the obligations under the High Yield Notes or any High Yield Refinancing, provided that in each case, such guarantee is given on a subordinated unsecured basis and is subject to the terms of the HYD Intercreditor Agreement;

(f)            Financial Indebtedness of any member of the Bank Group falling within, and permitted by Clause 25.3 (Loans and Guarantees);

(g)           Financial Indebtedness arising under any Hedging Agreements permitted under Clause 25.13 (Limitations on Hedging);

(h)           Existing Financial Indebtedness falling within paragraph (d) of the definition of Financial Indebtedness;

(i)            Financial Indebtedness arising in respect of Existing Performance Bonds or any performance bond, guarantee, standby letter of credit or similar facility entered into in the ordinary course of business by any member of the Broadcast Group to the extent that cash is deposited as security for the obligations of such member of the Broadcast Group thereunder;

(j)            Financial Indebtedness arising in relation to either an Asset Passthrough or a Funding Passthrough;

(k)           other than in connection with the Integrated Merger Event, Financial Indebtedness of any company which became or becomes a member of the Bank Group after the date of this Agreement, where such Financial Indebtedness arose prior to the date on which such company became or becomes a member of the Bank Group; if:

(i)            such Financial Indebtedness was not created in contemplation of the acquisition of such company;

(ii)           the aggregate principal amount of all Financial Indebtedness falling within this paragraph (k) either (i) does not exceed £20 million (or its equivalent in other currencies) outstanding at any time or (ii) to the extent such Financial Indebtednesss does exceed £20 million, an amount equal to such excess is repaid immediately upon such company becoming a member of the Bank Group;

(l)            Financial Indebtedness which constitutes Subordinated Funding provided that each Obligor that is a debtor in respect of Subordinated Funding shall (and the Borrower shall procure that each member of the Bank Group that is a debtor in respect of Subordinated Funding shall) procure that the relevant creditor of such Subordinated Funding, to the extent not already a party at the relevant time, accedes to the Group Intercreditor Agreement or the HYD Intercreditor Agreement, as appropriate, in such capacity, upon the granting of such Subordinated Funding; or

(m)          Financial Indebtedness not falling within paragraphs (a) to (l) above, of any members of the Bank Group provided that the aggregate amount of such Financial Indebtedness outstanding at any time does not exceed £125 million (or its equivalent in other currencies) and further provided that in the case of any Financial Indebtedness constituted by an overdraft facility which operates on a gross/net basis, only the net amount of such facility shall count towards such aggregate amount, provided that notwithstanding any of the foregoing, the Borrower shall not grant any guarantee in respect of the Financial Indebtedness of any person other than as expressly provided in paragraphs (a), (d) and  (e) of this Clause 25.4.

25.5        Dividends, Distributions and Share Capital

Subject to Clause 25.1 (Undertakings with respect to the Broadcast Business), no Obligor shall (and the Borrower shall procure that no member of the Bank Group shall):

(a)           declare, make or pay any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of any of its shares;

(b)           redeem, repurchase, defease, retire or repay any of its share capital, or resolve to do so;

(c)           repay or distribute any share premium account; or

(d)           repay or otherwise discharge or purchase any amount of principal of (or capitalised interest on) or pay any amount of interest in respect of Subordinated Funding,

other than:

(i)            to the extent the share capital of such Obligor is held by one or more other Obligors or to the extent the share capital of any such member of the Bank Group which is not an Obligor is held by one or more other members of the Bank Group;

(ii)           to the extent discharged in consideration of a transfer of any non-cash asset the disposal of which is not otherwise prohibited by this Agreement, by the waiver of any payment where no cash consideration is given in respect of such waiver or by way of conversion into any securities (including convertible unsecured loan stock), (or vice versa), which do not involve any cash payments or by way of capital contribution to the debtor in respect of such Subordinated Funding;

(iii)         to the extent required for the purpose of making payments to the indenture trustee for the High Yield Notes in respect of High Yield Trustee Amounts (as such term is defined in the HYD Intercreditor Agreement) or for the purpose of making payments in respect of any similar amounts to the indenture trustee in respect of any High Yield Refinancing;

(iv)          provided that no Event of Default has occurred and is continuing or is likely to occur as a result thereof, to the extent required to fund Permitted Payments;

(v)            at any time after the occurrence of an Event of Default, to the extent required to fund Permitted Payments which are permitted by the HYD Intercreditor Agreement and the Group Intercreditor Agreement;

(vi)          to the extent such redemption, repurchase, defeasance, retirement or repayment is in respect of a nominal amount; or

(vii)         the payment of a dividend, payment, loan or other distribution or the repayment of any loan or the redemption of any loan stock or redeemable equity, in each case, made to any person from moneys generated by the Broadcast Group (or proceeds from the sale or other disposal of all of any part of or any interest in the Broadcast Group).

25.6        Disposals

Subject to Clause 25.1 (Undertakings with respect to the Broadcast Business), no Obligor shall (and the Borrower shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group, either in a single transaction or in a series of related transactions, sell, transfer, lease or otherwise dispose of any shares in any of its Subsidiaries or all or any part of its revenues, assets, other shares, business or undertakings other than in the ordinary course of trading (which, for the avoidance of doubt, includes mast sharing arrangements) and other than:

(a)           any payment required to be made under the Finance Documents;

(b)           the disposal of obsolete or surplus assets no longer required for the efficient operation of the Group Business, on arms’ length commercial terms;

(c)           disposals of cash, the lending or repayment of cash or the disposal of Cash Equivalent Investments or Marketable Securities, on arms’ length commercial terms where the same is not prohibited by the terms of the Finance Documents;

(d)           by an Obligor to another Obligor, provided that if such assets are subject to existing Security they remain so or will be made subject to Security (in form and substance substantially similar to the existing Security or otherwise in such form and substance as may reasonably be required by the Facility Agent) within 10 Business Days of such disposal;

(e)           disposals by a member of the Bank Group which is not an Obligor to another member of the Group;

(f)            disposals of assets on arm’s length commercial terms where the proceeds of such disposal are reinvested within 12 months of the date of the relevant disposal in the purchase of replacement assets by a member of the Bank Group, provided that where the relevant member of the Bank Group that has made the disposal is an Obligor, such replacement assets are either subject to existing Security Documents granted by the relevant member of the Bank Group that has acquired the replacement assets, or will be made subject to Security by such member of the Bank Group (in form and substance substantially similar to the existing Security or otherwise in such form and substance as may reasonably be required by the Facility Agent) within 10 Business Days of the acquisition of such replacement assets;

(g)           the disposal of the shares in NTL Communications (Ireland) Limited and the benefit of any Indebtedness owed by NTL Communications (Ireland) Limited or all or a significant part of the business of NTL Communications (Ireland) Limited;

(h)           disposals of any assets which are described in paragraph (b) of the definition of Asset Adjustment Payments;

(i)            disposals of any interest in real or heritable property by way of a lease or licence granted by a member of the Bank Group to another member of the Bank Group;

(j)            disposals of any assets pursuant to the implementation of an Asset Passthrough or of any funds received pursuant to the implementation of a Funding Passthrough;

(k)           disposals of any accounts receivable on arms’ length commercial terms pursuant to an asset securitisation programme or one or more receivables factoring transactions provided that:

(i)            such disposal is conducted on a non-recourse basis;

(ii)           the aggregate principal amount of all such securitisations or factoring transactions conducted in reliance on this paragraph (k) does not exceed £100 million (or its equivalent in other currencies) at any time; and

(iii)         the proceeds of any such disposal are applied in accordance with Clause 12.7 (Repayment from Securitisations and Factoring);

(l)            disposals of any shares or other interests in any Project Company, Bank Group Excluded Subsidiary or Joint Venture or the assignment of any Indebtedness owed to a member of the Bank Group by a Project Company, Bank Group Excluded Subsidiary or Joint Venture;

(m)          disposals of assets, revenues or rights of any member of the Bank Group arising from an amalgamation, consolidation or merger of a member of the Bank Group with any other person which is permitted by Clause 25.8 (Mergers);

(n)           disposals of accounts receivable which have remained due and owing from a third party for a period of more than 90 days and in respect of which the relevant member of the Bank Group has diligently pursued payment in the normal course of its business and where such disposal is on non-recourse terms to such member of the Bank Group;

(o)           on or about the time of Principal Separation, disposals of Designated Broadcast Assets to a third party by a member of the Core Group in accordance with the Separation Memorandum and, following Principal Separation, any disposal of any securities in any member of the Broadcast Group or the assignment of any Indebtedness owed by any member of the Broadcast Group;

(p)           disposals of assets subject to finance leases pursuant to the exercise of an option by the lessee under such finance leases;

(q)           disposals of assets in exchange for the receipt of assets of a similar or comparable value where the assets received by any member of the Bank Group following such exchange are located in the United Kingdom, Ireland, Isle of Man or the Channel Islands, provided that:

(i)            to the extent that the assets being disposed of are subject to existing Security, the assets received following such exchange will be subject to the existing Security Documents, or will be made subject to Security (in form and substance substantially similar to the existing Security or otherwise in such form and substance as may reasonably be required by the Facility Agent) within 10 Business Days of such disposal; and

(ii)           where the aggregate net book value of all assets being exchanged in reliance on this paragraph (q) exceeds £2 million (or its equivalent in other currencies) in any Financial Quarter, there is delivered to the Facility Agent, within 30 days from the end of such Financial Quarter of the Bank Group, a certificate signed by two authorised officers of the Borrower (given without personal liability) certifying that the assets received by such member of the Bank Group in reliance on this paragraph (q) during such Financial Quarter (i) are of a similar or comparable value to the assets disposed of by such member of the Bank Group, and (ii) that such assets are located in United Kingdom or Ireland;

(r)           disposals constituting the surrender of tax losses by any member of the Bank Group:

(i)            to Cableco, NTL Communications Limited or NTL (UK) Group Inc., where the tax losses being surrendered arise from one or more members of the Bank Group being allowed tax deductions in respect of the payment of interest on, or the repayment of principal amounts of, loans made to them by other members of the Group in circumstances where the Inland Revenue has denied Cableco, NTL Communications Limited or NTL (UK) Group, Inc. (as the case may be) a tax deduction in a corresponding amount in relation to the payment of interest on, or the repayment of principal amounts of, loans made to them by any of their Holding Companies;

(ii)           to any member of the Broadcast Group where the surrendering company receives fair market value for such tax losses from the relevant recipient; and

(iii)         to any other member of the Group other than a member of the Bank Group, where the surrendering company receives fair market value for such tax losses from the relevant recipient,

provided that where the fair market value to the recipient of any surrender of tax losses under sub-paragraphs (ii) and (iii) above exceeds £5 million (or its equivalent in other currencies), no later than 30 days after the proposed surrender, there is delivered to the Facility Agent, a certificate signed by two authorised signatories of the Borrower (given without personal liability), giving brief details of the relevant transaction and certifying:

(A)          the fair market value received by the surrendering company in respect of such tax losses, as determined by the Borrower in its reasonable opinion, after taking account of advice from its external tax advisers; and

(B)          that, taking into account the aggregate amount of tax losses surrendered by members of the Bank Group (whether in reliance on this paragraph (r) or otherwise) and assuming that the financial performance of the Bank Group is in accordance with the projections set out in the Agreed Business Plan), there is no reasonable expectation that any member of the Bank Group will become a tax payer prior to the Final Maturity Date in respect of the B Facility as a result of such surrender of tax losses;

(s)           disposals of assets to and sharing assets with any person who is providing services the provision of which have been or are to be outsourced to that person by any member of the Bank Group provided that:

(i)            the assets being disposed of in reliance on this paragraph (s) shall be assets which relate to the services which are the subject of such outsourcing;

(ii)           the projected cash cost to the Bank Group of such outsourcing shall be less than the projected cash cost to the Bank Group of carrying out such outsourced activities at the levels of service to be provided by the service provider within the Bank Group;

(iii)         the economic benefits derived from any such outsourcing contract shall be received by the Bank Group during the term of such contract;

(iv)          the aggregate fair market value of the assets disposed of shall not exceed in the financial year ending 31 December 2004, £75 million (or its equivalent in other currencies) and for each financial year thereafter, 25% of the basket set out in sub-paragraph (u)(ii) below in any financial year; and

(v)            no later than 30 days after the date of such outsourcing where the consideration payable in respect of the assets subject to such disposal exceeds £1 million (or its equivalent in other currencies), a duly authorised officer of the Borrower shall have provided to the Facility Agent, a certificate (without personal liability) verifying each of the matters set out in sub-paragraphs (i) to (iii) above and certifying that as at the date of such certificate, the aggregate fair market value of all assets disposed in reliance on this paragraph (s) during such financial year, does not exceed the threshold specified in sub-paragraph (iv) above;

(t)            disposals of assets pursuant to sale and leaseback transactions not constituting Financial Indebtedness where the aggregate fair market value of any assets disposed of in reliance on this paragraph (t) does not exceed £50 million (or its equivalent in other currencies) in any financial year of the Borrower and any disposals of assets pursuant to sale and leaseback transactions constituting Financial Indebtedness to the extent such Financial Indebtedness is permitted under this Agreement; and

(u)           disposals of assets not otherwise permitted under this Clause 25.6 provided that the aggregate fair market value of the assets disposed of during any given financial year in reliance on paragraphs (s) and (t) above and on this paragraph (u) does not exceed:

(i)            in respect of the financial year of the Bank Group ended 31 December 2004, £75 million; or

(ii)           in respect of any subsequent financial year of the Bank Group, 15% of Bank Group Consolidated Revenues for the preceding financial year of the Bank Group, calculated by reference to the annual financial information for the Bank Group delivered in respect of the preceding financial year of the Bank Group pursuant to paragraph (d) of Clause 22.1 (Financial Statements), provided that in respect of any disposal permitted under paragraphs (g), (n), (p), (r)(ii), (r)(iii), (t) or (u) above:

(A)          (other than in respect of disposals under paragraphs (p) or (r) above) such disposal shall be on arm’s length commercial terms or (in the case of paragraph (r) such disposals are for fair market value from the perspective of the surrendering company);

(B)          at least 75% of the consideration for such disposal shall be comprised of cash, Cash Equivalent Investments or Marketable Securities, provided that the aggregate amount of consideration received by way of Marketable Securities shall not (valued as at the relevant time of receipt of any Marketable Securities) at any time exceed £25 million (or its equivalent in other currencies) and provided further that any Cash Equivalent Investments and/or Marketable Securities acquired pursuant to any such disposal are monetized within 3 months of the expiry of any lock-up arrangement entered into by the relevant member of the Bank Group making such disposal with any third party (where such lock-up arrangement has a term not exceeding 12 months); and

(C)          in respect of any disposal the fair market value of which exceeds £5 million (or its equivalent in other currencies) no later than 30 days after the date of such disposal, there shall have been delivered to the Facility Agent, a certificate signed by two authorised officers of the Borrower providing brief details of the transaction and certifying (in each case, to the extent applicable) (1) (other than in respect of disposals under paragraphs (p) or (r) above) such disposal shall be on arm’s length commercial terms or (in the case of paragraph (r) such disposals are for fair market value from the perspective of the surrendering company), (2) that not less than 75% of the consideration for such disposal shall be in cash, Cash Equivalent Investments or Marketable Securities, and (3) to the extent any of the consideration will include Marketable

Securities, the name, amount and other brief details of such Marketable Securities.

25.7        Change of Business

No Obligor shall (and the Borrower shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group or save as otherwise permitted by the terms of this Agreement make any change in the nature of its business as carried on immediately prior to the date of this Agreement, which would give rise to a substantial change in the business of the Bank Group taken as a whole, provided that this Clause 25.7 shall not be breached by an Obligor or any member of the Bank Group making a disposal permitted by Clause 25.6 (Disposals), an acquisition or investment permitted by Clause 25.14 (Acquisitions and Investments) or as a result of the implementation of the Separation (or any part of it) in accordance with Clause 28 (Separation of the Broadcast Business).

25.8        Mergers

Subject to Clause 25.1 (Undertakings with respect to the Broadcast Business), neither the Ultimate Parent nor any Obligor shall (and the Borrower shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group, amalgamate, consolidate or merge with any other person unless:

(a)           such amalgamation, consolidation or merger constitutes an Integrated Merger Event or an Unintegrated Merger Event;

(b)           such amalgamation, consolidation or merger is between two Obligors or an Obligor and another member of the Group where the Obligor will be the surviving entity;

(c)           such amalgamation, consolidation or merger is between two members of the Bank Group which are not Obligors; or

(d)           any member of the Bank Group liquidates or dissolves in either case on a solvent basis and in connection therewith all of its assets are transferred to one or more Obligors or, if such member is not itself an Obligor to one or more members of the Bank Group, provided that in the case of paragraphs (b), (c) and (d) above, no later than 10 Business Days prior to the proposed amalgamation, consolidation or merger a duly authorised officer of the Borrower shall have delivered to the Facility Agent (in form and substance satisfactory to the Facility Agent, acting reasonably) a certificate verifying compliance with the relevant matters set out in such paragraph and to the extent deemed necessary, the Facility Agent shall have received appropriate advice from counsel in any relevant jurisdiction that such amalgamation, consolidation or merger (i) will not result in the breach of any applicable law or regulation in any material respect and (ii) in the case of an amalgamation, consolidation or merger involving an Obligor, will not have a materially adverse impact upon any of the obligations owed by such Obligor to the Finance Parties or upon the Security granted by such Obligor under any Security Document.

25.9        Joint Ventures

No Obligor shall, (and the Borrower shall procure that no member of the Bank Group shall) enter into, make any loans, distributions or other payments to, give any guarantees for the Financial Indebtedness of, or acquire any interest or otherwise invest in, any Joint Venture, save that notwithstanding this Clause 25.9 or any other provision of this Clause 25 (Negative Covenants), such loans, distributions, payments, guarantees or consideration for acquisitions or investments may be made, paid or given by members of the Bank Group in an aggregate amount of up to:

(i)            in respect of the financial year of the Bank Group ended 31 December 2004, £69 million; or

(ii)           in respect of any subsequent financial year of the Bank Group, 3.5% of Bank Group Consolidated Revenues for the preceding financial year of the Bank Group, calculated by reference to the annual financial information for the Bank Group delivered in respect of the preceding financial year of the Bank Group pursuant to paragraph (d) of Clause 22.1 (Financial Statements), provided that any loans or investments made by way of Asset Passthrough or Funding Passthrough and any payments made in respect of transactions conducted on an arm’s length basis or in the ordinary course of trading with any Joint Venture, shall not be included in the calculation of such amount.

25.10      Transactions with Affiliates

Subject to Clause 25.1 (Undertakings with respect to the Broadcast Business), no Obligor shall (and the Borrower shall procure that no member of the Bank Group shall) without the prior written consent of an Instructing Group, enter into any arrangement, contract or transaction with any other member of the Group which is not an Obligor, other than:

(a)           transactions expressly permitted by the Finance Documents;

(b)           transactions between a member of the Bank Group that is not an Obligor with any other member of the Bank Group which is not an Obligor;

(c)           transactions in the ordinary course of business and either on no worse than arm’s length terms or, where there is no available market by which to assess whether such a transaction is on no worse than arm’s length terms, on terms such that the transaction is financially fair to the relevant Obligor or, as the case may be, other member of the Bank Group;

(d)           transactions with any member of the Group in relation to management services conducted at not less than Cost on behalf of such member of the Group;

(e)           insurance arrangements entered into in the ordinary course of business with a Captive Insurance Company;

(f)            tax sharing agreements or arrangements to surrender tax losses and payments made pursuant thereto, to the extent such transactions are not prohibited by this Agreement;

(g)           transactions relating to the provision of Intra-Group Services;

(h)           transactions to effect either an Asset Passthrough or a Funding Passthrough;

(i)            transactions either on terms and conditions (including, without limitation, as to any reasonable fees payable in connection with such transactions) not substantially less favourable to the relevant Obligor or, as the case may be, other member of the Bank Group than would be obtainable at such time in comparable arm’s length transactions with an entity which is not an Affiliate or, where there is no comparable arm’s length transaction by which to assess whether such a transaction is on terms and conditions not substantially less favourable to the relevant Obligor or, as the case may be, other member of the Bank Group, on such terms and conditions (including, without limitation, as to any fees payable in connection with such transaction) that the transaction is financially fair to the relevant Obligor or, as the case may be, other member of the Bank Group;

(j)            any transaction to which one or more Obligors and one or more members of the Group who are not Obligors are party where the sole purpose of such transaction is for such Obligors and members of the Group to effect a transaction with a person who is not a member of the Group;

(k)           transactions relating to capital contributions between members of the Group or the amendment of the terms of any loans made by or any convertible unsecured loan stock or other securities issued by any member of the Group to any other member of the Group (whether by way of conversion of loans to convertible unsecured loan stock or vice versa or otherwise) or the capitalisation of, or the waiver of or the repayment of, loans made by or any convertible unsecured loan stock issued by any member of the Group to any other member of the Group or the Broadcast Group;

(l)            transactions required to implement an Integrated Merger Event;

(m)          transactions relating to Excess Capacity Network Services provided that the price payable by any member of the Group (or following Principal Separation, any member of the Broadcast Group) in relation to such Excess Capacity Network Services is no less than the Cost incurred by the relevant member of the Bank Group in providing such Excess Capacity Network Services;

(n)           transactions constituting Subordinated Funding; or

(o)           an undertaking by the Borrower to Cableco whereby the Borrower agrees to pay all costs and expenses incurred by Cableco and members of the Group (other than the Bank Group) in connection with the transactions contemplated by the Facilities and the High Yield Notes from proceeds of the High Yield Notes, other than any such costs and expenses which Diamond Cable agrees or will agree to meet.

25.11      Change in Financial Year

Neither the Ultimate Parent nor any Obligor shall, without the prior consent of the Facility Agent, change the end of its financial year from 31 December.

25.12      Ownership

(a)           The Ultimate Parent shall procure that the Borrower shall at all times remain its indirect wholly-owned Subsidiary.

(b)           With effect from its accession to this Agreement, Cableco shall procure that the Borrower shall at all times remain its direct wholly-owned Subsidiary.

25.13      Limitations on Hedging

No Obligor shall (and the Borrower shall procure that no member of the Bank Group shall) enter into any Hedging Agreement other than:

(a)           Hedging Agreements specifically required under Clause 24.10 (Hedging); or

(b)           any Hedging Agreement in respect of spot or forward foreign exchange transactions or currency swaps entered into in connection with such member of the Bank Group’s business, which is not entered into for investment or speculative purposes and, for the avoidance of doubt (subject to the provisions of Clause 25.10 (Transactions with Affiliates), any such Hedging Agreement may be entered into with another member of the Group.

25.14                 Acquisitions and Investments

Subject to Clause 25.1 (Undertakings with respect to the Broadcast Business), no Obligor shall (and the Borrower shall procure that no member of the Bank Group shall) purchase, subscribe for or otherwise acquire or invest in any shares (or other securities or any interest in it) in, or incorporate, any company or acquire (by subscription or otherwise) or invest in any business or (save in the ordinary course of business) purchase or otherwise acquire any other assets other than:

(a)                                  any acquisition, incorporation or investment relating to an Integrated Merger Event;

(b)                                  the purchase of or investment in Cash Equivalent Investments or Marketable Securities (including without limitation by way of consideration in respect of any disposal as contemplated in the proviso to Clause 25.6 (Disposals) and subject to the conditions set out therein);

(c)                                  any acquisition or investment made by a member of the Broadcast Group from cash generated from within the Broadcast Group;

(d)                                  the incorporation of a company or the acquisition of an “off-the-shelf” company which is or becomes a member of the Bank Group;

(e)                                  any acquisition by any member of the Bank Group in connection with a disposal permitted by the provisions of Clause 25.6 (Disposals) and any acquisition by a member of the Bank Group of shares issued by a Subsidiary of the Borrower or a Subsidiary of NTL Communications Limited (other than prior to the accession of Cableco as a party to this Agreement, the Borrower and its Subsidiaries, and thereafter, Cableco and its Subsidiaries) or after an Integrated Merger Event, a Subsidiary of the Holding Company of the Target Group which in any such case, is a member of the Bank Group which will, after the acquisition of such shares become a wholly owned direct or indirect Subsidiary of the Borrower or NTL Communications Limited or the Target, as the case may be, provided that if the other shares of such Subsidiary are subject to existing Security, either (i) such newly issued shares shall also be subject to Security (in form and substance substantially similar to any existing Security or otherwise in such form and substance as may be reasonably required by the Facility Agent) upon their issue or (ii) such shares shall be made subject to Security (in form and substance substantially similar to any existing Security or otherwise in such form and substance as may be reasonably required by the Facility Agent) within 10 Business Days of their issue;

(f)                                    the acquisition of any shares in NTL South Herts or the acquisition of any interests in the limited partners of South Hertfordshire United Kingdom Fund, Ltd.;

(g)                                 any acquisition made by a member of the Bank Group pursuant to the implementation of an Asset Passthrough or a Funding Passthrough;

(h)                                 any acquisition of assets as referred to in paragraph (a) of the definition of Asset Adjustment Payments;

(i)                                    any acquisition by any member of the Bank Group of any loan receivable, security or other asset by way of capital contribution or in consideration of the issue of any securities or of Subordinated Funding;

(j)                                    any acquisition of shares, assets, revenues or rights arising from an amalgamation, consolidation or merger of a member of the Bank Group with any other person which is permitted by Clause 25.8 (Mergers);

(k)                                the acquisition of any leasehold interest in any assets which are the subject of a sale and leaseback permitted by the provisions of paragraph (u) of Clause 25.6 (Disposals);

(l)                                    at any time after 31 December 2004, any direct or indirect acquisition of Content, provided that the ratio of Consolidated Senior Debt to Bank Group Covenant Profit for the Quarter Date falling immediately prior to the date on which the relevant acquisition occurs calculated on  an annualised basis for the Semi-Annual Period ending on such Quarter Date as shown in a Compliance Certificate delivered pursuant to paragraph (a) of Clause 22.5 (Compliance Certificates) is not more than the ratio specified opposite the financial year set out in the table below during which the relevant Quarter Date falls.

Quarter Date falling in the Financial Year	Consolidated Senior Debt to Bank Group Covenant Profit
2005	2.95:1
2006	2.75:1
2007	2.55:1
2008	2.35:1
2009 and thereafter	2.15:1

(m)                              acquisitions not falling within paragraphs (a) to (l) above provided that the aggregate value of acquisitions permitted by this paragraph (m) shall not exceed:

(i)                                    in respect of the financial year of the Bank Group ended 31 December 2004, £79 million; or

(ii)                                in respect of any subsequent financial year of the Bank Group, 4% of Bank Group Consolidated Revenues for the preceding financial year of the Bank Group, calculated by reference to the annual financial information for the Bank Group delivered in respect of the preceding financial year of the Bank Group pursuant to paragraph (d) of Clause 22.1 (Financial Statements).

25.15                 High Yield Notes

Save to the extent expressly permitted under the terms of the HYD Intercreditor Agreement, without the consent of an Instructing Group:

(a)                                  with respect to Cableco only:

(i)                                    it will not transfer any of its rights or obligations under the High Yield Notes or agree any amendment to the High Yield Notes (i) relating to the increase in the amount of or the bringing forward of the date of any payment of principal, interest, fees or other amounts payable thereunder or (ii) changing the currencies in which the High Yield Notes are denominated as at the Closing Date (other than in the case where the United Kingdom becomes a Participating Member State); or

(ii)                                in relation to any High Yield Refinancing permitted under the terms of this Agreement, it will not change any of the original terms under which such High Yield Refinancing was issued, where such terms relate to the conditions of such High Yield Refinancing set out in the definition thereof; or

(b)                                  with respect to the Borrower, it will not agree any amendment to the guarantee granted by it in respect of obligations of Cableco under the High Yield Notes or any guarantee granted in respect of the High Yield Refinancing and which is granted in accordance with the terms of paragraph (e) of Clause 25.4 (Financial Indebtedness), in each case, other than amendments of an administrative or technical nature.

25.16                 No Restrictions on Payments

No Obligor shall (and the Borrower shall procure that no member of the Bank Group shall) enter into any agreement, transaction or other arrangement which restricts or attempts to restrict such Obligor or other member of the Bank Group from making any payments or other distributions in cash to any other member of the Bank Group, if any such restriction affects the ability of the Obligors as a whole to comply with the payment obligations under the Finance Documents or is reasonably likely to result in the incurrence of significant costs , or any significant increase in, any costs and expenses payable by or any taxes owing by the Bank Group as a whole or is reasonably likely to result in a significant increase in any taxes in any material amount owing by the Bank Group as a whole, other than pursuant to or as contemplated by the Finance Documents.

25.17                 Cableco Covenants

Cableco shall not:

(a)                                  carry on any trade;

(b)                                  create or permit to subsist any Encumbrance over its shares in the Borrower or over its rights, title and interest in any Subordinated Funding owed to it by the Borrower, other than:

(i)                                    pursuant to the Security Documents;

(ii)                                after an Integrated Merger Event, for the purposes of securing Target Group Financial Indebtedness, any Target Group Refinancing Indebtedness and any Post Merger Target Group Refinancing to the extent not otherwise prohibited by this Agreement;

(iii)                            as contemplated by the HYD Intercreditor Agreement or the Group Intercreditor Agreement; or

(iv)                               in respect of the Existing Senior Credit Facilities Agreement;

(c)                                  dispose of any or all of its interests in the shares of the Borrower or any of its rights, title and interest in any Subordinated Funding owed to it by the Borrower, other than pursuant to or as contemplated by the Security Documents or as contemplated by the HYD Intercreditor Agreement or the Group Intercreditor Agreement;

(d)                                  amalgamate, consolidate or merge with any other person unless such amalgamation, merger or consolidation constitutes an Integrated Merger Event or an Unintegrated Merger Event.

25.18                 Baskets

Following an Integrated Merger Event the baskets set out in paragraph (n) of Clause 25.2 (Negative Pledge), paragraph (p) of Clause 25.3 (Loans and Guarantees) and paragraph (m) of Clause 25.4 (Financial Indebtedness) shall be adjusted so that the baskets after such Integrated Merger Event shall bear the same relation to the baskets prior to the Integrated Merger Event, as the combined Bank Group Covenant Profit for the Semi-Annual Period ending on the most recent Quarter Date of the Bank Group prior to the effective date of the Integrated Merger Event for which quarterly financial information is available for the Bank Group and Target Group Covenant Profit for the Semi-Annual Period ending on the most recent Quarter Date prior to the effective date of the Integrated Merger Event for which quarterly financial information is available for the Target Group, bears to the Bank Group Covenant Profit for the Semi-Annual Period ending on the most recent Quarter Date for the Bank Group prior to the effective date of the Integrated Merger Event.

26.                               ACCEDING GUARANTORS AND ACCEDING HOLDING COMPANY

26.1                        Acceding Guarantors

(a)                                  The Borrower may, upon not less than 3 Business Days’ prior written notice to the Facility Agent, request that any member of the Bank Group (or, immediately prior to the effective date of the Integrated Merger Event, any member of the Target Group) becomes an Acceding Guarantor under this Agreement, provided that no prior notice shall be required to be given in respect of the accession of any of the Original Guarantors, any member of the Diamond Sub-Group or any member of the Triangle Sub-Group where any such person is required or intends to accede to this Agreement pursuant to Clause 3.1 (Conditions Precedent) or Clause 3.2 (Conditions Subsequent relating to Diamond Sub-Group and Triangle Sub-Group).

(b)                                  The Borrower shall procure that there is delivered, for the purposes of paragraph (a) above, an Accession Notice duly executed by itself and the relevant member of the Bank Group or the Target Group together with the documents set out in Part 2 of Schedule 7 (Accession Documents) and such other documents (including any new Security Documents) as the Facility Agent may reasonably require, in relation to such member of the Bank Group or the Target Group all in form and substance satisfactory to the Facility Agent, acting reasonably.

26.2                        Acceding Holding Company

If at any time the Ultimate Parent becomes a Subsidiary of a Holding Company, the Ultimate Parent shall ensure that such Holding Company shall, upon becoming the Holding Company of the Ultimate Parent deliver an Accession Notice duly executed by the Borrower and the Holding Company together with the documents set out in Part 2 of Schedule 7 (Accession Documents).

26.3                        Assumption of Rights and Obligations

(a)                                  Upon satisfactory delivery of a duly executed Accession Notice to the Facility Agent, together with the other documents required to be delivered under paragraph (b) of Clause 26.1 (Acceding Guarantors), the relevant member of the Bank Group, the Ultimate Parent, Cableco, the Obligors and the Finance Parties, will assume such obligations towards one another and/or acquire such rights against each other as they would each have assumed or acquired had such member of the Bank Group been an original party to this Agreement as an Original Guarantor, and such member of the Bank Group shall become a party to this Agreement as an Acceding Guarantor.

(b)                                  Upon satisfactory delivery of a duly executed Accession Notice to the Facility Agent, together with the other documents required to be delivered under Clause 26.2 (Acceding Holding Company), the relevant Holding Company, Cableco, the Obligors and the Finance Parties, will assume such obligations towards one another and/or acquire such rights against each other as they would each have assumed or acquired had such Holding Company been an original party to this Agreement as the Ultimate Parent, and such Holding Company shall become a party to this Agreement in such capacity.  Simultaneously with such Holding Company becoming a party to this Agreement as aforesaid, the Facility Agent shall release the Ultimate Parent for the time being from its obligations as an Ultimate Parent under this Agreement and such Ultimate Parent shall cease to be a party to this Agreement in such capacity.

27.                               EVENTS OF DEFAULT

27.1                        Events of Default Relating to the Broadcast Business

Each of Clauses 27.2 (Non-Payment) to Clause 27.16 (Material Proceedings) describes the circumstances which constitute an Event of Default for the purposes of this Agreement.  Notwithstanding any other provision to the contrary contained in this Agreement, the Events of Default set out in this Clause 27 (Events of Default) shall not apply to or in relation to any member of the Bank Group, insofar as the subject matter of such Event of Default relates to the Broadcast Business or, prior to Separation, any member of the Broadcast Group other than Clause 27.2 (Non Payment) and Clause 27.7 (Insolvency).

27.2                        Non-Payment

Cableco or any Obligor fails to pay any sum due from it under any Finance Document at the time, in the currency and in the manner specified in such Finance Document within (a) 1 Business Day of the due date, in the case of payments of principal where failure to pay was due solely to technical or administrative error in the transmission of funds, (b) 3 Business Days of the due date, in the case of payments of interest, or (c) 5 Business Days of the due date, in respect of payments of any other amounts.

27.3                        Covenants

(a)                                  The Ultimate Parent, Cableco or an Obligor fails duly to perform or comply with any obligation expressed to be assumed by it in Clause 24.2 (Application of Advances), Clause 25.2 (Negative Pledge), Clause 25.3 (Loans and Guarantees), Clause 25.4 (Financial Indebtedness), Clause 25.5 (Dividends, Distributions and Share Capital), Clause 25.8 (Mergers), Clause 25.9 (Joint Ventures), Clause 25.12 (Ownership) or Clause 25.14 (Acquisitions and Investments).

(b)                                  Cableco or any Obligor fails duly to perform or comply with any obligation expressed to be assumed by it in Clause 22 (Financial Information) or sub-paragraph (b)(i) of Clause 24.13 (Further Assurance), paragraphs (a) and (b) of Clause 24.10 (Hedging), and such failure, if capable of remedy is not so remedied within 10 Business Days of the earlier of Cableco or such Obligor becoming aware of such failure to perform or comply and the Facility Agent having given notice of such failure to the Borrower.

(c)                                  There is any breach of Clause 23.2 (Ratios) or Clause 23.3 (Permitted Capital Expenditure).

(d)                                  There is any breach of Clause 25.6 (Disposals), provided that where the failure to comply with any obligation under Clause 25.6 (Disposals) relates to the obligation to deliver a certificate within a specified time period, no Event of Default shall be deemed to have occurred unless the Borrower shall have failed to deliver the required certificate within such time period and upon request by the Facility Agent for a description of the transactions relating to such certificate which was not delivered, the Borrower fails to provide such details within 10 Business Days after such request.

27.4                        Other Obligations

The Ultimate Parent, Cableco or an Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in any of the Finance Documents (other than any of those referred to in Clauses 27.2 (Non-Payment) and 27.3 (Covenants)) and such failure, if capable of remedy, is not so remedied within 30 days of the earlier of the Ultimate Parent, Cableco or such Obligor becoming aware of such failure to perform or comply and the Facility Agent having given notice of such failure to the Borrower.

27.5                        Misrepresentation

Any representation or statement made or repeated by the Ultimate Parent, Cableco or an Obligor in any Finance Document or in any notice or other document or certificate delivered by it pursuant to a Finance Document is or proves to have been incorrect or misleading in any material respect when made or repeated where the circumstances giving rise to such inaccuracy, if capable of remedy or change are not remedied or do not change within 30 days of the earlier of the Ultimate Parent, Cableco or the relevant Obligor becoming aware of such circumstances and the Facility Agent having notified the Borrower of such misrepresentation having occurred.

27.6                        Cross Default

(a)                                  Any Financial Indebtedness of any member of the Group is not paid when due and payable, after taking into account any applicable grace period;

(b)                                  any Financial Indebtedness of any member of the Group is declared (or is capable of being declared) to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described), after taking into account any applicable grace period; or

(c)                                  any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described), provided that no Event of Default will occur under this Clause 27.6:

(i)                                    if the aggregate amount of Financial Indebtedness and/or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than £35 million (or its equivalent in other currencies);

(ii)                                if the circumstance which would otherwise have caused an Event of Default under this Clause 27.6 is being contested in good faith by appropriate action;

(iii)                            if the relevant Financial Indebtedness is cash-collateralised and such cash is available for application in satisfaction of such Financial Indebtedness;

(iv)                               if such Financial Indebtedness is owed by one member of the Group to (A) another member of the Group, or (B) a member of the Broadcast Group; or

(v)                                   if such Event of Default arises solely by reason of the failure of any member of the Group to  obtain the consent of the lenders under the Existing Senior Credit Facilities Agreement to (i) the execution of the Finance Documents, (ii) the exercise of any of its rights or the performance of any of its obligations under the Finance Documents, (iii) the application of the proceeds of the High Yield Notes in a manner contrary to the Existing Senior Credit Facilities Agreement or (iv) any other matter contemplated by the Finance Documents.

27.7                        Insolvency

(a)                                  The Ultimate Parent, Cableco or any Obligor that is a Material Subsidiary is unable to pay its debts as they fall due, ceases or suspends generally the payment of its debts or announces an intention to do so, or makes a general assignment for the benefit of or a composition with its creditors generally or a general moratorium is declared in respect of the Indebtedness of the Ultimate Parent, Cableco or such Obligor.

(b)                                  At any time, one or more Obligors whose contributions to Bank Group Covenant Profit in aggregate represent 5% or more of the Bank Group Covenant Profit are unable to pay their debts as they fall due, cease or suspend generally the payment of their debts or announce an intention to do so, or make a general assignment for the benefit of or a composition with their creditors generally or a general moratorium is declared in respect of their Indebtedness.

27.8                        Winding-up

After the date of this Agreement, the Ultimate Parent, Cableco or any Obligor that is a Material Subsidiary takes any corporate action or formal legal proceedings are started and served for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets other than where any such legal proceedings in respect of the Ultimate Parent, Cableco or Material Subsidiary (a) do not relate to the appointment of an administrator and (b) are stayed or discharged within 30 days from their commencement.

27.9                        Execution or Distress

Any execution, distress or diligence is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of Cableco or any Obligor which is a Material Subsidiary having an aggregate value of more than £1 million (or its equivalent in other currencies) and the same is not discharged within 30 days.

27.10                 Similar Events

Any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in Clause 27.7 (Insolvency), 27.8 (Winding-up) or Clause 27.9 (Execution or Distress).

27.11                 Repudiation

The Ultimate Parent, Cableco or any Obligor repudiates any of the Finance Documents to which it is party.

27.12                 Illegality

Save as provided in the Reservations, at any time it is or becomes unlawful for the Ultimate Parent, Cableco or any Obligor to perform or comply with any or all of its obligations under any of the Finance Documents to which it is party or any of the obligations of the Ultimate Parent, Cableco or any Obligor under any of the Finance Documents to which it is party are not or cease to be legal, valid and binding except as contemplated by the Reservations and, if capable of remedy, is not remedied within 10 Business Days of the earlier of the Ultimate Parent, Cableco or such Obligor becoming aware of the relevant illegality and the Facility Agent having given notice of the same to the Borrower.

27.13                 Intercreditor Default

Any member of the Group which is party to the Group Intercreditor Agreement or the HYD Intercreditor Agreement fails to comply with its obligations under it and such failure, if capable of remedy, is not remedied within 30 days of the earlier of such member of the Group becoming aware of the relevant failure to comply and the Facility Agent having given notice of the same to the Borrower.

27.14                 Revocation of Necessary Authorisations

Any Necessary Authorisation is revoked and where such revocation is reasonably likely to have a Material Adverse Effect, is not replaced within 10 Business Days.

27.15                 Material Adverse Effect

Any event or circumstance occurs which would have a Material Adverse Effect.

27.16                 Material Proceedings

Any litigation, arbitration or administrative proceeding of or before any court, arbitral body, or agency is commenced against any member of the Group, which is reasonably likely to be adversely determined and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

27.17                 Acceleration

Upon the occurrence of an Event of Default and while the same is continuing at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

(a)                                  declare all or any part of the Outstandings to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by any Obligor under the Finance Documents) or declare all or any part of the Outstandings to be due and payable on demand of the Facility Agent; and/or

(b)                                  require the Borrower to procure that the Outstanding L/C Amount under each Documentary Credit is and all Ancillary Facility Outstandings are promptly reduced to zero and/or provide cash collateral therefor by deposit in such interest bearing account as the Facility Agent may specify for each Documentary Credit/Ancillary Facility in an amount specified by the Facility Agent and in the currency of such Documentary Credit/Ancillary Facility (whereupon the Borrower shall do so) but no greater than the amount outstanding under such Documentary Credit/Ancillary Facility; and/or

(c)                                  declare that any unutilised portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and the corresponding Commitments of each Lender shall be reduced to zero; and/or

(d)                                  exercise or direct the Security Trustee to exercise any rights and remedies (including any right to demand cash collateral by deposit in such interest-bearing account as the Facility Agent may specify) to which the Facility Agent, the Security Trustee or the Lenders may be entitled.

27.18                 Repayment on Demand

If, pursuant to paragraph (a) of Clause 27.17 (Acceleration), the Facility Agent declares all or any part of the Outstandings to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

(a)                                  require repayment of all or the relevant part of the Outstandings on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by Cableco or any Obligor under the Finance Documents) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

(b)                                  select as the duration of any Interest Period or Term which begins whilst such declaration remains in effect a period of 6 months or less.

28.                               SEPARATION OF THE BROADCAST BUSINESS

28.1                        Transactions Prior to Separation

Notwithstanding the provisions of Clause 25.2 (Negative Pledge), Clause 25.3 (Loans and Guarantees) and Clause 25.5 (Dividends, Distributions and Share Capital):

(a)                                  any member of the Bank Group shall be permitted to create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets relating to the Broadcast Business;

(b)                                  any member of the Broadcast Group shall be permitted to grant any loan or credit or give any guarantee or indemnity in respect of Financial Indebtedness to any other member of the Broadcast Group or any member of the Core Group;

(c)                                  any member of the Broadcast Group shall be permitted to declare, make or pay any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of any of its shares or redeem any preference shares to any member of the Core Group.

28.2                        Separation of the Broadcast Business

(a)                                  For the avoidance of doubt, NatTrans and each other member of the Broadcast Group as may be necessary for the purposes of satisfying the 95% Security Test as at the Closing Date shall, subject to satisfaction of the conditions set out in Clause 3.1 (Conditions Precedent) and delivery of the relevant documentation required under Part 1 of Schedule 4 (Conditions Precedent to First Utilisation) be an Original Guarantor with effect from the Closing Date.

(b)                                  At any time after the Closing Date, the Borrower may upon not less than 30 days prior written notice to the Facility Agent, elect to separate the Broadcast Business from the Bank Group by implementing the Principal Separation.  Such notice shall indicate the proposed effective date of the Principal Separation (the “Broadcast Separation Date”).

(c)                                  The Principal Separation shall be carried out substantially on and subject to the terms contemplated by and implemented by one or more of the methods specified in the Separation Memorandum or otherwise on such terms and/or using such other methods as are not prejudicial to the remaining interests of the Bank Group (as reasonably determined by the Facility Agent or as may be agreed by the Facility Agent (acting on the instructions of an Instructing Group)).

(d)                                  No later than 10 Business Days after the Broadcast Separation Date, there shall have been delivered to the Facility Agent, a certificate of the Ultimate Parent, signed by two officers of the Ultimate Parent (given without personal liability) certifying that the allocation of assets and liabilities to the Broadcast Business as at the Broadcast Separation Date is reasonably consistent with the principles used to determine revenues of the “ntl:broadcast” segment as reported in the audited consolidated financial statements of the Group most recently delivered to the Facility Agent pursuant to Clause 22.1 (Financial Statements) prior to the Broadcast Separation Date.

(e)                                  No later than 10 Business Days after the Broadcast Separation Date, there shall have been delivered to the Facility Agent, a certificate of the Borrower in substantially the terms of this paragraph (e), signed by two directors of the Borrower (given without personal liability) certifying that:

(i)                                    Principal Separation has been implemented in the manner specified in paragraph (c) of this Clause 28.2 and took effect on or about the Broadcast Separation Date;

(ii)                                since the date of this Agreement until the Broadcast Separation Date, no acquisitions or disposals of any shares, revenues or assets have been made between the Core Group and the Broadcast Group, other than any disposals by way of the surrendering of tax losses to the Broadcast Group, the capitalisation of any Indebtedness owed by a member of the Broadcast Group to a member of the Core Group, as contemplated by the Separation Memorandum or as permitted under this Agreement;

(iii)                            as at the Broadcast Separation Date:

(A)                               other than in respect of trade credit arising in the ordinary course of business, in relation to the supply or receipt of Intra-Group Services, arising in connection with Separation or arising by way of Subordinated Funding, all intercompany loans and receivables owing by any member of the Core Group to any member of the Broadcast Group have been repaid and settled in full;

(B)                               other than in respect of trade credit arising in the ordinary course of business, in relation to the supply or receipt of Intra-Group Services, arising in connection with Separation or as otherwise specifically permitted by this Agreement, all intercompany loans and receivables owing by any member of the Broadcast Group to any member of the Core Group have been repaid and settled in full, permanently released or extinguished;

(C)                               other than any guarantees and indemnities, rent deposit deeds, other property related guarantees, performance guarantees and any other operational guarantees, in each case, not relating to borrowed monies and existing as at the date of this Agreement, or arising in connection with Separation, all guarantees and indemnities given by a member of the Core Group in respect of the obligations of any member of the Broadcast Group have been extinguished or released; and

(D)                               any amounts paid by way of dividend or distribution by any member of the Core Group in respect of shares to any member of the Broadcast Group since the date of this Agreement have been repaid in full; and

(E)                                 all Encumbrances over the assets of any member of the Core Group (other than Designated Broadcast Assets or which are permitted to remain outstanding under the terms of this Agreement) which secure the Financial Indebtedness owed to any third party by any member of the Broadcast Group (other than in respect of Encumbrances which are to be released pursuant to Clause 28.3 (Release of Guarantees and Security)) have been irrevocably discharged and released; and

(iv)                               between the date of this Agreement and the Broadcast Separation Date, all Capital Expenditure required by the Broadcast Business has been met solely from cash or other assets generated by or attributable to the Broadcast Business, or, to the extent applicable, certifying that acquisitions or disposals of the type described in sub-paragraph (ii) above and/or any loans or other credit of the type described in sub-paragraph (iii)(A), (B) and (C) above and/or any dividends, distributions or other payments of the type described in sub-paragraph (iii)(D) above, to the extent not permitted as set out in such paragraphs and to the extent not paid, repaid, or distributed back to the Core Group were initially met from cash or assets generated or attributable to the Broadcast Business.

28.3                        Release of Guarantees and Security

Upon receipt of the certificates delivered under paragraphs (d) and (e) of Clause 28.2 (Separation of the Broadcast Business), the Facility Agent shall promptly notify the Security Trustee who shall, as soon as reasonably practicable thereafter, and each of the Finance Parties hereby authorises the Security Trustee to, at the expense of the Borrower, execute such documents as may be required to:

(a)                                  release any of the Broadcast Assets from any Security granted pursuant to a Security Document (including any Security Document granted by a member of the Core Group) and/or certify that any floating charge constituted by any Security Document over any Broadcast Assets has not crystallised;

(b)                                  release the shares in NatTrans (and if applicable, any Holding Company of NatTrans) and any Indebtedness owed by NatTrans to any member of the Core Group and the shares in any other member of the Broadcast Group, in each case, from any Security granted pursuant to a Security Document; and

(c)                                  release NatTrans (and if applicable, any Holding Company of NatTrans) and any other member of the Broadcast Group which is an Obligor at the relevant time, from any guarantee, indemnity or Security Document to which it is a party and from any of its other obligations under any Finance Document.

28.4                        Covenant to Procure Release

The Borrower shall (or shall procure that the relevant member of the Core Group shall) in good faith use reasonable endeavours to procure the extinguishment or release of all guarantees or indemnities (other than any guarantees and indemnities given in respect of the Separation and not otherwise prohibited by the terms of this Agreement) granted by any member of the Core Group in respect of the obligations of any member of the Broadcast Group following Principal Separation.

29.                               DEFAULT INTEREST

29.1                        Consequences of Non-Payment

If any sum due and payable by Cableco or any Obligor under this Agreement is not paid on the due date therefor in accordance with the provisions of Clause 34 (Payments) or if any sum due and payable by an Obligor pursuant to a judgment of any court in connection with this Agreement is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the Business Day on which the obligation of such Obligor to pay the Unpaid Sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period (which shall be a Business Day) and the duration of each of which shall (except as otherwise provided in this Clause 29) be selected by the Facility Agent.

29.2                        Default Rate

During each such period relating thereto as is mentioned in Clause 29.1 (Consequences of Non-Payment) an Unpaid Sum shall bear interest at the rate per annum which is the sum from time to time of 1%, the Applicable Margin (provided that if any Unpaid Sum is not directly referable to a particular Facility the Applicable Margin shall be the B Facility Margin), the Associated Costs Rate at

such time and EURIBOR or LIBOR, as the case may be, on the Quotation Date therefor, provided that:

(a)                                  if, for any such period, EURIBOR or LIBOR, as the case may be, cannot be determined, the rate of interest applicable to each Lender’s portion of such Unpaid Sum shall be the rate per annum which is the sum of 1%, the Applicable Margin, (as aforesaid), and the Associated Costs Rate at such time and the rate per annum that shall be notified to the Facility Agent by such Lender as soon as practicable after the beginning of such period as being that which expresses as a percentage rate per annum the cost to such Lender of funding from whatever sources it may reasonably select its portion of such Unpaid Sum during such period; and

(b)                                  if such Unpaid Sum is all or part of an Advance which became due and payable on a day other than the last day of an Interest Period or Term relating thereto, the first Interest Period applicable to it shall be of a duration equal to the unexpired portion of that Interest Period or Term and the rate of interest applicable thereto from time to time during such Interest Period shall be that which exceeds by 1% the rate which would have been applicable to it had it not so fallen due.

29.3                        Maturity of Default Interest

Any interest which shall have accrued under Clause 29.2 (Default Rate) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such sum at the end of the period by reference to which it is calculated or on such other dates as the Facility Agent may specify by written notice to such Obligor.

29.4                        Construction of Unpaid Sum

Any Unpaid Sum shall (for the purposes of this Clause 29 (Default Interest), Clause 18 (Increased Costs), Clause 32 (Borrowers’ Indemnities) and Schedule 6 (Associated Costs Rate)) be treated as an advance and accordingly in those provisions the term “Advance” includes any Unpaid Sum and the term “Interest Period” and “Term”, in relation to an Unpaid Sum, includes each such period relating thereto as is mentioned in Clause 29.1 (Consequences of Non-Payment).

30.                               GUARANTEE AND INDEMNITY

30.1                        Guarantee

With effect from the Closing Date or if later, the date on which it accedes to this Agreement in such capacity, each Guarantor irrevocably and unconditionally guarantees, jointly and severally, to each of the Finance Parties the due and punctual payment by the Borrower of all sums payable by it under each of the Finance Documents and agrees that promptly on demand it will pay to the Facility Agent each and every sum of money which the Borrower is at any time liable to pay to any Finance Party under or pursuant to any Finance Document and which has become due and payable but has not been paid at the time such demand is made and provided that before any such demand is made on a Restricted Guarantor, demand for payment of the relevant sum shall first have been made on the Borrower.

30.2                        Indemnity

With effect from the Closing Date, or if later, the date upon which it accedes to this Agreement in such capacity, each Guarantor (other than a Restricted Guarantor) irrevocably and unconditionally agrees, jointly and severally, as primary obligor and not only as surety, to indemnify and hold harmless each Finance Party on demand by the Facility Agent from and against any loss incurred by such Finance Party as a result of any of the obligations of the Borrower under or pursuant to any Finance Document being or becoming void, voidable, unenforceable or ineffective as against the

Borrower for any reason whatsoever (whether or not known to that Finance Party or any other person) the amount of such loss being the amount which the Finance Party suffering it would otherwise have been entitled to recover from the Borrower.

30.3                        Continuing and Independent Obligations

The obligations of each Guarantor under this Agreement shall constitute and be continuing obligations which shall not be released or discharged by any intermediate payment or settlement of all or any of the obligations of the Borrower under the Finance Documents, shall continue in full force and effect until the unconditional and irrevocable payment and discharge in full of all amounts owing by the Borrower under each of the Finance Documents and are in addition to and independent of, and shall not prejudice or merge with, any other security (or right of set-off) which any Finance Party may at any time hold in respect of such obligations or any of them.

30.4                        Avoidance of Payments

Where any release, discharge or other arrangement in respect of any obligation of the Borrower, or any Security held by any Finance Party therefor, is given or made in reliance on any payment or other disposition which is avoided or must be repaid (whether in whole or in part) in an insolvency, liquidation or otherwise and whether or not any Finance Party has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid (in whole or in part), the provisions of this Clause 30 shall continue as if such release, discharge or other arrangement had not been given or made.

30.5                        Immediate Recourse

None of the Finance Parties shall be obliged, before exercising or enforcing any of the rights conferred upon them in respect of the Guarantors by this Agreement or by Law, to seek to recover amounts due from the Borrower or to exercise or enforce any other rights or Security any of them may have or hold in respect of any of the obligations of the Borrower under any of the Finance Documents save that no demand for any payment may be made on any Restricted Guarantor unless such demand has first been made on the Borrower.

30.6                        Waiver of Defences

Neither the obligations of the Guarantors contained in this Agreement nor the rights, powers and remedies conferred on the Finance Parties in respect of the Guarantors by this Agreement or by Law shall be discharged, impaired or otherwise affected by:

(a)                                  the winding-up, dissolution, administration or re-organisation of the Borrower or any other person or any change in the status, function, control or ownership of the Borrower or any such person;

(b)                                  any of the obligations of the Borrower or any other person under any Finance Document or any Security held by any Finance Party therefor being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c)                                  any time or other indulgence being granted to or agreed (i) to or with the Borrower or any other person in respect of its obligations or (ii) in respect of any security granted under any Finance Documents;

(d)                                  unless otherwise agreed, any amendment to, or any variation, waiver or release of, any obligation of, or any Security granted by, the Borrower or any other person under any Finance Document;

(e)                                  any total or partial failure to take, or perfect, any Security proposed to be taken in respect of the obligations of the Borrower or any other person under the Finance Documents;

(f)                                    any total or partial failure to realise the value of, or any release, discharge, exchange or substitution of, any security held by any Finance Party in respect of the Borrower’s obligations under any Finance Document; or

(g)                                 any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of any of the Guarantors under this Agreement or any of the rights, powers or remedies conferred upon the Finance Parties or any of them by this Agreement or by Law.

30.7                        No Competition

Until all amounts which may become payable by the Borrower under or in connection with the Finance Documents have been paid in full, any rights which any Guarantor may at any time have by way of contribution or indemnity in relation to any of the obligations of the Borrower under any of the Finance Documents or to claim or prove as a creditor of the Borrower or any other person or its estate in competition with the Finance Parties or any of them, shall be exercised by such Guarantor only if and to the extent that the Facility Agent so requires and in such manner and upon such terms as the Facility Agent may specify and each Guarantor shall hold any moneys, rights or security held or received by it as a result of the exercise of any such rights on trust for the Facility Agent for application in or towards payment of any sums at any time owed by the Borrower under any of the Finance Documents as if such moneys, rights or security were held or received by the Facility Agent under this Agreement.

30.8                        Appropriation

To the extent any Finance Party receives any sum in respect of the obligations of any of the Obligors under any of the Finance Documents which is insufficient to discharge all sums which are then due and payable in respect of such obligations, such Finance Party shall not be obliged to apply any such sum in or towards payment of amounts owing under any of the Finance Documents, and any such sum may, in the relevant Finance Party’s discretion, be credited to a suspense or impersonal account and held in such account pending the application from time to time (as the relevant Finance Party may think fit) of such sums in or towards the discharge of such liabilities owed to it under the Finance Documents as such Finance Party may select provided that such Finance Party shall promptly make such application upon receiving sums sufficient to discharge all sums then due and payable to it under the Finance Documents.

30.9                        Limitation of Liabilities of United States Guarantors

Each Guarantor organised or established in the United States of America (a “US Guarantor”) and each of the Finance Parties (by its acceptance of the benefits of the guarantee under this Clause 30) hereby confirms its intention that this guarantee should not constitute a fraudulent transfer or conveyance for the purposes of any bankruptcy, insolvency or similar law, the United States Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law.  To effectuate the foregoing intention, each US Guarantor and each of the Finance Parties (by its acceptance of the benefits of the guarantee under this Clause 30) hereby irrevocably agrees that its obligations under this Clause 30 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such US Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such US Guarantor and the other Guarantors, result in the obligations of such US Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

31.                               AGENTS

31.1                        Appointment of the Facility Agent

Each of the other Finance Parties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents and authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically delegated to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2                        Appointment of the Administrative Agent

Each of the Lenders under the B Facility appoints the Administrative Agent to act as its agent under and in connection with the Finance Documents.

31.3                        Duties of the Facility Agent

(a)                                  The Facility Agent shall promptly inform each Lender of the contents of any notice or document received by it in its capacity as Facility Agent from Cableco or any of the Obligors under the Finance Documents.

(b)                                  The Facility Agent shall promptly notify the Lenders of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document upon becoming aware of the same.

(c)                                  If so instructed by an Instructing Group, the Facility Agent shall refrain from exercising any power or discretion vested in it as agent under any Finance Document.

(d)                                  The duties of the Facility Agent under the Finance Documents are, save to the extent otherwise expressly provided, solely mechanical and administrative in nature.

31.4                        Role of the Mandated Lead Arrangers and Administrative Agent

Except as specifically provided in the Finance Documents, neither the Mandated Lead Arrangers nor the Administrative Agent shall have any obligations of any kind to any other party under or in connection with any Finance Document.

31.5                        No Fiduciary Duties

(a)                                  Nothing in the Finance Documents constitutes the Agents or any of the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b)                                  Neither the Agents nor any of the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.6                        Business with the Group

Any of the Agents and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.7                        Discretion of the Agents

(a)                                  The Agents may rely on:

(i)                                    any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                  The Agents may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders, that:

(i)                                    no Default has occurred;

(ii)                                any right, power, authority or discretion vested in this Agreement upon any party, the Lenders or an Instructing Group has not been exercised; and

(iii)                            any notice or request made by the Obligors’ Agent is made on behalf of and with the consent and knowledge of Cableco and all the Obligors.

(c)                                  The Agents may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                  The Agents may act in relation to the Finance Documents through its personnel and agents.

(e)                                  The Facility Agent may execute on behalf of any L/C Bank any Documentary Credit issued under this Agreement.

31.8                        Instructing Group’s Instructions

(a)                                  Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) act in accordance with any instructions given to it by an Instructing Group (or, if so instructed by an Instructing Group, refrain from acting or exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) shall not be liable to any Finance Party for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of an Instructing Group.

(b)                                  Unless a contrary indication appears in a Finance Document, any instructions given by an Instructing Group will be binding on all the Finance Parties.

(c)                                  The Facility Agent may refrain from acting in accordance with the instructions of an Instructing Group (or, if appropriate, the Lenders) until it has received such security or collateral as it may require for any cost, loss or liability which it may incur in complying with such instructions.

(d)                                  In the absence of instructions from an Instructing Group (or, if appropriate, the Lenders), the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                  None of the Agents shall be authorised to act on behalf of a Lender in any legal or arbitration proceedings relating to any Finance Document without first obtaining the Lender’s consent to do so.

31.9                        No Responsibility

None of the Agents or the Mandated Lead Arrangers shall be:

(a)                                  responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Finance Party or an Obligor or any other person in or in connection with any Finance Document, including the Information Memorandum, the Agreed Business Plan and any Budget; or

(b)                                  responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

31.10                 Exclusion of Liability

(a)                                  Without limiting paragraph (b) of this Clause, the Agents will not be liable to any Finance Party for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                  Each of the Lenders agrees that it will not take any proceedings, or assert or seek to assert any claim, against any officer, employee or agent of either of the Agents in respect of any claim it might have against any such Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and agrees that any officer, employee or agent of such Agent may enforce this provision.

(c)                                  The Facility Agent will not be liable for any failure to notify any person of any matter referred to in Clause 14.8 (Notification) or any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all reasonable steps to comply with Clause 14.8 (Notification) and taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

31.11                 Lender’s Indemnity

Each Lender shall (in its relevant Proportion (as determined at all times for these purposes in accordance with paragraph (c) of the definition of “Proportion”) indemnify the Agents from time to time on demand by any of the Agents against any cost, loss or liability incurred by such Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as an Agent under the Finance Documents (unless it has been reimbursed therefor by an Obligor pursuant to the terms of the Finance Documents).

31.12                 Resignation

(a)                                  The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor Agent by giving notice to the Lenders and the Borrower.

(b)                                  The Facility Agent may resign without having designated a successor as agent under paragraph (a) above (and shall do so if so required by an Instructing Group) by giving notice to the Lenders and the Borrower, in which case an Instructing Group may appoint a successor Facility Agent (acting through an office in the United Kingdom) approved by the Borrower, acting reasonably.  If an Instructing Group has not appointed a successor Facility Agent in accordance with this paragraph (b) within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent (acting through an office in the United Kingdom) approved by the Borrower, acting reasonably.

(c)                                  The retiring Facility Agent shall, at the Borrower’s cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(d)                                  The resignation notice of the Facility Agent shall only take effect upon the appointment of a successor Facility Agent.

(e)                                  Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31.  The Facility Agent’s successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor Facility Agent had been an original party as Facility Agent.

(f)                                    Unless otherwise agreed between the Administrative Agent and the Borrower, the Administrative Agent shall automatically resign (and no successor shall need to be appointed) on the day upon which it ceases to be a party to this Agreement in the capacity as a Lender.

31.13                 Confidentiality

(a)                                  The Facility Agent (in acting as agent for the Finance Parties) and the Administrative Agent (in acting as agent for the Lenders under the B Facility) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                  If information is received by another division or department of the Facility Agent or Administrative Agent, as the case may be, it may be treated as confidential to that division or department and the Facility Agent or Administrative Agent, as the case may be, shall not be deemed to have notice of it.

(c)                                  Notwithstanding any other provision of any Finance Document to the contrary, the Finance Parties are not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any Law.

(d)                                  Notwithstanding any other provision of any Finance Document, the parties (and each employee, representative or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

31.14                 Facility Office

Each of the Agents may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

31.15                 Lenders’ Associated Costs Details

To the extent applicable, each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Associated Costs Rate in accordance with Schedule 6 (Associated Costs Rate).

31.16                 Credit Appraisal by the Lenders

Without affecting the responsibility of Cableco or any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each of the Agents and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                  the financial condition, status and nature of each member of the Group;

(b)                                  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                  the adequacy, accuracy and/or completeness of the Information Memorandum, the Agreed Business Plan and each Budget and any other information provided by the Agents, the Mandated Lead Arrangers or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

31.17                 Deduction from Amounts Payable by the Agents

If any amount is due and payable by any party to the Facility Agent or the Administrative Agent under any Finance Document the Facility Agent or the Administrative Agent, as the case may be, may, after giving notice to that party, deduct an amount not exceeding that amount from any payment to that party which the Facility Agent or Administrative Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that party shall be regarded as having received such payment without any such deduction.

31.18                 Obligors’ Agent

(a)                                  Cableco and each Obligor (other than the Borrower) irrevocably authorises the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                    the Borrower on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions to execute on its behalf any Finance Document and to enter into any agreement in connection with the Finance Documents notwithstanding that the same may affect Cableco or such Obligor, without further reference to or the consent of Cableco or such Obligor; and

(ii)                                each Finance Party to give any notice, demand or other communication to be given to or served on Cableco or such Obligor pursuant to the Finance Documents to the Borrower on its behalf, and in each such case Cableco or such Obligor will be bound thereby as though Cableco or such Obligor itself had supplied such information, given such notice and instructions, executed such Finance Document and agreement or received any such notice, demand or other communication.

(b)                                  Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors’ Agent under any Finance Document, or in connection with this Agreement (whether or not known to Cableco or any other Obligor, as the case may be, and whether occurring before or after such person became party to this Agreement), shall be binding for all purposes on Cableco and all other Obligors as if Cableco or the other Obligors had expressly made, given or concurred with the same.  In the event of any conflict between any notices or other communications of the Obligors’ Agent and Cableco or any other Obligor, those of the Obligors’ Agent shall prevail.

31.19                 Co-operation with the Agents

Each Lender and each Obligor will co-operate with each of the Agents to complete any legal requirements imposed on the Agents in connection with the performance of its duties under this Agreement and shall supply any information requested by the Agents in connection with the proper performance of those duties provided that neither Cableco nor any Obligor shall be under any obligation to provide any information the supply of which would be contrary to any confidentiality obligation binding on any member of the Group or the Broadcast Group or prejudice the retention of legal privilege in such information and provided further that neither Cableco nor any Obligor shall (and the Borrower shall procure that no member of the Bank Group shall) be able to deny the Agents any such information by reason of it having entered into a  confidentiality undertaking which would prevent it from disclosing, or be able to claim any legal privilege in respect of, any financial information relating to itself or the Group.

31.20                 “Know your client” checks

Nothing in this Agreement shall oblige either of the Agents or the Mandated Lead Arrangers to carry out any “know your client” or other applicable anti-money laundering checks in relation to the identity of any person on behalf of any Lender and each Lender confirms to each of the Agents and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by any other person.

32.                               BORROWER’S INDEMNITIES

32.1                        General Indemnities

With effect from the Closing Date, the Borrower undertakes to indemnify:

(a)                                  each of the Finance Parties against any cost, claim, loss, expense (including legal fees) or liability, which any of them may sustain or incur as a consequence of the occurrence of any Default; and

(b)                                  each Lender against any loss it may suffer or incur as a result of (i) its funding or making arrangements to fund its portion of an Advance or (ii) its issuing or making arrangements to issue a Documentary Credit or (iii) its funding or making arrangements to fund any Ancillary Facility made available by it, in each case requested by the Borrower under this Agreement but not made by reason of the operation of any one or more of the provisions of this Agreement (save as a result of such Lender’s own gross negligence or wilful default).

32.2                        Break Costs

(a)                                  The Borrower shall, within 3 Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of any Advance or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period or Term for that Advance or Unpaid Sum.

(b)                                  Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period or Term in which they accrue.

33.                               CURRENCY OF ACCOUNT

33.1                        Currency

Sterling is the currency of account and payment for each and every sum at any time due from any Obligor under this Agreement provided that:

(a)                                  each repayment of any Outstandings or Unpaid Sum (or part of it) shall be made in the currency in which those Outstandings or Unpaid Sum are denominated on their due date;

(b)                                  interest shall be payable in the currency in which the sum in respect of which such interest is payable was denominated when that interest accrued;

(c)                                  each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

(d)                                  each payment pursuant to Clause 17.2 (Tax Indemnity) or Clause 18.1 (Increased Costs) shall be made in the currency specified by the Finance Party claiming under it, acting reasonably.

33.2                        Currency Indemnity

If any sum due from Cableco or any Obligor under this Agreement or any order or judgment given or made in relation to this Agreement has to be converted from the currency (the “first currency”) in which the same is payable under this Agreement or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against Cableco or such Obligor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Agreement, the Borrower agrees, with effect from the Closing Date, to indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered or incurred as a result of any discrepancy between (x) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (y) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency at the time of receipt of the sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

34.                               PAYMENTS

34.1                        Payment to the Facility Agent

On each date on which this Agreement requires an amount to be paid by Cableco or any Obligor or any of the Lenders under this Agreement, Cableco or such Obligor or, as the case may be, such Lender shall make the same available to the Facility Agent by payment in same day funds (or such other funds as may for the time being be customary for the settlement of transactions in the relevant currency) to such account or bank as the Facility Agent (acting reasonably) may have specified for this purpose and any such payment which is made for the account of another person shall be made in time to enable the Facility Agent to make available such person’s portion of it to such other person in accordance with Clause 34.2 (Same Day Funds).

34.2                        Same Day Funds

Save as otherwise provided in this Agreement, each payment received by the Facility Agent for the account of another person shall be made available by the Facility Agent to such other person (in the case of a Lender, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in a Participating Member State or London (or for payments in Dollars or any Optional Currency, in the applicable financial centre) as such person shall have previously notified to the Facility Agent for this purpose.

34.3                        Clear Payments

Any payment required to be made by Cableco or any Obligor under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of, and without any deduction for or on account of, any set-off or counterclaim.

34.4                        Partial Payments

If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by Cableco or any Obligor under the Finance Documents, the Facility Agent shall, unless otherwise instructed by an Instructing Group, apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)                                  first, in payment in or towards payment pro rata of any unpaid fees, costs and expenses incurred by the Facility Agent and the L/C Bank under the Finance Documents;

(b)                                  secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under any Finance Document;

(c)                                  thirdly, in or towards payment pro rata of any principal due but unpaid under any Finance Document; and

(d)                                  fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents,

and such application shall override any appropriation made by an Obligor.

34.5                        Indemnity

Where a sum is to be paid under the Finance Documents to the Facility Agent for the account of another person, the Facility Agent shall not be obliged to make the same available to that other person (or to enter into or perform any exchange contract in connection therewith) until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum (or the proceeds of such exchange contract) was (or were) so made available shall on request refund the same to the Facility Agent together with an amount sufficient to indemnify and hold harmless the Facility Agent from and against any cost or loss it may have suffered or incurred by reason of its having paid out such sum (or the proceeds of such exchange contract) prior to its having received such sum.  This indemnity shall only apply to the Obligors with effect from the Closing Date.

34.6                        Notification of Payment

Without prejudice to the liability of each party to this Agreement to pay each amount owing by it under this Agreement on the due date therefor, whenever a payment is expected to be made by any of the Finance Parties, the Facility Agent shall give notice prior to the expected date for such payment, notify all such Finance Parties of the amount, currency and timing of such payment.

34.7                        Business Days

(a)                                  Any payment which is due to be made on a day that is not a Business Day shall be made on the immediately succeeding Business Day in the same calendar month (if there is one) or the immediately preceding Business Day (if there is not).

(b)                                  During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement, interest is payable on such amount at the rate payable on the original due date.

35.                               SET-OFF

35.1                        Right to Set-off

With effect from the Closing Date, Cableco and each of the Obligors authorises each Lender to apply any credit balance to which Cableco or such Obligor is entitled on any account of Cableco or such Obligor with that Lender in satisfaction of any sum due and payable from Cableco or such Obligor to such Lender under this Agreement but unpaid; for this purpose, each Lender is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

35.2                        No Obligation

No Lender shall be obliged to exercise any right given to it by Clause 35.1 (Right to Set-Off).

36.                               SHARING AMONG THE FINANCE PARTIES

36.1                        Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from Cableco or any Obligor other than in accordance with Clause 34 (Payments) and applies that amount to a payment due under the Finance Documents then:

(a)                                  the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)                                  the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33.4 (Partial Payments), without taking account of any tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within 3 Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.4 (Partial Payments).

36.2                        Redistribution of Payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by Cableco or the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 34.4 (Partial Payments).

36.3                        Recovering Finance Party’s Rights

(a)                                  On a distribution by the Facility Agent under Clause 36.2 (Redistribution of Payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                                  If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, Cableco or the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

36.4                        Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                  each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 36.2 (Redistribution of Payments) shall, upon the request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its share of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)                                  that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and Cableco or the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

36.5                        Exceptions

(a)                                  This Clause 36 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against Cableco or the relevant Obligor.

(b)                                  A Recovering Finance Party is not obliged to share with any other Finance Party under this Clause 36, any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                    it notified such other Finance Party of the legal or arbitration proceedings; and

(ii)                                such other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice of it or did not take separate legal or arbitration proceedings.

37.                               CALCULATIONS AND ACCOUNTS

37.1                        Day Count Convention

Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 365 days (in the case of amounts denominated in Sterling) or 360 days (in the case of amounts denominated in any other currency) (as appropriate or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

37.2                        Reductions

Any repayment of any Advance denominated in an Optional Currency shall reduce the amount of such Advance by the amount of such Optional Currency repaid and shall reduce the Sterling Amount of such Advance proportionately.

37.3                        Reference Banks

Save as otherwise provided in this Agreement, on any occasion a Reference Bank or Lender fails to supply the Facility Agent with an interest rate quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Facility Agent.

37.4                        Maintain Accounts

Each Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it under this Agreement.

37.5                        Control Accounts

The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded:

(a)                                  the amount and the Sterling Amount of any Advance or Unpaid Sum and the face amount and the Sterling Amount of any Documentary Credit, and each Lender’s share in it;

(b)                                  the Sterling Amount of the Ancillary Facility Commitment (if any) of each Lender and the amount and Sterling Amount of any Ancillary Facility Outstandings;

(c)                                  the amount of all principal, interest and other sums due or to become due from each of the Obligors to any of the Lenders under the Finance Documents and each Lender’s share in it; and

(d)                                  the amount of any sum received or recovered by the Facility Agent under this Agreement and each Lender’s share in it.

37.6                        Prima Facie Evidence

In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 37.4 (Maintain Accounts) and Clause 37.5 (Control Accounts) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

37.7                        Certificate of Finance Party

A certificate of a Finance Party as to the amount for the time being required to indemnify it against any Tax Liability pursuant to Clause 17.2 (Tax Indemnity) or any Increased Cost pursuant to Clause 18.1 (Increased Costs) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

37.8                        Certificate of the Facility Agent

A certificate of the Facility Agent as to the amount at any time due from any Borrower under this Agreement (or the amount which, but for any of the obligations of any Borrower under this Agreement being or becoming void, unenforceable or ineffective, at any time, would have been due from such Borrower under this Agreement) shall, in the absence of manifest error, be prima facie evidence for the purposes of Clause 30 (Guarantee and Indemnity).

37.9                        Certificate of L/C Bank

A certificate of an L/C Bank as to the amount paid out or at any time due in respect of a Documentary Credit shall, absent manifest error, be prima facie evidence of the payment of such amounts or (as the case may be) of the amounts outstanding in any legal action or proceedings arising in connection therewith.

38.                               ASSIGNMENTS AND TRANSFERS

38.1                        Successors and Assignees

This Agreement shall be binding upon and enure to the benefit of each party to this Agreement and its or any subsequent successors, permitted assignees and Transferees.

38.2                        Assignment or Transfers by Obligors

None of the rights, benefits and obligations of an Obligor under this Agreement shall be capable of being assigned or transferred and each Obligor undertakes not to seek to assign or transfer any of its rights, benefits and obligations under this Agreement.

38.3                        Assignments or Transfers by Lenders

(a)                                  Any Lender may, at any time, assign all or any of its rights and benefits under the Finance Documents in accordance with Clause 38.4 (Assignments) or transfer all or any of its rights, benefits and obligations under the Finance Documents in accordance with Clause 38.5 (Transfer Deed) provided that:

(i)                                    the prior consultation of the Borrower shall be required in respect of any assignment or transfer arising prior to the achievement of Successful Syndication;

(ii)                                the prior consent of the Borrower shall be required in respect of any assignment or transfer at any time to any person that is not a bank or financial institution;

(iii)                            the prior consent of the Borrower shall be required in respect of any assignment or transfer which becomes effective after the achievement of Successful Syndication (such consent not to be unreasonably withheld or delayed) except where such assignment or transfer is to an Affiliate of the relevant Lender which is a Qualifying Lender; and

(iv)                               if the proposed Transferee purports to be a UK Non-Bank Lender, it provides the Borrower with the information required under paragraph 9 of the Transfer Deed,

provided that such consent shall be deemed to have been given if not declined, in writing, within 10 Business Days of a request by any Lender  for such consent, receipt of which has been acknowledged by the Borrower.

(b)                                  No Lender shall be entitled to:

(i)                                    effect any assignment or transfer which would result in it or the proposed assignee or transferee holding an aggregate participation of more than zero but less than £5 million (or, in each case, its equivalent in Dollars or euro as at the date of such assignment or transfer) in the Facilities; or

(ii)                                in relation to any sub-participation of its rights and obligations under the Facilities, relinquish some or all of its voting rights in respect of the Facilities to any person in respect of any such sub-participation other than voting rights in respect of the matters referred to in paragraphs (b), (c), (d) or (e) of Clause 44.2 (Consent).

(c)                                  If in relation to any event or matter requiring unanimous consent of the Lenders under Clause 44 (Amendments), Lenders representing not less than 85% of the Outstandings consent to such event or matter, the Borrower may within 90 days of the date on which any dissenting Lender refuses to grant its consent thereto, request that such dissenting Lender assigns or transfers all of its rights and obligations under this Agreement to any person selected by the Borrower that has agreed to accept such assignment or transfer, and such dissenting Lender shall effect such assignment or transfer within 10 Business Days of such request.

(d)                                  Notwithstanding any other provision of this Agreement, the consent of the L/C Bank shall be required (such consent not to be unreasonably withheld or delayed) for any assignment or transfer of any Lender’s rights and/or obligations under the Revolving Facility provided that in relation to any assignment or transfer required by the Borrower under paragraph (c), the L/C Bank may not withhold such consent unless, acting reasonably, the reason for so doing relates to the creditworthiness of the proposed assignee or transferee.

38.4                        Assignments

If any Lender wishes to assign all or any of its rights and benefits under the Finance Documents, unless and until the relevant assignee has agreed with the other Finance Parties that it shall be under the same obligations towards each of them as it would have been under if it had been an original party to the Finance Documents as a Lender, such assignment shall not become effective and the other Finance Parties shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party to this Agreement.

38.5                        Transfer Deed

(a)                                  If any Lender wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents, such transfer may be effected by novation through the delivery to the Facility Agent of a duly completed and duly executed Transfer Deed.

(b)                                  The Facility Agent shall only be obliged to execute a Transfer Deed delivered to it pursuant to paragraph (a) above, upon its satisfaction with the results of all “know your client” or other applicable anti-money laundering checks relating to the identity of any person that it is required to carry out in relation to such Transferee.

(c)                                  Upon its execution of the Transfer Deed pursuant to paragraph (b) above on the later of the Transfer Date specified in such Transfer Deed and the fifth Business Day after (or such earlier Business Day endorsed by the Facility Agent on such Transfer Deed falling on or after) the date of execution of such Transfer Deed by the Facility Agent:

(i)                                    to the extent that in such Transfer Deed the Lender party to it seeks to transfer its rights, benefits and obligations under the Finance Documents, the Ultimate Parent, Cableco, each of the Obligors and such Lender shall be released from further obligations towards one another under the Finance Documents to that extent and their respective rights against one another shall be cancelled to that extent (such rights and obligations being referred to in this Clause 38.5 as “discharged rights and obligations”);

(ii)                                the Ultimate Parent, Cableco, each of the Obligors and the Transferee party to it shall assume obligations towards one another and/or acquire rights against one another which differ from the discharged rights and obligations only insofar as the Ultimate Parent, Cableco, such Obligor and such Transferee have assumed and/or acquired the same in place of the Ultimate Parent, Cableco, such Obligor and such Lender;

(iii)                            the other Finance Parties and the Transferee shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to the Finance Documents as a Lender with the rights, benefits and obligations acquired or assumed by it as a result of such transfer; and

(d)                                  such Transferee shall become a party to this Agreement as a Lender.

38.6                        Transfer Fee

On the date upon which a transfer takes effect pursuant to Clause 38.5 (Transfer Deed) the Transferee in respect of such transfer shall pay to the Facility Agent for its own account a transfer fee of £1,000 provided that this fee shall not be payable by any Lender party to this Agreement on the date of this Agreement in respect of transfers made by such Lender prior to the Syndication Date.

38.7                        Disclosure of Information

Any Lender may disclose to any of its Affiliates, to any actual or potential assignee or Transferee, to any person who may otherwise enter into contractual relations with such Lender in relation to this Agreement or any person to whom, and to the extent that, information is required to be disclosed by any applicable Law, such information about the Ultimate Parent, Cableco, the Obligors or the Group as a whole as such Lender shall consider appropriate provided that any such Affiliate, actual or potential assignee or Transferee or other person who may otherwise enter into contractual relations in relation to this Agreement shall first have entered into a confidentiality undertaking substantially in the form made available from time to time by the Loan Markets Association (or any successor thereof) addressed to or for the benefit of the Borrower.

38.8                        No Increased Obligations

If:

(a)                                  a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)                                  as a result of circumstances existing at the date of the assignment, transfer or change of Facility Office, Cableco or an Obligor would be obliged to make a payment to the assignee, Transferee or the Lender acting through its new Facility Office under Clause 17.1 (Tax Gross-Up), 17.2 (Tax Indemnity) or Clause 18 (Increased Costs),

then the assignee, Transferee or the Lender acting through its new Facility Office shall only be entitled to receive payment under those Clauses to the same extent as the assignor, transferor or the Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

38.9                        Notification

The Facility Agent shall, within 10 Business Days of receiving a Transfer Deed or a notice relating to an assignment pursuant to Clause 38.4 (Assignments), notify the Borrower of any such assignment or transfer.

39.                               COSTS AND EXPENSES

39.1                        Transaction Costs

The Borrower shall, from time to time no later than 10 Business Days after demand from the Facility Agent (unless the relevant cost or expense is being queried by the Borrower in good faith), reimburse the Facility Agent, the Security Trustee and each of the Initial MLAs (as defined in the Commitment Letter) for all reasonable costs and expenses (including reasonable legal fees and disbursements of legal counsel, and all travel and other reasonable out-of-pocket expenses) incurred by them in connection with the negotiation, preparation, execution, printing and distribution and of the Finance Documents and the completion of the transactions therein contemplated and the syndication of the Facilities prior to the Syndication Date (including publicity expenses) up to the levels agreed with the Borrower.

39.2                        Preservation and Enforcement Costs

The Borrower shall, from time to time on demand of the Facility Agent, reimburse each Finance Party for all third party costs and expenses (including legal fees) incurred in or in connection with the preservation and/or enforcement of any of the rights of such Finance Party under the Finance Documents provided that any such costs and expenses incurred in connection with the preservation of such rights are reasonable.

39.3                        Stamp Taxes

The Borrower shall pay all stamp, registration, documentary and other taxes (including any penalties, additions, fines, surcharges or interest relating thereto) to which any of the Finance Documents or any judgment given in connection therewith is or at any time may be subject and shall with effect from the Closing Date and from time to time thereafter within 10 Business Days of demand from the Facility Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying those taxes.  The Facility Agent shall be entitled (but not obliged) to pay those taxes (whether or not they are its primary responsibility) and to the extent that it does so claim under this Clause 39.3.

39.4                        Amendments, Consents and Waivers

If an Obligor requests any amendment, consent or waiver in accordance with Clause 44 (Amendments), the relevant Obligor shall, on demand of the Facility Agent, reimburse the Finance Parties for all third party costs and expenses (including legal fees) incurred by any of the Finance Parties in responding to or complying with such request.

39.5                        Lenders’ Indemnity

If any Obligor fails to perform any of its obligations under this Clause 39, each Lender shall indemnify and hold harmless each of the Agents, the Mandated Lead Arrangers and/or the Security Trustee from and against its Proportion (as determined at all times for these purposes in accordance with paragraph (c) of the definition of “Proportion”) of any loss incurred by any of them as a result of such failure and the relevant Obligor shall forthwith reimburse each Lender for any payment made by it pursuant to this Clause.

39.6                        Value Added Tax

(a)                                  All amounts expressed to be payable under any Finance Document by any Obligor to a Finance Party shall be exclusive of any VAT.  If VAT is chargeable on any supply made by a Finance Party to any Obligor under any Finance Document (whether that supply is taxable pursuant to the exercise of an option or otherwise), the relevant Finance Party shall provide a

VAT invoice to the Obligor and that Obligor shall pay to that Finance Party (in addition to and at the same time as paying that consideration) the VAT as further consideration.

(b)                                  No payment or other consideration to be made or furnished to any Obligor pursuant to or in connection with any Finance Document may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

(c)                                  Where a Finance Document requires any party to reimburse a Finance Party for any costs or expenses, that party shall also pay any amount of those costs or expenses incurred referable to VAT chargeable thereon.

40.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Finance Parties or any of them, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

41.                               NOTICES AND DELIVERY OF INFORMATION

41.1                        Writing

Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax, telex or letter.

41.2                        Giving of Notice

Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall in the case of any person other than a Lender (unless that other person has by 10 Business Days’ written notice to the Agents specified another address) be made or delivered to that other person at the address identified with its signature below or, in the case of a Lender, at the address from time to time designated by it to the Agents for the purpose of this Agreement (or, in the case of a Transferee at the end of the Transfer Deed to which it is a party as Transferee) and shall be deemed to have been made or delivered when despatched (in the case of any communication made by fax) or (in the case of any communication made by letter) when left at the address or (as the case may be) 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address provided that any communication or document to be made or delivered to the Agents shall be effective only when received by the Agents and then only if the same is expressly marked for the attention of the department or officer identified with the relevant Agents’ signature below (or such other department or officer as the relevant Agent shall from time to time specify by not less than 10 Business Days’ prior written notice to the Borrower for this purpose).

41.3                        Use of Websites/E-mail

(a)                                  An Obligor may (and upon request by either of the Agents, shall) satisfy its obligations under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who have not objected to the delivery of information electronically by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) or by e-mailing such information to the Agents, if:

(i)                                    the Agents expressly agree that they will accept communication and delivery of any documents required to be delivered pursuant to this Agreement by this method;

(ii)                                in the case of posting to the Designated Website, the Borrower and the Agents are aware of the address of, and any relevant password specifications for, the Designated Website; and

(iii)                            the information is in a format previously agreed between the Borrower and each of the Agents.

(b)                                  If any Lender (a “Paper Form Lender”) objects to the delivery of information electronically then the Agents shall notify the Borrower accordingly and the Borrower shall supply the information to the Agents (in sufficient copies for each Paper Form Lender) in paper form.

(c)                                  The Facility Agent shall supply each Website Lender with the address of, and any relevant password specifications for, the Designated Website following designation of that website by the Borrower and the Facility Agent.

(d)                                  Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Borrower shall comply with any such request within 10 Business Days.

(e)                                  Subject to the other provisions of this Clause 41.3, any Obligor may discharge its obligation to supply more than one copy of a document under this Agreement by posting one copy of such document to the Designated Website or e-mailing one copy of such document to the Facility Agent.

(f)                                    For the purposes of paragraph (a) above, the Agents hereby expressly agree that:

(i)                                    they will accept delivery of documents required to be delivered under Clause 22 (Financial Information) by the posting of such documents to the Designated Website or by email delivery to the Agents; and

(ii)                                they have agreed to the format of the information required to be delivered under Clause 22 (Financial Information).

41.4                        Electronic Communication

(a)                                  Any communication to be made between the Agents and any Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the relevant Agent and the relevant Lender:

(i)                                    agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                            notify each other of any change to their address or any other such information supplied by them.

(b)                                  Any electronic communication made between the Agents and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to an Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

41.5                        Certificates of Officers

All certificates of officers of any company hereunder may be given on behalf of the relevant company and in no event shall personal liability attach to such an officer.

42.                               ENGLISH LANGUAGE

Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation of it into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation of it.

43.                               PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect:

(a)                                  the legality, validity or enforceability of the remaining provisions of this Agreement; or

(b)                                  the legality, validity or enforceability of such provision under the Law of any other jurisdiction.

44.                               AMENDMENTS

44.1                        Amendments

Except as provided in Clauses 44.2 (Consent), 44.3 (Technical Amendments), 44.4 (Guarantees and Security) and 44.5 (Release of Guarantees and Security), the Facility Agent, if it has the prior written consent of an Instructing Group, and the Obligors affected thereby, may from time to time agree in writing to amend any Finance Document or to consent to or waive, prospectively or retrospectively, any of the requirements of any Finance Document and any amendments, consents or waivers so agreed shall be binding on all the Finance Parties and the Obligors.

44.2                        Consent

An amendment, consent or waiver relating to the following matters shall not be made without the prior written consent of each Lender affected thereby:

(a)                                  any increase in the Commitment of such Lender;

(b)                                  a reduction in the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from Cableco or any Obligor under this Agreement to which any Lender is entitled;

(c)                                  a decrease in any Applicable Margin for, or the principal amount of, any Advance, any Documentary Credit or any interest payment, fees or other amounts due under this Agreement to any Lender from Cableco or any Obligor or any other party to this Agreement;

(d)                                  any change in the currency of account (other than a change resulting from the United Kingdom becoming a Participating Member State);

(e)                                  the deferral of the date for payment of any principal, interest, fee or any other amount due under this Agreement to any Lender from Cableco or any Obligor or any other party to this Agreement;

(f)                                    the deferral of any Termination Date;

(g)                                 any reduction to the percentage set forth in the definition of Instructing Group; or

(h)                                 a change to any provision which contemplates the need for the consent or approval of all the Lenders.

44.3                        Technical Amendments

Notwithstanding Clause 44.1 (Amendments), the Facility Agent may determine administrative matters and make technical amendments arising out of manifest errors on the face of any Finance Document, where such amendments would not prejudice or otherwise be adverse to the position of any Lender, without further reference to the Lenders.

44.4                        Guarantees and Security

A waiver of issuance or the release of any Guarantor from any of its obligations under Clause 30 (Guarantee and Indemnity) or a release of any Security under the Security Documents, in each case, other than in accordance with the terms of any Finance Document shall require the prior written consent of affected Lenders whose Available Commitments plus Outstandings amount in aggregate to more than 90 per cent. of the Available Facilities plus aggregate Outstandings.

44.5                        Release of Guarantees and Security

(a)                                  Subject to paragraph (b) below, at the time of completion of any disposal by Cableco or any Obligor of any shares, assets or revenues the Security Trustee shall (and it is hereby authorised by the other Finance Parties to) at the request of and cost of the Borrower, execute such documents as may be required to:

(i)                                    release those shares, assets or revenues from Security constituted by any relevant Security Document or certify that any floating charge constituted by any relevant Security Documents over such assets, revenues or rights has not crystallised; and

(ii)                                release any person which as a result of that disposal, ceases to be Cableco or any Obligor, from any guarantee, indemnity or Security Document to which it is a party and its other obligations under any other Finance Document.

(b)                                  The Security Trustee shall only be required under paragraph (a) above to grant the release of any Security or to deliver a certificate of non-crystallisation on account of a disposal as described in that paragraph described in that paragraph if: -

(i)                                    the disposal is permitted under Clause 25.6 (Disposals) or otherwise with the consent of an Instructing Group;

(ii)                                (to the extent that any proceeds of that disposal are to be applied in repayment of the Facilities) the Facility Agent has received (or is satisfied, acting reasonably, that it will receive immediately following the disposal) the appropriate amount of those proceeds; and

(iii)                            (to the extent that the disposal is to be in exchange for replacement assets) the Security Trustee has either received (or is satisfied, acting reasonably, that it will receive immediately following the disposal) one or more duly executed Security Documents granting Security over those replacement assets or is satisfied, acting reasonably, that the replacement assets will be subject to Security pursuant to any existing Security Documents.

(c)                                  If at any time, a Compliance Certificate delivered pursuant to Clause 22.5(a) (Compliance Certificates) shows that the Obligors under this Agreement at the relevant time represent a percentage which is greater than that required to satisfy the 95% Security Test and the Borrower is able, at such time, to demonstrate to the satisfaction of the Facility Agent (acting reasonably) that upon the release of one or more specified Obligors from its obligations under this Agreement the 95% Security Test would continue to be satisfied, the Security Trustee shall (and it is hereby authorised by the other Finance Parties to) at the request and cost of the Borrower, execute such documents as may be required to release such specified Obligors from any guarantees, indemnities and Security Documents to which it is a party and to release it from its other obligations under any Finance Document.

44.6                        Amendments affecting the Facility Agent

Notwithstanding any other provision of this Agreement, the Facility Agent shall not be obliged to agree to any amendment, consent  or waiver if the same would:

(a)                                  amend or waive any provision of Clauses 31 (Facility Agent and Obligors’ Agent), Clause 39 (Costs and Expenses) or this Clause 44; or

(b)                                  otherwise amend or waive any of the Facility Agent’s rights under this Agreement or subject the Facility Agent to any additional obligations under this Agreement.

44.7                        Amendments to the Pari Passu Intercreditor Agreement

If at any time following receipt of the written notice referred to in Clause 24.20 (Notice of Integrated Merger Event) or at any time thereafter, the Borrower notifies the Security Trustee that the creditors in respect of the Target Group Financing Indebtedness and/or the proposed Target Group Refinancing Indebtedness and/or any proposed Post Merger Target Group Refinancing have requested an amendment to the form of the Pari Passu Intercreditor Agreement set out in Schedule 14 (Pari Passi Intercreditor Agreement) to properly address the intercreditor issues arising between the Finance Parties on the one hand and such creditors on the other hand, each of the Facility Agent and the Lenders hereby authorises the Security Trustee to negotiate on their behalf, such amendments as may be required to the form of the Pari Passu Intercreditor Agreement and any other Finance Documents to give effect to such intercreditor arrangements as the Security Trustee shall agree with such creditors and the Borrower provided that the Security Trustee shall not be authorised by the provisions of this Clause 44.7 to agree any amendments which would, in the reasonable opinion of the Security Trustee, be adverse to the interests of the Finance Parties.  For the avoidance of doubt and notwithstanding the provisions of this Clause 44 (other than as provided in the foregoing sentence), no prior consent of the Agents or any Lender shall be required to effect such amendments.

45.                               THIRD PARTY RIGHTS

(a)                                  A person which is not a party to this Agreement (a “third party”) shall have no right to enforce any of its provisions except that:

(i)                                    a third party shall have those rights it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into effect; and

(ii)                                each of Clause 5.9 (Exclusion of Liability), Clause 17.2 (Tax Indemnity), Clause 18 (Increased Costs) and Clause 31.9(b) (Exclusion of Liability) shall be enforceable by any third party referred to in such clause as if such third party were a party to this Agreement.

(b)                                  The parties to this Agreement may without the consent of any third party vary or rescind this Agreement.

46.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

47.                               GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, English Law.

48.                               JURISDICTION

48.1                        Courts of England

Each of the parties to this Agreement irrevocably agrees for the benefit of each of the Finance Parties that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

48.2                        Waiver

Each of the Obligors irrevocably waives any objection which it might now or hereafter have to Proceedings being brought or Disputes settled in the courts of England and agrees not to claim that any such court is an inconvenient or inappropriate forum.

48.3                        Service of Process

Each of the Obligors which is not incorporated in England agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, to NTL Investment Holdings Limited at its registered office for the time being.  If the appointment of the person mentioned in this Clause ceases to be effective in respect of any of the Obligors the relevant Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Facility Agent shall be entitled to appoint such person by notice to the relevant Obligor. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by Law.

48.4                        Proceedings in Other Jurisdictions

Nothing in Clause 48.1 (Courts of England) shall (and shall not be construed so as to) limit the right of the Finance Parties or any of them to take Proceedings against any of the Obligors in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable Law.

48.5                        General Consent

Each of the Obligors consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

48.6                        Waiver of Immunity

To the extent that any Obligor may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not claimed), such Obligor irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

49.                               POST EXECUTION RESTRUCTURING

Notwithstanding any other provisions of this Agreement or the other Finance Documents, nothing in the Finance Documents shall prevent any of the following events occurring and accordingly the occurrence of any such event shall not cause a breach of any provision of the Finance Documents nor a utilisation of any of the permitted exceptions from any such provision, shall not cause an Event of Default or an event giving rise to, or the right to, mandatory prepayment under Clause 12 (Mandatory Prepayment and Cancellation) and shall be expressly permitted:

(a)                                  on or before the Closing Date, the transfer by NTL Communications Limited to Cableco of all Financial Indebtedness owing by the Borrower to NTL Communications Limited (including without limitation, any convertible unsecured loan stock) in consideration of the creation of Financial Indebtedness in the same amount and on substantially the same terms by Cableco to NTL Communications Limited;

(b)                                  within 90 days of the Closing Date:-

(i)                                    the transfer by Cableco to the Borrower of all of the shares in Diamond Cable beneficially owned by it in exchange for the issue of one or more shares in the Borrower to Cableco (following the transfer of the shares in Diamond Cable from the Ultimate Parent to Communications Cable Funding Corp. then to NTL (UK) Group, Inc., then to NTL Communications Limited then to Cableco);

(ii)                                the transfer by Cableco to the Borrower of the intercompany loan receivable issued by Diamond Cable in exchange for an intercompany loan receivable from the Borrower to Cableco of the same amount and on the same terms; and

(iii)                            the transfer by Cableco to the Borrower of the intercompany loan receivables originally issued by Diamond Cable to the Ultimate Parent by way of capital contribution or in consideration of the issue of an intercompany loan receivable or one or more shares in the Borrower to Cableco;

(c)                                  at any time after the date of this Agreement the transfer by Cableco of the Financial Indebtedness originally owed by NTL Communications (Ireland) Limited to NTL Funding (Oklahoma), Inc. to the Borrower by way of capital contribution or in consideration of the issue of one or more shares in the Borrower to Cableco;

(d)                                  at any time after the date of this Agreement:-

(i)                                    the transfer by NTL Communications Limited to Cableco of Financial Indebtedness owed by NTL UK CableComms Holdings Inc (the “NTL Cablecomms intercompany receivable”) by way of capital contribution or in consideration of the issue of one or more shares in Cableco to NTL Communications Limited;

(ii)                                following the event referred to in sub-paragraph (i) above, the transfer of the NTL Cablecomms intercompany receivable by Cableco to the Borrower by way of capital contribution or the issue of one or more shares in the Borrower to Cableco;

(e)                                  within 90 days of the Closing Date:-

(i)                                    the loan by Cableco to the Borrower constituting Parent Intercompany Debt, of such amount of the proceeds from the High Yield Offering as may be required to repay in full the Triangle Notes in exchange for the intercompany loan receivable issued by the Borrower to Cableco (the economic terms of which shall substantially match those of the High Yield Notes or shall be on such other terms as Cableco may determine);

(ii)                                following the event referred to in sub-paragraph (i) above, the loan by the Borrower to NTL Group Limited of some or all of the proceeds it receives as described in sub-paragraph (i) above in exchange for an intercompany loan receivable issued by NTL Group Limited to the Borrower (the economic terms of which shall substantially match those of the High Yield Notes or be on such other terms as the Borrower may determine);

(iii)                            following the event referred in sub-paragraph (ii) above, the loan by NTL Group Limited to NTL (Triangle) LLC of the proceeds it receives as described in sub-paragraph (ii) above in exchange for an intercompany loan receivable issued by NTL (Triangle) LLC to NTL Group Limited (the economic terms of which shall substantially match those of the High Yield Notes or be on such other terms as NTL Group Limited may determine);

(iv)                               following the event referred to in sub-paragraph (iii) above, the repayment by NTL (Triangle) LLC of the Triangle Notes; provided that if all or any part of such proceeds are invested in a Cash Equivalent Investment by a member of the Bank Group such Cash Equivalent Investment may be disposed of to NTL (Triangle) LLC.

(f)                                    on or before the Closing Date:-

(i)                                    the loan by Cableco to the Borrower of such amount of the proceeds from the High Yield Offering as may be required, in conjunction with the proceeds from these Facilities and any cash on hand, to repay in full the Financial Indebtedness under the Existing Senior Credit Facilities Agreement in exchange for an intercompany receivable issued by the Borrower to Cableco (the economic terms of which shall substantially match those of the High Yield Notes or shall be on such other terms as Cableco may determine);

(ii)                                following the event referred to in sub-paragraph (i) above, the repayment by the Borrower of the Financial Indebtedness under the Existing Senior Credit Facilities Agreement;

(g)                                 at any time after the date of this Agreement, the transfer by Cableco to the Borrower by way of capital contribution or in consideration for the issue of one or more shares in the Borrower of all of the shares and shareholder loans then owned by Cableco in Virgin.net Limited and/or NTL Digital Limited and/or NTL Internet Services Limited and/or Front Row Television Limited to the Borrower;

(h)                                 at any time after the date of this Agreement:

(i)                                    the transfer by NTL Communications Limited of all or part of its intercompany loan receivable with respect to the £101,870,026 note issued by NTL Glasgow to CableTel West Riding Limited by way of capital contribution or in consideration for the issue of one or more shares in CableTel West Riding to NTL Communications Limited;

(ii)                                following the event referred to in sub-paragraph (i) above, the transfer by NTL Communications Limited of some or all of any remaining part of its intercompany loan receivable with respect to the £101,870,026 note issued by NTL Glasgow to NTL Glasgow Holdings Limited by way of capital contribution or in consideration for the issue of one or more shares in NTL Glasgow Holdings Limited to NTL Communications Limited;

(iii)                            following the event referred to in sub-paragraph (ii) above, the transfer by CableTel West Riding Limited of the intercompany loan receivable referred to in sub-paragraph (i) above to NTL Glasgow in consideration for the issue of one or more shares of common or preferred stock in NTL Glasgow to CableTel West Riding Limited; and

(iv)                               following the event referred to in sub-paragraph (ii) above, the transfer by NTL Glasgow Holdings Limited of the intercompany loan receivable referred to in sub-paragraph (ii) above to NTL Glasgow by way of capital contribution or in consideration of the issue of one or more shares of common or preferred stock in NTL Glasgow to NTL Glasgow Holdings Limited;

(i)                                    at any time after the date of this Agreement:

(i)                                    the transfer by NTL Communications Limited of all or part of its inter-company loan receivable with respect to the £44,340,200 note issued by NTL Kirklees to CableTel West Riding Limited by way of capital contribution or in consideration for the issue of one or more shares in CableTel West Riding Limited to NTL Communications Limited;

(ii)                                following the event referred to in sub-paragraph (i) above, the transfer by NTL Communications Limited of some or all of any remaining part of the intercompany loan receivable referred to in sub-paragraph (i) above to NTL Kirklees Holdings Limited by way of capital contribution or in consideration for the issue of one or more shares in NTL Kirklees Holdings Limited to NTL Communications Limited;

(iii)                            following the event referred to in sub-paragraph (ii) above, the transfer by CableTel West Riding Limited of the intercompany loan receivable referred to in sub-paragraph (i) above to NTL Kirklees in consideration for the issue of one or more shares of common or preferred stock in NTL Kirklees to CableTel West Riding Limited; and

(iv)                               following the event referred to in sub-paragraph (ii) above, the transfer by NTL Kirklees Holdings Limited of the intercompany loan receivable referred to in sub-paragraph (ii) above to NTL Kirklees by way of capital contribution or in consideration of the issue of one or more shares of common or preferred stock in NTL Kirklees to NTL Kirklees Holdings Limited;

(j)                                    at any time after the date of this Agreement, converting National Telecommunications Limited into an unlimited liability company.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

PART 1 - LENDERS AND COMMITMENTS

Lender	Revolving Facility ommitment	A Facility Commitment	B Facility Commitment
	(£)	(£)	(£)
Credit Suisse First Boston	28,037,383.41	142,990,655.40	144,357,477.19
Deutsche Bank AG London	28,037,383.41	142,990,655.40	144,357,477.19
Goldman Sachs Credit Partners L.P.	28,037,383.41	142,990,655.40	144,357,477.19
Morgan Stanley Dean Witter Bank Limited	28,037,383.41	142,990,655.40	144,357,477.19
Morgan Stanley Senior Funding, Inc.	—	—	—
GE Capital Structured Finance Group Limited	25,700,934.58	131,074,766.46	60,140,186.96
BNP Paribas	18,691,588.63	95,327,101.99	43,738,317.38
Citibank N.A., London	18,691,588.63	95,327,101.99	43,738,317.38
Credit Lyonnais	18,691,588.63	95,327,101.99	43,738,317.38
Fortis Bank S.A./N.V.	18,691,588.63	95,327,101.99	43,738,317.38
HSBC Bank plc	18,691,588.63	95,327,101.99	43,738,317.38
Societe Generale	18,691,588.63	95,327,101.99	43,738,317.38
Total Commitments	250,000,000.00	1,275,000,000.00	900,000,000.00

PART 2 - UK NON-BANK LENDERS

Lender	Paragraph (a) or (b) of definition of UK Non Bank Lender
GE Capital Structured Finance Group Limited	Paragraph	(a)

SCHEDULE 2

PART 1 - THE ORIGINAL GUARANTORS

ANDOVER CABLEVISION LIMITED

BERKHAMSTED PROPERTIES & BUILDING CONTRACTORS LIMITED

BRACKNELL CABLE TV LIMITED

CABLE TELEVISION LIMITED

CABLE THAMES VALLEY LIMITED

CABLETEL (UK) LIMITED

CABLETEL CARDIFF LIMITED

CABLETEL CENTRAL HERTFORDSHIRE LIMITED

CABLETEL HERTFORDSHIRE LIMITED

CABLETEL HERTS AND BEDS LIMITED

CABLETEL INVESTMENTS LIMITED

CABLETEL LIMITED

CABLETEL NEWPORT

CABLETEL NORTH BEDFORDSHIRE LIMITED

CABLETEL NORTHERN IRELAND LIMITED

CABLETEL SCOTLAND LIMITED

CABLETEL SURREY AND HAMPSHIRE LIMITED

CABLETEL TELECOM SUPPLIES LIMITED

CABLETEL WEST GLAMORGAN LIMITED

CABLETEL WEST RIDING LIMITED

COLUMBIA MANAGEMENT LIMITED

COMTEL CABLE SERVICES LIMITED

COMTEL COVENTRY LIMITED

DIGITAL TELEVISION NETWORK LIMITED

DTELS LIMITED

ENABLIS LIMITED

HEARTLAND CABLEVISION (UK) LIMITED

HEARTLAND CABLEVISION II (UK) LIMITED

HERTS CABLE LIMITED

LANBASE EUROPEAN HOLDINGS LIMITED

LANBASE LIMITED

LICHFIELD CABLE COMMUNICATIONS LIMITED

MAZA LIMITED

METRO HERTFORDSHIRE LIMITED

METRO SOUTH WALES LIMITED

NATIONAL TRANSCOMMUNICATIONS LIMITED

NORTHAMPTON CABLE TELEVISION LIMITED

NTL (AYLESBURY AND CHILTERN) LIMITED

NTL (B) LIMITED

NTL (BROADLAND) LIMITED

NTL (CHICHESTER) LIMITED

NTL (CITY & WESTMINSTER) LIMITED

NTL (COUNTY DURHAM) LIMITED

NTL (CRUK) LIMITED

NTL (CWC HOLDINGS)

NTL (CWC) CORPORATION LIMITED

NTL (CWC) LIMITED

NTL (CWC) MANAGEMENT LIMITED

NTL (CWC) NO. 2 LIMITED

NTL (CWC) NO. 3 LIMITED

NTL (CWC) NO. 4 LIMITED

NTL (CWC) PROGRAMMING LIMITED

NTL (CWC) UK

NTL (EALING) LIMITED

NTL (EASTBOURNE AND HASTINGS) LIMITED

NTL (FENLAND) LIMITED

NTL (GREENWICH AND LEWISHAM) LIMITED

NTL (HAMPSHIRE) LIMITED

NTL (HARROGATE) LIMITED

NTL (HARROW) LIMITED

NTL (KENT) LIMITED

NTL (LAMBETH AND SOUTHWARK) LIMITED

NTL (LEEDS) LIMITED

NTL (NORWICH) LIMITED

NTL (PETERBOROUGH) LIMITED

NTL (SOUTH EAST) LIMITED

NTL (SOUTH LONDON) LIMITED

NTL (SOUTHAMPTON AND EASTLEIGH) LIMITED

NTL (SUNDERLAND) LIMITED

NTL (THAMESMEAD) LIMITED

NTL (V) LIMITED

NTL (WANDSWORTH) LIMITED

NTL (WEARSIDE) LIMITED

NTL (WEST LONDON) LIMITED

NTL (YORCAN) LIMITED

NTL (YORK) LIMITED

NTL ACQUISITION COMPANY LIMITED

NTL BOLTON CABLEVISION HOLDING COMPANY

NTL BUSINESS (IRELAND) LIMITED

NTL BUSINESS LIMITED

NTL CABLECOMMS BOLTON

NTL CABLECOMMS BROMLEY

NTL CABLECOMMS BURY AND ROCHDALE

NTL CABLECOMMS CHESHIRE

NTL CABLECOMMS DERBY

NTL CABLECOMMS EAST LANCASHIRE

NTL CABLECOMMS GREATER MANCHESTER

NTL CABLECOMMS GROUP LIMITED

NTL CABLECOMMS HOLDINGS NO. 1 LIMITED

NTL CABLECOMMS HOLDINGS NO. 2 LIMITED

NTL CABLECOMMS LANCASHIRE NO. 1

NTL CABLECOMMS LANCASHIRE NO. 2

NTL CABLECOMMS LIMITED

NTL CABLECOMMS MACCLESFIELD

NTL CABLECOMMS MANCHESTER LIMITED

NTL CABLECOMMS OLDHAM AND TAMESIDE

NTL CABLECOMMS SOLENT

NTL CABLECOMMS STAFFORDSHIRE

NTL CABLECOMMS STOCKPORT

NTL CABLECOMMS SURREY

NTL CABLECOMMS SUSSEX

NTL CABLECOMMS WESSEX

NTL CABLECOMMS WEST SURREY LIMITED

NTL CABLECOMMS WIRRAL

NTL CHARTWELL HOLDINGS LIMITED

NTL COMMUNICATIONS SERVICES LIMITED

NTL DERBY CABLEVISION HOLDING COMPANY

NTL EQUIPMENT NO. 1 LIMITED

NTL EQUIPMENT NO. 2 LIMITED

NTL GLASGOW

NTL GLASGOW HOLDINGS LIMITED

NTL GROUP LIMITED

NTL HOLDINGS (BROADLAND) LIMITED

NTL HOLDINGS (EAST LONDON) LIMITED

NTL HOLDINGS (FENLAND) LIMITED

NTL HOLDINGS (LEEDS) LIMITED

NTL HOLDINGS (NORWICH) LIMITED

NTL HOLDINGS (PETERBOROUGH) LIMITED

NTL INTERNET LIMITED

NTL KIRKLEES

NTL KIRKLEES HOLDINGS LIMITED

NTL LIMITED

NTL MANCHESTER CABLEVISION HOLDING COMPANY

NTL MICROCLOCK SERVICES LIMITED

NTL MILTON KEYNES LIMITED

NTL NETWORKS LIMITED

NTL PARTCHEER COMPANY LIMITED

NTL RECTANGLE LIMITED

NTL SIDEOFFER LIMITED

NTL SOLENT TELEPHONE AND CABLE TV COMPANY LIMITED

NTL SOUTH CENTRAL LIMITED

NTL SOUTH WALES LIMITED

NTL STREETUNIQUE PROJECTS LIMITED

NTL STREETUNIT PROJECTS LIMITED

NTL STREETUSUAL SERVICES LIMITED

NTL STREETVISION SERVICES LIMITED

NTL STREETVITAL SERVICES LIMITED

NTL STREETWARM SERVICES LIMITED

NTL STREETWIDE SERVICES LIMITED

NTL STRIKEAGENT TRADING LIMITED

NTL STRIKEAMOUNT TRADING LIMITED

NTL STRIKEAPART TRADING LIMITED

NTL SYSTEMS LIMITED

NTL TECHNICAL SUPPORT COMPANY LIMITED

NTL TELECOM SERVICES LIMITED

NTL UK TELEPHONE AND CABLE TV HOLDING COMPANY LIMITED

NTL WESTMINSTER LIMITED

NTL WINSTON HOLDINGS LIMITED

NTL WIRRAL TELEPHONE AND CABLE TV COMPANY

OXFORD CABLE LIMITED

PROSPECTRE LIMITED

SCANNERS (EUROPE) LIMITED

SCANNERS TELEVISION OUTSIDE BROADCASTS LIMITED

SECURE BACKUP SYSTEMS LIMITED

STAFFORD COMMUNICATIONS LIMITED

SWINDON CABLE LIMITED

TAMWORTH CABLE COMMUNICATIONS LIMITED

VISION NETWORKS SERVICES UK LIMITED

WESSEX CABLE LIMITED

X-TANT LIMITED

CHARTWELL INVESTORS LP

NNS UK HOLDINGS 1, LLC.

NNS UK HOLDINGS 2, INC.

NORTH CABLECOMMS LLC

NORTH CABLECOMMS HOLDINGS, INC.

NORTH CABLECOMMS MANAGEMENT, INC.

NTL BROMLEY COMPANY

NTL CABLECOMMS GROUP, INC.

NTL CHARTWELL HOLDINGS INC.

NTL CHARTWELL HOLDINGS 2, INC.

NTL NORTH CABLECOMMS HOLDINGS, INC.

NTL NORTH CABLECOMMS MANAGEMENT, INC.

NTL PROGRAMMING SUBSIDIARY COMPANY

NTL SOLENT COMPANY

NTL SOUTH CABLECOMMS HOLDINGS, INC.

NTL SOUTH CABLECOMMS MANAGEMENT, INC.

NTL SURREY COMPANY

NTL SUSSEX COMPANY

NTL UK CABLECOMMS HOLDINGS, INC.

NTL WESSEX COMPANY

NTL WINSTON HOLDINGS, INC.

NTL WIRRAL COMPANY

SOUTH CABLECOMMS HOLDINGS, INC.

SOUTH CABLECOMMS L.L.C.

SOUTH CABLECOMMS MANAGEMENT, INC.

WINSTON INVESTORS L.L.C.

PART 2 - THE RESTRICTED GUARANTORS

CHARTWELL INVESTORS LP

NNS UK HOLDINGS 1 LLC

NNS UK HOLDINGS 2 INC.

NORTH CABLECOMMS HOLDINGS, INC.

NORTH CABLECOMMS LLC

NORTH CABLECOMMS MANAGEMENT, INC.

NTL BOLTON CABLEVISION HOLDING COMPANY

NTL BROMLEY COMPANY

NTL CABLECOMMS BOLTON

NTL CABLECOMMS BROMLEY

NTL CABLECOMMS BURY AND ROCHDALE

NTL CABLECOMMS CHESHIRE

NTL CABLECOMMS DERBY

NTL CABLECOMMS EAST LANCASHIRE

NTL CABLECOMMS GREATER MANCHESTER

NTL CABLECOMMS GROUP LIMITED

NTL CABLECOMMS GROUP, INC.

NTL CABLECOMMS HOLDINGS NO. 1 LIMITED

NTL CABLECOMMS HOLDINGS NO. 2 LIMITED

NTL CABLECOMMS MACCLESFIELD

NTL CABLECOMMS OLDHAM AND TAMESIDE

NTL CABLECOMMS SOLENT

NTL CABLECOMMS STAFFORDSHIRE

NTL CABLECOMMS STOCKPORT

NTL CABLECOMMS SURREY

NTL CABLECOMMS SUSSEX

NTL CABLECOMMS WESSEX

NTL CABLECOMMS WIRRAL

NTL CHARTWELL HOLDINGS 2, INC.

NTL CHARTWELL HOLDINGS INC.

NTL CHARTWELL HOLDINGS LIMITED

NTL DERBY CABLEVISION HOLDING COMPANY

NTL GLASGOW

NTL GLASGOW HOLDINGS LIMITED

NTL KIRKLEES

NTL KIRKLEES HOLDINGS LIMITED

NTL MANCHESTER CABLEVISION HOLDING COMPANY

NTL NORTH CABLECOMMS HOLDINGS, INC.

NTL NORTH CABLECOMMS MANAGEMENT, INC.

NTL PROGRAMMING SUBSIDIARY COMPANY

NTL SOLENT COMPANY

NTL SOUTH CABLECOMMS HOLDINGS, INC.

NTL SOUTH CABLECOMMS MANAGEMENT, INC.

NTL SURREY COMPANY

NTL SUSSEX COMPANY

NTL UK CABLECOMMS HOLDINGS, INC.

NTL WESSEX COMPANY

NTL WINSTON HOLDINGS LIMITED

NTL WINSTON HOLDINGS, INC.

NTL WIRRAL COMPANY

NTL WIRRAL TELEPHONE AND CABLE TV COMPANY

SOUTH CABLECOMMS HOLDINGS, INC.

SOUTH CABLECOMMS L.L.C.

SOUTH CABLECOMMS MANAGEMENT, INC.

WINSTON INVESTORS L.L.C.

SCHEDULE 3

FORM OF DEED OF TRANSFER AND ACCESSION

To:                              Credit Suisse First Boston as Facility Agent

This Deed is dated [•] and relates to:

(a)                                  the facilities agreement dated [•] (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) whereby certain facilities in a maximum aggregate amount of £2,425,000,000 were made available to NTL Investment Holdings Limited as Borrower under the guarantee of the Guarantors, by a group of banks and other financial institutions on whose behalf Credit Suisse First Boston acts as Facility Agent in connection therewith;

(b)                                  the HYD Intercreditor Agreement;

(c)                                  the Group Intercreditor Agreement[; and]

[(d)                              the Pari Passu Intercreditor Agreement.](1)

1.                                      Terms defined in the Facilities Agreement shall, subject to any contrary indication, have the same meanings in this Deed.  The terms “Lender”, “Transferee”, “Lender’s Participation” and “Portion Transferred” are defined in the Schedule to this Deed.

2.                                      The Lender:

(a)                                  confirms that the details in the Schedule to this Deed are an accurate summary of the Lender’s Participation in the Facilities Agreement and the Interest Periods or Terms (as the case may be) for existing Advances as at the date of this Deed; and

(b)                                  requests the Transferee to accept and procure the transfer by novation to the Transferee of the Portion Transferred by countersigning and delivering this Deed to the Facility Agent at its address for the service of notices designated to the Facility Agent in accordance with the Facilities Agreement.

3.                                      The Transferee requests the Facility Agent to accept this Deed as being delivered to the Facility Agent pursuant to and for the purposes of Clause 38.5 (Deed of Transfer and Accession) of the Facilities Agreement so as to take effect in accordance with the terms of it on the Transfer Date or on such later date as may be determined in accordance with the terms of it.

4.                                      The Transferee confirms that it has received a copy of the Facilities Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not rely on the Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor.

(1)               Delete if inapplicable.

5.                                      The Transferee undertakes with the Lender and each of the other parties to the Facilities Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Deed to the Facility Agent and satisfaction of the conditions (if any) subject to which this Deed is expressed to take effect.

6.                                      The Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facilities Agreement, any other Finance Document or other document relating to it and assumes no responsibility for the financial condition of any Obligor or for the performance and observance by any Obligor of any of its obligations under the Facilities Agreement, any Finance Document or any other document relating to it and any and all such conditions and warranties, whether express or implied by Law or otherwise, are excluded.

7.                                      The Lender gives notice that nothing in this Deed or in the Facilities Agreement (or any Finance Document or other document relating to it) shall oblige the Lender (a) to accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant to this Deed or (b) to support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever (including the failure by any Obligor or any other party to the Finance Documents (or any document relating to them) to perform its obligations under any such document) and the Transferee acknowledges the absence of any such obligation as is referred to in (a) and (b) above.

8.                                      [The Transferee is a UK Non-Bank Lender and falls within paragraph [(a)/(b)]* of the definition thereof.].

OR

[The Transferee is a UK Bank Lender.]

OR

[The Transferee is a Treaty Lender.]

9.                                      [Any Transferee which is a UK Non-Bank Lender will provide evidence reasonably satisfactory to the Borrower that it is a UK Non-Bank Lender, assuming, for this purpose, that no direction under section 349C of the Taxes Act will be given by the Inland Revenue in relation to interest payments on any Advance by that Transferee.]

*                      delete as appropriate.

ACCESSION TO THE HYD INTERCREDITOR AGREEMENT

The Transferee hereby agrees with each other person who is or becomes party to the HYD Intercreditor Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the HYD Intercreditor Agreement as a Senior Creditor as if it had been an original party thereto in such capacity.

ACCESSION TO THE GROUP INTERCREDITOR AGREEMENT

The Transferee hereby agrees with each other person who is or becomes party to the Group Intercreditor Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the Group Intercreditor Agreement as a Senior Creditor as if it had been an original party thereto in such capacity.

[ACCESSION TO THE PARI PASSU INTERCREDITOR AGREEMENT

The Transferee hereby agrees with each other person who is or becomes party to the Pari Passu Intercreditor Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the Pari Passu Intercreditor Agreement as a Bank Group Lender as if it had been an original party thereto in such capacity.](2)

This Deed and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English Law.

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is delivered on the date written above.

(2)           Delete if inapplicable.

THE SCHEDULE

1.		Lender:

2.		Transferee:

3.		Transfer Date:

4.		Lender’s Participation in Term Facilities	Portion Transferred

	(a)	Lender’s Available A Facility Commitment*	(a)

	(b)	Lender’s Available B Facility Commitment*	(b)

5.		Lender’s Participation in Term Facility Outstandings	Interest Period	Portion Transferred

	(a)	A Facility Advances	(a)	(a)

	(b)	B Facility Advances	(b)	(b)

6.	[(a)]	Lender’s Revolving Facility Commitment	Portion Transferred

	[(b)	Lender’s Ancillary Facility Commitment	Portion Transferred 100%]

7.	[(a)]	Lender’s Participation in Revolving Facility Outstandings	Term	Portion Transferred

	[(b)	Lender’s Participation in Ancillary Facility Outstandings		Portion Transferred 100%]

[8.		Documentary Credits Issued	Term and Expiry Date	Portion Transferred]

*                      Details of the Lender's Available Commitment should not be completed after the applicable Termination Date.

The Lender	The Transferee

EXECUTED as a DEED by	EXECUTED as a DEED by

[ ] for and on	[ ] for and on

behalf of [ ]	behalf of [ ]

Administrative Details of Transferee and its Facility Office

Facility Office Address:

Contact Name:

Account for Payments:

Fax:

[Telex:]

Telephone:

Registered address of the office having the beneficial ownership of the Participation (if different from the address for the Facility Office):

SCHEDULE 4

PART 1 - CONDITIONS PRECEDENT TO FIRST UTILISATION

1.                                      Corporate Documents

In relation to the Ultimate Parent, Cableco and each Original Obligor:

(a)                                  a copy of its up to date constitutional documents, together with a copy of any written resolution requested by the Facility Agent prior to the date of this Agreement relating to  any amendments to such constitutional documents;

(b)                                  a copy of a board resolution or a manager’s or partner’s resolution of such person approving the execution, delivery and performance of the Finance Documents to which it is party and the terms and conditions of such Finance Documents and authorising a person or persons identified by name or office to sign the Finance Documents to which it is party and any documents to be delivered by such person pursuant to it; and

(c)                                  a duly completed certificate of a duly authorised officer of such person in the form attached in Part 2 of Schedule 4 (Form of Certificate of Obligor).

2.                                      Authorisations and Clearances

A copy of each Necessary Authorisation as is, in the reasonable opinion of counsel to the Lenders, necessary to render the Finance Documents to which the Ultimate Parent, Cableco and each Original Obligor is party legal, valid, binding and enforceable to make the Finance Documents to which the Ultimate Parent, Cableco and each Original Obligor is party admissible in evidence in such Original Obligor’s jurisdiction of incorporation and in England and to enable the Ultimate Parent, Cableco and such Original Obligor to perform its obligations thereunder, save in each case, for any registration or recording required for the perfection of the Security Documents and subject to the Reservations (to the extent applicable).

3.                                      Financial Statements and Budget

Copies of:

(a)                                  the Original Financial Statements; and

(b)                                  the Budget for the current financial year.

4.                                      Fees

Original duly executed copies of the Fee Letters and evidence that all fees and expenses (excluding legal fees) due and payable under this Agreement or in connection with this Agreement as at the date of first Utilisation, the quantum of which have been notified to the Borrower in writing no less than two Business Days prior to the Closing Date, have been paid.

5.                                      Finance Documents

Original duly executed copies of:

(a)                                  this Agreement;

(b)                                  the Group Intercreditor Agreement and the HYD Intercreditor Agreement;

(c)                                  Accession Notices in respect of each of Cableco and the Original Guarantors; and

(d)                                  the Initial Security Documents.

6.                                      Group Structure Chart

A copy of a chart showing the structure of the Bank Group and the Holding Companies of the Borrower evidencing all material ownership interests (including the matters set forth in paragraphs (b) and (c) of Clause 21.18 (Structure)) thereof as at the Closing Date.

7.                                      Process Agent

Written confirmation from the process agent referred to in Clause 48.3 (Service of Process) of the Facility Agreement that it accepts its appointment as process agent.

8.                                      High Yield Offering

(a)                                  Evidence that Cableco has received gross proceeds of the High Yield Notes in an amount not less than the aggregate of £375 million, $525 million and €225 million.

(b)                                  Evidence satisfactory to the Mandated Lead Arrangers that sufficient amounts are available from the proceeds of the High Yield Notes and any cash on hand to ensure that all amounts due and payable upon redemption of the Diamond Notes and Triangle Notes are made, or will be made, available to the relevant issuers thereof.

(c)                                  Evidence that the proceeds of the High Yield Notes  (other than the proceeds to be applied by the Borrower to enable Diamond Holdings to repay the Diamond Notes and to meet its share of the costs of the High Yield Offering) will be invested in the Borrower on or before the Closing Date or otherwise applied in a manner agreed to by the Facility Agent.

9.                                      Existing Encumbrances and Indebtedness

Evidence satisfactory to the Facility Agent that:

(a)                                  unless otherwise agreed with the facility agent in respect of the Existing Senior Credit Facilities Agreement, a notice of prepayment in full has been delivered by the Borrower to such facility agent and that all amounts of principal, interest, fees, commissions and any other amounts due and outstanding under the Existing Senior Credit Facilities Agreement and any other agreements entered into in connection therewith have been or will be repaid in full and all commitments thereunder have been or will be cancelled and reduced to zero, in each case, on the Closing Date;

(b)                                  irrevocable notices will, no later than close of business in New York on the Closing Date, be delivered to the relevant trustees of the Diamond Notes and the Triangle Notes to the effect that the respective issuers thereof intend to redeem in full, all amounts outstanding under the Diamond Notes and Triangle Notes, such notices to cover the prepayment in full of all principal, accrued interest and call premiums (if any); and

(c)                                  all Existing Encumbrances set out in Section 1A of Part 1 of Schedule 10 (Existing Encumbrances) have been, or will promptly upon the Closing Date be, released or discharged.

10.                               Legal Opinions

An opinion of:

(a)                                  White & Case, London, legal advisers to the Facility Agent and the Mandated Lead Arrangers on matters of English law;

(b)                                  White & Case, New York legal advisers to the Facility Agent and the Mandated Lead Arrangers on matters of New York law;

(c)                                  Tods Murray, legal advisers to the Facility Agent and the Mandated Lead Arrangers on matters of Scottish law; and

(d)                                  Tughan & Co., legal advisers to the Facility Agent and the Mandated Lead Arrangers on matters of Northern Irish law,

in each case addressed to the Finance Parties and in substantially the form agreed prior to the date of this Agreement.

11.                               Material Subsidiaries

A list of the Material Subsidiaries.

PART 2 - FORM OF CERTIFICATE OF OBLIGOR

To:                              Credit Suisse First Boston (as Facility Agent)

We refer to the facilities agreement dated [•] (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between NTL Incorporated as Ultimate Parent, NTL Investment Holdings Limited as Borrower, Credit Suisse First Boston, Deutsche Bank AG London, Goldman Sachs International, Morgan Stanley Dean Witter Bank Limited and others as Mandated Lead Arrangers, Credit Suisse First Boston as Facility Agent, Credit Suisse First Boston as Security Trustee, GE Capital Structured Finance Group Limited as Administrative Agent and the financial and other institutions named in it as Lenders.  Terms defined in the Facilities Agreement shall have the same meanings in this Certificate.

I, [name], a Director of [name of Obligor] of [address] (the “Company”)

CERTIFY without personal liability, that:

(a)                                  attached to this Certificate marked “A” are true, correct, complete and up-to-date copies of all documents which contain or establish or relate to the constitution of the Company;

(b)                                  attached to this Certificate marked “B” is a true, correct and complete copy of [resolutions duly passed] at [a meeting of the Board of Directors] [a meeting of the managers] [a meeting of the partners] or the equivalent thereof passed a written resolution of the Company duly convened and held on [        ] approving the Finance Documents to which the Company is a party and authorising their execution, signature, delivery and performance and such resolutions have not been amended, modified or revoked and are in full force and effect;

(c)                                  attached to this Certificate and marked “C” is a true, correct and complete copy of all the Necessary Authorisations referred to in paragraph 2 of Part 1 of Schedule 4 (Conditions Precedent to first Utilisation) / paragraph 3 of Part 2 of Schedule 7 (Accession Documents);

(d)                                  [attached to this Certificate marked “D” is a true, complete and correct copy of the acceptance by the agent in England of its appointment as agent of the Company for the purpose of accepting service of process.  I confirm that such agent’s appointment remains in force as at the date of this Certificate;](1)

(e)                                  [attached to this Certificate marked “E” is a true, complete and up to date list of the Material Subsidiaries;](2)

(f)                                    the entry into and performance of the Finance Documents by the Company will not breach any borrowing or other indebtedness limit to which the Company is subject other than any such limit imposed by the Existing Senior Credit Facilities Agreement; and

(g)                                 subject to the Reservations, the execution, delivery and performance of the Accession Notice and the performance by the Company of its obligations under the Finance Documents and any other agreement or document executed pursuant thereto does not breach any agreement

(3)               To be given by any Obligor which isn not incorporated or established in England.

(4)               To be certified by the Borrower only.

binding on the Company and all Necessary Authorisations in connection therewith have been obtained and are current.

The following signatures are the true signatures of the persons who have been authorised to sign the relevant Finance Documents on behalf of the Company and to give notices and communications, (including Utilisation Requests), under or in connection with the Finance Documents on behalf of the Company.

Name	Position	Signature

[•]	[•]	[•]

Signed:
Director

Date:	[•]

I, [name], a [Director/Secretary] of [name of Obligor] (the “Company”), certify that the persons whose names and signatures are set out above are duly appointed directors of the Company and that the signatures of each of them above are their respective signatures.

Signed:
[Director/Secretary]

Date:	[•]

PART 3 - INITIAL SECURITY DOCUMENTS

1.                                       Composite Debenture granted by each of the Obligors incorporated in England and Wales or Scotland or Northern Ireland in favour of the Security Trustee.

2.                                       Share Charge Agreement granted by Cableco in favour of the Security Trustee in respect of all of its shares in the Borrower.

3.                                       Equitable Charge of Receivables granted by Cableco in favour of the Security Trustee in respect of receivables arising under any Financial Indebtedness owed to it by the Borrower.

4.                                       Security Trust Agreement between the Security Trustee and each of the other Finance Parties.

5.                                       Scottish Standard Securities in respect of certain properties located in Scotland granted by each of CabelTel (UK) Limited and National Transcommunications Limited in favour of the Security Trustee.

6.                                       Scottish Share Pledge granted by NTL Group Limited and NTL Glasgow in favour of the Security Trustee in respect of the shares in certain of the members of the Bank Group incorporated in Scotland.

7.                                       Indenture of Mortgage in respect of certain properties located in Northern Ireland granted by each of National Transcommunications Limited and CabelTel Northern Ireland Limited in favour of the Security Trustee.

8.                                       Share Charge Agreement granted by certain of the Obligors incorporated in the United States of America in favour of the Security Trustee in respect of their rights and interests in shares of members of the Bank Group incorporated in England and Wales.

9.                                       US Share Pledge Agreement granted by certain of the Obligors in favour of the Security Trustee as pledgors in respect of their rights and interests in the shares in any of certain of the members of the Bank Group established in the United States of America.

10.                                 US Security Agreement granted by certain of the Obligors creating a continuing security interest in respect of certain of their assets specified therein in favour of the Security Trustee.

PART 4 - CONDITIONS SUBSEQUENT DOCUMENTS

1.                                       Charge over Bank Account granted by the Borrower creating security over the Blocked Account maintained for the purposes of this Agreement.

SCHEDULE 5

PART 1 - FORM OF UTILISATION REQUEST (ADVANCES)

From:                  NTL Investment Holdings Limited

To:                              Credit Suisse First Boston
as Facility Agent

Date:

Dear Sirs

We refer to the facilities agreement dated [•] (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between NTL Incorporated as Ultimate Parent, NTL Investment Holdings Limited as Borrower, Credit Suisse First Boston, Deutsche Bank AG London, Goldman Sachs International, Morgan Stanley Dean Witter Bank Limited and others as Mandated Lead Arrangers, Credit Suisse First Boston as Facility Agent, Credit Suisse First Boston as Security Trustee, GE Capital Structured Finance Group Limited as Administrative Agent and the financial and other institutions named in it as Lenders.  Terms defined in the Facilities Agreement shall have the same meanings in this Utilisation Request.

We, [•] and [•], being authorised signatories of the Borrower, give you notice that, pursuant to the Facilities Agreement, we wish the Lenders to make an Advance on the following terms:

(a)                                  Facility to be used: [A/B/Revolving Facility]

(b)                                  Sterling Amount: £[•]

(c)                                  Currency: [•]

(d)                                  Interest Period/Term: [•] month[s]

(e)                                  Proposed date of Advance: [•] (or if that day is not a Business Day, the next Business Day)

[We hereby inform you that as of the date of this Utilisation Request, the following Event of Default has occurred and is continuing or would result from the making of this Utilisation [insert details].](5)

[We confirm that, at the date of this Utilisation Request, the Repeating Representations are true in all material respects and no Default is continuing or would result from the Advance to which this Utilisation Request relates.](6)

(5)            Applicable for Renewal Requests only.  Insert details of the relevant Event of Default, if any.

(6)               Applicable for any Advance other than a Rollover Advance.

The proceeds of this Utilisation should be credited to [insert account details].

Yours faithfully,

Authorised Signatory	Authorised Signatory
for and on behalf of	for and on behalf of
NTL Investment Holdings Limited	NTL Investment Holdings Limited

PART 2 - FORM OF UTILISATION REQUEST (DOCUMENTARY CREDITS)

From:                  NTL Investment Holdings Limited

To:                              Credit Suisse First Boston

as Facility Agent

and

[•]

as the L/C Bank

Date:

Dear Sirs

We refer to the facilities agreement dated [•] (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between NTL Incorporated as Ultimate Parent, NTL Investment Holdings Limited as Borrower, Credit Suisse First Boston, Deutsche Bank AG London, Goldman Sachs International, Morgan Stanley Dean Witter Bank Limited and others as Mandated Lead Arrangers, Credit Suisse First Boston as Facility Agent, Credit Suisse First Boston as Security Trustee, GE Capital Structured Finance Group Limited as Administrative Agent and the financial and other institutions named in it as Lenders.  Terms defined in the Facilities Agreement shall have the same meanings in this Utilisation Request.

We, [•] and [•], being authorised signatories of the Borrower, give you notice that, pursuant to the Facilities Agreement, we wish [name of L/C Bank] to issue a Documentary Credit on the following terms:

(a)                                  Name of Beneficiary: [•]

(b)                                  Address of Beneficiary: [•]

(c)                                  Purpose of/Liabilities to be assured by the Documentary Credit: [insert details]

(d)                                  Sterling Amount: £[•]

(e)                                  Currency: [•]

(f)                                    Expiry Date: [•] month[s]

(g)                                 Proposed date of issue of Documentary Credit: [•] (or if that day is not a Business Day, the next Business Day)

[We hereby inform you that as of the date of this Renewal Request, the following Event of Default has occurred and is continuing or would result from the issuance of the Documentary Credit requested hereunder [insert details].](7)

(7)               Applicable for Renewal Requests only.  Insert details of the relevant Event of Default, if any.

[We confirm that, at the date of this Utilisation Request, the Repeating Representations are true in all material respects and no Default is continuing or would result from the issuance of the Documentary Credit to which this Utilisation Request relates.](8)

Upon issuance of the Documentary Credit requested hereunder, please send the Documentary Credit to the Beneficiary at the address shown above, with a copy to [insert details of relevant contact at the Borrower].

Yours faithfully

Authorised Signatory	Authorised Signatory
for and on behalf of	for and on behalf of
NTL Investment Holdings Limited	NTL Investment Holdings Limited

(8)               Applicable to all Utilisation Requests in respect of a Documentary Credit (other than a Renewal Request).

SCHEDULE 6

ASSOCIATED COSTS RATE

1.                                      Associated Costs Rate for an Advance or Unpaid Sum denominated in Sterling

The Associated Costs Rate for an Advance denominated in Sterling shall be required to be paid to compensate the Lenders for the cost attributable to such an Advance resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the “BoE Act”) of a requirement to place non-interest-bearing or Special Deposits (whether interest bearing or not) with the Bank of England calculated by reference to liabilities used to fund the Advance.

Such Associated Costs Rate shall be the rate determined by the Facility Agent to be equal to the arithmetic mean (rounded upward, if necessary, to 4 decimal places) of the respective rates notified by each Reference Bank to the Facility Agent as the rate resulting from the application (as appropriate) of the following formulae:

XL + S(L - D)

100 - (X + S)

where on the day of application of a formula:

X                                       is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which that Reference Bank is required under or pursuant to the BoE Act to maintain cash ratio deposits with the Bank of England;

L                                         is LIBOR applicable to the relevant Advance;

S                                         is the level of interest bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which that Reference Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D                                       is the percentage rate per annum payable by the Bank of England to that Reference Bank on Special Deposits.

(X, L, S and D shall be expressed in the formula as numbers and not as percentages, e.g. if X = 0.15% and L = 7%, XL will be calculated as 0.15 x 7 and not as 0.15% x 7%.  A negative result obtained from subtracting D from L shall be counted as zero.)

If any Reference Bank fails to notify any such rate to the Facility Agent, the Associated Costs Rate shall be determined on the basis of the rate(s) notified to the Facility Agent by the remaining Reference Bank(s).

The Associated Costs Rate attributable to an Advance or Unpaid Sum for any period, for the purposes of this paragraph 1, shall be calculated at or about 11.00 a.m. on the first day of that period for the duration of that period.

The determination of the Associated Costs Rate in relation to any period, under this paragraph 1, shall, in the absence of manifest error, be conclusive and binding on the parties to this Agreement.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Facility Agent renders or will render either of the above formulae (or any element of the formulae, or any defined term used in the formulae)

inappropriate or inapplicable, the Facility Agent (following consultation with the Borrower and the Lenders) shall be entitled to vary the same by giving notice to the parties.  Any such variation shall, in the absence of manifest error, be conclusive and binding on the parties to this Agreement and shall apply from the date specified in such notice.

2.                                      Associated Costs Rate for an Advance or Unpaid Sum denominated in a currency other than Sterling

2.1                               The Associated Costs Rate in respect of any Advance denominated in a currency other than Sterling shall be required to be paid if, whether now or in the future, either:

(a)                                  a requirement to pay fees is imposed by the Financial Services Authority under the Fees Regulations; or

(b)                                  a reserve requirement is imposed by the Central European Bank;

which, in either case, is applied to any Lender (and would be applied generally to Lenders or financial institutions of a similar nature to that Lender) as a consequence of its entering into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement and/or making one or more Advances hereunder. If, as a result, that Lender’s effective return on its overall capital is reduced, the Borrower agrees to reimburse that Lender for such Associated Costs Rate.

2.2                               In the event that paragraph 2.1 applies, each Lender may submit a certificate setting out a calculation of the Associated Costs Rate claimed by it to the Facility Agent by no later than the date falling ten Business Days after the end of each Relevant Period (the “Certificate Period”). The Facility Agent will notify the Borrower of the amount claimed by each such Lender within five Business Days after the end of the relevant Certification Period and the Borrower shall reimburse that Lender for the amount claimed within three Business Days after the date of such notification.

3.                                      Definitions

For the purposes of this Schedule 6:

“Eligible Liabilities” and “Special Deposits” have the meanings given to those terms under or pursuant to the BoE Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

“Fees Regulations” means, as appropriate, either:

(a)                                  the Banking Supervision (Fees) Regulations 2000; or

(b)                                  such regulations as may be in force from time to time relating to the payment of fees for Banking supervision after 31 March 2001.

“Relevant Period” is, as appropriate:

(a)                                  the period beginning on the date of this Agreement and ending on the 31 December 2004, or

(b)                                  each subsequent period of six months starting on the previous day of the preceding period and ending on 30 June or, as the case may be, 31 December; and

(c)                                  the period shorter than six months which starts on the 30 June or 31 December in a calendar year and ends on the Final Maturity Date falling within that calendar year.

SCHEDULE 7

PART 1 - FORM OF ACCESSION NOTICE

THIS ACCESSION NOTICE is entered into on [•] by [NTL Cable PLC] (“Cableco”)] / [insert name of Holding Company] (“Holdco”)] / [[insert name of Subsidiary] (the “Subsidiary”)] and NTL Investment Holdings Limited by way of a deed in favour of the Facility Agent, the Mandated Lead Arrangers and the Lenders (each as defined in the Facilities Agreement referred to below).

BACKGROUND

A                                       By a facilities agreement dated [•] (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between NTL Incorporated as Ultimate Parent, NTL Investment Holdings Limited as Borrower, Credit Suisse First Boston, Deutsche Bank AG London, Goldman Sachs International, Morgan Stanley Dean Witter Bank Limited and others as Mandated Lead Arrangers, Credit Suisse First Boston as Facility Agent, Credit Suisse First Boston as Security Trustee, GE Capital Structured Finance Group Limited as Administrative Agent and the financial and other institutions named in it as Lenders, the Lenders agreed to make certain facilities available to the Borrower.

B                                       [Cableco is required to accede to the Facilities Agreement as an Acceding Guarantor pursuant to Clause 3.1 (Conditions Precedent) and Clause 26.1 (Acceding Guarantors of the Facilities Agreement).]

OR

[The Subsidiary is required to accede to the Facilities Agreement as an Acceding Guarantor pursuant to Clause 3.1 (Conditions Precedent) and Clause 26.1 (Acceding Guarantors of the Facilities Agreement).]

OR

[The Borrower has requested that Holdco becomes a party to this Agreement as the Ultimate Parent pursuant to Clause 26.2 (Acceding Holding Company) of the Facilities Agreement.]

OR

[The Borrower has requested that the Subsidiary become an Acceding Guarantor pursuant to Clause 26.1 (Acceding Guarantors) of the Facilities Agreement.]

NOW THIS DEED WITNESS AS FOLLOWS:

1.                                      Terms defined in the Facilities Agreement have the same meanings in this Accession Notice.

2.                                      [Cableco/The Subsidiary/Holdco] is a company [or specify any other type of entity] duly incorporated, established or organised under the laws of [insert relevant jurisdiction].

3.                                      [Cableco/The Subsidiary/Holdco] confirms that it has received from the Borrower a true and up-to-date copy of the Facilities Agreement and the other Finance Documents.

4.                                      [Cableco/The Subsidiary/Holdco] undertakes, upon its becoming a [party to the Facilities Agreement/Guarantor], to perform all the obligations expressed to be undertaken under the

Facilities Agreement, [the Group Intercreditor Agreement], [the HYD Intercreditor Agreement], [the Pari Passu Intercreditor Agreement](9) and the other Finance Documents by  [Cableco][a Guarantor][Holdco] and agrees that it shall be bound by the Facilities Agreement, [the Group Intercreditor Agreement], [the HYD Intercreditor Agreement](10) and the other Finance Documents in all respects as if it had been an original party to them as [Cableco][an Original Guarantor][the Ultimate Parent].

5.                                      The Borrower:

(a)                                  repeats the Repeating Representations identified as being made by it under Clause 21 (Representations and Warranties) upon the date [Cableco / theSubsidiary / Holdco] accedes to the Facilities Agreement; and

(b)                                  confirms that no Default [(other than any Default which will be remedied by the accession of the Acceding Guarantor and each other person acceding as a Guarantor on or about the date of this Accession Notice)] is continuing or will occur as a result of [Cableco/the Subsidiary/Holdco] becoming [an Acceding Guarantor/a party to this Agreement].

6.                                      [Cableco makes, in relation to itself, the representations and warranties expressed to be made by it in Clause 21 (Representations and Warranties) of the Facilities Agreement.]

OR

[The Subsidiary makes, in relation to itself, the representations and warranties expressed to be made by a Guarantor in Clause 21 (Representations and Warranties) of the Facilities Agreement.](11)

OR

[The Subsidiary makes, in relation to itself, the Repeating Representations expressed to be made by a Guarantor in Clause 21 (Representations and Warranties) of the Facilities Agreement](12)

OR

[Holdco makes, in relation to itself, the Repeating Representations expressed to be made by the Ultimate Parent in Clause 21 (Representations and Warranties) of the Facilities Agreement](13)

7.                                      [The Subsidiary hereby represents that it is subject to or is potentially liable to US Federal Income Taxes or its members or shareholders are liable or potentially liable to US Federal

(9)           Delete if inapplicable

(10)         Delete if inapplicable

(11)         Original Guarantors only.

(12)         Acceding Guarantors, after the Closing Date only.

(13)         Holdco only.

Income Taxes in respect of its net income or profit and upon its accession to the Facilities Agreement as an Acceding Guarantor, it will be a Restricted Guarantor.](14)

8.                                      [[The Subsidiary/Holdco] confirms that it has appointed [NTL Investment Holdings Limited] to be its process agent for the purposes of accepting service of Proceedings on it.](15)

9.                                      [Cableco/The Subsidiary/Holdco]’s administrative details for the purposes of the Facilities Agreement are as follows:

Address:

Contact:

Telephone No:

Fax No:

10.                               This Accession Notice and the rights, benefits and obligations of the parties under this Accession Notice shall be governed by and construed in accordance with English Law.

This Accession Notice has been executed as a Deed by the Borrower and [Cableco / The Subsidiary / Holdco] and signed by the Facility Agent on the date written at the beginning of this Accession Notice.

[CABLECO

EXECUTED as a DEED by
NTL CABLE PLC

acting by

Director	)
[insert name of director]

Director/Secretary	)
[insert name of director/secretary]]

OR

[THE SUBSIDIARY

EXECUTED as a DEED by
[Name of Subsidiary]

acting by

Director	)
[insert name of director]

(14)         Restricted Guarantors only.

(15)         Non-English entities only

Director/Secretary	)
[insert name of director/secretary]]

OR

[HOLDCO

EXECUTED as a DEED by
[Insert name of Holdco]

acting by

Director	)
[insert name of director]

Director/Secretary	)
[insert name of director/secretary]]

THE BORROWER

EXECUTED as a DEED by
NTL INVESTMENT HOLDINGS LIMITED

acting by

Director	)
[insert name of director]

Director/Secretary	)
[insert name of director/secretary]

THE FACILITY AGENT

CREDIT SUISSE FIRST BOSTON

By:

PART 2 - ACCESSION DOCUMENTS

1.                                      Corporate Documents

In relation to the proposed Acceding Guarantor or Acceding Holding Company:

(a)                                  a copy of its up-to-date constitutional documents;

(b)                                  a board resolution or a manager’s resolution or a partner’s resolution of such person approving the execution and delivery of the relevant Accession Notice, its accession to the Facilities Agreement as an Acceding Guarantor or Acceding Holding Company and the performance of its obligations under the Finance Documents and authorising a person or persons identified by name or office to sign such Accession Notice and any other documents to be delivered by it pursuant thereto;

(c)                                  to the extent legally necessary, a copy of a shareholders’ resolution of all the shareholders of such person approving the execution, delivery and performance of the Finance Documents to which it is a party and the terms and conditions to it; and

(d)                                  a duly completed certificate, of a duly authorised officer of such person in the form of Part 2 of Schedule 4 (Form of Certificate of Obligor).

2.                                      Legal Opinions

Such legal opinions as the Facility Agent may reasonably require of such legal advisers as may be acceptable to the Facility Agent, as to:

(a)                                  the due incorporation, capacity and authorisation of the relevant Acceding Guarantor or Acceding Holding Company; and

(b)                                  the relevant obligations to be assumed by the Acceding Guarantor or Acceding Holding Company under the Finance Documents to which it is a party being legal, valid, binding and enforceable against it, in each case, under the relevant laws of the jurisdiction of organisation or establishment of such Acceding Guarantor or Acceding Holding Company, as the case may be.

3.                                      Necessary Authorisations

A copy of any Necessary Authorisation as is in, the reasonable opinion of counsel to the Lenders necessary to render the Finance Documents to which the Acceding Guarantor or Acceding Holding Company, is or is to be party legal, valid, binding and enforceable to make the Finance Documents to which the Acceding Guarantor or Acceding Holding Company is or is to be party admissible in evidence in such Acceding Guarantor’s or Acceding Holding Company’s jurisdiction of incorporation and (if different) in England and to enable such Acceding Guarantor or Acceding Holding Company to perform its obligations thereunder, as a matter of law save, in the case of any Acceding Guarantor, for any registrations or recordings required for the perfection of the Security Documents and subject to the Reservations (to the extent applicable).

4.                                      Security Documents

In the case of an Acceding Guarantor only, at least 2 original copies of any Security Documents required by the Facility Agent, acting reasonably in accordance with the terms of this Agreement duly executed by the proposed Acceding Guarantor together with all documents required to be delivered pursuant to it provided the Acceding Guarantor shall be under no obligation to procure the granting of Security over any shares, in receivables owed by, or any other interest in any Bank Group Excluding Subsidiary or Project Company.

5.                                      Process Agent

Written confirmation from any process agent referred to in the relevant Accession Notice that it accepts its appointment as process agent.

SCHEDULE 8

PART 1 - FORM OF QUARTERLY COMPLIANCE CERTIFICATE

To:                              Credit Suisse First Boston

[Date]

Dear Sirs

Certificate in respect of the [insert details of relevant testing period] ended [insert relevant Quarter Date] (the “Certification Date”)

We refer to the facilities agreement dated [•] (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between NTL Incorporated as Ultimate Parent, NTL Investment Holdings Limited as Borrower, Credit Suisse First Boston, Deutsche Bank AG London, Goldman Sachs International, Morgan Stanley Dean Witter Bank Limited and others as Mandated Lead Arrangers, Credit Suisse First Boston as Facility Agent, Credit Suisse First Boston as Security Trustee, GE Capital Structured Finance Group Limited as Administrative Agent and the financial and other institutions named in it as Lenders.  Terms defined in the Facilities Agreement shall have the same meanings in this Compliance Certificate.

1.                                      This Compliance Certificate is provided in accordance with paragraph (a) of Clause 22.5 (Compliance Certificates) of the Facilities Agreement.

2.                                      We, [•] and [•](16), being duly authorised signatories of the Borrower as at the date of this Compliance Certificate, confirm that the financial covenants contained in Clause 23 (Financial Condition) of the Facilities Agreement have been complied with as at the Certification Date.  This confirmation is based on the following (applying the rules for calculation set out in Clause 23 (Financial Condition)):

(a)                                  The ratio of Consolidated Net Borrowings to Bank Group Covenant profit for the period ending on the Certification Date was [•].

(b)                                  The ratio of Bank Group Covenant Profit to Consolidated Total Net Cash Interest Payable for the period ending on the Certification Date was [•].

(c)                                  The ratio of Bank Group Cash Flow to Consolidated Debt Service for the period ending on the Certification Date was [•].

(d)                                 The amount of Capital Expenditure of the Bank Group during the period to which this Compliance Certificate relates was £[•].

3.                                      In addition, we confirm that:

(a)                                  the ratio of Consolidated Total Debt to Bank Group Covenant Profit for the period ending on the Certification Date was [•];

(16)   At least one of whom shall be a Financial Officer

(b)                                the ratio of Consolidated Senior Debt to Bank Group Covenant Profit for the period ending on the Certification Date was [•]; and

[(c)                              Bank Group Consolidated Revenues for the financial year ended [•] was £[•].](17)

4.                                      The information contained in the Attached Working Paper has been prepared on the basis of the same information and methodology used to prepare the appropriate financial information.

5.                                      [The Obligors party to the Agreement as at the Certification Date represent not less than 95% of the Bank Group Covenant Profit calculated as at the Certification Date and accordingly the 95% Security Test was satisfied as at that date.]

OR

[The Obligors party to the Agreement as at the Certification Date represent not less than 90% of the Bank Group Covenant Profit calculated as at the Certification Date and the Borrower is unable to procure that additional members of the Bank Group accede to the Agreement as Obligors by reason of one or more legal restrictions preventing such member of the Bank Group from becoming an Obligor.]

6.                                      We further confirm that no Default is continuing as at the Certification Date.

7.                                      This Compliance Certificate is given by the authorised signatories of the Borrower named below and is given without personal liability.

Yours faithfully,

Authorised Signatory	Authorised Signatory
for and on behalf of	for and on behalf of
NTL Investment Holdings Limited	NTL Investment Holdings Limited

(17)   Applicable only for Compliance Certificate to be delivered with annual financial information of the Bank Group.

PART 2 - FORM OF COMPLIANCE CERTIFICATE FOLLOWING INTEGRATED
MERGER EVENT

To:                              Credit Suisse First Boston

[Date]

Dear Sirs

Certificate in respect of an Integrated Merger Event

We refer to the facilities agreement dated [•] (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between NTL Incorporated as Ultimate Parent, NTL Investment Holdings Limited as Borrower, Credit Suisse First Boston, Deutsche Bank AG London, Goldman Sachs International, Morgan Stanley Dean Witter Bank Limited and others as Mandated Lead Arrangers, Credit Suisse First Boston as Facility Agent, Credit Suisse First Boston as Security Trustee, GE Capital Structured Finance Group Limited as Administrative Agent and the financial and other institutions named in it as Lenders.  Terms defined in the Facilities Agreement shall have the same meanings in this Compliance Certificate.

1.                                      This Compliance Certificate is provided in accordance with paragraph (b) of Clause 22.5 (Compliance Certificates) of the Facilities Agreement.

2.                                      We, [•] and [•](18), being authorised signatories of the Borrower confirm that:

(a)           the Integrated Merger Event became effective on [•] (the “Effective Date”);

(b)                                  such members of the Target Group as are necessary to ensure that paragraph (b) of the Merger Event Conditions is satisfied have acceded to the Facilities Agreement as Acceding Guarantors pursuant to Clause 26.1 (Acceding Guarantors) of the Facilities Agreement;

(c)                                  the Integrated Merger Senior Leverage Ratio as at the Effective Date did not exceed 2.95:1;

(d)                                  the Integrated Merger Trailing Debt Coverage Ratio, calculated in accordance with paragraph (d)(i) of the definition of “Merger Event Integration Tests” was not less than [•];

(e)                                  the Integrated Merger Projected Debt Coverage Ratio as at (i) the Quarter Date ending on the first full Financial Quarter after the Effective Date is projected in the combined business plan of the Bank Group and Target Group to be not less than [•] and (ii) as at the end of each subsequent Financial Quarter is projected in the enclosed combined business plan of the Bank Group and Target Group to be not less than each of the ratios set out in paragraph (d)(ii) of the definition of “Merger Event Integration Tests”), in each case, calculated in accordance with paragraph (d)(ii) of the definition of “Merger Event Integration Tests”;

(18)   At least one of whom shall be a Financial Officer

(f)                                    [the ratio of projected Consolidated Net Borrowings and Pro Forma Target Group Debt to Bank Group Covenant Profit and Target Group Covenant Profit, calculated in accordance with paragraph (e) of the definition of “Merger Event Integration Tests”, as at the most recent Quarter Date prior to the Effective Date, was not less than [•];]

OR

[pursuant to our written notice to you dated [•], we have designated Target Group Acquisition Indebtedness in an aggregate principal amount of £[•] as Non-Bank Group Serviceable Debt and accordingly, we confirm that the ratio of Consolidated Net Borrowings (calculated on a pro forma basis to include such Target Group Acquisition Indebtedness) and Pro Forma Target Group Debt to Bank Group Covenant Profit and Target Group Covenant Profit, calculated in accordance with paragraph (f) of the definition of “Merger Event Integration Tests”, as at the most recent Quarter Date prior to the Effective Date, was not less than [•];]  [and/or]

AND/OR

[(A) the amount of Target Group Interim Indebtedness plus Target Group Financial Indebtedness included for the purposes of the Merger Event Integration Tests exceeds the amount of Target Group Financial Indebtedness as of the date of the Unintegrated Merger Event; and (B) during the period between the effective date of the Unintegrated Merger Event and the proposed effective date of the Integrated Merger Event, the Target Group entered into or made acquisitions of businesses or investments in joint ventures outside the ordinary course of business (in each case excluding businesses or joint ventures acquired from or entered into with other members of the Group and excluding acquisitions of assets made in exchange for similar assets) or paid any dividends or distributions to any member of the Group other than to another member of the Target Group or to a member of the Bank Group where the consideration paid, the investments contractually committed and the dividends or distributions paid in aggregate exceeded £250 million (or its equivalent in other currencies)] [and]

(g)                                 the ratio of Bank Group Covenant Profit and Target Group Covenant Profit to Consolidated Net Cash Interest Payable and Pro Forma Target Group Net Cash Interest Payable, calculated in accordance with paragraph (g) of the definition of “Merger Event Integration Tests”, as at the most recent Quarter Date prior to the Effective Date, was not less than [•].

[Set out confirmations of each element required to determine each ratio]

3.                                      We attach a copy of the combined business plan of the Bank Group and the Target Group for the period up to the Final Maturity Date in respect of Facility B.

4.                                      This Compliance Certificate is given by the authorised signatories of the Borrower named below and is given without personal liability.

Yours faithfully,

Authorised Signatory	Authorised Signatory
for and on behalf of	for and on behalf of
NTL Investment Holdings Limited	NTL Investment Holdings Limited

SCHEDULE 9

PART 1 - MEMBERS OF THE BANK GROUP

Name	Jurisdiction of Incorporation	Company number (if applicable)
Andover Cablevision Limited	England	1932254
Berkhamsted Properties & Building Contractors Limited	England	958564
Bracknell Cable TV Limited	England	2499321
Cable Television Limited	England	683065
Cable Thames Valley Limited	England	2254089
CableTel (UK) Limited	England	2835551
CableTel Cardiff Limited	England	2740659
CableTel Central Hertfordshire Limited	England	2347168
CableTel Hertfordshire Limited	England	2381354
CableTel Herts and Beds Limited	England	1785533
CableTel Investments Limited	England	3157216
CableTel Limited	England	2857052
CableTel Newport	England	2478879
CableTel North Bedfordshire Limited	England	2455397
CableTel Northern Ireland Limited	Northern Ireland	NI029131
CableTel Scotland Limited	Scotland	SC119938
CableTel Surrey and Hampshire Limited	England	2740651
CableTel Telecom Supplies Limited	England	2919285
CableTel West Glamorgan Limited	England	623197
CableTel West Riding Limited	England	2372564
Chartwell Investors LP	Delaware
Columbia Management Limited	England	2361163
ComTel Cable Services Limited	England	2265315
ComTel Coventry Limited	England	277802
Digital Television Network Limited	England	3288768
DTELS Limited	England	2834403
Enablis Limited	England	3144815
Heartland Cablevision (UK) Limited	England	2415170
Heartland Cablevision II (UK) Limited	England	2443617

Name	Jurisdiction of Incorporation	Company number (if applicable)
Herts Cable Limited	England	2390426
Lanbase European Holdings Limited	England	2529290
Lanbase Limited	England	2617729
Lichfield Cable Communications Limited	England	3016595
Maza Limited	England	2785299
Metro Hertfordshire Limited	England	3092899
Metro South Wales Limited	England	3092897
National Transcommunications Limited	England	2487597
NNS UK Holdings 1 LLC	Delaware
NNS UK Holdings 2 Inc.	Delaware
North CableComms Holdings, Inc.	Delaware
North CableComms LLC	Delaware
North CableComms Management, Inc.	Delaware
Northampton Cable Television Limited	England	2475464
NTL (Aylesbury and Chiltern) Limited	England	2416084
NTL (B) Limited	England	2735732
NTL (Broadland) Limited	England	2443741
NTL (Chichester) Limited	England	3056817
NTL (City & Westminster) Limited	England	2809080
NTL (County Durham) Limited	England	3128449
NTL (CRUK) Limited	England	2329254
NTL (CWC Holdings)	England	3922682
NTL (CWC) Corporation Limited	England	2719477
NTL (CWC) Limited	England	3288998
NTL (CWC) Management Limited	England	2924200
NTL (CWC) No. 2 Limited	England	2441766
NTL (CWC) No. 3 Limited	England	2441768
NTL (CWC) No. 4 Limited	England	2351068
NTL (CWC) Programming Limited	England	3403986
NTL (CWC) UK	England	2463427
NTL (Ealing) Limited	England	1721894
NTL (Eastbourne and Hastings) Limited	England	3074517
NTL (Fenland) Limited	England	2459153
NTL (Greenwich and Lewisham) Limited	England	2254009

Name	Jurisdiction of Incorporation	Company number (if applicable)
NTL (Hampshire) Limited	England	2351070
NTL (Harrogate) Limited	England	2404019
NTL (Harrow) Limited	England	2459179
NTL (Kent) Limited	England	2456153
NTL (Lambeth and Southwark) Limited	England	2277986
NTL (Leeds) Limited	England	2400103
NTL (Norwich) Limited	England	2332233
NTL (Peterborough) Limited	England	2332232
NTL (South East) Limited	England	1870928
NTL (South London) Limited	England	0657093
NTL (Southampton and Eastleigh) Limited	England	1866504
NTL (Sunderland) Limited	England	2402393
NTL (Thamesmead) Limited	England	2461140
NTL (V) Limited	England	2719474
NTL (V) Plan Pension Trustees Limited	England	3105006
NTL (Wandsworth) Limited	England	1866178
NTL (Wearside) Limited	England	2475099
NTL (West London) Limited	England	1735664
NTL (Yorcan) Limited	England	2371785
NTL (York) Limited	England	2406267
NTL Acquisition Company Limited	England	2270117
NTL Bolton Cablevision Holding Company	England	2422198
NTL Bromley Company	Delaware
NTL Business (Ireland) Limited	England	3284482
NTL Business Limited	England	3076222
NTL Cablecomms Bolton	England	1883383
NTL Cablecomms Bromley	England	2422195
NTL Cablecomms Bury and Rochdale	England	2446183
NTL Cablecomms Cheshire	England	2379804
NTL Cablecomms Derby	England	2387713
NTL Cablecomms East Lancashire	England	2114543
NTL Cablecomms Greater Manchester	England	2407924
NTL Cablecomms Group Limited	England	3024703
NTL CableComms Group, Inc.	Delaware

Name	Jurisdiction of Incorporation	Company number (if applicable)
NTL Cablecomms Holdings No. 1 Limited	England	3709869
NTL Cablecomms Holdings No. 2 Limited	England	3709840
NTL Cablecomms Lancashire No. 1	England	2453249
NTL Cablecomms Lancashire No. 2	England	2453059
NTL Cablecomms Limited	England	2664006
NTL Cablecomms Macclesfield	England	2459067
NTL Cablecomms Manchester Limited	England	2511868
NTL Cablecomms Oldham and Tameside	England	2446185
NTL Cablecomms Solent	England	2422654
NTL Cablecomms Staffordshire	England	2379800
NTL Cablecomms Stockport	England	2443484
NTL Cablecomms Surrey	England	2531586
NTL Cablecomms Sussex	England	2266092
NTL Cablecomms Wessex	England	2410378
NTL Cablecomms West Surrey Limited	England	2512757
NTL Cablecomms Wirral	England	2531604
NTL Chartwell Holdings 2, Inc.	Delaware
NTL Chartwell Holdings Inc.	Delaware
NTL Chartwell Holdings Limited	England	3290823
NTL Communications Services Limited	England	3403985
NTL Derby Cablevision Holding Company	England	2422310
NTL Equipment No. 1 Limited	England	2794518
NTL Equipment No. 2 Limited	England	2071491
NTL Glasgow	Scotland	SC075177
NTL Glasgow Holdings Limited	England	4170072
NTL Group Limited	England	2591237
NTL Holdings (Broadland) Limited	England	2427172
NTL Holdings (East London) Limited	England	2032186
NTL Holdings (Fenland) Limited	England	2427199
NTL Holdings (Leeds) Limited	England	02766909
NTL Holdings (Norwich) Limited	England	2332233
NTL Holdings (Peterborough) Limited	England	2332232
NTL Internet Limited	England	2985161
NTL Investment Holdings Limited	England	3173552

Name	Jurisdiction of Incorporation	Company number (if applicable)
NTL Kirklees	England	2495460
NTL Kirklees Holdings Limited	England	4169826
NTL Limited	England	2586701
NTL Manchester Cablevision Holding Company	England	2455631
NTL Microclock Services Limited	England	2861856
NTL Milton Keynes Limited	England	2410808
NTL Networks Limited	England	3045209
NTL North CableComms Holdings, Inc.	Delaware
NTL North CableComms Management, Inc.	Delaware
NTL Partcheer Company Limited	England	2861817
NTL Pension Trustees Limited	England	3771014
NTL Programming Subsidiary Company	Delaware
NTL Rectangle Limited	England	4329656
NTL Sideoffer Limited	England	2927099
NTL Solent Company	Delaware
NTL Solent Telephone and Cable TV Company Limited	England	2511653
NTL South CableComms Holdings, Inc.	Delaware
NTL South CableComms Management, Inc.	Delaware
NTL South Central Limited	England	2387692
NTL South Wales Limited	England	2857050
NTL Streetunique Projects Limited	England	2851203
NTL Streetunit Projects Limited	England	2851201
NTL Streetusual Services Limited	England	2851019
NTL Streetvision Services Limited	England	2851020
NTL Streetvital Services Limited	England	2851021
NTL Streetwarm Services Limited	England	2851011
NTL Streetwide Services Limited	England	2851013
NTL Strikeagent Trading Limited	England	2851014
NTL Strikeamount Trading Limited	England	2851015
NTL Strikeapart Trading Limited	England	2851018
NTL Surrey Company	Delaware
NTL Sussex Company	Delaware
NTL Systems Limited	England	3217975
NTL Technical Support Company Limited	England	2512756

Name	Jurisdiction of Incorporation	Company number (if applicable)
NTL Telecom Services Limited	England	2937788
NTL Trustees Limited	England	2702219
NTL UK CableComms Holdings, Inc.	Delaware
NTL UK Telephone and Cable TV Holding Company Limited	England	2511877
NTL Wessex Company	Delaware
NTL Westminster Limited	England	1735641
NTL Winston Holdings Limited	England	3290821
NTL Winston Holdings, Inc	Delaware
NTL Wirral Company	Delaware
NTL Wirral Telephone and Cable TV Company	England	2511873
Oxford Cable Limited	England	2450228
Prospectre Limited	Scotland	SC145280
Scanners (Europe) Limited	England	2833712
Scanners Television Outside Broadcasts Limited	England	3391685
Secure Backup Systems Limited	England	3130333
South CableComms Holdings, Inc.	Delaware
South CableComms L.L.C.	Delaware
South CableComms Management, Inc	Delaware
Stafford Communications Limited	England	2381842
Swindon Cable Limited	England	318216
Tamworth Cable Communications Limited	England	3016602
Vision Networks Services UK Limited	England	3135501
Wessex Cable Limited	England	2433185
Winston Investors L.L.C.	Delaware
Workplace Technologies Trustees Company Limited	England	3231420
X-Tant Limited	England	3580901

PART 2 - MEMBERS OF THE DIAMOND SUB-GROUP

Name	Jurisdiction of Incorporation	Company number (if applicable)
Diamond Cable Communications Limited	England	2965241
Diamond Holdings Limited	England	3483724
Jewel Holdings Limited	England	3085518
ntl Midlands Limited	England	2357645
Diamond Cable (Vale of Belvoir) Limited	England	3155311
Diamond Cable CPE Limited	England	2459844
Diamond Cable Construction Limited	England	2370018
Diamond Cable (Grantham) Limited	England	2449143
Diamond Cable (Mansfield) Limited	England	2379153
Diamond Cable (Melton Mowbray) Limited	England	2449137
Diamond Cable (Newark—on—Trent) Limited	England	2449141
Diamond Cable (Ravenshead) Limited	England	3020784
Diamond Cable (Bassetlaw) Limited	England	3020785
Diamond Cable (Lincolnshire) Limited	England	3020780
Diamond Visual Communications Limited	England	3020782
Diamond Cable (Chesterfield) Limited	England	3155292
Diamond Cable Acquisitions Limited	England	2417366
Diamond Cable (Grimclee) Limited	England	2476662
Diamond Cable (Lincoln) Limited	England	2476654
East Midlands Cable Communications Limited	England	2457536
East Midlands Cable Group Limited	England	3030063
East Midlands Cable Holdings Limited	England	3022472
Diamond Cable (Hinckley) Limited	England	3016600
LCL Cable (Holdings) Limited	England	3030067
Diamond Cable (Burton-upon-Trent) Limited	England	3010632
Diamond Cable (Leicester) Limited	England	2309938
LCL Telephones Limited	England	2835893

PART 3 - MEMBERS OF THE TRIANGLE SUB-GROUP

Name	Jurisdiction of Incorporation	Company number (if applicable)
NTL (Triangle) LLC	Delaware
Cambridge Holding Company Limited	England	2670603
NTL Darlington Limited	England	2533674
ntl Teeside Limited	England	2532188
NTL Communications (Ireland) Limited	Ireland	E1032156
ntl Cambridge Limited	England	2154841
XL Debt Recovery Agency Limited	England	3303903
NTL Communications (Waterford) Limited	Ireland	E1033976
NTL Communications (Galway) Limited	Ireland	E1071375
Cambridge Cable Services Limited	England	3262220
Anglia Cable Communications Limited	England	2433857
NTL Construction Limited	Ireland	E1190772
NTL Dublin Cablesystems Limited	Ireland	E1051062
East Coast Cable Limited	England	2352468
Credit-Track Debt Recovery Limited	England	2425789
Southern East Anglia Cable Limited	England	2905929
CCL Corporate Communications Services Limited	England	2955679

PART 4 - MEMBERS OF THE BROADCAST GROUP

Name	Jurisdiction of Incorporation	Company number (if applicable)
National Trancommunications Limited	England	2487597
NTL Telecom Services Limited	England	2937788
Scanners (Europe) Limited	England	2833712
Scanners Television Outside Broadcasts Limited	England	3391685

SCHEDULE 10

PART 1 - EXISTING ENCUMBRANCES

1A.                             Existing Encumbrances required to be discharged on or immediately after first Utilisation:

Terms shown in bold and italics refer to definitions used in the Existing Senior Credit Facilities Agreement.

1.

An Assignment dated 21 February 2001 by NTL (UK) Group, Inc. in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee, assigning NTL (UK) Group, Inc.’s rights in respect of loans made or to be made by it to NTL Communications Limited [NTL UK Intra-Group Loan Assignment].

2.

An Assignment dated 21 February 2001 by NTL Communications Limited in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee, assigning NTL Communications Limited’s rights in respect of loans made or to be made by it to other members of the Bank Group [the Parent Intra-Group Loan Assignment].

3.

A Share Charge Agreement, dated 21 February, 2001, between certain members of the Bank Group as chargors and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee, creating a first ranking charge over the chargors’ rights and interests in certain shares as specified therein [the Share Charge Agreement].

4.

The Share Pledge, dated 21 February, 2001, between NTL Communications Limited, NTL Group Limited and NTL Glasgow as pledgors and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee, creating first ranking security over the pledgors’ rights and interests in relation to certain shares and other assets specified therein [the Scottish Share Pledge].

5.

(a)   A first ranking fixed security over certain property situated in Scotland dated 12 April, 2001, granted by CableTel (UK) Limited in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee;

(b)   A first ranking fixed security over certain property situated in North Lanarkshire, Scotland dated 21 February, 2001, granted by National Transcommunications Limited in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee; and

(c)   A first ranking fixed security over certain property situated in Edinburgh, Scotland dated 21 February, 2001, granted by National Transcommunications Limited in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee [collectively, the Standard Security Documents].

6.

A first ranking fixed security over certain properties situated in Northern Ireland dated 21 February, 2001, granted by National Transcommunications Limited and CableTel Northern Ireland Limited in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee [the Indenture of Mortgage].

7.

The Security Agreement (governed by New York law) dated 21 February, 2001, between certain members of the Bank Group as debtors and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee, creating first ranking security over the rights and interests in relation to certain shares as specified therein [the US

Security Agreement].

8.

The Pledge Agreement (governed by New York law) dated 21 February, 2001, between certain members of the Bank Group as pledgors and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee, creating a first ranking security and interest in relation to certain assets of the debtors as specified therein [the US Pledge Agreement].

9.	(a) The Debenture dated 21 February 2001 granted by certain Obligors in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee.

(b)   The Debenture dated 27 September 2001 granted by certain Obligors in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee [the Second Debenture].

(c)   The Debenture dated 11 June, 2001 granted by NTL Glasgow Holdings Limited and NTL Kirklees Holdings Limited in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee.

(d) The Debenture dated 25 March, 2002 granted by NTL Rectangle Limited in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee.

(e)   The Debenture dated 23 August, 2002 granted by Herts Cable Limited and Northampton Cable Television Limited in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee.

[collectively, the Debentures].

10.

The Mortgage, dated 26 June, 2001, between NTL Communication Services Limited and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee, creating first fixed security in relation to Volvo House, Southampton [the Supplemental Mortgage].

11.

An Assignment and Charge dated 15 January, 2003 executed by NTL Incorporated in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee relating to deposits in a charged account in the name of NTL Incorporated [the New NTL Security Over Cash Agreement].

12.

An Assignment and Charge dated 15 January, 2003 executed by Communications Cable Funding Corp. in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Security Trustee relating to deposits in a charged account in the name of Communications Cable Funding Corp.  [New Holdco Security Over Cash Agreement].

13.

The Second Assignment Agreement dated 27 September, 2001 relating to Inter-Company Loans between NTL (UK) Group, Inc. and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured Parties [the Second NTL UK Intra-Group Loan Assignment].

14.

The Second Assignment Agreement dated 27 September, 2001 relating to Inter-Company Loans between NTL Communications Limited and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured

Parties [the Second Parent Intra-Group Loan Assignment].

15.

The Share Charge Agreement dated 27 September, 2001 among the Companies listed therein and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured Parties [the Second Share Charge Agreement].

16.

The Security Agreement (governed by New York law) dated 27 September, 2001 among the Companies listed therein and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured Parties [the Second Security Agreement].

17.

The Pledge Agreement (governed by New York law) dated 27 September, 2001 among the Companies listed therein and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured Parties [the Second Pledge Agreement].

18.

The Second Indenture of Mortgage dated 27 September, 2001 by National Transcommunications Limited and Cabletel Northern Ireland Limited to Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured Parties [the Second Indenture of Mortgage].

19.

The Share Pledge dated 27 September, 2001 among the Companies listed therein and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured Parties [the Second Share Pledge].

20.

(a)   The Standard Security dated 26 September, 2001 by National Transcommunications Limited in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured Parties

(b)   The Standard Security dated 26 September, 2001 by National Transcommunications Limited in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured Parties

(c)   The Standard Security dated 26 September, 2001 by National Transcommunications Limited in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured Parties.

[collectively, the Second Standard Securities].

21.

The Second Security over Cash Account dated 27 September, 2001 between NTL Incorporated (then known as NTL Communications Corp.) and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured Parties.

22.

The Security over Cash Agreement dated 2 October, 2001 between NTL Incorporated (then known as NTL Communications Limited) and Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as Second Security Trustee for the Secured Parties.

23.

The Security over Cash Agreement dated 22 December, 2000 granted by NTL incorporated (then known as NTL Communications Corp.) in favour of Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited) as the Chargee.

1B.                             Existing Encumbrances not required to be discharged.

CHARGOR	DATE	BENEFICIARY	SUMMARY
NTL (Southampton and Eastleigh) Ltd (formerly known as CWC (Southampton and Eastleigh) Ltd)	30.07.92	National Westminster Bank plc	Charge over credit balance (£135,669.35)
NTL (South East) Ltd (formerly known as CWC (South East) Ltd)	06.05.97	NatWest Specialist Finance	Collateral accounts security assignment. Part satisfied
NTL Kirklees	(i) 31.01.97	(i) National Westminster Plc	(i) Charges over credit balances
	(ii) 06.08.97	(ii) National Westminster Plc	(ii) Charges over credit balances

NTL South Wales Limited	(i) 31.01.97	(i) National Westminster Bank Plc	(i) Charges over credit balances
	(ii) 04.06.97	(ii) National Westminster Bank Plc	(ii) Charges over credit balances
	(iii) 06.08.97	(iii) National Westminster Bank Plc	(iii) Charges over credit balances
Cable Tel Surrey & Hampshire Limited	06.08.97	National Westminster Bank Plc	Charges over credit balances
Cable Tel Herts & Beds Limited	06.08.97	National Westminster Bank Plc	Charges over credit balances
NTL South Central Limited	14.12.93	Uberior Nominees (Gulliver D.P.U.T.) Limited	Deed of deposit
Metro South Wales Limited National Transcommunications Limited NTL Glasgow NTL Group Limited NTL Kirklees NTL Midlands Limited NTL South Wales Limited	20.02.97	National Westminster Bank plc	Account netting arrangement

CHARGOR	DATE		BENEFICIARY		SUMMARY
National Trans-communications Limited	(i)	10.06.97	(i)	Chase Manhattan Bank N.A.	(i)	Mortgage or charge executed outside the United Kingdom and comprising property situated outside the United Kingdom
	(ii)	17.10.97	(ii)	Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited)	(ii)	Debenture

CableTel (Northern Ireland) Limited	(i)	06.08.97	(i)	National Westminster Bank Plc	(i)	Charge over deposit
	(ii)	17.10.97	(ii)	Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited)	(ii)	Debenture

NTL Midlands Limited	27.09.94		National Westminster Bank Plc		Legal Mortgage

PART 2 - EXISTING LOANS

1.                                      A loan of up to £17,100,000 from NTL (CWC) Limited (formerly known as Cable & Wireless Communications Limited) to NTL (South Hertfordshire Limited (formerly known as Cable & Wireless Communications (South Hertfordshire) Limited).

PART 3 - EXISTING FINANCIAL INDEBTEDNESS

1.                                      The Existing Senior Credit Facilities Agreement;

2.                                      The Diamond Notes;

3.                                      The Triangle Notes;

4.                                      Lease Agreement dated 18 July 1999 between (1) Broadband Ventures Limited and (2) Westminster Cable Company Limited;

5.                                      Lease Agreement dated 18 July 1999 between (1) Broadband Ventures Limited and (2) NTL Milton Keynes Limited (Milton Keynes Cable TV Network);

6.                                      Lease Agreement dated 18 July 1999 between (1) Broadband Ventures Limited and (2) NTL Milton Keynes Limited (Narrowband Cable TV Network);

7.                                      Lease Agreement dated 1999 between (1) Broadband Ventures Limited and (2) Comtel Coventry Limited;

8.                                      Lease Agreement dated 17 April 1991 between (1) British Telecommunications Plc and (2) Swindon Cable Limited;

9.                                      Master Lease Agreement dated 28 April 1999 between (1) Cisco Systems Capital and (2) X-Tant Limited;

10.                               Purchase Lease and Support Agreement (undated) between (1) Telebit Communications AS and (2) X-Tant Limited; and

11.                               Master Rental Agreement dated 27 April 1999 between (1) GE Capital Equipment Finance Limited and (2) X-Tant Limited.

12.                               A Finance Lease dated 31 March 1995 between (1) Nortel Limited and (2) Cambridge Cable Limited.

PART 4 - EXISTING PERFORMANCE BONDS

Company Name	Surety	Division	GBP Currency	USD Currency	Euros Currency	Start Date	Expiry Date	Cash Cover

NTL Glasgow	NatWest	Bank Group	£214,750.00			13/08/1997	Open Ended	y
NTL Glasgow	NatWest	Bank Group	£146,671.00			13/08/1997	Open Ended	y
NTL Glasgow	NatWest	Bank Group	£113,000.00			13/08/1997	Open Ended	y
NTL Glasgow	NatWest	Bank Group	£124,424.00			13/08/1997	Open Ended	y
NTL Glasgow	NatWest	Bank Group	£146,778.00			13/08/1997	Open Ended	y

Cabletel Herts & Beds Ltd	NatWest	Bank Group	£165,000.00			13/08/1997	Open Ended	y
Cabletel Herts & Beds Ltd	NatWest	Bank Group	£151,054.00			13/08/1997	Open Ended	y
Cabletel Herts & Beds Ltd	NatWest	Bank Group	£160,710.00			13/08/1997	Open Ended	y
Cabletel Herts & Beds Ltd	NatWest	Bank Group	£183,922.00			13/08/1997	Open Ended	y

NTL Kirklees	NatWest	Bank Group	£182,869.00			13/08/1997	Open Ended	y

Cabletel Northern Ireland Ltd	NatWest	Bank Group	£239,963.00			13/08/1997	Open Ended	y

ntl South Wales Ltd.	NatWest	Bank Group	£179,737.00			13/08/1997	Open Ended	y
ntl South Wales Ltd.	NatWest	Bank Group	£136,500.00			13/08/1997	Open Ended	y
ntl South Wales Ltd.	NatWest	Bank Group	£183,500.00			13/08/1997	Open Ended	y
ntl South Wales Ltd.	NatWest	Bank Group	£142,917.00			13/08/1997	Open Ended	y

Cabletel Surrey & Hampshire	NatWest	Bank Group	£190,000.00			13/08/1997	Open Ended	y

ntl (Southampton & Eastleigh) Ltd	NatWest	Bank Group	£100,000.00				Open Ended	y

Company Name	Surety	Division	GBP Currency	USD Currency	Euros Currency	Start Date	Expiry Date	Cash Cover

NTL (South London) Ltd	NatWest	Bank Group	£83,000.00				Open Ended	y
NTL (South London) Ltd	NatWest	Bank Group	£83,000.00				Open Ended	y
NTL (South London) Ltd	NatWest	Bank Group	£62,000.00				Open Ended	y
NTL (South London) Ltd	NatWest	Bank Group	£117,400.00				Open Ended	y
NTL (South London) Ltd	NatWest	Bank Group	£112,000.00				Open Ended	y

NTL (West London) Ltd	NatWest	Bank Group	£104,800.00				Open Ended	y
NTL (West London) Ltd	NatWest	Bank Group	£49,333.00				Open Ended	y
NTL (West London) Ltd	NatWest	Bank Group	£49,333.00				Open Ended	y
NTL (West London) Ltd	NatWest	Bank Group	£115,000.00				Open Ended	y

National Transcommunications Ltd	Chase		£260,000.00			01/04/2004	31/03/2005
National Transcommunications Ltd	Chase	Broadcast		$539,520.00		07/11/2003	06/11/2004	Y
National Transcommunications Ltd	Chase	Broadcast		$70,000.00		07/11/2003	06/11/2004	Y
National Transcommunications Ltd	Chase	Broadcast		$43,186.67		07/11/2003	06/11/2004	Y
National Transcommunications Ltd	Chase	Broadcast		$58,533.33		07/11/2003	06/11/2004	Y
ntl Group Ltd	Chase	Bank Group	£93,000.00			06/02/2001	23/01/2006	n
ntl Group Ltd	Chase		£2,065,000.00			01/04/2004	31/03/2005
ntl (UK) Group Inc	Chase	Bank Group	£5,043,438.00			06/09/2001	29/09/2005	n
ntl (UK) Group Inc	Chase	Bank Group	£1,032,100.00			06/09/2001	29/09/2005	n
ntl (UK) Group Inc	Chase	Bank Group	£1,990,250.00			06/09/2001	29/09/2005	n
ntl (UK) Group Inc	Chase	Bank Group	£1,500,000.00			30/11/2001	29/09/2005	n

ntl South Central Ltd	HSBC	Bank Group	£100,000.00			20/03/1992	open ended	y
ntl South Central Ltd	HSBC	Bank Group	£100,000.00			20/03/1992	open ended	y
ntl South Central Ltd	HSBC	Bank Group	£1,000,000.00			20/10/1997	open ended	n
ntl South Central Ltd	HSBC	Bank Group	£3,525,000.00			28/01/1997	open ended	n

Company Name	Surety	Division	GBP Currency	USD Currency	Euros Currency	Start Date	Expiry Date	Cash Cover

Cabletel Northern Ireland Ltd	First Trust	Bank Group	£20,000.00			04/09/1996	open ended	n
National Transcommunications Ltd	Banque et Casisse d’Epargne	Broadcast			29,775.00	01/08/2003	01/08/2004	Y

			£20,266,449.00	$711,240.00	29,775.00

SCHEDULE 11

FORM OF L/C BANK ACCESSION CERTIFICATE

To:                              Credit Suisse First Boston

cc:                                 NTL Investment Holdings Limited

From:                  [L/C Bank]

Date:

Dear Sirs

1.                                      We refer to the facilities agreement dated [•] (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between NTL Incorporated as Ultimate Parent, NTL Investment Holdings Limited as Borrower, Credit Suisse First Boston, Deutsche Bank AG London, Goldman Sachs International, Morgan Stanley Dean Witter Bank Limited and others as Mandated Lead Arrangers, Credit Suisse First Boston as Facility Agent, Credit Suisse First Boston as Security Trustee, GE Capital Structured Finance Group Limited as Administrative Agent and the financial and other institutions named in it as Lenders.  Terms defined in the Facilities Agreement shall have the same meanings in this Agreement.

2.                                      This L/C Bank Accession Certificate is delivered pursuant to Clause 5.11 (Appointment and Change of L/C Bank) of the Facilities Agreement.

3.                                      [Name of L/C Bank] undertakes, upon its becoming an L/C Bank, to perform all the obligations expressed to be undertaken under the Facility Agreement and the Finance Documents by an L/C Bank and agrees that it shall be bound by the Facilities Agreement and the other Finance Documents in all respects as if it had been an original party to it as an L/C Bank.

4.                                      [Name of L/C Bank]’s administrative details are as follows:

Address:

Fax No:

Contact:

[and the address of the office having the beneficial ownership of our participation in the Facilities Agreement (if different from the above) is:

Address:

Fax No:

Contact:                 ]

5.                                      This L/C Bank Accession Certificate shall be governed by English law.

For and on behalf of
[Name of L/C Bank]

SCHEDULE 12

FORM OF DOCUMENTARY CREDIT

[L/C Bank’s Letterhead]

To:                              [Beneficiary]
(the “Beneficiary”)

Non-transferable Irrevocable Documentary Credit No. [•]

At the request of NTL Investment Holdings Limited, [L/C Bank] (the “L/C Bank”) issues this irrevocable non-transferable documentary credit (“Documentary Credit”) in your favour on the following terms and conditions:

1.                                      Definitions

In this Documentary Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].(19)

“Demand” means a demand for payment under this Documentary Credit in the form of the schedule to this Documentary Credit.

“Expiry Date” means [•].

“Total L/C Amount” means [•].

2.                                      L/C Bank’s Agreement

(a)                                  The Beneficiary may request a drawing or drawings under this Documentary Credit by giving to the L/C Bank a duly completed Demand.  A Demand must be received by the L/C Bank on or before [•] p.m. ([London] time) on the Expiry Date.

(b)                                  Subject to the terms of this Documentary Credit, the L/C Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [10] Business Days of receipt by it of a Demand, it will pay to the Beneficiary the amount demanded in that Demand.

(c)                                  The L/C Bank will not be obliged to make a payment under this Documentary Credit if as a result the aggregate of all payments made by it under this Documentary Credit would exceed the Total L/C Amount.

3.                                      Expiry

(a)                                  The L/C Bank will be released from its obligations under this Documentary Credit on the date (if any) notified by the Beneficiary to the L/C Bank as the date upon which the obligations of the L/C Bank under this Documentary Credit are released.

(b)                                  Unless previously released under paragraph (a) above, at [•] p.m. ([London] time) on the Expiry Date the obligations of the L/C Bank under this Documentary Credit will cease with

(19)         This may need to be amended depending on the currency of payment under the Documentary Credit.

no further liability on the part of the L/C Bank except for any Demand validly presented under the Documentary Credit before that time that remains unpaid.

(c)                                  When the L/C Bank is no longer under any further Obligations under this Documentary Credit, the Beneficiary must promptly return the original of this Documentary Credit to the L/C Bank.

4.                                      Payments

All payments under this Documentary Credit shall be made in [•] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.                                      Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the L/C Bank at its address and by the particular department or officer (if any) as follows:

[•]

6.                                      Assignment

The Beneficiary’s rights under this Documentary Credit may not be assigned or transferred.

7.                                      UCP

Except to the extent it is inconsistent with the express terms of this Documentary Credit, this Documentary Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

8.                                      Governing Law

This Documentary Credit is governed by English law.

9.                                      Jurisdiction

The courts of England have exclusive jurisdiction to settle any disputes arising out of or in connection with this Documentary Credit.

Yours faithfully,

[L/C Bank]

By:

FORM OF DEMAND

To:          [L/C Bank]

Dear Sirs,

Non-transferable Irrevocable Documentary Credit No. [•] issued in favour of [name of beneficiary] (the “Documentary Credit”)

We refer to the Documentary Credit.  Terms defined in the Documentary Credit have the same meaning when used in this Demand.

1.	We certify that the sum of [•] is due [and has remained unpaid for at least [•] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [•].

2.	Payment should be made to the following account:

Name:

Account Number:

Bank:

3.	The date of this Demand is not later than the Expiry Date.

Yours faithfully,

(Authorised Signatory)	(Authorised Signatory)

For

[Beneficiary]

SCHEDULE 13

PRO FORMA BANK GROUP FINANCIAL STATEMENTS

Bank Group Estimated Consolidated Balance Sheet

$ millions

Unaudited

Proforma

	NTL Inc December 31, 2003 (Note 4)	Less		Proforma Bank Group
		Broadcast	Excluded Group		Note 1

Assets
Current Assets

Cash and Cash equivalents	795.9				b
Marketable securities	—				b
Accounts receivable - trade less allowance for doubtful accounts of $28.8	405.3				b
Due from affiliates	—				b

Prepaid expense	180.1				c

Other current assets	55.8				c

Total current assets	1,437.1

Fixed Assets, net	7,880.5				c
Reorganization value in excess of amounts allocable to identifiable assets	539.1				c
Goodwill	—

Intangible assets, net	1,178.9				c
Investments in and loans to affiliates, net (Note 5)	2.3				a

Other assets net of accumulated amortisation of $70.1	134.9				b

Total assets	11,172.8

Liabilities and shareholders’ equity (deficit)
Current liabilities

Accounts payable	260.0				c

Accrued expenses	656.7				c

Accrued construction costs	33.6				c

Interest payable	194.6				b

Deferred revenue	434.8				b

Other current liabilities	27.1				c
Current portion of long term debt	2.3				b

Total current liabilities	1,609.1

Long term debt net of current portion	5,728.4				b

Other long term liabilities	137.2				c

Deferred income taxes	0.1				d
Commitments and contingent liabilities	—

Shareholders’ equity (deficit)
Series preferred stock - $.01 par value;authorized 5,000,000	—				d
issued and outstanding none
Common Stock - $.01 per value; authorized 400,000,000	0.9				d
issued and outstanding 86,916,614
Additional paid in capital	4,325.0				d
Unearned stock-based compensation	(15.0)				d
Accumulated other comprehensive income (loss)	341.3				d
Accumulated (deficit)	(954.2)				d

Total shareholders’ equity (deficit)	3,698.0

Total liabilities and shareholders’ equity (deficit)	11,172.8

Notes

1. The foregoing statements provide limited information concerning line items of the bank group (as defined in the Senior Facilities Agreement) according to the following:

a = Items will be specific to the Broadcast Group or Excluded Group only

b = Items will be determined specifically without allocation

c = Items will be allocated between the Bank Group, Broadcast and Excluded Group based upon appropriate methodologies as determined by the Board of Directors

d = Items may appear blank because calculation cannot be prepared by the Borrower until some time after the Principal Separation has been consummated.

Accordingly the estimated proforma consolidated statement of operations is incomplete

2. The above statement is not representative of the balance sheet of the bank group which will be effected after Broadcast separation

3. The exchange rates used to convert from UK Pounds to US Dollars in the preparation of the balance sheet are:

At the period end:	Exchange rate ruling at the period end

4. NTL Inc. figures for December 31, 2003 provided by way of example

5. The Bank Group estimated proforma balance sheet will exclude debt due from National Transcommunications Ltd to the Bank Group

Bank Group Estimated Consolidated Statement Of Operations

$ millions

Unaudited

Proforma

	NTL Inc December 31, 2003 (Note 4)	Less		Proforma Bank Group
		Broadcast	Excluded Group		Note 1

Revenue	3,645.2				b

Costs and expenses
Operating costs (excluding depreciation)	(1,545.9)				b
Selling, general and administrative expenses	(900.2)				b
Non-cash compensation	0.0				b
Other charges	(40.7)				b
Depreciation	(1,233.2)				c
Amortization	(203.4)				c

	(3,923.4)

Operating (loss)	(278.2)

Other income (expense)
Interest income and other, net	17.0				b
Interest expense (contractual interest of $1,425.4)	(746.4)				b
Share of (losses) from equity investments	(0.5)				a
Other gains (losses)	0.0				c
Foreign currency transaction gains (losses)	54.0				c

(Loss) before income taxes	(954.1)
Income tax (expense) benefit	(0.1)				d

Net (loss)	(954.2)

Notes

1. The foregoing statements provide limited information concerning line items of the bank group (as defined in the Senior Facilities Agreement) according to the following:

a = Items will be specific to the Broadcast Group or Excluded Group only

b = Items will be determined specifically without allocation

c = Items will be allocated between the Bank Group, Broadcast and Excluded Group based upon appropriate methodologies as determined by the Board of Directors

d = Items may appear blank because calculation cannot be prepared by the Borrower until some time after the Principal Separation has been consummated.

Accordingly the estimated proforma consolidated statement of operations is incomplete

2. The above statement is not representative of the results of operations of the bank group which will be effected after Broadcast separation

3. The exchange rates used to convert from UK Pounds to US Dollars in the preparation of the proforma statement of operations are:

Period to date:	Average rate for the period to date

First quarter:	Average rate for the period to date
Second, third and fourth quarters

US dollar amounts are obtained by multiplying the UK Pound amounts for the period to date by the average exchange rate for the same period and subtracting from this total the US dollar converted amounts for the period to the end of the previous quarter.

4. NTL Inc. figures for December 31, 2003 provided by way of example

Bank Group Estimated Consolidated Statement Of Cashflows

$ millions

Unaudited

Proforma

	NTL Inc December 31, 2003 (Note 4)	Less		Proforma Bank Group
		Broadcast	Excluded Group		Note 1

Operating activities

Net cash provided by (used in) operating activities	521.1

Investing activities
Acquisition, net of cash acquired	0.0				b
Purchase of fixed assets	(574.2)				c
Investments in and loans to affiliates	5.4				b
Proceeds from sale of assets	0.0				c
Purchase of marketable securities	0.0				b
Proceeds from sales of marketable securities	5.2				b

Net cash (used in) investing activities	(563.6)

Financing activities
Proceeds from borrowings, net of financing costs	0.0				b
Net proceeds from rights offering	1,367.0				b
Proceeds from employee stock options	3.0				b
Principal payments on long-term debt	(1,249.1)				b

Net cash provided by financing activities	120.9
Effect of exchange rate changes on cash and cash equivalents	76.8				b

Increase (decrease) in cash and cash equivalents	155.2
Cash and cash equivalents at beginning of year	640.7				b

Cash and cash equivalents at end of year	795.9				b

Notes

1. The foregoing statements provide limited information concerning line items of the bank group (as defined in the Senior Facilities Agreement) according to the following:

a = Items will be specific to the Broadcast Group or Excluded Group only

b = Items will be determined specifically without allocation

c = Items will be allocated between the Bank Group, Broadcast and Excluded Group based upon appropriate methodologies as determined by the Board of Directors

d = Items may appear blank because calculation cannot be prepared by the Borrower until some time after the Principal Separation has been consummated.

Accordingly the estimated proforma statement of cashflows is incomplete

2. The above statement is not representative of the results of operations of the bank group which will be effected after Broadcast separation

3. The exchange rates used to convert from UK Pounds to US Dollars in the preparation of the proforma statement of cashflows are:

Period to date:	Average rate for the period to date

First quarter:	Average rate for the period to date
Second, third and fourth quarters

US dollar amounts are obtained by multiplying the UK Pound amounts for the period to date by the average exchange rate for the same period and subtracting from this totalthe US dollar converted amounts for the period to the end of the previous quarter.

4. NTL Inc. figures for December 31, 2003 provided by way of example

SCHEDULE 14

PRO FORMA PARI PASSU INTERCREDITOR AGREEMENT

[Signing Date]

(1)  THE BANK GROUP LENDERS

(2)  THE BANK GROUP HEDGE COUNTERPARTIES

(3) THE BANK GROUP AGENT

(4)  THE BANK GROUP SECURITY TRUSTEE

(5)  THE TARGET GROUP LENDERS

(6)  THE TARGET GROUP HEDGE COUNTERPARTIES

(7) THE TARGET GROUP AGENT

(8) THE TARGET GROUP SECURITY TRUSTEE

(9) THE MEMBERS OF THE BANK GROUP

(10) THE MEMBERS OF THE TARGET GROUP

PARI PASSU

INTERCREDITOR DEED

7-11 Moorgate
London EC2R 6HH

INDEX

Clause

1.	DEFINITIONS AND INTERPRETATION
2.	RECIPROCITY
3.	PRIORITIES ON ENFORCEMENT
4.	TURNOVER
5.	ENFORCEMENT OF SECURITY
6.	DISPOSALS AND CLAIMS
7.	CERTAIN PAYMENTS
8.	CHANGES TO FINANCE DOCUMENTS
9.	MISCELLANEOUS
10.	LOSS SHARING
11.	ACKNOWLEDGEMENTS
12.	CHANGE OF PARTY
13.	NOTICES
14.	REMEDIES, WAIVERS & AMENDMENTS
15.	ENGLISH LANGUAGE
16.	THIRD PARTY RIGHTS
17.	COUNTERPARTS
18.	GOVERNING LAW
19.	JURISDICTION
SCHEDULE 1
PART I - THE BANK GROUP LENDERS
PART II - THE TARGET GROUP LENDERS
SCHEDULE 2
PART I - BANK GROUP OBLIGORS
PART II - TARGET GROUP OBLIGORS
SCHEDULE 3
PART I - BANK GROUP SECURITY
PART II - TARGET GROUP SECURITY
SCHEDULE 4 DEED OF ACCESSION
SCHEDULE 5

THIS DEED is made on [       ]

BETWEEN:

(1)           THE BANK GROUP LENDERS (as defined herein);

(2)           THE BANK GROUP HEDGE COUNTERPARTIES (as defined herein);

(3)           CREDIT SUISSE FIRST BOSTON (as facility agent for and on behalf of the Bank Group Lenders, the “Bank Group Agent”);

(4)           CREDIT SUISSE FIRST BOSTON (as security trustee for and on behalf of the Bank Group Lenders, the “Bank Group Security Trustee”);

(5)           THE TARGET GROUP LENDERS (as defined herein);

(6)           THE TARGET GROUP HEDGE COUNTERPARTIES (as defined herein);

(7)           [          ] (as facility agent for and on behalf of the Target Group Lenders, the “Target Group Agent”);

(8)           [          ] (as security trustee for and on behalf of the Target Group Lenders, the “Target Group Security Trustee”);

(9)           THE BANK GROUP OBLIGORS (as defined herein); and

(10)         THE TARGET GROUP OBLIGORS (as defined herein).

IT IS AGREED as follows:-

1.             DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Deed the following words and expressions shall have the following meanings:

“Accession Deed” means a deed of accession substantially in the form set out in Schedule 4 or in such other form as the Bank Group Agent, the Target Group Agent, NTL Investment Holdings Limited and the Target shall agree.

“Bank Group” means:

(i)            NTL Investment Holdings Limited and each of its direct and indirect Subsidiaries from time to time, other than the Bank Group Excluded Subsidiaries; and

(ii)           without prejudice to sub-paragraph (i) above, each of the direct and indirect Subsidiaries from time to time of NTL Communications Limited, excluding NTL Cable Plc and its direct and indirect Subsidiaries, provided that for the purposes of this definition, “Subsidiaries” shall exclude any member of the Target Group.

“Bank Group Credit Agreement” means the credit agreement dated [     ] whereby certain facilities are made available to NTL Investment Holdings Limited by a group of banks and other financial institutions on whose behalf the Bank Group Agent acts as facility agent.

“Bank Group Debt” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of any member of the Bank Group to any of the Bank Group Finance Parties in respect of Bank Group Liabilities.

“Bank Group Excluded Subsidiary” shall have the meaning given to it in the Bank Group Credit Agreement.

“Bank Group Facilities” means the facilities provided by the Bank Group Lenders under the Bank Group Credit Agreement.

“Bank Group Finance Documents” means the Bank Group Credit Agreement, the Bank Group Security, the Bank Group Guarantees and each of the other Finance Documents (as defined in the Bank Group Credit Agreement).

“Bank Group Finance Parties” means the Bank Group Agent, the Bank Group Security Trustee, the Bank Group Lenders and the Bank Group Hedge Counterparties.

“Bank Group Hedge Counterparties” means any counterparty which has entered into a hedging agreement with any member of the Bank Group and has executed or acceded to (and remains a party to) this Deed in such capacity.

“Bank Group Guarantees” means the guarantees granted in favour of any of the Bank Group Finance Parties by any member of the Group in respect of all or any part of the Bank Group Liabilities.

“Bank Group Instructing Group” means an Instructing Group (as defined in the Bank Group Credit Agreement).

“Bank Group Lender” means the parties from time to time party to the Bank Group Credit Agreement as Lenders which have acceded to (and remain party to) this Deed in accordance with the provisions of the Bank Group Credit Agreement.

“Bank Group Liabilities” means all present and future liabilities and obligations at any time of any member of the Group to any Bank Group Finance Party under or in connection with the Bank Group Finance Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)           any refinancing, novation, deferral or extension;

(b)           any claim for damages or restitution; and

(c)           any claim as a result of any recovery by any member of the Group of a payment or discharge on the grounds of preference,

and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings.

“Bank Group Obligors” means all of the companies specified in Part I of Schedule 2 and any company which has become a party hereto (for as long as such company remains party hereto) in such capacity in accordance with the provisions of Clause 12.6 hereof.

“Bank Group Pari Passu Debt” means the aggregate principal amount of the Bank Group Debt not exceeding £[principal amount committed under the Bank Group Credit Agreement upon execution of this Deed] (or its equivalent in other currencies) in aggregate principal amount (or such greater amount as shall be agreed in writing by the Target Group Instructing Group) together with any interest (including default interest) accruing on such amount and commitment commission, fees, charges and any costs and expenses, in each case, payable under the terms of the Bank Group Finance Documents.

“Bank Group Security” means the Encumbrances constituted by each document listed in Part I of Schedule 3 together with all collateral, additional or substituted Encumbrance which is granted in favour of any of the Bank Group Finance Parties by any member of the Group after the date of this Deed in respect of all or any part of the Bank Group Debt.

“Calculation Date” means any date upon which any calculation of Pari Passu Basis is required to be made under this Deed.

“Credit Agreements” means the Bank Group Credit Agreement and the Target Group Credit Agreement.

“Encumbrance” means a mortgage, charge, pledge, lien, encumbrance or other security interest securing any obligation of any person.

“Enforcement Action” means:

(a)           the acceleration of any Liabilities or any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Lender to perform its obligations under, or of any mandatory prepayment arising under the Finance Documents) or any declaration that any Liabilities are payable on demand (save where such declaration is capable of being made and is made in circumstances where there is no default by any member of the Group);

(b)           the taking of any steps to enforce or require the enforcement of any Security;

(c)           the making of any demand against any member of the Group in relation to any guarantee, indemnity or other assurance against loss in respect of any Liabilities or exercising any right to require any member of the Group to acquire any Liability;

(d)           the exercise of any right of set-off against any member of the Group in respect of any Liabilities (save where such right is capable of being exercised and is exercised in circumstances where there is no default by any member of the Group);

(e)           the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group to recover any Liabilities;

(f)            the entering into of any composition, assignment or similar or analogous arrangement with any member of the Group with respect to any Liability, or any analogous procedure or step in any jurisdiction; or

(g)           the petitioning, applying or voting for, or the taking of any steps by any Finance Party in its capacity as such (including, without limitation, corporate action, procedural or formal steps or legal proceedings, or the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution or administration or bankruptcy of any member of the Group or any analogous procedure or step in any jurisdiction.

“Enforcement Date” means the first date on which an Enforcement Action is taken by any of the Finance Parties.

“Facilities” means the Bank Group Facilities and the Target Group Facilities.

“Facility Agents” means the Bank Group Agent and the Target Group Agent.

“Finance Documents” means the Bank Group Finance Documents and the Target Group Finance Documents.

“Finance Parties” means the Bank Group Finance Parties and the Target Group Finance Parties.

“Group” means [name of ultimate holding company of Bank Group and Target Group] and its Subsidiaries from time to time.

“Guarantees” means the Bank Group Guarantees and the Target Group Guarantees.

“Hedge Counterparties” means the Bank Group Hedge Counterparties and the Target Group Hedge Counterparties.

“HYD Intercreditor Agreement” means (a) the intercreditor agreement dated on or about the date of the Bank Group Credit Agreement between certain of the Bank Group Obligors, the Bank Group Finance Parties and others, or (b) to the extent a High Yield Refinancing (as defined in the Bank Group Credit Agreement) occurs and a new intercreditor agreement relating to such High Yield Refinancing is entered into, the intercreditor agreement entered into on substantially similar terms to the intercreditor agreement referred to in paragraph (a) in connection with such High Yield Refinancing (as defined in the Bank Group Credit Agreement), in each case, as the same may be amended, supplemented, novated or restated from time to time.

“Lenders” means the Bank Group Lenders and the Target Group Lenders.

“Liabilities” means the Bank Group Liabilities and the Target Group Liabilities.

“Pari Passu Basis” means:

(a)           in relation to priority of liabilities, such liabilities shall be equal and rateable with no liability having any priority over the other,

(b)           in relation to a calculation of a repayment to be made by reference to Bank Group Pari Passu Debt and Target Group Pari Passu Debt or the Bank Group Facilities and the Target Group Facilities on or after the Enforcement Date, that such repayment shall be made pro rata in the proportion which the amount of each such debt at the Enforcement Date bears to the aggregate Pari Passu Debt at the Enforcement Date, and

(c)           in relation to a calculation of a payment or repayment to be made by reference to the Bank Group Facilities and the Target Group Facilities before the Enforcement Date, that such payment or repayment shall be made pro rata in the proportion which the amount of each such debt at the Calculation Date bears to the aggregate Pari Passu Debt at such Calculation Date;

(d)           in relation to any calculations made by reference to commitments, drawings or repayments under any revolving or similar facility in the Bank Group Credit Agreement or the Target Group Credit Agreement on a Calculation Date, the calculation thereof shall be made pro rata in the proportion that the maximum amount of credit which may be utilised under each such facility at such Calculation Date bears to the aggregate amount available to be utilised under such facilities in both Credit Agreements.

“Pari Passu Debt” means the Bank Group Pari Passu Debt and the Target Group Pari Passu Debt.

“Security” means the Bank Group Security and the Target Group Security.

“Security Trustees” means the Bank Group Security Trustee and the Target Group Security Trustee.

“Subsidiary” of a company shall be construed as a reference to any company:

(i)            more than 50% of the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company; or

(ii)           where the first-mentioned company has the right or ability to control directly or indirectly the affairs or the composition of the board of directors (or equivalent of it) of such company; or

(iii)         which is a Subsidiary of another Subsidiary of the first-mentioned company;

“Target” means [      ].

“Target Group” means [to identify those companies which are designated as members of the Target Group at the date of execution of this Deed and thereafter].

“Target Group Credit Agreement” means the credit agreement dated [     ] whereby certain facilities were made available to [specify members of the Target Group] by a group of banks and other financial institutions on whose behalf the Target Group Agent acts as facility agent.

“Target Group Debt” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of any member of the Target Group to any of the Target Group Finance Parties in respect of Target Group Liabilities.

“Target Group Facilities” means the facilities provided by the Target Group Lenders under the Target Group Credit Agreement.

“Target Group Finance Documents” means the Target Group Credit Agreement, the Target Group Security, the Target Group Guarantees and each of the other [Finance Documents] (as defined in the Target Group Credit Agreement).

“Target Group Finance Parties” means the Target Group Agent, the Target Group Security Trustee, the Target Group Lenders, the Target Group Hedge Counterparties and any other [Finance Parties] (as defined in the Target Group Credit Agreement).

“Target Group Guarantees” means the guarantees granted in favour of any of the Target Group Finance Parties by any member of the Group in respect of all or any part of the Target Group Liabilities.

“Target Group Hedge Counterparties” means any counterparty which has entered into a hedging agreement with any member of the Target Group and has executed or acceded to this Deed in such capacity.

“Target Group Instructing Group” means an [Instructing Group] (as defined in the Target

Group Credit Agreement).

“Target Group Lender” means:

(a)           a bank or financial institution or other person named in Part II of Schedule 1 (unless it has ceased to be a party hereto in accordance with the terms hereof); or

(b)           a bank or financial institution or other person which has become (and remains) a party hereto as a Target Group Lender in accordance with the provisions of Clause 12.5 hereof and in accordance with the provisions of the Target Group Credit Agreement.

“Target Group Liabilities” means all present and future liabilities and obligations at any time of any member of the Group to any Target Group Finance Party under or in connection with the Target Group Finance Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)           any refinancing, novation, deferral or extension;

(b)           any claim for damages or restitution; and

(c)           any claim as a result of any recovery by any member of the Group of a payment or discharge on the grounds of preference,

and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings.

“Target Group Obligors” means all of the companies specified in Part II of Schedule 2 and any company which has become a party hereto  (for as long as such company remains party hereto) in such capacity in accordance with the provisions of Clause 12.6 hereof.

“Target Group Pari Passu Debt” means the aggregate principal amount of the Target Group Debt not exceeding £1,250,000,000 (or its equivalent in other currencies) (or such greater amount as shall be agreed in writing by the Bank Group Instructing Group) together with any interest (including default interest) accruing on such amount and commitment commission, fees, charges and any costs and expenses, in each case, payable under the terms of the Target Group Finance Documents.

“Target Group Security” means the Encumbrances constituted by each document listed in Part II of Schedule 3 together with all collateral, additional or substituted Encumbrance which is granted in favour of any of the Target Group Finance Parties by any member of the Group after the date of this Deed in respect of all or any part of the Target Group Debt.

1.2          Interpretation

(a)           For the purpose of this Deed any amount of Pari Passu Debt denominated in a currency other than sterling shall be notionally converted into sterling by reference to the amount of sterling which could be purchased with the relevant currency using the Bank Group Agent’s spot rate of exchange at 11 a.m. (London time) on each relevant Calculation Date or, if such market is then closed, at 11 a.m. (London time) on the day such market was then last open.

(b)           The headings in this Deed are inserted for convenience only and shall be ignored in construing this Deed.

(c)           References to Clauses, paragraphs or Schedules are to paragraphs of Clauses and Clauses of or Schedules to this Deed unless otherwise stated.

(d)           Any reference in this Deed to (or to any provisions of or definition contained in) any other document shall be construed as a reference to this Deed or that provision, definition or document as in force for the time being and as amended, supplemented, varied and/or novated from time to time but only to the extent that any such amendment, supplement, variation or novation has been made in accordance with the terms of this Deed.

(e)           Any reference in this Deed to any party to this Deed shall be construed so as to include such party’s and any subsequent successors, transferees and assigns in accordance with their respective interests.

(f)            Any reference in this Deed to the singular shall include the plural and vice versa.

2.             RECIPROCITY

2.1          Reciprocal Security

Each of the Finance Parties and each member of the Group which is party to this Deed agrees that it is intended that the Bank Group Finance Parties and the Target Group Finance Parties shall share the benefits of all security arrangements and guarantees granted by members of the Bank Group and Target Group in relation to the Liabilities so as to guarantee and secure the Liabilities in such a manner as shall ensure that the Bank Group Liabilities and the Target Group Liabilities shall rank on a Pari Passu Basis provided that, at the Borrower’s discretion, this intention shall be effected by either:

(a)           (i)            members of the Bank Group granting guarantees and Encumbrances in favour of the Target Group Finance Parties (or the Target Group Security Trustee on their behalf) in substantially similar form to the guarantees and Encumbrances granted to the Bank Group Finance Parties in respect of the Bank Group Liabilities to guarantee and secure the Target Group Liabilities; and

(ii)           members of the Target Group granting guarantees and Encumbrances in favour of the Bank Group Finance Parties (or the Bank Group Security Trustee on their behalf) in substantially similar form to the guarantees and Encumbrances granted to the Target Group Finance Parties in respect of the Target Group Liabilities to guarantee and secure the Bank Group Liabilities; or

(b)           (i)            each of the Bank Group Finance Parties which has been granted a guarantee or an Encumbrance by a member of the Bank Group in respect of the Bank Group Liabilities prior to the date of this Deed entering into such amendments to such guarantees or the security documents effecting such Encumbrances or the security trust arrangements under which they or the Bank Group Security Trustee holds the benefit of any such guarantees or Encumbrances with, in each case, the members of the Group which are party to such documents and arrangements so as to procure (insofar as legally possible) that the Target Group Liabilities are guaranteed and secured by such documents in the same manner as the Bank Group Liabilities; and

(ii)           each of the Target Group Finance Parties which has been granted a guarantee or an Encumbrance by a member of the Target Group in respect of the Target

Group Liabilities prior to the date of this Deed entering into such amendments to such guarantees or the security documents effecting such Encumbrances or the security trust arrangements under which they or the Target Group Security Trustee holds the benefit of any such guarantees or Encumbrances with, in each case, the members of the Group which are party to such documents and arrangements so as to procure (insofar as legally possible) that the Bank Group Liabilities are guaranteed and secured by such documents in the same manner as the Target Group Liabilities; and

(whether the Borrower exercises its discretion to select the option in paragraph (a) or paragraph (b) above):

(i)            each of the Bank Group Finance Parties which has been granted a guarantee or an Encumbrance by a member of the Bank Group to guarantee/secure the Bank Group Liabilities shall enter into this Deed and the HYD Intercreditor Agreement in the appropriate capacity in order to share the proceeds of enforcement of such guarantees and Encumbrances with the Target Group Finance Parties in the manner set forth herein or therein; and

(ii)           each of the Target Group Finance Parties which has been granted a guarantee or an Encumbrance by a member of the Target Group to guarantee/secure the Target Group Liabilities shall enter into this Deed and the HYD Intercreditor Agreement in the appropriate capacity in order to share the proceeds of enforcement of such guarantees and Encumbrances with the Bank Group Finance Parties in the manner set forth herein or therein; and

(iii)          each of the Finance Parties and each member of the Group which is party to this Deed agrees to execute and deliver any such accession deeds or other instruments and do all such acts or things as may be required to ensure that the option selected by the Borrower is effected.

2.2          Reciprocal subordination

Each of the Finance Parties and each member of the Group which is party to this Deed agrees that (i) it is intended that the Target Group Finance Parties and the Bank Group Finance Parties are to benefit equally (or to the extent that any proceeds are realised from such subordination or similar arrangements on a Pari Passu Basis) from any subordination or similar arrangements which they benefit from in relation to the Liabilities and (ii) it shall execute and deliver any such accession deeds or other instruments and do all such acts or things as may be required in order that:

(a)           the Target Group Finance Parties receive the benefit of any existing subordination provisions of any intercreditor agreements or other existing subordination arrangements to which the Bank Group Finance Parties are party or as to which they receive the benefit in each case in relation to the Bank Group Liabilities;

(b)           the Bank Group Finance Parties receive the benefit of any existing subordination provisions of any intercreditor agreements or other existing subordination arrangements to which the Target Group Finance Parties are party or as to which they receive the benefit in each case in relation to the Target Group Liabilities;

(c)           the Target Group Obligors confer (to the extent they are able) to the Bank Group Finance Parties the benefit of any existing subordination provisions of any intercreditor agreements or other existing subordination arrangements to which the Target Group Obligors are party in each case in relation to the Target Group

Liabilities; and

(d)           the Bank Group Obligors confer (to the extent they are able) to the Target Group Finance Parties the benefit of any existing subordination provisions of any intercreditor agreements or other existing subordination arrangements to which the Target Group Obligors are party in each case in relation to the Bank Group Liabilities, in each case so as to ensure that the Bank Group Finance Parties have the same ranking in respect of the Bank Group Liabilities as the Target Group Finance Parties have in respect of the Target Group Liabilities and vice versa.

2.3          Authorisation of Facility Agents and Security Trustees

Each of the Facility Agents and Security Trustees acting on behalf of the Target Group Finance Parties and Bank Group Finance Parties are hereby authorised and empowered to take all actions necessary or advisable in their opinions (including signing any documents on behalf of such Finance Parties) to effectuate the foregoing clauses 2.1 and 2.2.

3.             PRIORITIES ON ENFORCEMENT

3.1          Priorities

Each of the parties to this Deed hereby agrees that for the purpose of this Deed the following order of priorities shall apply to the Liabilities and (save as agreed to the contrary in the HYD Intercreditor Agreement) the Finance Parties shall apply any monies received by them on account of the Liabilities on or after the Enforcement Date in such order, including without limitation all moneys derived from the Guarantees or the Security on or after the Enforcement Date however realised:-

FIRST in or towards payment pari passu to:

(i)            the Bank Group Security Trustee in respect of any amounts payable to it in its personal capacity (and all interest thereon as provided for in the Bank Group Finance Documents) and any Receiver, attorney or agent under or in connection with this Deed or any of the Bank Group Security Documents (including without limitation, in connection with the perfection, preservation or enforcement of the Security); and

(ii)           the Target Group Security Trustee in respect of any amounts payable to it in its personal capacity (and all interest thereon as provided for in the Target Group Finance Documents) and any Receiver, attorney or agent under or in connection with this Deed or any of the Target Group Security Documents (including without limitation, in connection with the perfection, preservation or enforcement of the Security);

SECOND in payment and discharge of the Bank Group Pari Passu Debt and the Target Group Pari Passu Debt on a Pari Passu Basis;

THIRD in payment and discharge of any Target Group Debt not repaid and discharged in full pursuant to the FIRST paragraph; and

FOURTH the balance thereof to the person next entitled under the HYD Intercreditor Agreement or otherwise.

3.2          Priorities not affected

The order of priorities set out in Clause 3.1 shall apply irrespective of (a) the date on which this Deed or any of the Finance Documents was executed, registered or notice thereof was given to any person and (b) except where such reduction, increase, amendment or variation is undertaken in breach of this Deed, any reduction or increase in any of the Bank Group Debt or the Target Group Debt or any amendment or variation of any of the Bank Group Finance Documents or the Target Group Finance Documents.

3.3          Liabilities not affected

Each of the parties to this Deed hereby agrees that notwithstanding any term of this Deed, the Bank Group Debt and the Target Group Debt shall, as between the member of the Group by whom it is owed and the Finance Party to whom it is owed, remain owing in accordance with the terms of the Bank Group Finance Documents or the Target Group Finance Documents, as the case may be, and interest and default interest will accrue accordingly.

3.4          Sharing

Each of the Finance Parties agrees to ensure that the order of application referred to in Clause 3.1 is observed by making payments in accordance with Clause 4.1 and, with respect to any such payment, as between the party making such payment and the relevant member of the Group such payment shall be treated as not having been received by the party making such payment.

3.5          Refunds

For the purposes of this Clause 3, none of the Finance Parties shall be treated as having received an amount if it is required to repay such amount because of any law or provision relating to insolvency or liquidation.

3.6          Receipts by insolvency practitioners

Monies received by an administrator, receiver, administrative receiver, examiner or similar officer (however appointed) of any member of the Group (after payment of his remuneration and receivership expenses and after providing for all costs, charges, expenses and liabilities and other payments ranking in priority to the Finance Parties) whether under any of the Security or otherwise shall be applied in accordance with the terms of this Clause 3.

4.             TURNOVER

4.1          Turnover

Each Finance Party (other than the Bank Group Security Trustee) agrees to make any payments required to be made by it to comply with Clause 3.1 to the Bank Group Security Trustee who shall distribute any payments made to it in accordance with the terms of this Deed and due to any of the Bank Group Finance Parties in accordance with the Bank Group Credit Agreement and who shall distribute any payments due to any of the Target Group Finance Parties to the Target Group Security Trustee.

4.2          Undertaking to the Bank Group Security Trustee

Each Finance Party and each member of the Group party to this Deed gives the following undertakings to the Bank Group Security Trustee:

(a)           it shall provide the Bank Group Security Trustee with all directions and information as the Bank Group Security Trustee may reasonably require for the purposes of carrying out its duties and obligations under this Clause 4; and

(b)           it shall not take any proceedings or seek to assert any claim against any director, officer, employee or agent of the Bank Group Security Trustee in respect of any claim it might have against the Bank Group Security Trustee or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that director, officer, employee or agent in relation to any Finance Document, and acknowledges that the Bank Group Security Trustee has entered into this Deed in reliance on the undertakings set out in this Clause 4.2.

5.             ENFORCEMENT OF SECURITY

5.1          Enforcement of Security

Except as expressly agreed in the deeds and instruments referred to Clause 2, or in any other agreement entered into by or for the benefit of the Bank Group Finance Parties and the Target Group Finance Parties, none of the Bank Group Finance Parties shall, without the prior written consent of the Target Group Agent and none of the Target Group Finance Parties shall, without the prior written consent of the Bank Group Agent, exercise its power of sale or any other power over any part of the undertaking, property, assets or revenues of any member of the Group subject to the Security or otherwise have recourse to the same except through an administrator, receiver, administrative receiver, examiner or similar officer appointed pursuant to Clause 5.2 below.

5.2          Consultation

Subject to Clause 5.3, if any Bank Group Finance Party wishes to appoint an administrator, receiver, administrative receiver, examiner or similar officer to any member of the Group or to exercise its power of sale or otherwise enforce any of the Security, it shall promptly inform the Target Group Agent of its intention and if any Target Group Finance Party wishes to appoint any such officer to any member of the Group or to exercise its power of sale or otherwise enforce any of the Security, it shall promptly inform the Bank Group Agent of its intention.  The Finance Parties shall endeavour to agree on the method by which the Security shall be enforced, and where appropriate, upon a suitable person to be appointed as such officer and shall co-operate with each other in realising the assets secured in their favour and in ensuring that the net proceeds, after deduction of the expenses of realisation, are paid in accordance with the provisions of this Deed.  No member of the Group shall have any right to be consulted in relation to any enforcement or other action by any of the Finance Parties in relation to the Finance Documents.

5.3          Appointment of Insolvency Practitioner

(a)           Notwithstanding the provisions of Clause 5.2 any Finance Party may appoint an administrator, receiver, administrative receiver, examiner or similar officer to any member of the Group without notice to the relevant Facility Agent where the appointor reasonably believes that the immediate appointment of such officer is necessary to protect the interests of the Finance Parties in respect of the Security.  As soon as practicable thereafter the appointor shall inform the relevant Facility Agent of such appointment and shall consult with the relevant Facility Agent with a view to the retention in office of such officer or (if not agreed) to the appointment of others to act jointly with him.

(b)           To the extent permitted under applicable law, each of the members of the Group which are party to this Deed waives all rights it may otherwise have to require that any Guarantee or Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of any Guarantee or Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Liabilities is so applied.

6.             DISPOSALS AND CLAIMS

6.1          Disposal after Enforcement Action

If any assets are properly sold or otherwise disposed of in compliance with the provisions of this Deed and the relevant Security by a Finance Party (or by a member of the Group at the request of a Finance Party) either as a result of the enforcement of the Security or a disposal by a member of the Group after any Enforcement Action, to the extent necessary to enable such assets to be disposed of free of the Security, each Security Trustee shall release those assets from the Security and shall execute or enter into, on behalf of and, without the need for any further authority from any of the Finance Parties:

(a)           any release of the Security or any other claim over that asset; and

(b)           if the asset which is disposed of consists of all of the shares (which are held by a member of the Group) in the capital of a member of the Group or any holding company of a member of the Group, any release of such member of the Group or holding company and any subsidiary of such member of the Group or holding company from all liabilities it may have to any Finance Party, both actual and contingent in its capacity as a guarantor or borrower (including any guarantee or liability arising under or in respect of any Finance Document) and a release of any Security granted by such member of the Group or holding company and any subsidiary of such member of the Group or holding company over any of its assets under any of the Security.

6.2          Releases

The Finance Parties shall execute any assignments, transfers, releases or other documents that each Security Trustee may consider to be necessary to give effect to these releases or disposals provided that the proceeds of those disposals or claims are applied as if they were the proceeds of enforcement of the Security.

7.             CERTAIN PAYMENTS

7.1          Revolving Facilities

Any revolving or similar facility comprising a portion of the Bank Group Facilities or Target Group Facilities shall be repaid and utilised so that:

(a)           on the date of this Deed, there shall be borrowings and repayments of outstandings under all such revolving facilities such that the amounts thereunder shall be outstanding on a Pari Passu Basis; and

(b)           all borrowings and repayments shall be effected across all such revolving facilities such that the amounts thereunder shall always remain outstanding on a Pari Passu Basis;

and provided further that:

(c)           no member of the Bank Group shall voluntarily cancel any commitments under any revolving or similar facility made available as part of the Bank Group Facilities unless a corresponding voluntary cancellation calculated on a Pari Passu Basis is made by a member of the Target Group to any revolving or similar facility made available as part of the Target Group Facilities in accordance with paragraph (f) below;

(d)           no member of the Target Group shall voluntarily cancel any commitments under any revolving or similar facility made available as part of the Target Group Facilities unless a corresponding voluntary cancellation calculated on a Pari Passu Basis is made by a member of the Bank Group to any revolving or similar facility made available as part of the Bank Group Facilities in accordance with paragraph (f) below;

(e)           any cancellations required to be made under paragraphs (d) or (e) above shall be made in the manner determined by the relevant Credit Agreement or, if the relevant Group member is permitted a discretion in determining when such cancellation is made, such cancellation shall be made within 10 Business Days of the corresponding cancellation;

(f)            in the event any mandatory reductions to unutilised commitment are required to be made under any revolving or similar facility under one of the Facilities, the borrowers of any revolving or similar facility under the other Facilities shall make a voluntary reduction to the commitment under any revolving or similar facility under the other Facilities such that the commitments under both facilities are on a Pari Passu Basis.

7.2          Voluntary Prepayments of Term Facilities

(a)           No member of the Bank Group shall make any voluntary prepayment of the Bank Group Facilities unless a corresponding amount calculated on a Pari Passu Basis is applied by a member of the Target Group in voluntary prepayment of the Target Group Facilities in accordance with paragraphs (c) and (d) below.

(b)           No member of the Target Group shall make any voluntary prepayment of the Target Group Facilities unless a corresponding amount calculated on a Pari Passu Basis is applied by a member of the Bank Group in voluntary prepayment of the Bank Group Facilities in accordance with paragraphs (c) and (d) below.

(c)           Any prepayment required to be made under paragraph (a) or (b) above shall be applied in repayment of the relevant tranches of the Facilities in the manner determined by the relevant Credit Agreement, or if the relevant Group member is permitted a discretion in determining which of such tranches is repaid by such payment, in accordance with that Group member’s discretion.

(d)           Any prepayment required to be made under paragraph (a) or (b) above shall be applied upon the dates determined by the relevant Credit Agreement, or if the relevant Group member is permitted a discretion in determining the date upon which such Facilities are repaid, shall be applied on such date or dates immediately after the corresponding prepayment as will minimise any break costs payable under the relevant Facilities.

7.3          Certain Mandatory Prepayments of Facilities

The following proceeds required to be applied in mandatory prepayments under the Facilities shall be applied as follows:

(a)           to the extent any specified percentage of the proceeds of equity raised by any member of the Group (which is not a member of the Bank Group or Target Group) is required to be applied to repay the Facilities under the Credit Agreements an amount calculated by applying the higher of the applicable percentages specified in the Credit Agreements (if such percentages differ) to the proceeds of equity raised by such member of the Group shall be applied to prepay outstandings under the Bank                  Group Facilities on one hand and the Target Group Facilities on the other hand on a Pari Passu Basis,

(b)           to the extent any specified percentage of the proceeds of financial indebtedness incurred by members of the Group which are not members of the Bank Group or Target Group is required to be applied to repay Facilities under the Credit Agreements an amount calculated by applying the higher of the applicable percentages specified in the Credit Agreements (if such percentages differ) to the proceeds of financial indebtedness incurred by by such member of the Group shall be applied to prepay outstandings under the Bank Group Facilities on one hand and the Target Group Facilities on the other hand on a Pari Passu Basis,

(c)           any proceeds of disposals or insurance recoveries or similar transactions made by any member of the Group and which are required to be applied to repay the Facilities under the Credit Agreements shall be applied only in repayment of the Facilities made available to members of the part of the Group to which the Group member receiving those proceeds or recoveries belonged immediately prior to the Integrated Merger Event (or, if such person was not a member of any part of the Group at the date of the Integrated Merger Event, in repayment of the Facilities made available to that part of the Group to which such person would have belonged had the Integrated Merger Event not occurred), and

(d)           any proceeds constituted by excess cash flow generated by any member of the Bank Group or the Target Group or book debts subject to any securitisation or factoring transaction and required to be repaid under, or in cancellation of, the Bank Group Facilities or the Target Group Facilities under the relevant Credit Agreement, as the case may be shall be applied only in repayment or cancellation of the Facilities made available to members of the part of the Group to which the Group member generating such book debts belonged immediately prior to the Integrated Merger Event (or, if such person was not a member of any part of the Group at the date of the Integrated Merger Event, in repayment of the Facilities made available to that part of the Group to which such person would have belonged had the Integrated Merger Event not occurred).

7.4          Conflict

To the extent any member of the Group complies with the provisions of this Clause 7 it shall be deemed to be in compliance with any provisions relating to mandatory prepayments of any proceeds referred to in this Clause 7 under the Bank Group Credit Agreement or Target Group Credit Agreement and related finance documents and, for the avoidance of doubt, any cashflow generated by any member of the Target Group shall not count in the calculation of Bank Group Cash Flow under the Bank Group Credit Agreement (as defined therein) for the purposes of Clause 12.4 (Repayment from Excess Cash Flow) thereof.

8.             CHANGES TO FINANCE DOCUMENTS

Irrespective of the terms of the Finance Documents, no Finance Party shall:

(a)           increase the principal amount of the Facilities, other than by the rolling-up or capitalisation of interest (if relevant) (by reference to the amount thereof as at the date of the Deed);

(b)           increase the rate of interest, fees or commission applicable to the Facilities (save for any increase in interest or commission happening automatically under the terms of the Credit Agreements as in place on the date of this Deed or any waiver or amendment fee provided that any such fee is applied on a Pari Passu Basis between the Facilities), unless in the case of any such increase in respect of the Bank Group Facilities or the Bank Group Finance Documents, the consent of a Target Group Instructing Group has been obtained and unless such consent has been confirmed in writing by the Target Group Agent to the Bank Group Agent, and, in the case of any such increase in respect of the Target Group Facilities or the Target Group Finance Documents, unless the consent of a Bank Group Instructing Group has been obtained and unless such consent has been confirmed in writing by the Bank Group Agent to the Target Group Agent.

9.             MISCELLANEOUS

9.1          Waiver of defences

Without prejudice to Clause 8 of this Deed, the provisions of this Deed will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice the subordination and priorities in this Deed including:

(a)           any time, waiver or consent granted to, or composition with any person;

(b)           the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any member of the Group or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security in each case prior to the Enforcement Date;

(c)           any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(d)           any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(e)           any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(f)            any intermediate payment or discharge of any of the Liabilities in whole or in part.

9.2          Priorities not affected

Except as otherwise provided in this Deed the priorities referred to in Clause 3 will:

(a)           not be affected by any amendment or variation to any of the Finance Documents, or by any variation or satisfaction of, any of the Liabilities;

(b)           apply regardless of the order in which or dates upon which the Finance Documents and this Deed are executed or registered or notice of them is given to any person;

(c)           secure the Liabilities in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding; and

(d)           not postpone or subordinate the Liabilities (or any part thereof) to any other liabilities of any member of the Group.

9.3          Dealing with Purchaser

No purchaser dealing with any Finance Party or any administrator, receiver, administrative receiver, examiner or similar officer appointed by any Finance Party shall be concerned in any way with the provisions of this Deed but shall assume that, the relevant Finance Party or any such administrator, receiver, administrative receiver, examiner or similar officer as the case may be are acting in accordance with the provisions of this Deed.

9.4          No effect

Nothing contained in this Deed shall prejudice or affect the rights of any Finance Party under any guarantee, lien, bill, note, charge or other security from any party other than any member of the Group now or hereafter held by it in respect of any Liabilities.  Each Finance Party may (without limitation) apply any moneys recovered under such guarantee, lien, bill, note, charge or other security in or towards payment of any Liabilities or may hold such moneys in a suspense account for such period as it may in its absolute discretion think fit.

9.5          Noting

The parties to this Deed apply to the Registrar to note, in the appropriate manner, at H.M. Land Registry the priority arrangements agreed in this Deed in so far as the same affect any registered land subject to the Security.

9.6          Appropriation

If the total liability of members of the Group to the Bank Group Finance Parties or the Target Group Finance Parties exceeds the Bank Group Pari Passu Debt or the Target Group Pari Passu Debt respectively, the Bank Group Finance Parties and the Target Group Finance Parties shall be entitled to determine conclusively what part of such total liability shall be comprised in their own Pari Passu Debt and what part shall be deemed not to be so comprised.

9.7          Consent

The Bank Group Finance Parties and the Target Group Finance Parties hereby consent to the creation of the Guarantees and Security granted in each others favour.

9.8          Conflicts

To the extent the Bank Group Security and the Target Group Security empowers any Bank Group Finance Party and any Target Group Finance Party to exercise a discretion in relation to the subject matter of such Security, the Bank Group Finance Party may exercise such discretion in relation to any Security granted by a member of the Bank Group which is not a member of the Target Group and the Target Group Finance Party may exercise such discretion in relation to any Security granted by a member of the Target Group which is not a member of the Bank Group.

10.          LOSS SHARING

10.1         If for any reason after the distribution of the monies referred to in Clause 3.1 any of the Bank Group Liabilities remain undischarged and any resulting losses are not being borne by the Bank Group Finance Parties pro rata to the amount which their respective commitments bore to the total commitments as at the Enforcement Date, the Bank Group Finance Parties shall make such payments between themselves as the Bank Group Agent shall require to ensure that after taking into account such payments such losses are borne by the Bank Group Finance Parties pro rata to their commitments under the Bank Group Credit Agreement.

10.2         For the purpose of this Clause 10, (i) the total commitments under the Bank Group Credit Agreement will be notionally increased by an aggregate amount calculated in accordance with Schedule 5 (Notional Amount of Hedging Liabilities) with respect to any Hedging Counterparty’s interest in the Hedging Liabilities on the Enforcement Date and (ii) each Hedge Counterparty (if also a Bank Group Lender) shall be deemed to have the aggregate amount of its commitments increased by, or (if it is not a Bank Group Lender), to have a commitment in, the amount calculated in accordance with Schedule 5 (Notional Amount of Hedging Liabilities) with respect to the Hedging Liabilities owed to it.

10.3         If for any reason after the distribution of the monies referred to in Clause 3.1 any of the Target Group Liabilities remain undischarged and any resulting losses are not being borne by the Target Group Finance Parties pro rata to the amount which their respective commitments bore to the total commitments as at the Enforcement Date, the Target Group Finance Parties shall make such payments between themselves as the Target Group Agent shall require to ensure that after taking into account such payments such losses are borne by the Target Group Finance Parties pro rata to their commitments under the Target Group Credit Agreement.

10.4         For the purpose of this Clause 10, (i) the total commitments under the Target Group Credit Agreement will be notionally increased by an aggregate amount calculated in accordance with Schedule 5 (Notional Amount of Hedging Liabilities) with respect to any Hedging Counterparty’s interest in the hedging liabilities on the Enforcement Date and (ii) each Hedge Counterparty (if also a Target Group Lender) shall be deemed to have the aggregate amount of its commitments increased by, or (if it is not a Target Group Lender), to have a commitment in, the amount calculated in accordance with Schedule 5 (Notional Amount of Hedging Liabilities) with respect to the hedging liabilities owed to it.

11.          ACKNOWLEDGEMENTS

Each of the member of the Group joins in this Deed for the purpose of acknowledging the priorities recorded in this Deed and undertakes with each Lender, each Facility Agent and each Security Trustee to observe the provisions of this Deed at all times.

12.          CHANGE OF PARTY

12.1        Change of Party

No party to this Deed may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Finance Documents or the Liabilities except as permitted by this Clause 11.

12.2        Change of Lender

A Bank Group Lender or Target Group Lender may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Finance Documents or the Liabilities if that assignment or transfer is in accordance with the terms of the Credit

Agreement to which it is a party and any assignee or transferee has executed and delivered to each Facility Agent an Accession Deed.

12.3        Change of Facility Agent

Any person which becomes a Facility Agent in accordance with the terms of the relevant Credit Agreement, shall at the same time accede to this Deed by executing and delivering to the other Facility Agent an Accession Deed.

12.4        Change of Security Trustee

Any person which becomes a Security Trustee in accordance with the terms of the relevant Finance Documents shall at the same time accede to this Deed by executing and delivering to the Bank Group Agent (in the case of a new Target Group Security Trustee) or to the Target Group Agent (in the case of a new Bank Group Security Trustee) an Accession Deed.

12.5        Bank Accession Undertaking

With effect from the date of acceptance by the Facility Agents or relevant Facility Agent (as the case may be) of an Accession Deed (which shall in each case be accepted as soon as reasonably practicable after receipt by it of a duly completed an Accession Deed) or, if later the date specified in that Accession Deed:

(a)           any party ceasing entirely to be a Lender or Facility Agent or Security Trustee or other Finance Party shall be discharged from further obligations towards the other parties under this Deed and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b)           as from that date, the replacement or new Lender or Facility Agent or Security Trustee or other Finance Party shall assume the same obligations, and become entitled to the same rights, as if it had been an original party to this Deed in such capacity.

12.6        New member of the Group

(a)           If any subsidiary of any member of the Bank Group (which is not also a member of the Target Group) or any member of the Target Group gives any security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities or otherwise becomes liable in respect of any Liabilities, the other members of the Group party to this Deed will procure that the person giving that assurance or becomes so liable becomes a party to this Deed as a Bank Group Obligor or Target Group Obligor (as the case may be) by executing and delivering to each Facility Agent an Accession Deed.

(b)           With effect from the date of acceptance by each Facility Agent of an Accession Deed (which shall in each case be accepted as soon as reasonably practicable after receipt thereof) or, if later the date specified in the Accession Deed, the relevant member of the Bank Group or Target Group (as the case may be) shall assume the same obligations and become entitled to the same rights as if it had been an original party to this Deed as a Bank Group Obligor or Target Group Obligor (as the case may be).

12.7        Refinancing

If the facilities made available under the Bank Group Credit Agreement or the Target Group Credit Agreement are refinanced the Borrower may designate any credit agreement under which facilities are made available to refinance such Credit Agreement as a new Bank Group Credit Agreement or Target Group Credit Agreement (as the case may be) and the parties to this Deed shall accept any Accession Deeds necessary to allow the finance parties party to such new Credit Agreement to assume the same rights and obligations as the Finance Parties party to the Credit Agreement being refinanced have under this Deed.

13.          NOTICES

13.1        Communication of Notices

Each communication to be made hereunder shall be made in writing and unless otherwise stated shall be made by fax or letter.

13.2        Delivery of Notices

Any communication or document to be made or delivered by one person to another pursuant to this Deed shall (unless that other person has by 10 Business Days’ prior written notice to the Bank Group Agent and the Target Group Agent specified another address) be made or delivered to that other person at the address specified in respect of such person on the signing pages of this Deed or, in the case of any other person becoming party hereto after the date hereof, in the Deed of Accession or other acceding or amendment and restatement document executed by it and shall be deemed to have been made or delivered when dispatched (in the case of any communication made by fax) or (in the case of any communication made by letter) when left at that address or (as the case may be) five Business Days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address provided that any communication or document to be made or delivered to the Bank Group Agent or the Target Group Agent shall be effective only when received by the Bank Group Agent or the Target Group Agent, as the case may be, and then only if the same is expressly marked for the attention of the department or officer identified with its signature below (or such other department or officer as the Bank Group Agent or the Target Group Agent, as the case may be, shall from time to time specify for this purpose).

14.          REMEDIES, WAIVERS & AMENDMENTS

14.1        No Waiver

No failure to exercise, nor any delay in exercising, on the part of any Finance Party any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

14.2        Partial Invalidity

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect or impair the legality, validity or enforceability of the remaining provisions hereof or the legality, validity or enforceability of such provision under the law of any other jurisdiction.

14.3        Amendments

The Bank Group Agent and the Target Group Agent may, from time to time, agree to amend this Deed and any amendments so made shall be binding on all the parties hereto, provided that any amendment which would:

(a)           materially and adversely affect any rights of the Bank Group Finance Parties or impose or vary any obligation on the Bank Group Finance Parties may not be made without the prior written consent of a Bank Group Instructing Group;

(b)           materially and adversely affect the rights of the Target Group Finance Parties or impose or vary any obligation on the Target Group Finance Parties, may not be made without the prior written consent of a Target Group Instructing Group;

(c)           adversely affect any right, or impose or vary any obligation, of any other party hereto may not be made without the consent of that party.

15.          ENGLISH LANGUAGE

Each communication and document made or delivered by one person to another pursuant to this Deed shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

16.          THIRD PARTY RIGHTS

It is agreed that otherwise than in circumstances where the requirements of this Deed with regard to assignments and transfers are satisfied, a person who is not a party to this Deed shall have no rights to enforce any of the terms or provisions of this Deed other than those it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into force.

17.          COUNTERPARTS

This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

18.          GOVERNING LAW

This Deed is governed by, and shall be construed in accordance with, English law.

19.          JURISDICTION

19.1        Courts of England

Each of the members of the Group party to this Deed and the Finance Parties irrevocably agrees for the benefit of each of the Finance Parties that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Deed (respectively “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

19.2        Waiver of Indemnity

Each of the members of the Group party to this Deed and the Finance Parties irrevocably waives any objection which it might now or hereafter have to Proceedings being brought or Disputes being settled in the courts of England and agrees not to claim that any such court is an inconvenient or appropriate forum.

19.3        Proceedings in Other Jurisdictions

The submissions to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of any of the Finance Parties to take Proceedings against any of the members of the Group or any Finance Party in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

19.4        General Consent

Each of the members of the Group and the Finance Parties hereby consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in such Proceedings.

19.5        Waiver of Immunity

To the extent that any member of the Group or Finance Party may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such member of the Group or Finance Party hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

IN WITNESS whereof this Deed has been entered into the day and year first above written and executed in the manner hereinafter appearing.

SCHEDULE 1

PART I - THE BANK GROUP LENDERS

PART II - THE TARGET GROUP LENDERS

SCHEDULE 2

PART I - BANK GROUP OBLIGORS

PART II - TARGET GROUP OBLIGORS

SCHEDULE 3

PART I - BANK GROUP SECURITY

PART II - TARGET GROUP SECURITY

SCHEDULE 4

DEED OF ACCESSION

This Deed of Accession dated [     ] is supplemental to an intercreditor deed (the “Intercreditor Deed”) dated [     ] 2004 between the Bank Group Lenders, the Bank Group Hedge Counterparties, the Bank Group Agent, the Bank Group Security Trustee, the Target Group Lenders, the Target Group Hedge Counterparties, the Target Group Agent, the Target Group Security Trustee and members of the Group (as each such term is defined therin) (as may be further amended, supplemented, varied or novated from time to time).

Terms defined in the Intercreditor Deed shall have the same meaning when used in this Deed.

[Name of new member of the Group/new Lender/new Hedge Counterparty/new Facility Agent/new Security Trustee] of [address] hereby agrees with each other person who is or who becomes a party to the Intercreditor Deed in accordance with the terms thereof that with effect on and from the date hereof or on [          ] it will be bound by the Intercreditor Deed as [a member of the Bank Group/Target Group/Bank Group Lender/Target Group Lender/Bank Group Hedge Counterparty/Target Group Hedge Counterparty/Bank Group Agent/Target Group Agent/Bank Group Security Trustee/Target Group Security Trustee] as if it had been an original party to the Intercreditor Deed in such capacity.

Address for notices of [name of new member of the Group etc.] for the purposes of Clause [   ] of the Intercreditor Deed is:

Address:

Telephone Number:

Facsimile Number:

This Deed is governed by and shall be construed in accordance with English law.

IN WITNESS whereof this Deed of Accession has been executed as a deed by the party hereto, and is delivered on the date written above.

EXECUTED AND DELIVERED AS A DEED by
[Name of Party]

Agreed and Accepted by:

For and on behalf of
[Bank Group Agent]

For and on behalf of
[Target Group Agent]

SCHEDULE 5

NOTIONAL AMOUNT OF HEDGING LIABILITIES

For hedging transactions, the notional amount of the Liabilities in relation to such transactions shall be the mark-to-market calculation of such Liabilities as determined in accordance with the International Swap Derivatives Association Inc. 1992 or 2002 Master Agreement (Multicurrency-Cross Border).

BANK GROUP LENDERS

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Authorised Signatory
Authorised Signatory

Address:
Fax No.
Attention of:

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Authorised Signatory
Authorised Signatory

Address:
Fax No.
Attention of:

BANK GROUP HEDGE COUNTERPARTY

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Authorised Signatory
Authorised Signatory

Address:
Fax No.
Attention of:

BANK GROUP AGENT

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Authorised Signatory
Authorised Signatory

Address:
Fax No.
Attention of:

BANK GROUP SECURITY TRUSTEE

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Authorised Signatory
Authorised Signatory

Address:
Fax No.
Attention of:

TARGET GROUP LENDERS

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Director
Director/Secretary

Address:
Fax No.
Attention of:

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Director
Director/Secretary

Address:
Fax No.
Attention of:

TARGET GROUP HEDGE COUNTERPARTY

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Director
Director/Secretary

Address:
Fax No.
Attention of:

TARGET GROUP AGENT

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Director
Director/Secretary

Address:
Fax No.
Attention of:

TARGET GROUP SECURITY TRUSTEE

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Director
Director/Secretary

Address:
Fax No.
Attention of:

BANK GROUP

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Director
Director/Secretary

Address:
Fax No.
Attention of:

TARGET GROUP

EXECUTED as a DEED by	)
[ ]	)
acting by:	)

Director
Director/Secretary

Address:
Fax No.
Attention of:

SCHEDULE 15

PRO FORMA BUDGET INFORMATION

BUDGET

UK Bank Group

(£ in millions)

	Note Ref	2005					2006
INCOME STATEMENT		Q1	Q2	Q3	Q4	2005	Q1

Revenue	b	£—	£—	£—	£—	£—	£—

COGS	b	—	—	—	—	—	—

Gross Margin		£—	£—	£—	£—	£—	£—
Gross Margin %		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

SG&A	b	£—	£—	£—	£—	£—	£—

Segment Profit	b	£—	£—	£—	£—	£—	£—

Other Charges	b	£—	£—	£—	£—	£—	£—

Depreciation and Amortization	c	£—	£—	£—	£—	£—	£—

EBIT		£—	£—	£—	£—	£—	£—

		2005					2006
CASH FLOW STATEMENT		Q1	Q2	Q3	Q4	2005	Q1

Segment Profit	b	£—	£—	£—	£—	£—	£—
Net Cash Interest	b	—	—	—	—	—	—
Change in Working Capital	c	—	—	—	—	—	—
Other		—	—	—	—	—	—
Net Operating Cash Flows		£—	£—	£—	£—	£—	£—

Increase in Intangible Assets	b	—	—	—	—	—	—
Increase in Fixed Assets	c	—	—	—	—	—	—
Net Investing Cash Flows		£—	£—	£—	£—	£—	£—

Borrowings	b	£—	£—	£—	£—	£—	£—
Repayments	b	—	—	—	—	—	—
Asset Disposals	c	—	—	—	—	—	—
Permitted Payments to Parent	b	—	—	—	—	—	—
Contributions from Parent	b	—	—	—	—	—	—
Net Financing Cash Flows		£—	£—	£—	£—	£—	£—

Total Cash Flows		£—	£—	£—	£—	£—	£—

		2005					2006
BALANCE SHEET		Q1	Q2	Q3	Q4	2005	Q1

Cash	b	£—	£—	£—	£—	£—	£—
Accounts Receivable	b	—	—	—	—	—	—
Prepaid & Other	c	—	—	—	—	—	—
Current Assets		£—	£—	£—	£—	£—	£—

Fixed Assets, net	b	£—	£—	£—	£—	£—	£—
Contributions to Parent	b	—	—	—	—	—	—
Other Assets	b	—	—	—	—	—	—

Total Assets		£—	£—	£—	£—	£—	£—

Accounts Payable	c	£—	£—	£—	£—	£—	£—
Accrued Expenses	c	£—	£—	£—	£—	£—	£—
Interest Payable	b	—	—	—	—	—	—
Current Liabilities		£—	£—	£—	£—	£—	£—

Long Term Debt	b	£—	£—	£—	£—	£—	£—
Other	d	—	—	—	—	—	—
Total Liabilities		£—	£—	£—	£—	£—	£—

Equity	d	—	—	—	—	—	—
Total Shareholders’ Equity		£—	£—	£—	£—	£—	£—

Total Liabilities and Shareholders’ Equity		£—	£—	£—	£—	£—	£—

Notes

The above statements provide limited information concerning certain line items of the UK Bank Group’s budget (as defined in the Senior Facilities Agreement) according to the following notes:

a = Items will be specific to the Broadcast Group or Excluded Group only

b = Items will be determined specifically without allocation

c = Items will be allocated between the Bank Group, Broadcast and Excluded Group based upon appropriate methodologies as determined by the Board of Directors

d = Items may appear blank because calculation cannot be prepared by the Borrower until some time after the Principal Separation has been consummated as indicated.

Accordingly the starting balance sheet and balance sheets for the budget periods may be incomplete

ANNEX

SEPARATION MEMORANDUM

SIGNATORIES

THE ULTIMATE PARENT

NTL INCORPORATED

By:	/s/ SCOTT SCHUBERT

Address:	909 Third Avenue
Suite 2863
New York
New York10022
USA

	Attn:	Legal Notification

with a copy to:	Travers Smith Braithwaite
10 Snow Hill
London EC1A 2AL

Attn: Spencer Summerfield / Andrew Gregson

and:	Fried Frank Harris Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
U.S.A.

Attn: Jeffrey Bagner / Bryan H. Hall

THE BORROWER

NTL INVESTMENT HOLDINGS LIMITED

By:	/s/ NIGEL ROBERTS

Address:	Bartley Wood Business Park
Bartley Way
Hook
Hampshire RG27 9UP

	Attn:	General Counsel

with a copy to:	Travers Smith Braithwaite
10 Snow Hill
London EC1A 2AL

Attn: Spencer Summerfield / Andrew Gregson

and:	Fried Frank Harris Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
U.S.A.

Attn: Jeffrey Bagner / Bryan H. Hall

THE MANDATED LEAD ARRANGERS

CREDIT SUISSE FIRST BOSTON

By:	/s/ JULIE GAVIN
/s/ MARISA DREW

Address:	One Cabot Square
London
E14 4QJ

Attention:	Kamlesh Vara

Fax:	+44 20 7888 4155

Tel:	+44 20 7888 8316

DEUTSCHE BANK AG LONDON

By:	/s/ JAMES FENNER
/s/ ALISON HOWE

Address:	Winchester House
1 Great Winchester Street
London
EC2N 2DB

Attention:	Nicholas Wilhelmy
European Leveraged Loan Portfolio

Fax:	+44 20 7545 1868

Tel:	+44 20 7545 6564

GOLDMAN SACHS INTERNATIONAL

By:	/s/ EMMANUEL BRESSON

Address:	Peters Hill
1 Carter Lane
London
EC4V 5ER

Attention:	Caroline Maw
(Credit Matters)

Fax:	+44 20 7552 7070

Tel:	+44 20 7552 3881

Attention:	Sally Haynes / Lisa Farrin
(Operational Matters)

Fax:	+44 20 7552 7070

Tel:	+44 20 7774 1045

MORGAN STANLEY DEAN WITTER BANK LIMITED

By:	/s/ MATHIAS BLUMSCHEIN

Address:	c/o Morgan Stanley Dean Witter Bank Limited
25 Cabot Square
London
E14 4QA

Attention:	Linday Kennedy (Credit)

Fax:	+44 20 7425 7991

Tel:	+44 20 7425 4106

with a copy to:

Attention:	Senior Lending Group

Fax:	+44 20 7677 3089

Tel:	+44 20 7677 3281

BNP PARIBAS

By:	/s/ PAUL GIBBON
/s/ CHARLOTTE CONLAN

Address:	BNP Paribas London Branch
10 Harewood Avenue
London
NW1 6AA

Attention:	Jeffrey Krogh (Credit)

Fax:	+44 20 7595 5019

Tel:	+44 20 7595 6481

with a copy to:

Attention:	Loans and Agency Desk (Administration)

Fax:	+44 20 7595 6195

Tel:	+44 20 7595 6877/6195

CITIGROUP GLOBAL MARKETS LTD

By:	/s/ MICHAEL LLEWELYN-JONES

Address:	UK Loans Processing Unit
2nd Floor
4 Harbour Exchange
Isle of Dogs
London
E14 9GE

Attention:	Jillian Hanley, Sandra Livingstone, Vik Mangia, Aysha Bakhi

Fax:	+44 20 7942 7512

Tel:	+44 20 7500 1093/+44 20 7508 1604/1826/1838

CREDIT LYONNAIS

By:	/s/ STEPHEN TUBB

Address:	Broadwalk House
5 Appold Street
London
EC2A 2DA

Attention:	Stephen Tubb/Katy Brown (Credit)

Fax:	+44 20 7214 7159

Tel:	+44 20 7214 7009

with a copy to:

Attention:	Loans Administration

Fax:	+44 20 7214 6816

Tel:	+44 20 7214 6720/21/23/24

FORTIS BANK S.A./N.V.

By:	/s/ ANDREW WHITE

Address:	23 Camomile Street
Camomile Court
London
EC3A 7PP

Attention:	Andrew White/Dean Byrne (Credit Matters)

Fax:	+44 20 7444 8795

Tel:	+44 20 7444 8750

with a copy to:

Attention:	Richard Long/Jay Passfield (Operations/Administration Matters)

Fax:	+44 20 7444 8810

Tel:	+44 20 7444 8685

GE CAPITAL STRUCTURED FINANCE GROUP LIMITED

By:	/s/ GAURAV RANIWALA

Address:	Clarges House
6-12 Clarges Street
London
W1J 8DH

Attention:	Michelle Lee (Credit)

Fax:	+44 20 7302 6835

Tel:	+44 20 7302 6155

with a copy to:

Attention:	Elizabeth Stoker

Fax:	+44 20 7302 6820

Tel:	+44 20 7302 6418

HSBC BANK PLC

By:	/s/ RICHARD JACKSON

Address:	8 Canada Square
London
E14 5HQ

Attention:	Steven Brade (Credit)

Fax:	+44 20 7992 4687

Tel:	+44 20 7991 2987

with a copy to:

Attention:	Loans Administration (Operations/Administration)

Fax:	+44 20 7992 4680

Tel:	+44 20 7991 8289

SOCIETE GENERALE

By:	/s/ EVA REMOND

Address:	41 Tower Hill
London
EC3N 4SG

Attention:	Jerry Moore/Sarah Grant (Credit Matters)

Fax:	+44 20 7667 2465

Tel:	+44 20 7676 6123

with a copy to:

Address:	17 Cours Valmy
92972 Paris La Defense Cedex
France

Attention:	Gilles Jacob/Abella Sechet (Operations/Administration)

Fax:	+33 142 140 618

Tel:	+33 142 148 091

THE FACILITY AGENT

CREDIT SUISSE FIRST BOSTON

By:	/s/ JULIE GAVIN
/s/ MARISA DREW

Address:	One Cabot Square
London
E14 4QJ

Attention:	Loan Agency Department

Fax:	+44 20 7888 8361

Tel:	+44 20 7888 8398

THE SECURITY TRUSTEE

CREDIT SUISSE FIRST BOSTON

By:	/s/ JULIE GAVIN
/s/ MARISA DREW

Address:	One Cabot Square
London
E14 4QJ

Attention:	Loan Agency Department

Fax:	+44 20 7888 8361

Tel:	+44 20 7888 8398

THE ADMINISTRATIVE AGENT

GE CAPITAL STRUCTURED FINANCE GROUP LIMITED

By:	/s/ GAURAV RANIWALA

Address:	Clarges House
6-12 Clarges Street
London
W1J 8DH

Attention:	Michelle Lee (Credit)

Fax:	+44 20 7302 6835

Tel:	+44 20 7302 6155

with a copy to:

Attention:	Elizabeth Stoker

Fax:	+44 20 7302 6820

Tel:	+44 20 7302 6418

THE LENDERS

CREDIT SUISSE FIRST BOSTON

By:	/s/ JULIE GAVIN
/s/ MARISA DREW

Address:	One Cabot Square
London
E14 4QJ

Attention:	Loan Agency Department

Fax:	+44 20 7888 7257

Tel:	+44 20 7888 8125

DEUTSCHE BANK AG LONDON

By:	/s/ JAMES FENNER
/s/ ALISON HOWE

Address:	Winchester House
1 Great Winchester Street
London
EC2N 2DB

Attention:	Nicholas Wilhelmy
European Leveraged Loan Portfolio

Fax:	+44 20 7545 1868

Tel:	+44 20 7545 6564

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ EMMANUEL BRESSON

Address:	c/o Goldman Sachs International
Peters Hill
1 Carter Lane
London
EC4V 5ER

Attention:	Caroline Maw
(Credit and Operational Matters)

Fax:	+44 20 7552 7070

Tel:	+44 20 7552 3881

MORGAN STANLEY DEAN WITTER BANK LIMITED

By:	/s/ MATHIAS BLUMSCHEIN

Address:	c/o Morgan Stanley Dean Witter Bank Limited
25 Cabot Square
London
E14 4QA

Attention:	Linday Kennedy (Credit)

Fax:	+44 20 7425 7991

Tel:	+44 20 7425 4106

with a copy to:

Attention:	Senior Lending Group

Fax:	+44 20 7677 3089

Tel:	+44 20 7677 3281

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ KEVIN ADESON

Address:	c/o Morgan Stanley Dean Witter Bank Limited
25 Cabot Square
London
E14 4QA

Attention:	Linday Kennedy (Credit)

Fax:	+44 20 7425 7991

Tel:	+44 20 7425 4106

with a copy to:

Attention:	Senior Lending Group

Fax:	+44 20 7677 3089

Tel:	+44 20 7677 3281

BNP PARIBAS

By:	/s/ PAUL GIBBON
/s/ CHARLOTTE CONLAN

Address:	BNP Paribas London Branch
10 Harewood Avenue
London
NW1 6AA

Attention:	Jeffrey Krogh (Credit)

Fax:	+44 20 7595 5019

Tel:	+44 20 7595 6481

with a copy to:

Attention:	Loans and Agency Desk (Administration)

Fax:	+44 20 7595 6195

Tel:	+44 20 7595 6877/6195

CITIBANK N.A., LONDON

By:	/s/ MICHAEL LLEWELYN-JONES

Address:	UK Loans Processing Unit
2nd Floor
4 Harbour Exchange
Isle of Dogs
London
E14 9GE

Attention:	Jillian Hanley, Sandra Livingstone, Vik Mangia, Aysha Bakhi

Fax:	+44 20 7942 7512

Tel:	+44 20 7500 1093/+44 20 7508 1604/1826/1838

CREDIT LYONNAIS

By:	/s/ STEPHEN TUBB

Address:	Broadwalk House
5 Appold Street
London
EC2A 2DA

Attention:	Stephen Tubb/Katy Brown (Credit)

Fax:	+44 20 7214 7159

Tel:	+44 20 7214 7009

with a copy to:

Attention:	Loans Administration

Fax:	+44 20 7214 6816

Tel:	+44 20 7214 6720/21/23/24

FORTIS BANK S.A./N.V.

By:	/s/ ANDREW WHITE

Address:	23 Camomile Street
Camomile Court
London
EC3A 7PP

Attention:	Andrew White/Dean Byrne (Credit Matters)

Fax:	+44 20 7444 8795

Tel:	+44 20 7444 8750

with a copy to:

Attention:	Richard Long/Jay Passfield (Operations/Administration Matters)

Fax:	+44 20 7444 8810

Tel:	+44 20 7444 8685

GE CAPITAL STRUCTURED FINANCE GROUP LIMITED

By:	/s/ GAURAV RANIWALA

Address:	Clarges House
6-12 Clarges Street
London
W1J 8DH

Attention:	Michelle Lee (Credit)

Fax:	+44 20 7302 6835

Tel:	+44 20 7302 6155

with a copy to:

Attention:	Elizabeth Stoker

Fax:	+44 20 7302 6820

Tel:	+44 20 7302 6418

HSBC BANK PLC

By:	/s/ RICHARD JACKSON

Address:	8 Canada Square
London
E14 5HQ

Attention:	Steven Brade (Credit)

Fax:	+44 20 7992 4687

Tel:	+44 20 7991 2987

with a copy to:

Attention:	Loans Administration (Operations/Administration)

Fax:	+44 20 7992 4680

Tel:	+44 20 7991 8289

SOCIETE GENERALE

By:	/s/ EVA REMOND

Address:	41 Tower Hill
London
EC3N 4SG

Attention:	Jerry Moore/Sarah Grant (Credit Matters)

Fax:	+44 20 7667 2465

Tel:	+44 20 7676 6123

with a copy to:

Address:	17 Cours Valmy
92972 Paris La Defense Cedex
France

Attention:	Gilles Jacob/Abella Sechet (Operations/Administration)

Fax:	+33 142 140 618

Tel:	+33 142 148 091

THE L/C BANK

CREDIT SUISSE FIRST BOSTON

By:	/s/ JULIE GAVIN
/s/ MARISA DREW

Attention:	Loan Agency Department

Fax:	+44 20 7888 7257

Tel:	+44 20 7888 8125